FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-207132-06

August 5, 2016

Free Writing Prospectus

Structural and Collateral Term Sheet

$609,165,022

(Approximate Initial Mortgage Pool Balance)

$525,404,000

(Offered Certificates)

Citigroup Commercial Mortgage Trust 2016-C2

As Issuing Entity

Citigroup Commercial Mortgage Securities Inc.

As Depositor

Commercial Mortgage Pass-Through Certificates

Series 2016-C2

Citigroup Global Markets Realty Corp.

Rialto Mortgage Finance, LLC

MC-Five Mile Commercial Mortgage Finance LLC

Walker & Dunlop Commercial Property Funding I CB, LLC

As Sponsors and Mortgage Loan Sellers

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and that these materials may not be updated or (3) these materials possibly being confidential, are, in each case, not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Citigroup
Lead Manager and Sole Bookrunner

Drexel Hamilton
Co-Manager

The securities offered by this structural and collateral term sheet (this “Term Sheet”) are described in greater detail in the prospectus, dated on or about August 8, 2016, included as part of our registration statement (SEC File No. 333-207132) (the “Preliminary Prospectus”). The Preliminary Prospectus contains material information that is not contained in this Term Sheet (including, without limitation, a detailed discussion of risks associated with an investment in the offered securities under the heading “Risk Factors” in the Preliminary Prospectus). The Preliminary Prospectus is available upon request from Citigroup Global Markets Inc. or Drexel Hamilton, LLC. Capitalized terms used but not otherwise defined in this Term Sheet have the respective meanings assigned to those terms in the Preliminary Prospectus. This Term Sheet is subject to change.

The Securities May Not Be a Suitable Investment for You

The securities offered by this Term Sheet are not suitable investments for all investors. In particular, you should not purchase any class of securities unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class of securities. For those reasons and for the reasons set forth under the heading “Risk Factors” in the Preliminary Prospectus, the yield to maturity of, the aggregate amount and timing of distributions on and the market value of the offered securities are subject to material variability from period to period and give rise to the potential for significant loss over the life of those securities. The interaction of these factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the offered securities involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the securities. Potential investors are advised and encouraged to review the Preliminary Prospectus in full and to consult with their legal, tax, accounting and other advisors prior to making any investment in the offered securities described in this Term Sheet.

The securities offered by these materials are being offered when, as and if issued. This Term Sheet is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this Term Sheet may not pertain to any securities that will actually be sold. The information contained in this Term Sheet may be based on assumptions regarding market conditions and other matters as reflected in this Term Sheet. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this Term Sheet should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this Term Sheet may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this Term Sheet or derivatives thereof (including options). Information contained in this Term Sheet is current as of the date appearing on this Term Sheet only. Information in this Term Sheet regarding the securities and the mortgage loans backing any securities discussed in this Term Sheet supersedes all prior information regarding such securities and mortgage loans. None of Citigroup Global Markets Inc. or Drexel Hamilton, LLC provides accounting, tax or legal advice.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates” in the Preliminary Prospectus). See also “Legal Investment” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

CERTIFICATE SUMMARY

OFFERED CERTIFICATES

Offered Classes	Expected Ratings (Moody’s / Fitch / DBRS)(1)	Initial Certificate Balance or Notional Amount(2)		Approximate Initial Credit Support	Initial Pass- Through Rate(3)	Pass- Through Rate Description	Expected Wtd. Avg. Life (Yrs)(4)	Expected Principal Window(4)
Class A-1	Aaa(sf) / AAAsf / AAA(sf)	$20,227,000		30.000%(5)	[ ]%	(6)	2.86	9/16 - 8/21
Class A-2	Aaa(sf) / AAAsf / AAA(sf)	$15,097,000		30.000%(5)	[ ]%	(6)	4.94	8/21 - 8/21
Class A-3	Aaa(sf) / AAAsf / AAA(sf)	$170,000,000		30.000%(5)	[ ]%	(6)	9.69	11/25 - 7/26
Class A-4	Aaa(sf) / AAAsf / AAA(sf)	$189,298,000		30.000%(5)	[ ]%	(6)	9.91	7/26 - 8/26
Class A-AB	Aaa(sf) / AAAsf / AAA(sf)	$31,793,000		30.000%(5)	[ ]%	(6)	7.14	8/21 - 11/25
Class X-A	Aa1(sf) / AAAsf / AAA(sf)	$456,873,000	(7)	N/A	[ ]%	Variable IO(8)	N/A	N/A
Class X-B	NR / A-sf / AAA(sf)	$68,531,000	(7)	N/A	[ ]%	Variable IO(8)	N/A	N/A
Class A-S	Aa1(sf) / AAAsf / AAA(sf)	$30,458,000		25.000%	[ ]%	(6)	9.94	8/26 - 8/26
Class B	Aa3(sf) / AA-sf / AA(sf)	$35,027,000		19.250%	[ ]%	(6)	9.94	8/26 - 8/26
Class C	NR / A-sf / A(sf)	$33,504,000		13.750%	[ ]%	(6)	9.94	8/26 - 8/26

NON-OFFERED CERTIFICATES

Non-Offered Classes	Expected Ratings (Moody’s / Fitch / DBRS)(1)	Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support	Initial Pass- Through Rate(3)	Pass- Through Rate Description	Expected Wtd. Avg. Life (Yrs)(4)	Expected Principal Window(4)
Class D	NR / BBB-sf / BBB(sf)	$32,743,000	8.375%	[ ]%	(6)	9.94	8/26 - 8/26
Class X-D	NR / BBB-sf / BBB(sf)	$32,743,000(7)	N/A	[ ]%	Variable IO(8)	N/A	N/A
Class E-1(9)(15)(21)(27)	NR / BB+sf / BB(high)(sf)	$9,137,500(10)(16)(22)	6.875%	[ ]%	(6)	9.94	8/26 - 8/26
Class E-2(9)(15)(21)(27)	NR / BB-sf / BB(sf)	$9,137,500(10)(16)(22)	5.375%(5)	[ ]%	(6)	9.94	8/26 - 8/26
Class E(9)(27)	NR / BB-sf / BB(sf)	$18,275,000(10)	5.375%(5)	(11)	(11)	9.94	8/26 - 8/26
Class F-1(12)(15)(21)(27)	NR / NR / BB(low)(sf)	$2,665,000(13)(16)(22)	4.937%	[ ]%	(6)	9.94	8/26 - 8/26
Class F-2(12)(15)(21)(27)	NR / NR / B(high)(sf)	$2,665,000(13)(16)(22)	4.500%(5)	[ ]%	(6)	9.94	8/26 - 8/26
Class F(12)(27)	NR / B-sf / B(high)(sf)	$5,330,000(13)	4.500%(5)	(14)	(14)	9.94	8/26 - 8/26
Class EF(15)(27)	NR / B-sf / B(high)(sf)	$23,605,000(16)	4.500%(5)	(17)	(17)	9.94	8/26 - 8/26
Class G-1(18)(21)(27)	NR / NR / B(sf)	$5,330,000(19)(22)	3.625%	[ ]%	(6)	9.94	8/26 - 8/26
Class G-2(18)(21)(27)	NR / NR / B(low)(sf)	$5,330,000(19)(22)	2.750%(5)	[ ]%	(6)	9.94	8/26 - 8/26
Class G(18)(27)	NR / NR / B(low)(sf)	$10,660,000(19)	2.750%(5)	(20)	(20)	9.94	8/26 - 8/26
Class EFG(21)(27)	NR / NR / B(low)(sf)	$34,265,000(22)	2.750%(5)	(23)	(23)	9.94	8/26 - 8/26
Class H-1(24)(27)	NR / NR / NR	$8,376,511(25)	1.375%	[ ]%	(6)	9.94	8/26 - 8/26
Class H-2(24)(27)	NR / NR / NR	$8,376,511(25)	0.000%(5)	[ ]%	(6)	9.94	8/26 - 8/26
Class H(24)(27)	NR / NR / NR	$16,753,022(25)	0.000%(5)	(26)	(26)	9.94	8/26 - 8/26
Class S(28)	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Class R(28)	N/A	N/A	N/A	N/A	N/A	N/A	N/A

(1)	It is a condition of issuance that the offered certificates receive the ratings set forth above. The anticipated ratings shown are those of Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”) and DBRS, Inc. (“DBRS”). Subject to the discussion under “Ratings” in the Preliminary Prospectus, the ratings on the certificates address the likelihood of the timely receipt by holders of all payments of interest to which they are entitled on each distribution date and, except in the case of the interest only certificates, the ultimate receipt by holders of all payments of principal to which they are entitled on or before the applicable rated final distribution date. Certain nationally recognized statistical rating organizations, as defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended, that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the offered certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” in the Preliminary Prospectus. Moody’s, Fitch and DBRS have informed us that the “sf” designation in the ratings represents an identifier of structured finance product ratings. For additional information about this identifier, prospective investors can go to the related rating agency’s website. The depositor and the underwriters have not verified, do not adopt and do not accept responsibility for any statements made by the rating agencies on those websites. Credit ratings referenced throughout this Term Sheet are forward-looking opinions about credit risk and express a rating agency’s opinion about the willingness and ability of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit and are not buy, sell or hold recommendations, a measure of asset value or an indication of the suitability of an investment.

(2)	Approximate, subject to a variance of plus or minus 5%.

(3)	Approximate per annum rate as of the Closing Date.

(4)	Determined assuming no prepayments prior to the maturity date or any anticipated repayment date, as applicable, for each mortgage loan and based on the modeling assumptions described under “Yield, Prepayment and Maturity Considerations” in the Preliminary Prospectus.

(5)	The approximate initial credit support percentages set forth for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates are represented in the aggregate. The approximate initial credit support percentage set forth for the Class E certificates represents the approximate initial credit support for the underlying Class E-2 trust component. The approximate initial credit support percentage set forth for the Class F certificates represents the approximate initial credit support for the underlying Class F-2 trust component. The approximate initial credit support percentage set forth for the Class EF certificates represents the approximate initial credit support for the underlying Class F-2 trust component. The approximate initial credit support percentage set forth for the Class G certificates represents the approximate initial credit support for the underlying Class G-2 trust component. The approximate initial credit support percentage set forth for the Class EFG certificates represents the approximate initial credit support for the underlying Class G-2 trust component. The approximate initial credit support percentage set forth for the Class H certificates represents the approximate initial credit support for the underlying Class H-2 trust component.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

CERTIFICATE SUMMARY (continued)

(6)	For any distribution date, the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D, Class E-1, Class E-2, Class F-1, Class F-2, Class G-1, Class G-2, Class H-1 and Class H-2 certificates will each be equal to one of (i) a fixed per annum rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, (iii) a rate equal to the lesser of a specified per annum rate and the weighted average rate described in clause (ii), or (iv) the weighted average rate described in clause (ii) less a specified percentage.

(7)	The Class X-A, Class X-B and Class X-D certificates (collectively, the “Class X certificates”) will not have certificate balances and will not be entitled to receive distributions of principal. Interest will accrue on the Class X-A, Class X-B and Class X-D certificates at their respective pass-through rates based upon their respective notional amounts. The notional amount of the Class X-A certificates will be equal to the aggregate of the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S certificates from time to time. The notional amount of the Class X-B certificates will be equal to the aggregate of the certificate balances of the Class B and Class C certificates from time to time. The notional amount of the Class X-D certificates will be equal to the certificate balance of the Class D certificates from time to time.

(8)	The pass-through rate on the Class X-A certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, over (ii) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S certificates, as described in the Preliminary Prospectus. The pass-through rate on the Class X-B certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, over (ii) the weighted average of the pass-through rates on the Class B and Class C certificates, as described in the Preliminary Prospectus. The pass-through rate on the Class X-D certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, over (ii) the pass-through rate on the Class D certificates, as described in the Preliminary Prospectus.

(9)	The Class E-1 and Class E-2 certificates, in the applicable proportions, may be exchanged for Class E certificates, and Class E certificates may be exchanged for the applicable proportions of Class E-1 and Class E-2 certificates.

(10)	On the Closing Date, the issuing entity will issue the Class E-1 and Class E-2 trust components (collectively, the “Class E trust components”), which will have initial certificate balances, subject to a variance of plus or minus 5%, of $9,137,500 and $9,137,500, respectively. The Class E-1 and Class E-2 certificates and the Class E certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold such trust components. The Class E-1 and Class E-2 certificates will, at all times, represent a beneficial interest in a percentage of the outstanding certificate balances of the Class E-1 and Class E-2 trust components, respectively. The Class E certificates will represent a beneficial interest in the remaining percentage of the outstanding certificate balances of the Class E-1 and Class E-2 trust components (assuming no Class EF or Class EFG certificates are issued). Following any exchange of Class E-1 and Class E-2 certificates for Class E certificates or any exchange of Class E certificates for Class E-1 and Class E-2 certificates, the percentage interest of the outstanding certificate balances of the Class E-1 and Class E-2 trust components that is represented by the Class E-1 and Class E-2 certificates, respectively, and by the Class E certificates will be increased or decreased accordingly. The initial certificate balance of each class of the Class E-1 and Class E-2 certificates shown in the table above represents the maximum certificate balance of such class without giving effect to any issuance of Class E certificates (and assuming no Class EF or Class EFG certificates are issued). The initial certificate balance of the Class E certificates shown in the table above is equal to the aggregate of the maximum initial certificate balances of the Class E-1 and Class E-2 certificates, representing the maximum certificate balance of the Class E certificates that could be issued in an exchange (and assuming no Class EF or Class EFG certificates are issued). The certificate balances of the Class E-1 and Class E-2 certificates to be issued on the Closing Date will be reduced, in required proportions, by an amount equal to the certificate balance of the Class E certificates issued on the Closing Date.

(11)	The Class E certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on its percentage interests in the Class E-1 and Class E-2 trust components. The pass-through rates on the Class E-1 and Class E-2 trust components will at all times be the same as the pass-through rates on the Class E-1 and Class E-2 certificates, respectively.

(12)	The Class F-1 and Class F-2 certificates, in the applicable proportions, may be exchanged for Class F certificates, and Class F certificates may be exchanged for the applicable proportions of Class F-1 and Class F-2 certificates.

(13)	On the Closing Date, the issuing entity will issue the Class F-1 and Class F-2 trust components (collectively, the “Class F trust components”), which will have initial certificate balances, subject to a variance of plus or minus 5%, of $2,665,000 and $2,665,000, respectively. The Class F-1 and Class F-2 certificates and the Class F certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold such trust components. The Class F-1 and Class F-2 certificates will, at all times, represent a beneficial interest in a percentage of the outstanding certificate balances of the Class F-1 and Class F-2 trust components, respectively. The Class F certificates will represent a beneficial interest in the remaining percentage of the outstanding certificate balances of the Class F-1 and Class F-2 trust components (assuming no Class EF or Class EFG certificates are issued). Following any exchange of Class F-1 and Class F-2 certificates for Class F certificates or any exchange of Class F certificates for Class F-1 and Class F-2 certificates, the percentage interest of the outstanding certificate balances of the Class F-1 and Class F-2 trust components that is represented by the Class F-1 and Class F-2 certificates, respectively, and by the Class F certificates will be increased or decreased accordingly. The initial certificate balance of each class of the Class F-1 and Class F-2 certificates shown in the table above represents the maximum certificate balance of such class without giving effect to any issuance of Class F certificates (and assuming no Class EF or Class EFG certificates are issued). The initial certificate balance of the Class F certificates shown in the table above is equal to the aggregate of the maximum initial certificate balances of the Class F-1 and Class F-2 certificates, representing the maximum certificate balance of the Class F certificates that could be issued in an exchange (and assuming no Class EF or Class EFG certificates are issued). The certificate balances of the Class F-1 and Class F-2 certificates to be issued on the Closing Date will be reduced, in required proportions, by an amount equal to the certificate balance of the Class F certificates issued on the Closing Date.

(14)	The Class F certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on its percentage interests in the Class F-1 and Class F-2 trust components. The pass-through rates on the Class F-1 and Class F-2 trust components will at all times be the same as the pass-through rates on the Class F-1 and Class F-2 certificates, respectively.

(15)	The Class E-1, Class E-2, Class F-1 and Class F-2 certificates, in the applicable proportions, may be exchanged for Class EF certificates, and Class EF certificates may be exchanged for the applicable proportions of Class E-1, Class E-2, Class F-1 and Class F-2 certificates.

(16)	The Class E-1, Class E-2, Class F-1 and Class F-2 certificates will, at all times, represent a beneficial interest in a percentage of the outstanding certificate balances of the Class E-1, Class E-2, Class F-1 and Class F-2 trust components, respectively. The Class EF certificates will represent a beneficial interest in the remaining percentage of the outstanding certificate balances of the Class E-1, Class E-2, Class F-1 and Class F-2 trust components (assuming no Class E, Class F or Class EFG certificates are issued). Following any exchange of Class E-1, Class E-2, Class F-1 and Class F-2 certificates for Class EF certificates or any exchange of Class EF certificates for Class E-1, Class E-2, Class F-1 and Class F-2 certificates, the percentage interest of the outstanding certificate balances of the Class E-1, Class E-2, Class F-1 and Class F-2 trust components that is represented by the Class E-1, Class E-2, Class F-1 and Class F-2 certificates, respectively, and by the Class EF certificates will be increased or decreased accordingly. The initial certificate balance of each class of the Class E-1, Class E-2, Class F-1 and Class F-2 certificates shown in the table above represents the maximum certificate balance of such class without giving effect to any issuance of Class EF certificates (and assuming no Class E, Class F or Class EFG certificates are issued). The initial certificate balance of the Class EF certificates shown in the table above is equal to the aggregate of the maximum initial certificate balances of the Class E-1, Class E-2, Class F-1 and Class F-2 certificates, representing the maximum certificate balance of the Class EF certificates that could be issued in an exchange (and assuming no Class E, Class F or Class EFG certificates are issued). The certificate balances of the Class E-1, Class E-2, Class F-1 and Class F-2 certificates to be issued on the Closing Date will be reduced, in required proportions, by an amount equal to the certificate balance of the Class EF certificates issued on the Closing Date.

(17)	The Class EF certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on its percentage interests in the Class E-1, Class E-2, Class F-1 and Class F-2 trust components.

(18)	The Class G-1 and Class G-2 certificates, in the applicable proportions, may be exchanged for Class G certificates, and Class G certificates may be exchanged for the applicable proportions of Class G-1 and Class G-2 certificates.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

CERTIFICATE SUMMARY (continued)

(19)	On the Closing Date, the issuing entity will issue the Class G-1 and Class G-2 trust components (collectively, the “Class G trust components”), which will have initial certificate balances, subject to a variance of plus or minus 5%, of $5,330,000 and $5,330,000, respectively. The Class G-1 and Class G-2 certificates and the Class G certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold such trust components. The Class G-1 and Class G-2 certificates will, at all times, represent a beneficial interest in a percentage of the outstanding certificate balances of the Class G-1 and Class G-2 trust components, respectively. The Class G certificates will represent a beneficial interest in the remaining percentage of the outstanding certificate balances of the Class G-1 and Class G-2 trust components (assuming no Class EFG certificates are issued). Following any exchange of Class G-1 and Class G-2 certificates for Class G certificates or any exchange of Class G certificates for Class G-1 and Class G-2 certificates, the percentage interest of the outstanding certificate balances of the Class G-1 and Class G-2 trust components that is represented by the Class G-1 and Class G-2 certificates, respectively, and by the Class G certificates will be increased or decreased accordingly. The initial certificate balance of each class of the Class G-1 and Class G-2 certificates shown in the table above represents the maximum certificate balance of such class without giving effect to any issuance of Class G certificates (and assuming no Class EFG certificates are issued). The initial certificate balance of the Class G certificates shown in the table above is equal to the aggregate of the maximum initial certificate balances of the Class G-1 and Class G-2 certificates, representing the maximum certificate balance of the Class G certificates that could be issued in an exchange (and assuming no Class EFG certificates are issued). The certificate balances of the Class G-1 and Class G-2 certificates to be issued on the Closing Date will be reduced, in required proportions, by an amount equal to the certificate balance of the Class G certificates issued on the Closing Date.

(20)	The Class G certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on its percentage interests in the Class G-1 and Class G-2 trust components. The pass-through rates on the Class G-1 and Class G-2 trust components will at all times be the same as the pass-through rates on the Class G-1 and Class G-2 certificates, respectively.

(21)	The Class E-1, Class E-2, Class F-1, Class F-2, Class G-1 and Class G-2 certificates, in the applicable proportions, may be exchanged for Class EFG certificates, and Class EFG certificates may be exchanged for the applicable proportions of Class E-1, Class E-2, Class F-1, Class F-2, Class G-1 and Class G-2 certificates.

(22)	The Class E-1, Class E-2, Class F-1, Class F-2, Class G-1 and Class G-2 certificates will, at all times, represent a beneficial interest in a percentage of the outstanding certificate balances of the Class E-1, Class E-2, Class F-1, Class F-2, Class G-1 and Class G-2 trust components, respectively. The Class EFG certificates will represent a beneficial interest in the remaining percentage of the outstanding certificate balances of the Class E-1, Class E-2, Class F-1, Class F-2, Class G-1 and Class G-2 trust components (assuming no Class E, Class F, Class EF or Class G certificates are issued). Following any exchange of Class E-1, Class E-2, Class F-1, Class F-2, Class G-1 and Class G-2 certificates for Class EFG certificates or any exchange of Class EFG certificates for Class E-1, Class E-2, Class F-1, Class F-2, Class G-1 and Class G-2 certificates, the percentage interest of the outstanding certificate balances of the Class E-1, Class E-2, Class F-1, Class F-2, Class G-1 and Class G-2 trust components that is represented by the Class E-1, Class E-2, Class F-1, Class F-2, Class G-1 and Class G-2 certificates, respectively, and by the Class EFG certificates will be increased or decreased accordingly. The initial certificate balance of each class of the Class E-1, Class E-2, Class F-1, Class F-2, Class G-1 and Class G-2 certificates shown in the table above represents the maximum certificate balance of such class without giving effect to any issuance of Class EFG certificates (and assuming no Class E, Class F, Class EF or Class G certificates are issued). The initial certificate balance of the Class EFG certificates shown in the table above is equal to the aggregate of the maximum initial certificate balances of the Class E-1, Class E-2, Class F-1, Class F-2, Class G-1 and Class G-2 certificates, representing the maximum certificate balance of the Class EFG certificates that could be issued in an exchange (and assuming no Class E, Class F, Class EF or Class G certificates are issued). The certificate balances of the Class E-1, Class E-2, Class F-1, Class F-2, Class G-1 and Class G-2 certificates to be issued on the Closing Date will be reduced, in required proportions, by an amount equal to the certificate balance of the Class EFG certificates issued on the Closing Date.

(23)	The Class EFG certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on its percentage interests in the Class E-1, Class E-2, Class F-1, Class F-2, Class G-1 and Class G-2 trust components.

(24)	The Class H-1 and Class H-2 certificates, in the applicable proportions, may be exchanged for Class H certificates, and Class H certificates may be exchanged for the applicable proportions of Class H-1 and Class H-2 certificates.

(25)	On the Closing Date, the issuing entity will issue the Class H-1 and Class H-2 trust components (collectively, the “Class H trust components”), which will have outstanding certificate balances, subject to a variance of plus or minus 5%, on the Closing Date of $8,376,511 and $8,376,511, respectively. The Class H-1 and Class H-2 certificates and the Class H certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold such trust components. The Class H-1 and Class H-2 certificates will, at all times, represent a beneficial interest in a percentage of the outstanding certificate balances of the Class H-1 and Class H-2 trust components, respectively. The Class H certificates will represent a beneficial interest in the remaining percentage of the outstanding certificate balances of the Class H-1 and Class H-2 trust components. Following any exchange of Class H-1 and Class H-2 certificates for Class H certificates or any exchange of Class H certificates for Class H-1 and Class H-2 certificates, the percentage interest of the outstanding certificate balances of the Class H-1 and Class H-2 trust components that is represented by the Class H-1 and Class H-2 certificates, respectively, and by the Class H certificates will be increased or decreased accordingly. The initial certificate balance of each class of the Class H-1 and Class H-2 certificates shown in the table above represents the maximum certificate balance of such class without giving effect to any issuance of Class H certificates. The initial certificate balance of the Class H certificates shown in the table above is equal to the aggregate of the maximum initial certificate balances of the Class H-1 and Class H-2 certificates, representing the maximum certificate balance of the Class H certificates that could be issued in an exchange. The certificate balances of the Class H-1 and Class H-2 certificates to be issued on the Closing Date will be reduced, in required proportions, by an amount equal to the certificate balance of the Class H certificates issued on the Closing Date.

(26)	The Class H certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on its percentage interests in the Class H-1 and Class H-2 trust components. The pass-through rates on the Class H-1 and Class H-2 trust components will at all times be the same as the pass-through rates on the Class H-1 and Class H-2 certificates, respectively.

(27)	The Class E, Class F, Class G and Class H trust components are collectively referred to in this Term Sheet as the “trust components”. The Class E-1, Class E-2, Class F-1, Class F-2, Class G-1, Class G-2, Class H-1 and Class H-2 certificates are collectively referred to in this Term Sheet as “Exchangeable Certificates”. The Class E, Class F, Class EF, Class G, Class EFG and Class H certificates are collectively referred to in this Term Sheet as “Exchangeable Combined Certificates”. The actual certificate balance of any class of Exchangeable Certificates or Exchangeable Combined Certificates issued on the Closing Date may be less than the maximum certificate balance of that class and may be zero.

(28)	Neither the Class S certificates nor the Class R certificates will have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date. The Class R certificates will represent the residual interests in each of two separate REMICs, as further described in the Preliminary Prospectus. The Class R certificates will not be entitled to distributions of principal or interest. The Class S certificates will be entitled to receive certain excess interest accruing after the related anticipated repayment date on any mortgage loan with an anticipated repayment date. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

MORTGAGE POOL CHARACTERISTICS

Mortgage Pool Characteristics(1)
Initial Pool Balance(2)	$609,165,022
Number of Mortgage Loans	44
Number of Mortgaged Properties	53
Average Cut-off Date Balance	$13,844,660
Weighted Average Mortgage Rate	4.46567%
Weighted Average Remaining Term to Maturity/ARD (months)(3)	117
Weighted Average Remaining Amortization Term (months)(4)	352
Weighted Average Cut-off Date LTV Ratio(5)	59.2%
Weighted Average Maturity Date/ARD LTV Ratio(3)(5)	53.0%
Weighted Average UW NCF DSCR(6)	2.13
Weighted Average Debt Yield on Underwritten NOI(7)	11.2%
% of Initial Pool Balance of Mortgage Loans that are Amortizing Balloon	26.5%
% of Initial Pool Balance of Mortgage Loans that are Interest Only then Amortizing Balloon	41.2%
% of Initial Pool Balance of Mortgage Loans that are Interest Only	32.3%
% of Initial Pool Balance of Mortgaged Properties with Single Tenants	8.7%
% of Initial Pool Balance of Mortgage Loans with Mezzanine Debt	9.8%

(1)	With respect to each mortgage loan that is part of a loan combination (as identified under “Collateral Overview—Loan Combination Summary” below), the Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, UW NCF DSCR and Debt Yield on Underwritten NOI are calculated based on both that mortgage loan and any related pari passu companion loan(s), but without regard to any related subordinate companion loan(s), unless otherwise indicated. Additionally, with respect to (i) the 514-516 East 6th Street and 228 Mott Street mortgage loans, (ii) the 120 St. Marks Place and 63 Clinton Street mortgage loans and (iii) the 219 Mott Street and 515 East 5th Street mortgage loans, which are, in the case of each such pair of mortgage loans, cross-collateralized and cross-defaulted with each other, the Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, UW NCF DSCR and Debt Yield on Underwritten NOI are presented in the aggregate. Other than as specifically noted, the Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, UW NCF DSCR and Debt Yield on Underwritten NOI information for each mortgage loan is presented in this Term Sheet without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future.

(2)	Subject to a permitted variance of plus or minus 5%.

(3)	Unless otherwise indicated, mortgage loans with anticipated repayment dates are presented as if they were to mature on the anticipated repayment date.

(4)	Excludes mortgage loans that are interest-only for the entire term.

(5)	The Cut-off Date LTV Ratios and Maturity Date/ARD LTV Ratios presented in this Term Sheet are generally based on the “as-is” appraised values of the related mortgaged properties (as set forth on Annex A to the Preliminary Prospectus), provided that (i) such LTV ratios may be based on “prospective as-if renovated” values in certain cases in which reserves have been established at origination for the applicable renovation, (ii) such LTV ratios may be based on the “as-complete” (or similar) value for a mortgaged property which assumes the completion of PIP renovations, the costs of which were reserved at origination, or (iii) such LTV ratios may be calculated based on the Cut-off Date Balance or balloon balance, as applicable, net of a holdback reserve. See the definitions of “Appraised Value”, “Cut-off Date LTV Ratio” and “Maturity Date/ARD LTV Ratio” under “Certain Definitions” in this Term Sheet and under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

(6)	The UW NCF DSCR for each mortgage loan is generally calculated by dividing the UW NCF for the related mortgaged property or mortgaged properties by the annual debt service for such mortgage loan or group of cross-collateralized mortgage loans (as the case may be), as adjusted in the case of mortgage loans with a partial interest only period by using the first 12 amortizing payments due instead of the actual interest only payment due; provided, that with respect to the 120 St. Marks Place and 63 Clinton Street mortgage loans, which are cross-collateralized and cross-defaulted with each other, the aggregate annual debt service utilized in the calculation of UW NCF DSCR is based on the aggregate Cut-off Date Balance of such mortgage loans net of a holdback reserve taken at origination. See the definition of “UW NCF DSCR” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

(7)	The Debt Yield on Underwritten NOI for each mortgage loan is generally calculated as the related mortgaged property’s or mortgaged properties’ Underwritten NOI divided by the Cut-off Date Balance(s) of such mortgage loan or group of cross-collateralized mortgage loans (as the case may be), and the Debt Yield on Underwritten NCF for each mortgage loan is generally calculated as the related mortgaged property’s or mortgaged properties’ Underwritten NCF divided by the Cut-off Date Balance(s) of such mortgage loan or group of cross-collateralized mortgage loans (as the case may be); provided, that with respect to the 120 St. Marks Place and 63 Clinton Street mortgage loans, which are cross-collateralized and cross-defaulted with each other, the aggregate Cut-off Date Balance of such mortgage loans utilized in the calculation of Debt Yield on Underwritten NOI and Debt Yield on Underwritten NCF is net of a related holdback reserve taken at origination. See the definitions of “Debt Yield on Underwritten NOI” and “Debt Yield on Underwritten NCF” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

KEY FEATURES OF THE CERTIFICATES

Lead Manager and Sole Bookrunner:	Citigroup Global Markets Inc.
Co-Manager:	Drexel Hamilton, LLC
Depositor:	Citigroup Commercial Mortgage Securities Inc.
Initial Pool Balance:	$609,165,022
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Special Servicer:	C-III Asset Management LLC
Certificate Administrator:	Citibank, N.A.
Trustee:	Deutsche Bank Trust Company Americas
Operating Advisor:	Pentalpha Surveillance LLC
Asset Representations Reviewer:	Pentalpha Surveillance LLC
Closing Date:	August 30, 2016
Cut-off Date:

With respect to each mortgage loan, the due date in August 2016 for that mortgage loan (or, in the case of any mortgage loan that has its first due date subsequent to August 2016, the date that would have been its due date in August 2016 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month)

Determination Date:	The 6th day of each month or next business day, commencing in September 2016
Distribution Date:	The 4th business day after the Determination Date, commencing in September 2016
Interest Accrual:	Preceding calendar month
ERISA Eligible:	The offered certificates are expected to be ERISA eligible, subject to the exemption conditions described in the Preliminary Prospectus
SMMEA Eligible:	No
Payment Structure:	Sequential Pay

Day Count:	30/360
Tax Structure:	REMIC
Rated Final Distribution Date:	August 2049
Cleanup Call:	1.0%
Minimum Denominations:	$10,000 minimum for the offered certificates (except with respect to the Class X-A and Class X-B certificates: $1,000,000 minimum); integral multiples of $1 thereafter for all the offered certificates
Delivery:	Book-entry through DTC
Bond Information:	Cash flows are expected to be modeled by TREPP, INTEX and BLOOMBERG

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

TRANSACTION HIGHLIGHTS

■	$609,165,022 (Approximate) New-Issue Multi-Borrower CMBS:

—	Overview: The mortgage pool consists of 44 fixed-rate commercial mortgage loans that have an aggregate Cut-off Date Balance of $609,165,022 (the “Initial Pool Balance”), have an average mortgage loan Cut-off Date Balance of $13,844,660 and are secured by 53 mortgaged properties located throughout 18 states

—	LTV: 59.2% weighted average Cut-off Date LTV Ratio

—	DSCR: 2.13x weighted average Underwritten Debt Service Coverage Ratio

—	Debt Yield: 11.2% weighted average Debt Yield on Underwritten NOI

—	Credit Support: 30.000% credit support to Class A-1 / A-2 / A-3 / A-4 / A-AB

■	Loan Structural Features:

—	Amortization: 67.7% of the mortgage loans by Initial Pool Balance have scheduled amortization:

-	26.5% of the mortgage loans by Initial Pool Balance have amortization for the entire term with a balloon payment due at maturity

-	41.2% of the mortgage loans by Initial Pool Balance have scheduled amortization following a partial interest only period with a balloon payment due at maturity

—	Hard Lockboxes: 44.5% of the mortgage loans by Initial Pool Balance have a Hard Lockbox in place

—	Cash Traps: 83.3% of the mortgage loans by Initial Pool Balance have cash traps triggered by certain declines in cash flow, all at levels equal to or greater than a 1.00x coverage, that fund an excess cash flow reserve

—	Reserves: The mortgage loans require amounts to be escrowed for reserves as follows:

-	Real Estate Taxes: 35 mortgage loans representing 71.6% of the Initial Pool Balance

-	Insurance: 28 mortgage loans representing 48.7% of the Initial Pool Balance

-	Replacement Reserves (Including FF&E Reserves): 38 mortgage loans representing 73.3% of the Initial Pool Balance

-	Tenant Improvements / Leasing Commissions: 14 mortgage loans representing 47.1% of the portion of the Initial Pool Balance that is secured by retail, mixed use, office and industrial properties

—	Predominantly Defeasance: 98.7% of the mortgage loans by Initial Pool Balance permit defeasance after an initial lockout period

■	Multiple-Asset Types > 5.0% of the Initial Pool Balance:

—	Retail: 24.3% of the mortgaged properties by allocated Initial Pool Balance are retail properties (18.5% are anchored retail properties)

—	Mixed Use: 24.3% of the mortgaged properties by allocated Initial Pool Balance are mixed use properties

—	Hospitality: 19.8% of the mortgaged properties by allocated Initial Pool Balance are hospitality properties

—	Office: 11.8% of the mortgaged properties by allocated Initial Pool Balance are office properties

—	Multifamily: 10.3% of the mortgaged properties by allocated Initial Pool Balance are multifamily properties

■	Geographic Diversity: The 53 mortgaged properties are located throughout 18 states with only four states having greater than 10.0% of the allocated Initial Pool Balance: New York (22.1%), Texas (12.0%), Massachusetts (11.5%) and Ohio (10.2%)

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLLATERAL OVERVIEW

Mortgage Loans by Loan Seller

Mortgage Loan Seller	Mortgage Loans	Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Citigroup Global Markets Realty Corp.	19	21	$387,400,428	63.6%
Rialto Mortgage Finance, LLC	12	15	130,730,000	21.5
MC-Five Mile Commercial Mortgage Finance LLC	11	15	78,356,494	12.9
Walker & Dunlop Commercial Property Funding I CB, LLC	2	2	12,678,100	2.1
Total	44	53	$609,165,022	100.0%

Ten Largest Mortgage Loans

#	Mortgage Loan Name	Loan Seller	Cut-off Date Balance	% of Initial Pool Balance	Property Type	Property Size SF / Units / Rooms	Cut-off Date Balance Per SF / Units / Rooms	UW NCF DSCR		UW NOI Debt Yield	Cut-off Date LTV Ratio
1	Vertex Pharmaceuticals HQ	CGMRC	$60,000,000	9.8%	Office	1,133,723	$375	6.28	x	17.9%	35.5%
2	Opry Mills	CGMRC	60,000,000	9.8	Retail	1,169,633	$321	2.33	x	10.1%	50.8%
3	Crocker Park Phase One & Two	CGMRC	60,000,000	9.8	Mixed Use	615,062	$228	1.34	x	9.3%	65.3%
4	Honeygo Village Center	CGMRC	31,200,000	5.1	Mixed Use	156,318	$200	1.44	x	9.3%	70.9%
5	Stone Ranch Apartments	RMF	30,000,000	4.9	Multifamily	774	$38,760	1.42	x	9.6%	67.7%
6	Staybridge Suites Times Square	CGMRC	28,900,000	4.7	Hospitality	310	$217,742	2.09	x	13.8%	49.1%
7	Hyatt Regency Huntington Beach Resort & Spa	CGMRC	26,000,000	4.3	Hospitality	517	$386,847	1.74	x	13.0%	54.4%
8	Welcome Hospitality Portfolio	CGMRC	25,195,164	4.1	Hospitality	300	$83,984	1.64	x	12.8%	69.1%
9	New York Mixed-Use Crossed Loans I	CGMRC	21,120,000	3.5	Mixed Use	23,639	$893	1.70	x	7.4%	59.2%
10	MacArthur Park	MC-Five Mile	19,000,000	3.1	Multifamily	276	$68,841	1.60	x	10.1%	62.1%
	Top 10 Total / Wtd. Avg.		$361,415,164	59.3%				2.48	x	11.7%	56.3%
	Remaining Total / Wtd. Avg.		247,749,858	40.7				1.61	x	10.4%	63.4%
	Total / Wtd. Avg.		$609,165,022	100.0%				2.13	x	11.2%	59.2%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLLATERAL OVERVIEW (continued)

Loan Combination Summary

Mortgaged Property Name(1)	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Number of Pari Passu Companion Loan Notes (2)	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Loan Combination Cut-off Date Balance	Controlling Pooling and Servicing Agreement (“Controlling PSA”)(3)	Master Servicer / Outside Servicer	Special Servicer / Outside Special Servicer
Vertex Pharmaceuticals HQ(4)	$60,000,000	9.8%	9	$365,000,000	$425,000,000	WFCM 2016-BNK1(4)	Wells Fargo	Rialto
Opry Mills	$60,000,000	9.8%	5	$315,000,000	$375,000,000	JPMCC 2016-JP2	Wells Fargo	LNR
Crocker Park Phase One & Two	$60,000,000	9.8%	3	$80,000,000	$140,000,000	CGCMT 2016-C2	Midland	C-III
Staybridge Suites Times Square(5)	$28,900,000	4.7%	1	$38,600,000	$67,500,000	DBJPM 2016-C3(5)	Midland	Midland
Hyatt Regency Huntington Beach Resort & Spa	$26,000,000	4.3%	5	$174,000,000	$200,000,000	CGCMT 2016-C1	Wells Fargo	LNR
Kroger (Roundy’s) Distribution Center	$17,000,000	2.8%	1	$59,500,000	$76,500,000	WFCM 2016-C35	Wells Fargo	CWCAM
Jay Scutti Plaza	$16,400,000	2.7%	1	$25,000,000	$41,400,000	CSAIL 2016-C6	KeyBank	Torchlight
Hilton Garden Inn Athens Downtown	$12,950,000	2.1%	1	$7,000,000	$19,950,000	CGCMT 2016-C2	Midland	C-III

(1)	Each of the mortgage loans secured by a mortgaged property or portfolio of mortgaged properties identified in the table above, together with the related companion loan(s), is referred to in this Term Sheet as a “loan combination”.

(2)	With respect to each loan combination, any related unsecuritized pari passu companion loan note may be further split, modified and reissued (prior to its inclusion in a securitization transaction) as multiple pari passu companion loan notes, subject to the terms of the related co-lender agreement (including that the aggregate principal balance, weighted average interest rate and certain other material terms cannot be changed).

(3)	Each loan combination will be serviced under the related Controlling PSA, and the controlling class representative (or an equivalent entity) under the related Controlling PSA (or such other party as is designated under the related Controlling PSA) will be entitled to exercise the rights of controlling note holder for the subject loan combination.

(4)	The Vertex Pharmaceuticals HQ controlling pari passu companion loan is currently held by Morgan Stanley Bank, N.A., but is expected to be contributed to the WFCM 2016-BNK1 securitization transaction prior to the closing date for this securitization transaction. Although the WFCM 2016-BNK1 securitization transaction has not yet closed, the Vertex Pharmaceuticals HQ loan combination is presented throughout this Term Sheet as an outside serviced loan combination (given that, based on a publicly available preliminary prospectus for the WFCM 2016-BNK1 securitization transaction, the anticipated closing date for the WFCM 2016-BNK1 securitization transaction is prior to the anticipated closing date for this securitization transaction). Accordingly, the Vertex Pharmaceuticals HQ loan combination is expected to be (and information presented in the foregoing table is based on the assumption that the Vertex Pharmaceuticals HQ loan combination will be) serviced and administered pursuant to the WFCM 2016-BNK1 pooling and servicing agreement.

(5)	The Staybridge Suites Times Square controlling pari passu companion loan is currently held by Deutsche Bank AG, New York Branch, but is expected to be contributed to the DBJPM 2016-C3 securitization transaction prior to the closing date for this securitization transaction. Although the DBJPM 2016-C3 securitization transaction has not yet closed, the Staybridge Suites Times Square loan combination is presented throughout this Term Sheet as an outside serviced loan combination (given that, based on a publicly available preliminary prospectus for the DBJPM 2016-C3 securitization transaction, the anticipated closing date for the DBJPM 2016-C3 securitization transaction is prior to the anticipated closing date for this securitization transaction). Accordingly, the Staybridge Suites Times Square loan combination is expected to be (and information presented in the foregoing table is based on the assumption that the Staybridge Suites Times Square loan combination will be) serviced and administered pursuant to the DBJPM 2016-C3 pooling and servicing agreement.

Mortgage Loans with Existing Mezzanine Debt

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Pari Passu Companion Loan Cut-off Date Balance	Mezzanine Debt Cut- off Date Balance	Cut-off Date Total Debt Balance	Wtd. Avg Cut-off Date Total Debt Interest Rate	Cut-off Date Mortgage Loan LTV	Cut-off Date Total Debt LTV	Cut-off Date Mortgage Loan UW NCF DSCR	Cut-off Date Total Debt UW NCF DSCR
Vertex Pharmaceuticals HQ	$60,000,000	$365,000,000	$195,000,000	$620,000,000	3.53000%	35.5%	51.8%	6.28x	3.42x

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLLATERAL OVERVIEW (continued)

Previously Securitized Mortgaged Properties(1)

Mortgaged Property Name	Mortgage Loan Seller	City	State	Property Type	Cut-off Date Balance / Allocated Cut-off Date Balance(2)	% of Initial Pool Balance	Previous Securitization
Crocker Park Phase One & Two	CGMRC	Westlake	Ohio	Mixed Use	$60,000,000	9.8%	BSCMS 2005-PW10
Stone Ranch Apartments	RMF	Dallas	Texas	Multifamily	$30,000,000	4.9%	FNA 2015-M17
Staybridge Suites Times Square	CGMRC	New York	New York	Hospitality	$28,900,000	4.7%	MSC 2011-C3
Hyatt Regency Huntington Beach Resort & Spa	CGMRC	Huntington Beach	California	Hospitality	$26,000,000	4.3%	JPMCC 2006-LDP7
Hampton Inn West Springfield	CGMRC	West Springfield	Massachusetts	Hospitality	$10,227,740	1.7%	MSC 2006-HQ10
MacArthur Park	MC-Five Mile	Irving	Texas	Multifamily	$19,000,000	3.1%	CSMC 2006-C5
Jay Scutti Plaza	MC-Five Mile	Rochester	New York	Retail	$16,400,000	2.7%	LBUBS 2006-C1
Marriott - Livonia at Laurel Park	RMF	Livonia	Michigan	Hospitality	$16,300,000	2.7%	BSCMS 2006-PW14
Equinox Great Neck	RMF	Great Neck	New York	Retail	$13,100,000	2.2%	AMACF 2006-1A
Killian Hill Center	RMF	Lilburn	Georgia	Retail	$9,000,000	1.5%	BSCMS 2006-T22
Hampton Inn Universal Orlando	MC-Five Mile	Orlando	Florida	Hospitality	$5,993,549	1.0%	MSC 2006-IQ11
Holiday Inn Express West Point	WDCPF	Fort Montgomery	New York	Hospitality	$5,579,731	0.9%	MSC 2006-IQ11
4349 Avery Drive	MC-Five Mile	Flowery Branch	Georgia	Industrial	$4,447,990	0.7%	LBUBS 2006-C4
A Storage Place	RMF	Denver	Colorado	Self Storage	$3,100,000	0.5%	MLCFC 2006-3

(1)	The table above includes mortgaged properties securing mortgage loans for which the most recent prior financing of all or a significant portion of such mortgaged property was included in a securitization. Information under “Previous Securitization” represents the most recent such securitization with respect to each of those mortgaged properties. The information in the above table is based solely on information provided by the related borrower or obtained through searches of a third-party database, and has not otherwise been confirmed by the mortgage loan sellers.

(2)	Reflects the allocated loan amount in cases where the applicable mortgaged property is one of a portfolio of mortgaged properties securing a particular mortgage loan.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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COLLATERAL OVERVIEW (continued)

Property Types

Property Type / Detail	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance(1)	Wtd. Avg. Underwritten NCF DSCR(2)		Wtd. Avg. Cut-off Date LTV Ratio(2)	Wtd. Avg. Debt Yield on Underwritten NOI(2)
Retail	13	$148,024,555	24.3%	1.84	x	60.5%	9.5%
Super Regional Mall	1	60,000,000	9.8	2.33	x	50.8%	10.1%
Anchored	4	32,006,181	5.3	1.36	x	69.5%	9.6%
Single Tenant Retail	4	26,509,439	4.4	1.89	x	62.1%	8.8%
Shadow Anchored	2	23,411,174	3.8	1.28	x	68.6%	8.8%
Unanchored	2	6,097,761	1.0	1.37	x	69.6%	9.1%
Mixed Use	9	$147,880,000	24.3%	1.49	x	62.6%	8.6%
Retail/Office	2	91,200,000	15.0	1.37	x	67.2%	9.3%
Multifamily/Retail	6	52,580,000	8.6	1.72	x	55.9%	7.5%
Multifamily/Office/Retail	1	4,100,000	0.7	1.22	x	44.1%	7.9%
Hospitality	8	$120,918,445	19.8%	1.91	x	57.1%	14.5%
Full Service	3	57,267,424	9.4	1.77	x	59.9%	14.2%
Extended Stay	1	28,900,000	4.7	2.09	x	49.1%	13.8%
Limited Service	3	21,801,020	3.6	1.84	x	59.6%	15.4%
Select Service	1	12,950,000	2.1	2.24	x	58.2%	15.7%
Office	3	$71,998,369	11.8%	5.46	x	41.6%	16.5%
CBD	1	60,000,000	9.8	6.28	x	35.5%	17.9%
General Suburban	1	7,098,369	1.2	1.33	x	73.9%	9.8%
Medical	1	4,900,000	0.8	1.39	x	70.0%	9.2%
Multifamily (Garden)	5	$62,989,058	10.3%	1.49	x	66.2%	9.8%
Industrial (Warehouse)	3	$26,947,990	4.4%	1.43	x	65.6%	9.9%
Self Storage	3	$18,480,000	3.0%	1.49	x	70.2%	8.8%
Manufactured Housing	9	$11,926,607	2.0%	1.72	x	61.3%	11.7%
Total	53	$609,165,022	100.0%	2.13	x	59.2%	11.2%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

(2)	Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLLATERAL OVERVIEW (continued)

Geographic Distribution

Property Location	Number of Mortgaged Properties	Aggregate Cut- off Date Balance(1)	% of Initial Pool Balance(1)	Aggregate Appraised Value(2)	% of Total Appraised Value	Underwritten NOI(2)	% of Total Underwritten NOI
New York	16	$134,464,731	22.1%	$355,140,000	10.5%	$20,461,602	9.8%
Texas	9	73,285,116	12.0	109,620,000	3.3	7,393,628	3.5
Massachusetts	2	70,227,740	11.5	1,213,200,000	36.0	77,297,245	37.0
Ohio	3	62,242,245	10.2	218,945,000	6.5	13,351,960	6.4
Tennessee	1	60,000,000	9.8	738,000,000	21.9	37,762,894	18.1
Michigan	4	40,490,825	6.6	61,100,000	1.8	4,997,858	2.4
Maryland	1	31,200,000	5.1	44,000,000	1.3	2,886,849	1.4
Georgia	3	26,397,990	4.3	54,450,000	1.6	4,498,858	2.2
California	1	26,000,000	4.3	367,900,000	10.9	26,028,959	12.5
Wisconsin	2	24,098,369	4.0	119,600,000	3.5	7,611,151	3.6
Pennsylvania	1	14,967,424	2.5	18,850,000	0.6	1,996,175	1.0
Florida	2	11,993,549	2.0	19,400,000	0.6	1,563,012	0.7
Illinois	2	8,586,174	1.4	12,200,000	0.4	795,429	0.4
Virginia	1	7,859,439	1.3	12,300,000	0.4	666,958	0.3
Indiana	2	5,877,974	1.0	8,430,000	0.2	545,688	0.3
Oklahoma	1	5,000,000	0.8	8,000,000	0.2	526,060	0.3
Oregon	1	3,373,447	0.6	5,500,000	0.2	370,852	0.2
Colorado	1	3,100,000	0.5	5,500,000	0.2	299,362	0.1
Total	53	$609,165,022	100.0%	$3,372,135,000	100.0%	$209,054,540	100.0%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

(2)	Aggregate Appraised Values and Underwritten NOI reflect the aggregate values without any reduction for the pari passu companion loan(s).

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLLATERAL OVERVIEW (continued)

Distribution of Cut-off Date Balances
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
1,575,000 - 4,999,999	11	$42,076,771	6.9%
5,000,000 - 9,999,999	17	121,392,592	19.9
10,000,000 - 14,999,999	3	39,170,000	6.4
15,000,000 - 19,999,999	5	85,230,495	14.0
20,000,000 - 29,999,999	3	80,095,164	13.1
30,000,000 - 44,999,999	2	61,200,000	10.0
45,000,000 - 60,000,000	3	180,000,000	29.5
Total	44	$609,165,022	100.0%

Distribution of UW NCF DSCRs(1)
Range of UW DSCR (x)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
1.22 - 1.35	11	$135,712,640	22.3%
1.36 - 1.50	10	118,064,164	19.4
1.51 - 1.65	7	71,491,658	11.7
1.66 - 1.80	5	60,829,439	10.0
1.81 - 2.00	4	39,023,573	6.4
2.01 - 6.28	7	184,043,549	30.2
Total	44	$609,165,022	100.0%
(1)	See footnotes (1) and (6) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Amortization Types(1)
Amortization Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Interest Only, Then Amortizing(2)	14	$251,155,000	41.2%
Interest Only	10	136,639,439	22.4
Amortizing (30 Years)	12	119,694,416	19.6
Interest Only - ARD	1	60,000,000	9.8
Amortizing (25 Years)	5	31,196,437	5.1
Amortizing (15 Years)	1	5,579,731	0.9
Amortizing (27 Years)	1	4,900,000	0.8
Total	44	$609,165,022	100.0%
(1)	All of the mortgage loans will have balloon payments at maturity date or anticipated repayment date.
(2)	Original partial interest only periods range from 12 to 60 months.

Distribution of Lockboxes
Lockbox Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Springing	31	$289,686,159	47.6%
Hard	10	271,378,864	44.5
Soft Springing	1	26,000,000	4.3
Soft	1	19,000,000	3.1
None	1	3,100,000	0.5
Total	44	$609,165,022	100.0%

Distribution of Cut-off Date LTV Ratios(1)
Range of Cut-off Date LTV (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
35.5 - 49.9	4	$98,579,731	16.2%
50.0 - 59.9	15	184,610,111	30.3
60.0 - 69.9	16	229,219,812	37.6
70.0 - 75.0	9	96,755,368	15.9
Total	44	$609,165,022	100.0%
(1)	See footnotes (1) and (5) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Maturity Date/ARD LTV Ratios(1)
Range of Maturity Date/ARD LTV (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
19.8 - 49.9	12	$163,283,289	26.8%
50.0 - 54.9	9	133,335,000	21.9
55.0 - 59.9	13	154,022,751	25.3
60.0 - 64.9	8	145,168,982	23.8
65.0 - 66.1	2	13,355,000	2.2
Total	44	$609,165,022	100.0%
(1)	See footnotes (1), (3) and (5) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Loan Purpose
Loan Purpose	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Refinance	32	$442,489,755	72.6%
Acquisition	10	81,480,103	13.4
Recapitalization	1	60,000,000	9.8
Refinance/Acquisition	1	25,195,164	4.1
Total	44	$609,165,022	100.0%

Distribution of Mortgage Rates
Range of Mortgage Rates (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
2.798 - 3.999	1	$60,000,000	9.8%
4.000 - 4.249	3	102,000,000	16.7
4.250 - 4.499	9	105,880,000	17.4
4.500 - 4.749	8	62,269,934	10.2
4.750 - 4.999	16	193,154,968	31.7
5.000 - 5.350	7	85,860,120	14.1
Total	44	$609,165,022	100.0%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLLATERAL OVERVIEW (continued)

Distribution of Debt Yield on Underwritten NOI(1)
Range of Debt Yields on Underwritten NOI (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
7.2 - 7.9	7	$56,680,000	9.3%
8.0 - 8.9	8	69,380,264	11.4
9.0 - 9.9	12	191,034,543	31.4
10.0 - 10.9	3	84,000,000	13.8
11.0 - 11.9	5	22,288,199	3.7
12.0 - 12.9	1	25,195,164	4.1
13.0 - 17.9	8	160,586,853	26.4
Total	44	$609,165,022	100.0%
(1)	See footnotes (1) and (7) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Debt Yield on Underwritten NCF(1)
Range of Debt Yields on Underwritten NCF (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
7.1 - 7.9	8	$73,080,000	12.0%
8.0 - 8.9	13	171,489,807	28.2
9.0 - 9.9	12	169,846,437	27.9
10.0 - 10.9	3	34,161,926	5.6
11.0 - 11.9	1	26,000,000	4.3
12.0 - 12.9	1	28,900,000	4.7
13.0 - 17.8	6	105,686,853	17.3
Total	44	$609,165,022	100.0%
(1)	See footnotes (1) and (7) to the table entitled “Mortgage Pool Characteristics” above.

Mortgage Loans with Original Partial Interest Only Periods
Original Partial Interest Only Period (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
12	2	$8,300,000	1.4%
24	1	$31,200,000	5.1%
36	8	$96,755,000	15.9%
48	1	$26,000,000	4.3%
60	2	$88,900,000	14.6%

Distribution of Original Terms to Maturity/ARD(1)
Original Term to Maturity/ARD (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
60	1	$16,300,000	2.7%
120	43	592,865,022	97.3
Total	44	$609,165,022	100.0%
(1)	See footnote (3) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Remaining Terms to Maturity/ARD(1)
Range of Remaining Terms to Maturity/ARD (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
60	1	$16,300,000	2.7%
111 - 115	7	52,194,552	8.6
116 - 120	36	540,670,470	88.8
Total	44	$609,165,022	100.0%
(1)	See footnote (3) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Original Amortization Terms(1)
Original Amortization Term (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Interest Only	11	$196,639,439	32.3%
180	1	5,579,731	0.9
300	5	31,196,437	5.1
324	1	4,900,000	0.8
360	26	370,849,416	60.9
Total	44	$609,165,022	100.0%
(1)	All of the mortgage loans will have balloon payments at maturity or have an anticipated repayment date.

Distribution of Remaining Amortization Terms(1)
Range of Remaining Amortization Terms (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Interest Only	11	$196,639,439	32.3%
179	1	5,579,731	0.9
293 - 300	5	31,196,437	5.1
324	1	4,900,000	0.8
353 - 360	26	370,849,416	60.9
Total	44	$609,165,022	100.0%
(1)	All of the mortgage loans will have balloon payments at maturity or have an anticipated repayment date.

Distribution of Prepayment Provisions
Prepayment Provision	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Defeasance	40	$480,990,022	79.0%
Yield Maintenance or Defeasance	2	120,000,000	19.7
Yield Maintenance	2	8,175,000	1.3
Total	44	$609,165,022	100.0%

Distribution of Escrow Types
Escrow Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Real Estate Tax	35	$436,307,594	71.6%
Insurance	28	$296,502,594	48.7%
Replacement Reserves(1)	38	$446,757,594	73.3%
TI/LC(2)	14	$185,873,485	47.1%
(1)	Includes mortgage loans with FF&E reserves.
(2)	Percentage of the portion of the Initial Pool Balance secured by retail, mixed use, office and industrial properties.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

SHORT TERM CERTIFICATE PRINCIPAL PAY DOWN SCHEDULE

Class A-2 Principal Pay Down(1)

Mortgage Loan Name	Property Type	Cut-off Date Balance	% of Initial Pool Balance	Remaining Loan Term	Underwritten NCF DSCR	Debt Yield on Underwritten NOI	Cut-off Date LTV Ratio
Marriott - Livonia at Laurel Park	Hospitality	$16,300,000	2.7%	60	1.94x	17.5%	60.1%

(1)	The table above presents the mortgage loan whose balloon payment would be applied to pay down the certificate balance of the Class A-2 certificates assuming a 0% CPR and applying the modeling assumptions described under “Yield, Prepayment and Maturity Considerations” in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments prior to the maturity or anticipated repayment date, as applicable, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date or, if applicable, anticipated repayment date. Each class of certificates, including the Class A-2 certificates evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A to the Preliminary Prospectus. See the footnotes to the table entitled “Mortgage Pool Characteristics” above.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW

Distributions	On each Distribution Date, funds available for distribution from the mortgage loans, net of (i) specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer, (ii) any yield maintenance charges and prepayment premiums and (iii) any excess interest distributable on the Class S certificates, will be distributed in the following amounts and order of priority (with distributions made with respect to any trust component, in turn, being concurrently made to the holders of the applicable class of Exchangeable Certificates and the applicable class or classes of Exchangeable Combined Certificates as described below) (in each case to the extent of remaining available funds):

1.	Class A-1, A-2, A-3, A-4, A-AB, X-A and X-B certificates: To interest on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B certificates, up to, and pro rata in accordance with, their respective interest entitlements.

2.	Class A-1, A-2, A-3, A-4 and A-AB certificates: to the extent of funds allocable to principal received or advanced on the mortgage loans, (i) to principal on the Class A-AB certificates until their certificate balance is reduced to the Class A-AB scheduled principal balance set forth in Annex F to the Preliminary Prospectus for the relevant Distribution Date, then (ii) to principal on the Class A-1 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-AB certificates in clause (i) above, then (iii) to principal on the Class A-2 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-1 certificates in clause (ii) above, then (iv) to principal on the Class A-3 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-2 certificates in clause (iii) above, then (v) to principal on the Class A-4 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-3 certificates in clause (iv) above and then (vi) to principal on the Class A-AB certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-4 certificates in clause (v) above. However, if the certificate balances of each and every class of certificates other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates have been reduced to zero as a result of the allocation of mortgage loan losses and other unanticipated expenses to those certificates, then funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata, based on their respective certificate balances (and the schedule for the Class A-AB principal distributions will be disregarded).

3.	Class A-1, A-2, A-3, A-4 and A-AB certificates: To reimburse the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata, for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balances of those classes, together with interest at their respective pass-through rates.

4.	Class A-S certificates: (i) first, to interest on the Class A-S certificates in the amount of their interest entitlement; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of principal balance certificates with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates), to principal on the Class A-S certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class A-S certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of that class, together with interest at its pass-through rate.

5.	Class B certificates: (i) first, to interest on the Class B certificates in the amount of their interest entitlement; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of principal balance certificates with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S certificates), to principal on the Class B certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse Class B certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of that class, together with interest at its pass-through rate.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Distributions
(continued)	6.

Class C certificates: (i) first, to interest on the Class C certificates in the amount of their interest entitlement; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of principal balance certificates with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S and Class B certificates), to principal on the Class C certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class C certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of that class, together with interest at its pass-through rate.

7.	Class D and Class X-D certificates: (i) first, to interest on the Class D and Class X-D certificates in the amount of, and pro rata in accordance with, their respective interest entitlements; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of principal balance certificates with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B and Class C certificates), to principal on the Class D certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class D certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of that class, together with interest at its pass-through rate.

8.	Class E-1 trust component: (i) first, to interest on the Class E-1 trust component in the amount of its interest entitlement; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of principal balance certificates with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C and Class D certificates), to principal on the Class E-1 trust component until the certificate balance is reduced to zero; and (iii) next, to reimburse the Class E-1 trust component for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of that trust component, together with interest at its pass-through rate.

9.	Class E-2 trust component: (i) first, to interest on the Class E-2 trust component in the amount of its interest entitlement; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of principal balance certificates referred to in clauses 1 through 7 above and each trust component with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C and Class D certificates and the Class E-1 trust component), to principal on the Class E-2 trust component until the certificate balance is reduced to zero; and (iii) next, to reimburse the Class E-2 trust component for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of that trust component, together with interest at its pass-through rate.

10.	After the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class A-S, Class B, Class C, Class D and Class X-D certificates and the Class E-1 and Class E-2 trust components are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest and principal and to reimburse any unreimbursed losses to the Class F-1, Class F-2, Class G-1, Class G-2, Class H-1 and Class H-2 trust components sequentially in that order, in each case in a manner analogous to the Class E-2 trust component, until the certificate balance of each such trust component is reduced to zero.

On each Distribution Date, all distributions made with respect to any trust component (whether in respect of interest, principal or reimbursements of unreimbursed losses (together with interest thereon)) will, in turn, be concurrently made to the holders of the applicable class of Exchangeable Certificates and the applicable class or classes of Exchangeable Combined Certificates (for the same purposes) as follows:

1.	in the case of the Class E-1 trust component, to the holders of the Class E-1, Class E, Class EF and Class EFG certificates in accordance with their respective percentage interests in the Class E-1 trust component;

2.	in the case of the Class E-2 trust component, to the holders of the Class E-2, Class E, Class EF and Class EFG certificates in accordance with their respective percentage interests in the Class E-2 trust component;

3.	in the case of the Class F-1 trust component, to the holders of the Class F-1, Class F, Class EF and Class EFG certificates in accordance with their respective percentage interests in the Class F-1 trust component;

4.	in the case of the Class F-2 trust component, to the holders of the Class F-2, Class F, Class EF and Class EFG certificates in accordance with their respective percentage interests in the Class F-2 trust component;

5.	in the case of the Class G-1 trust component, to the holders of the Class G-1, Class G and Class EFG certificates in accordance with their respective percentage interests in the Class G-1 trust component;

6.	in the case of the Class G-2 trust component, to the holders of the Class G-2, Class G and Class EFG certificates in accordance with their respective percentage interests in the Class G-2 trust component;

7.	in the case of the Class H-1 trust component, to the holders of the Class H-1 and Class H certificates in accordance with their respective percentage interests in the Class H-1 trust component; and

8.	in the case of the Class H-2 trust component, to the holders of the Class H-2 and Class H certificates in accordance with their respective percentage interests in the Class H-2 trust component.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Realized Losses

The certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C and Class D certificates and the Class E-1, Class E-2, Class F-1, Class F-2, Class G-1, Class G-2, Class H-1 and Class H-2 trust components will each be reduced without distribution on any Distribution Date as a write-off to the extent of any loss realized on the mortgage loans allocated to such class or trust component on such Distribution Date. On each Distribution Date, any such losses will be applied to such classes of certificates and trust components in the following order, in each case until the related certificate balance is reduced to zero: first, to the Class H-2 trust component (and correspondingly, the Class H-2 certificates and the Class H certificates, pro rata based on their respective percentage interests in the Class H-2 trust component); second, to the Class H-1 trust component (and correspondingly, the Class H-1 certificates and the Class H certificates, pro rata based on their respective percentage interests in the Class H-1 trust component); third, to the Class G-2 trust component (and correspondingly, the Class G-2 certificates, the Class G certificates and the Class EFG certificates, pro rata based on their respective percentage interests in the Class G-2 trust component); fourth, to the Class G-1 trust component (and correspondingly, the Class G-1 certificates, the Class G certificates and the Class EFG certificates, pro rata based on their respective percentage interests in the Class G-1 trust component); fifth, to the Class F-2 trust component (and correspondingly, the Class F-2 certificates, the Class F certificates, the Class EF certificates and the Class EFG certificates, pro rata based on their respective percentage interests in the Class F-2 trust component); sixth, to the Class F-1 trust component (and correspondingly, the Class F-1 certificates, the Class F certificates, the Class EF certificates and the Class EFG certificates, pro rata based on their respective percentage interests in the Class F-1 trust component); seventh, to the Class E-2 trust component (and correspondingly, the Class E-2 certificates, the Class E certificates, the Class EF certificates and the Class EFG certificates, pro rata based on their respective percentage interests in the Class E-2 trust component); eighth, to the Class E-1 trust component (and correspondingly, the Class E-1 certificates, the Class E certificates, the Class EF certificates and the Class EFG certificates, pro rata based on their respective percentage interests in the Class E-1 trust component); ninth, to the Class D certificates; tenth, to the Class C certificates; eleventh, to the Class B certificates; twelfth, to the Class A-S certificates; and, finally pro rata, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, based on their then current respective certificate balances. The notional amount of the Class X-A certificates will be reduced to reflect reductions in the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S certificates resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-B certificates will be reduced to reflect reductions in the certificate balances of the Class B and Class C certificates resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-D certificates will be reduced to reflect reductions in the certificate balance of the Class D certificates resulting from allocations of losses realized on the mortgage loans.

Exchangeable Certificates
and Exchangeable Combined
Certificates	Two REMIC elections will be made with respect to certain assets of the issuing entity thereby creating a lower-tier REMIC and an upper-tier REMIC. The lower-tier REMIC will hold, among other things, the mortgage loans backing the CGCMT 2016-C2 certificates (exclusive of any post-ARD excess interest collected on a mortgage loan with an anticipated repayment date). The regular interests issued by the lower-tier REMIC will be held by the upper-tier REMIC. On the Closing Date, the upper-tier REMIC will issue, among other regular interests, the Class E-1, Class E-2, Class F-1, Class F-2, Class G-1, Class G-2, Class H-1 and Class H-2 trust components (each a “trust component”), which will have initial certificate balances on the Closing Date as set forth in the table below and will be held in the grantor trust for the benefit of the holders of (i) the Class E-1, Class E-2, Class F-1, Class F-2, Class G-1, Class G-2, Class H-1 and Class H-2 certificates (collectively, the “Exchangeable Certificates”) and (ii) the Class E, Class F, Class EF, Class G, Class EFG and Class H certificates (collectively, the “Exchangeable Combined Certificates”). The Exchangeable Certificates and the Exchangeable Combined Certificates will at all times represent undivided beneficial ownership interests, held through the grantor trust, in one or more of such trust components, as further described in the Preliminary Prospectus. The grantor trust will also include post-ARD excess interest collected on any mortgage loan with an anticipated repayment date, and the Class S certificates will evidence the beneficial ownership of that portion of the grantor trust.

Trust Component	Closing Date Balance	Corresponding Classes of Exchangeable Certificates and Exchangeable Combined Certificates(1)
Class E-1	$9,137,500	Class E-1, Class E, Class EF and Class EFG
Class E-2	$9,137,500	Class E-2, Class E, Class EF and Class EFG
Class F-1	$2,665,000	Class F-1, Class F, Class EF and Class EFG
Class F-2	$2,665,000	Class F-2, Class F, Class EF and Class EFG
Class G-1	$5,330,000	Class G-1, Class G and Class EFG
Class G-2	$5,330,000	Class G-2, Class G and Class EFG
Class H-1	$8,376,511	Class H-1 and Class H
Class H-2	$8,376,511	Class H-2 and Class H

(1)	The subject classes of certificates evidence beneficial ownership interests in the portion of the grantor trust that includes the trust component set forth in the same row as such classes in the table above.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Each class of Exchangeable Combined Certificates may be exchanged for the corresponding classes of Exchangeable Certificates set forth next to such class in the table below, and vice versa. The exchange percentage set forth next to each class of Exchangeable Certificates in the table below represents the percentage of the aggregate initial certificate balance of all Exchangeable Certificates involved in an exchange that is represented by the initial certificate balance of such class of Exchangeable Certificates that is required to be surrendered to receive the corresponding Exchangeable Combined Certificates (or that will be received if Exchangeable Combined Certificates are surrendered).

Class of Exchangeable Combined Certificates	Corresponding Classes of Exchangeable Certificates	Initial Exchange Percentage
Class E	Class E-1 Class E-2	50.000% 50.000%
Class F	Class F-1 Class F-2	50.000% 50.000%
Class EF	Class E-1 Class E-2 Class F-1 Class F-2	38.710% 38.710% 11.290% 11.290%
Class G	Class G-1 Class G-2	50.000% 50.000%
Class EFG	Class E-1 Class E-2 Class F-1 Class F-2 Class G-1 Class G-2	26.667% 26.667% 7.778% 7.778% 15.555% 15.555%
Class H	Class H-1 Class H-2	50.000% 50.000%

No class of Exchangeable Combined Certificates will have a pass-through rate; instead, each class of Exchangeable Combined Certificates be entitled to receive the sum of the interest that would otherwise be distributable in respect of the percentage interest in each related trust component evidenced by such class of Exchangeable Combined Certificates. The various amounts distributable on a class of Exchangeable Combined Certificates on each Distribution Date in respect of interest distribution amounts, principal distribution amounts, reimbursements of unreimbursed losses and yield maintenance charges and prepayment premiums allocated to any of the related trust components evidenced by such class of Exchangeable Combined Certificates will be so distributed in a single, aggregate distribution to the holders of such class of Exchangeable Combined Certificates on such Distribution Date. In addition, each class of Exchangeable Combined Certificates will be allocated the aggregate amount of unreimbursed losses, interest shortfalls, and any other shortfalls in respect of the percentage interest in each related trust component evidenced by such class of Exchangeable Combined Certificates.

For the avoidance of doubt, no fee or service charge will be required with respect to any exchange of Exchangeable Certificates for Exchangeable Combined Certificates or vice versa.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Prepayment Premiums and Yield Maintenance
Charges

On each Distribution Date, until the notional amounts of the Class X-A and Class X-B certificates and the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C and Class D certificates have been reduced to zero, each yield maintenance charge collected on the mortgage loans during the related collection period (or, in the case of an outside serviced mortgage loan, that accompanied a principal prepayment included in the available funds for such Distribution Date) is required to be distributed to certificateholders (excluding holders of the Class X-D, Class E-1, Class E-2, Class E, Class F-1, Class F-2, Class F, Class EF, Class G-1, Class G-2, Class G, Class EFG, Class H-1, Class H-2, Class H, Class S and Class R certificates) as follows: (a) first such yield maintenance charge will be allocated between (i) the group (the “YM Group A”) of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class A-S certificates, and (ii) the group (the “YM Group B” and, together with the YM Group A, the “YM Groups”) of the Class X-B, Class B, Class C and Class D certificates, pro rata, based upon the aggregate amount of principal distributed to the classes of certificates (other than the Class X certificates) in each YM Group on such Distribution Date, and (b) then the portion of such yield maintenance charge allocated to each YM Group will be further allocated as among the classes of certificates in such YM Group, in the following manner: (1) each class of certificates (other than the Class X certificates) in such YM Group will entitle the applicable certificateholders to receive on the applicable Distribution Date that portion of such yield maintenance charge equal to the product of (x) a fraction whose numerator is the amount of principal distributed to such class of certificates on such Distribution Date and whose denominator is the total amount of principal distributed to all of the certificates (other than the Class X certificates) in that YM Group on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment and such class of certificates, and (z) the amount of such yield maintenance charge allocated to such YM Group, and (2) the amount of such yield maintenance charge allocated to such YM Group and remaining after such distributions will be distributed to the Class X certificates in such YM Group. If there is more than one class of certificates (other than the Class X certificates) in either YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable to such classes, the aggregate amount of such yield maintenance charges will be allocated among all such classes of certificates (other than the Class X certificates) up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the prior sentence of this paragraph.

The “Base Interest Fraction” with respect to any principal prepayment on any mortgage loan and with respect to any class of Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C and Class D certificates is a fraction (a) whose numerator is the amount, if any, by which (i) the pass-through rate on such class of certificates exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the mortgage loan rate on such mortgage loan exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one. However, if such discount rate is greater than or equal to both of (x) the mortgage loan rate on the prepaid mortgage loan and (y) the pass-through rate described in the preceding sentence, then the Base Interest Fraction will equal zero, and if such discount rate is greater than or equal to the mortgage loan rate described in the preceding sentence, but less than the pass-through rate, the fraction will be one.

If a prepayment premium (calculated as a percentage of the amount prepaid) is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for mortgage loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the mortgage loan or, for mortgage loans that only have a prepayment premium based on a fixed percentage of the principal balance of the mortgage loan, such other discount rate as may be specified in the related loan documents.

After the notional amounts of the Class X-A and Class X-B certificates and the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C and Class D certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the mortgage loans will be allocated between the holders of the Class E-1, Class E-2, Class E, Class F-1, Class F-2, Class F, Class EF, Class G-1, Class G-2, Class G, Class EFG, Class H-1, Class H-2 and Class H certificates in the manner provided in the CGCMT 2016-C2 pooling and servicing agreement. No yield maintenance charges or prepayment premiums will be distributed to the holders of the Class X-D, Class S and Class R certificates. For a description of prepayment premiums and yield maintenance charges required on the mortgage loans, see Annex A to the Preliminary Prospectus. See also “Certain Legal Aspects of the Mortgage Loans—Default Interest and Limitations on Prepayments” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Advances

The master servicer and, if it fails to do so, the trustee, will be obligated to make P&I advances with respect to each mortgage loan in the issuing entity and, with respect to all of the mortgage loans serviced under the pooling and servicing agreement for this transaction, servicing advances, including paying delinquent property taxes, condominium assessments, insurance premiums and ground lease rents, but only to the extent that those advances are not deemed non-recoverable from collections on the related mortgage loan and, in the case of servicing advances, any related companion loans as described below. P&I advances are subject to reduction in connection with any appraisal reductions that may occur. The special servicer will have no obligation to make any advances, provided that, in an urgent or emergency situation requiring the making of a property protection advance, the special servicer may in its sole discretion make a property protection advance and will be entitled to reimbursement from the master servicer for such advance.

Serviced Mortgage Loans/Outside Serviced
Mortgage Loans	Each of (i) the Vertex Pharmaceuticals HQ loan combination, (ii) the Opry Mills loan combination, (iii) the Staybridge Suites Times Square loan combination, (iv) the Hyatt Regency Huntington Beach Resort & Spa loan combination, (v) the Kroger (Roundy’s) Distribution Center loan combination and (vi) the Jay Scutti Plaza loan combination constitutes an “outside serviced loan combination,” each related mortgage loan constitutes an “outside serviced mortgage loan” and each related companion loan constitutes an “outside serviced companion loan.” Each outside serviced mortgage loan and each related outside serviced companion loan will be serviced under a pooling and servicing agreement, trust and servicing agreement or comparable agreement other than the CGCMT 2016-C2 pooling and servicing agreement (such other pooling and servicing agreement, trust and servicing agreement or comparable agreement, an “outside servicing agreement”) as reflected in the “Loan Combination Summary” table above.

All of the mortgage loans transferred to the issuing entity (other than any outside serviced mortgage loan) are sometimes referred to in this Term Sheet as the “serviced mortgage loans” or, together with any related companion loans, the “serviced loans” (which signifies that they are being serviced by the master servicer and the special servicer under the CGCMT 2016-C2 pooling and servicing agreement). See “—Loan Combinations” below.

Appraisal Reduction

Amounts	An Appraisal Reduction Amount generally will be created with respect to a required appraisal loan (which is a serviced loan as to which certain defaults, modifications or insolvency events have occurred (as further described in the Preliminary Prospectus)) in the amount, if any, by which the principal balance of such required appraisal loan, plus other amounts overdue or advanced in connection with such required appraisal loan, exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to such required appraisal loan. In general, any Appraisal Reduction Amount calculated with respect to a loan combination will be allocated first, to any related subordinate companion loan(s) (up to the outstanding principal balance thereof), and then, to the related mortgage loan and any related pari passu companion loan(s) on a pro rata basis in accordance with their respective outstanding principal balances. In the case of an outside serviced mortgage loan, any Appraisal Reduction Amounts will be calculated pursuant to, and by a party to, the related outside servicing agreement. As a result of an Appraisal Reduction Amount being calculated for and/or allocated to a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the most subordinate class(es) of certificates (exclusive of the Exchangeable Certificates, the Exchangeable Combined Certificates and the Class S and Class R certificates) and/or trust components then outstanding (i.e., first to the Class H-2 trust component (and correspondingly, to the Class H-2 certificates and the Class H certificates, pro rata based on their respective percentage interests in the Class H-2 trust component), then to the Class H-1 trust component (and correspondingly, to the Class H-1 certificates and the Class H certificates, pro rata based on their respective percentage interests in the Class H-1 trust component), then to the Class G-2 trust component (and correspondingly, to the Class G-2, Class G and Class EFG certificates, pro rata based on their respective percentage interests in the Class G-2 trust component), then to the Class G-1 trust component (and correspondingly, to the Class G-1, Class G and Class EFG certificates, pro rata based on their respective percentage interests in the Class G-1 trust component), then to the Class F-2 trust component (and correspondingly, to the Class F-2, Class F, Class EF and Class EFG certificates, pro rata based on their respective percentage interests in the Class F-2 trust component), then to the Class F-1 trust component (and correspondingly, to the Class F-1, Class F, Class EF and Class EFG certificates, pro rata based on their respective percentage interests in the Class F-1 trust component), then to the Class E-2 trust component (and correspondingly, to the Class E-2, Class E, Class EF and Class EFG certificates, pro rata based on their respective percentage interests in the Class E-2 trust component), then to the Class E-1 trust component (and correspondingly, to the Class E-1, Class E, Class EF and Class EFG certificates, pro rata based on their respective percentage interests in the Class E-1 trust component), then, pro rata based on interest entitlements, to the Class D and Class X-D certificates, then to the Class C certificates, then to the Class B certificates, then to the Class A-S certificates, and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B certificates). In general, a serviced loan will cease to be a required appraisal loan, and no longer be subject to an Appraisal Reduction Amount, when the same has ceased to be a specially serviced loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such serviced loan to be a required appraisal loan.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Appraisal Reduction

Amounts (continued)	For purposes of determining the identity of the Controlling Class and the existence of a Control Termination Event, as well as the allocation of voting rights for certain purposes, Appraisal Reduction Amounts will be allocated to notionally reduce the certificate balances of the principal balance certificates and the trust components as follows: first, to the Class H-2, Class H-1, Class G-2, Class G-1, Class F-2, Class F-1, Class E-2 and Class E-1 trust components, in that order, in each case until the related certificate balance is notionally reduced to zero (and, in the case of any such trust component, correspondingly to the related classes of Exchangeable Certificates and Exchangeable Combined Certificates evidencing interests in such trust component, pro rata based on the respective percentage interests of such classes in such trust component); then to the Class D, Class C, Class B and Class A-S certificates, in that order, in each case until the related certificate balance is notionally reduced to zero; and last to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata by certificate balance.

Cumulative Appraisal

Reduction Amounts	A “Cumulative Appraisal Reduction Amount”, as of any date of determination for any mortgage loan, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the stated principal balance of such AB Modified Loan (taking into account the related junior note(s) included therein), over (ii) the sum of (in the case of a loan combination, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided, that in the case of an outside serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. For purposes of determining the identity of the Controlling Class and the existence of a Control Termination Event, Collateral Deficiency Amounts will be allocable to the Class H-2, Class H-1, Class G-2, Class G-1, Class F-2, Class F-1, Class E-2 and Class E-1 trust components (and, in the case of any such trust component, correspondingly to the related classes of Exchangeable Certificates and Exchangeable Combined Certificates evidencing interests in such trust component, pro rata based on the respective percentage interests of such classes in such trust component), in that order, like Appraisal Reduction Amounts. Collateral Deficiency Amounts will not be allocated to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C or Class D certificates.

“AB Modified Loan” means any corrected mortgage loan that became a corrected mortgage loan (which includes for purposes of this definition any outside serviced mortgage loan that became a “corrected” mortgage loan (or any term substantially similar thereto) pursuant to the related outside servicing agreement) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the trust or the original unmodified mortgage loan.

Age of Appraisals	Appraisals (which can be an update of a prior appraisal) with respect to a serviced loan are required to be no older than 9 months for purposes of determining appraisal reductions (other than the annual re-appraisal), market value, and other calculations as described in the Preliminary Prospectus.

Sale of Defaulted Loans	There will be no “Fair Market Value Purchase Option”. Instead defaulted mortgage loans will be sold in a process similar to the sale process for REO property. With respect to an outside serviced loan combination, the party acting as special servicer with respect to such outside serviced loan combination (as discussed under “—Loan Combinations” below) pursuant to the related outside servicing agreement (the “outside special servicer”) may offer to sell to any person (or may offer to purchase) for cash such outside serviced loan combination in accordance with the terms of the related outside servicing agreement during such time as such outside serviced loan combination constitutes a sufficiently defaulted mortgage loan thereunder and, in connection with any such sale, the related outside special servicer is required to sell both the applicable outside serviced mortgage loan and the related outside serviced companion loan(s) as one loan combination.

Cleanup Call	On any distribution date on which the aggregate unpaid principal balance of the mortgage loans remaining in the issuing entity is less than 1% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Exercise of the option will terminate the issuing entity and retire the then outstanding certificates.

If the aggregate certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C and Class D certificates and the notional amounts of the Class X-A, Class X-B and Class X-D certificates have been reduced to zero and if the master servicer has received from the remaining certificateholders the payment specified in the CGCMT 2016-C2 pooling and servicing agreement, the issuing entity could also be terminated in connection with an exchange of all the then-outstanding certificates (excluding the Class S and Class R certificates), for the mortgage loans remaining in the issuing entity, but all of the holders of those classes of outstanding certificates would have to voluntarily participate in the exchange.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Directing Holder	The “Directing Holder” with respect to any mortgage loan serviced under the CGCMT 2016-C2 pooling and servicing agreement will be the Controlling Class Representative.

Controlling Class

Representative	The “Controlling Class Representative” will be the controlling class certificateholder or other representative designated by at least a majority of the controlling class certificateholders, by certificate balance. The “Controlling Class” will be as of any time of determination all classes of certificates, collectively, within the grouping of Control Eligible Certificates that relates to the Controlling Trust Components (and the aggregate certificate balance of such grouping of certificates will only take into account the portion of the certificate balance of each such class representing an interest in the related Controlling Trust Components). The Controlling Class as of the Closing Date will be, collectively, the Class H-1 certificates and the Class H-2 certificates and, to the extent any Class H-1 certificates and Class H-2 certificates have been exchanged for Class H certificates, the Class H certificates. The “Controlling Trust Components” will be, collectively, the most subordinate pair of trust components with the same alphabetical portion of their respective designations that have an aggregate certificate balance, as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such trust components in the manner described above, at least equal to 25% of the aggregate initial certificate balance of such trust components; provided, that if at any time the certificate balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans, then the Controlling Trust Components will be the most subordinate pair of trust components with the same alphabetical portion of their respective designations that have an aggregate certificate balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Trust Components as of the Closing Date will be the Class H trust components. The “Control Eligible Certificates” will be all classes of certificates, collectively, within each of the following four groupings of certificates: (i) the classes of certificates related to the Class E trust components, being the Class E-1, Class E-2, Class E, Class EF and Class EFG certificates, in the case of each such class, only to the extent evidencing an interest in the Class E trust components (and the aggregate certificate balance of this grouping of certificates will only take into account the portion of the certificate balance of each such class representing an interest in the Class E trust components); (ii) the classes of certificates related to the Class F trust components, being the Class F-1, Class F-2, Class F, Class EF and Class EFG certificates, in the case of each such class, only to the extent evidencing an interest in the Class F trust components (and the aggregate certificate balance of this grouping of certificates will only take into account the portion of the certificate balance of each such class representing an interest in the Class F trust components); (iii) the classes of certificates related to the Class G trust components, being the Class G-1, Class G-2, Class G and Class EFG certificates, in the case of each such class, only to the extent evidencing an interest in the Class G trust components (and the aggregate certificate balance of this grouping of certificates will only take into account the portion of the certificate balance of each such class representing an interest in the Class G trust components); and (iv) the classes of certificates related to the Class H trust components, being the Class H-1, Class H-2 and Class H certificates. See “The Pooling and Servicing Agreement—Directing Holder” in the Preliminary Prospectus. No other class of certificates will be eligible to act as the controlling class or appoint a Controlling Class Representative. No person may exercise any of the rights and powers of the Controlling Class Representative with respect to an excluded mortgage loan.

It is expected that on the Closing Date, funds and/or accounts managed by C-III High Yield Real Estate Debt Fund IV Tier Holdings LLC or an affiliate will purchase a portion of the Class E-1, Class E-2, Class E, Class F-1, Class F-2, Class F, Class EF, Class G-1, Class G-2, Class G, Class EFG, Class H-1, Class H-2 and Class H certificates (and may purchase certain other classes of certificates) and that C-III High Yield Real Estate Debt Fund IV Tier Holdings LLC or an affiliate thereof will be the initial Controlling Class Representative.

Control Termination

Event	A “Control Termination Event” will occur when: (a) the Class E-1 trust component and the Class E-2 trust component have an aggregate certificate balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts then allocable to such trust components) that is less than 25% of the initial aggregate certificate balance of such trust components; or (b) at any time that the Class E trust components are the Controlling Trust Components, the holder of a majority of the aggregate certificate balance of the Class E-1, Class E-2, Class E, Class EF and Class EFG certificates (such majority determined counting only the portion of the certificate balance of each such class evidencing an interest in the Class E trust components) has irrevocably waived, in writing, its rights to appoint, and to exercise any of the rights of, the Controlling Class Representative and such rights have not been reinstated to a successor majority controlling class certificateholder as described in the Preliminary Prospectus; provided, however, that a Control Termination Event will in no event exist at any time that the aggregate certificate balance of each class of certificates (other than the Control Eligible Certificates) (without regard to the allocation of Appraisal Reduction Amounts) has been reduced to zero. With respect to excluded mortgage loans, a Control Termination Event will be deemed to exist.

The holders of Control Eligible Certificates representing the majority of the aggregate certificate balance of the most senior pair of trust components with the same alphabetical portion of their respective designations, whose aggregate certificate balance is notionally reduced to less than 25% of the initial aggregate certificate balance of those trust components as a result of an allocation of an Appraisal Reduction Amount or a Collateral Deficiency Amount, as applicable, to such trust components, will have the right to challenge the Special Servicer’s Appraisal Reduction Amount determination or a Collateral Deficiency Amount determination, as applicable, and, at their sole expense, obtain a second appraisal of any serviced loan for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount, under the circumstances described in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Consultation Termination
Event	A “Consultation Termination Event” will occur when: (a) there is no pair of trust components with the same alphabetical portion of their respective designations that have a then-outstanding aggregate certificate balance at least equal to 25% of the initial aggregate certificate balance of such trust components, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; or (ii) at any time that the Class E trust components are the Controlling Trust Components, the holder of a majority of the aggregate certificate balance of the Class E-1, Class E-2, Class E, Class EF and Class EFG certificates (such majority determined counting only the portion of the certificate balance of each such Class evidencing an interest in the Class E trust components) has irrevocably waived, in writing, its rights to appoint, and to exercise any of the rights of, the Controlling Class Representative and such rights have not been reinstated to a successor majority controlling class certificateholder pursuant to the terms of the CGCMT 2016-C2 pooling and servicing agreement; provided, however, that a Consultation Termination Event will in no event exist at any time that the aggregate certificate balance of each class of certificates (other than the Control Eligible Certificates) (without regard to the allocation of Appraisal Reduction Amounts) has been reduced to zero. With respect to excluded mortgage loans, a Consultation Termination Event will be deemed to exist.

Control/Consultation
Rights	So long as a Control Termination Event does not exist, the Controlling Class Representative will be entitled to have consent and/or consultation rights under the CGCMT 2016-C2 pooling and servicing agreement with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) and other matters with respect to each serviced mortgage loan, except with respect to any serviced mortgage loan as to which the Controlling Class Representative or a holder of more than 50% of the Controlling Class (by certificate balance) is a borrower, mortgagor or manager of a related mortgaged property or an affiliate of any of the foregoing (any such mortgage loan, an “excluded mortgage loan”).

After the occurrence and during the continuance of a Control Termination Event, the consent rights of the Controlling Class Representative will terminate, and the Controlling Class Representative will retain consultation rights under the CGCMT 2016-C2 pooling and servicing agreement with respect to certain major decisions and other matters with respect to the serviced mortgage loans other than any excluded mortgage loan.

After the occurrence and during the continuance of a Consultation Termination Event, all of these rights of the Controlling Class Representative with respect to the serviced mortgage loans will terminate.

If at any time that the current holder of the Controlling Class (or its designee) or one of its affiliates, or any successor Controlling Class Representative or controlling class certificateholder(s) is no longer the certificateholder (or beneficial owner) of at least a majority of the Controlling Class by certificate balance and the certificate administrator has neither (i) received notice of the then-current holders (or, in the case of book-entry certificates, beneficial owners) of at least a majority of the Controlling Class by certificate balance nor (ii) received notice of a replacement Controlling Class Representative pursuant to the CGCMT 2016-C2 pooling and servicing agreement, then a Control Termination Event and a Consultation Termination Event will be deemed to have occurred and will be deemed to continue until such time as the certificate administrator receives either such notice.

With respect to an outside serviced loan combination, the Controlling Class Representative (prior to the occurrence of a Control Termination Event) may have limited consent and/or consultation rights, and the applicable outside controlling class representative or other related controlling noteholder pursuant to, and subject to the limitations set forth in, the related outside servicing agreement will have consent, consultation, approval and direction rights, with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) regarding such outside serviced loan combination, as provided for in the related co-lender agreement and in the related outside servicing agreement, and as described under “Description of the Mortgage Pool—The Loan Combinations” in the Preliminary Prospectus.

Loan Combinations	The Vertex Pharmaceuticals HQ mortgage loan, which is evidenced by the non-controlling note A-6-1, will be contributed to the issuing entity, has a Cut-off Date Balance of approximately $60,000,000 and represents approximately 9.8% of the Initial Pool Balance. The related companion loans are evidenced by: (i) the controlling note A-1, which has an outstanding principal balance as of the Cut-off Date of approximately $80,000,000, is currently held by Morgan Stanley Bank, N.A. and is expected to be contributed to the WFCM 2016-BNK1 securitization transaction; (ii) the non-controlling notes A-2-1, A-2-2, A-2-3, A-3 and A-4, which have outstanding principal balances as of the Cut-off Date of approximately $40,000,000, $30,000,000, $10,000,000, $80,000,000 and $57,500,000, respectively, are currently held by Morgan Stanley Bank, N.A. and are expected to be contributed to one or more future commercial mortgage securitization transactions; (iii) the non-controlling note A-5, which has an outstanding principal balance as of the Cut-off Date of approximately $30,000,000, is currently held by Citigroup Global Markets Realty Corp. and is expected to be contributed to the CD 2016-CD1 securitization transaction; and (iv) the non-controlling notes A-6-2 and A-7, which have outstanding principal balances as of the Cut-off Date of approximately $15,000,000 and $22,500,000, respectively, are currently held by Citigroup Global Markets Realty Corp. and are expected to be contributed to one or more future commercial mortgage securitization transactions. The Vertex Pharmaceuticals HQ loan combination is expected to be serviced and administered pursuant to the WFCM 2016-BNK1 pooling and servicing agreement.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Loan Combinations

(continued)	The Opry Mills mortgage loan, which is evidenced by the non-controlling note A-5-A, will be contributed to the issuing entity, has a Cut-off Date Balance of approximately $60,000,000 and represents approximately 9.8% of the Initial Pool Balance. The related companion loans are evidenced by: (i) the controlling note A-1, which has an outstanding principal balance as of the Cut-off Date of approximately $80,000,000, and was contributed to the JPMCC 2016-JP2 securitization transaction; (ii) the non-controlling notes A-2 and A-3, which have outstanding principal balances as of the Cut-off Date of approximately $65,000,000 and $80,000,000, respectively, are currently held by JPMorgan Chase Bank, National Association and are expected to be contributed to one or more future commercial mortgage securitization transactions; (iii) the non-controlling note A-4, which has an outstanding principal balance as of the Cut-off Date of approximately $70,000,000, and was contributed to the CGCMT 2016-P4 securitization transaction; and (iv) the non-controlling note A-5-B, which has an outstanding principal balance as of the Cut-off Date of approximately $20,000,000, is currently held by Citigroup Global Markets Realty Corp. and is expected to be contributed to one or more future commercial mortgage securitization transactions. The Opry Mills loan combination is being serviced and administered pursuant to the JPMCC 2016-JP2 pooling and servicing agreement.

The Crocker Park Phase One & Two mortgage loan, which is evidenced by the controlling note A-1, will be contributed to the issuing entity, has a Cut-off Date Balance of approximately $60,000,000 and represents approximately 9.8% of the Initial Pool Balance. The related companion loans are evidenced by: (i) the non-controlling note A-2, which has an outstanding principal balance as of the Cut-off Date of approximately $10,000,000, is currently held by Citigroup Global Markets Realty Corp. and is expected to be contributed to one or more future commercial mortgage securitization transactions; and (ii) the non-controlling notes A-3 and A-4, which have outstanding principal balances as of the Cut-off Date of approximately $40,000,000 and $30,000,000, respectively, are currently held by Starwood Mortgage Capital LLC and are expected to be contributed to one or more future commercial mortgage securitization transactions. The Crocker Park Phase One & Two loan combination will be serviced and administered pursuant to the CGCMT 2016-C2 pooling and servicing agreement.

The Staybridge Suites Times Square mortgage loan, which is evidenced by the non-controlling note A-2, will be contributed to the issuing entity, has a Cut-off Date Balance of approximately $28,900,000 and represents approximately 4.7% of the Initial Pool Balance. The related companion Loan, which is evidenced by the controlling note A-1 and has an outstanding principal balance as of the Cut-off Date of approximately $38,600,000, is currently held by Deutsche Bank AG, New York Branch and is expected to be contributed to the DBJPM 2016-C3 securitization transaction. The Staybridge Suites Times Square loan combination is expected to be serviced and administered pursuant to the DBJPM 2016-C3 pooling and servicing agreement.

The Hyatt Regency Huntington Beach Resort & Spa mortgage loan, which is evidenced by the non-controlling notes A-1-2 and A-3-2, will be contributed to the issuing entity, has a Cut-off Date Balance of approximately $26,000,000 and represents approximately 4.3% of the Initial Pool Balance. The related companion loans are evidenced by: (i) the controlling note A-1-1, which has an outstanding principal balance as of the Cut-off Date of approximately $54,000,000, and was contributed to the CGCMT 2016-C1 securitization transaction; (ii) the non-controlling notes A-2 and A-3-1, which have outstanding principal balances as of the Cut-off Date of approximately $40,000,000 and $20,000,000, respectively, and were contributed to the CGCMT 2016-P4 securitization transaction; and (iii) the non-controlling notes A-4 and A-5, which have outstanding principal balances as of the Cut-off Date of approximately $50,000,000 and $10,000,000, respectively, and were contributed to the BACM 2016-UBS10 securitization transaction. The Hyatt Regency Huntington Beach Resort & Spa loan combination is being serviced pursuant to the CGCMT 2016-C1 pooling and servicing agreement.

The Kroger (Roundy’s) Distribution Center mortgage loan, which is evidenced by the non-controlling note A-2, will be contributed to the issuing entity, has a Cut-off Date Balance of approximately $17,000,000 and represents approximately 2.8% of the Initial Pool Balance. The related companion loan, which is evidenced by the controlling note A-1 and has an outstanding principal balance as of the Cut-off Date of approximately $59,500,000, was contributed to the WFCM 2016-C35 securitization transaction. The Kroger (Roundy’s) Distribution Center loan combination is being serviced and administered pursuant to the WFCM 2016-C35 pooling and servicing agreement.

The Jay Scutti Plaza mortgage loan, which is evidenced by the non-controlling note A-2, will be contributed to the issuing entity, has a Cut-off Date Balance of approximately $16,400,000 and represents approximately 2.7% of the Initial Pool Balance. The related companion loan, which is evidenced by the controlling note A-1 and has an outstanding principal balance as of the Cut-off Date of approximately $25,000,000, was contributed to the CSAIL 2016-C6 securitization transaction. The Jay Scutti Plaza loan combination is being serviced and administered pursuant to the CSAIL 2016-C6 pooling and servicing agreement.

The Hilton Garden Inn Athens Downtown mortgage loan, which is evidenced by the controlling note A-1, will be contributed to the issuing entity, has a Cut-off Date Balance of approximately $12,950,000 and represents approximately 2.1% of the Initial Pool Balance. The related companion loan, which is evidenced by the non-controlling note A-2 and has an outstanding principal balance as of the Cut-off Date of approximately $7,000,000, is currently held by Rialto Mortgage Finance, LLC and is expected to be contributed to one or more future commercial mortgage securitization transactions. The Hilton Garden Inn Athens Downtown loan combination will be serviced and administered pursuant to the CGCMT 2016-C2 pooling and servicing agreement.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Servicing Standard	Each of the serviced loans will be serviced and administered by the master servicer and the special servicer pursuant to the terms of the CGCMT 2016-C2 pooling and servicing agreement. In all circumstances, each of the master servicer and the special servicer is obligated to act in the best interests of the certificateholders as a collective whole as if such certificateholders constituted a single lender. The special servicer is required to determine the effect on net present value of various courses of action (including workout or foreclosure), using the Calculation Rate as the discount rate, and pursue the course of action that it determines would maximize recovery on a net present value basis.

“Calculation Rate” means, for principal and interest payments on a mortgage loan or proceeds from the sale of a defaulted loan, the highest of (i) the rate determined by the master servicer or the special servicer, as applicable, that approximates the market rate that would be obtainable by borrowers on similar debt of the borrowers as of such date of determination, (ii) the mortgage loan rate and (iii) the yield on 10-year US treasuries; and for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or update of such appraisal).

Termination of

Special Servicer	Prior to the occurrence and continuance of a Control Termination Event, the special servicer (but not any outside special servicer for any outside serviced loan combination) may be removed and replaced by the Controlling Class Representative (except with respect to any excluded mortgage loan) at any time with or without cause, in each case, upon satisfaction of certain conditions specified in the CGCMT 2016-C2 pooling and servicing agreement.

After the occurrence and during the continuance of a Control Termination Event, the holders of at least 25% of the voting rights of the certificates (other than the Class S and Class R certificates) may request a vote to replace the special servicer (but not any outside special servicer for any outside serviced loan combination). The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of (a) at least 75% of a Certificateholder Quorum, or (b) more than 50% of the voting rights of each class of Non-Reduced Certificates (as defined under “Certain Definitions” below) vote affirmatively to so replace.

“Certificateholder Quorum” means the holders of certificates evidencing at least 75% of the aggregate voting rights (taking into account realized losses and the application of any Appraisal Reduction Amounts to notionally reduce the certificate balances) of all certificates (other than the Class S and Class R certificates), on an aggregate basis.

Additionally, at any time after the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the CGCMT 2016-C2 pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the operating advisor may recommend the replacement of the special servicer (but not any outside special servicer for any outside serviced loan combination), resulting in a solicitation of a certificateholder vote. The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of more than 50% of the voting rights of each class of Non-Reduced Certificates vote affirmatively to so replace.

The related outside special servicer under each outside servicing agreement generally may be (or it is anticipated that such related outside special servicer may be) replaced by the related outside controlling class representative or the vote of the requisite holders of certificates issued under that outside servicing agreement (depending on whether or not a control termination event or a consultation termination event exists under that outside servicing agreement) in a manner similar to the manner in which the special servicer may be replaced under the CGCMT 2016-C2 pooling and servicing agreement as described in the four preceding paragraphs.

If the special servicer, to its knowledge, becomes a “borrower party” (as described in the Preliminary Prospectus) with respect to a mortgage loan, the special servicer will not be permitted to act as special servicer with respect to that mortgage loan. Subject to certain limitations described in the Preliminary Prospectus, the Controlling Class Representative (so long as it is not itself a borrower party and so long as no Control Termination Event shall have occurred and be continuing) will be entitled to appoint a replacement special servicer for that mortgage loan. If the Controlling Class Representative or any other certificateholder of the controlling class is precluded from appointing a replacement special servicer, a replacement special servicer will be appointed in the manner specified in the CGCMT 2016-C2 pooling and servicing agreement.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Voting Rights	At all times during the term of the CGCMT 2016-C2 pooling and servicing agreement, the voting rights for the certificates will be allocated among the respective classes of certificateholders as follows:

(1)	1% in the aggregate in the case of the respective classes of the Class X certificates, allocated pro rata based upon their respective notional amounts as of the date of determination, and

(2)	in the case of any class of certificates (other than the Class X, Class S and Class R certificates), a percentage equal to the product of 99% and a fraction, the numerator of which is equal to the certificate balance of the class, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate certificate balance of all classes of the certificates (other than the Class X, Class S and Class R certificates), each determined as of the prior Distribution Date; provided, that in certain circumstances described under “The Pooling and Servicing Agreement—Termination of the Special Servicer Without Cause”, and “—Operating Advisor—Termination of the Operating Advisor Without Cause” in the Preliminary Prospectus, voting rights will only be exercisable by holders of the Non-Reduced Certificates.

For purposes of such allocations of voting rights, (i) the Class E-1 certificates and, to the extent that they represent an interest in the Class E-1 trust component, the Class E certificates, the Class EF certificates and the Class EFG certificates will be considered as if they together constituted a single “class”; (ii) the Class E-2 certificates and, to the extent that they represent an interest in the Class E-2 trust component, the Class E certificates, the Class EF certificates and the Class EFG certificates will be considered as if they together constituted a single “class”; (iii) the Class F-1 certificates and, to the extent that they represent an interest in the Class F-1 trust component, the Class F certificates, the Class EF certificates and the Class EFG certificates will be considered as if they together constituted a single “class”; (iv) the Class F-2 certificates and, to the extent that they represent an interest in the Class F-2 trust component, the Class F certificates, the Class EF certificates and the Class EFG certificates will be considered as if they together constituted a single “class”; (v) the Class G-1 certificates and, to the extent that they represent an interest in the Class G-1 trust component, the Class G certificates and the Class EFG certificates will be considered as if they together constituted a single “class”; (vi) the Class G-2 certificates and, to the extent that they represent an interest in the Class G-2 trust component, the Class G certificates and the Class EFG certificates will be considered as if they together constituted a single “class”; (vii) the Class H-1 certificates and, to the extent that they represent an interest in the Class H-1 trust component, the Class H certificates will be considered as if they together constituted a single “class”; and (viii) the Class H-2 certificates and, to the extent that they represent an interest in the Class H-2 trust component, the Class H certificates will be considered as if they together constituted a single “class”. Voting rights will be allocated to each class of the Class E, Class F, Class EF, Class G, Class EFG and Class H certificates only with respect to each trust component in which such class of certificates evidences an interest, as described in the preceding sentence.

The voting rights of any class of certificates are required to be allocated among certificateholders of such class in proportion to their respective percentage interests.

The Class S and Class R certificates will not be entitled to any voting rights.

Servicing

Compensation	Modification Fees: Certain fees resulting from modifications, amendments, waivers or other changes to the terms of the loan documents, as more fully described in the Preliminary Prospectus, will be used to offset expenses on the related serviced mortgage loan (i.e. reimburse the trust for certain expenses including unreimbursed advances and interest on unreimbursed advances previously incurred (other than special servicing fees, workout fees and liquidation fees) on the related serviced mortgage loan but not yet reimbursed to the trust or servicers or to pay expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding in each case unless as part of the written modification the related borrower is required to pay these amounts on a going forward basis or in the future). Any excess modification fees not so applied to offset expenses will be available as compensation to the master servicer and/or special servicer. Within any prior 12 month period, all such excess modification fees earned by the master servicer or by the special servicer (after taking into account the offset described below applied during such 12-month period) with respect to any serviced mortgage loan will be subject to a cap equal to the greater of (i) 1% of the outstanding principal balance of such mortgage loan after giving effect to such transaction and (ii) $25,000.

All excess modification fees earned by the special servicer will be required to offset any future workout fees or liquidation fees payable with respect to the related serviced mortgage loan or related REO property; provided, that if the serviced mortgage loan ceases being a corrected loan, and is subject to a subsequent modification, any excess modification fees earned by the special servicer prior to such serviced mortgage loan ceasing to be a corrected loan will no longer be offset against future liquidation fees and workout fees unless such serviced mortgage loan ceased to be a corrected loan within 18 months of it becoming a modified mortgage loan.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Servicing Compensation
(continued)	Penalty Fees: All late fees and default interest will first be used to reimburse certain expenses previously incurred with respect to the related mortgage loan (other than special servicing fees, workout fees and liquidation fees) but not yet reimbursed to the trust, the master servicer or the special servicer or to pay certain expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding on the related mortgage loan, and any excess received with respect to a serviced loan will be paid to the master servicer (for penalty fees accrued while a non-specially serviced loan) and the special servicer (for penalty fees accrued while a specially serviced loan). To the extent any amounts reimbursed out of penalty charges are subsequently recovered on a related serviced loan, they will be paid to the master servicer or special servicer who would have been entitled to the related penalty charges that were previously used to reimburse such expense.

Liquidation / Workout Fees: Liquidation fees will be calculated at the lesser of (a) 1.0% and (b) such rate as would result in a liquidation fee of $1,000,000, for each serviced loan that is a specially serviced loan and any REO property, subject in any case to a minimum liquidation fee of $25,000. For any serviced loan that is a corrected loan, workout fees will be calculated at the lesser of (a) 1.0% and (b) such rate as would result in a workout fee of $1,000,000 when applied to each expected payment of principal and interest (other than default interest and excess interest) on the related serviced loan from the date such serviced loan becomes a corrected mortgage loan through and including the then related maturity date, subject in any case to a minimum workout fee of $25,000.

Notwithstanding the foregoing, in connection with a maturity default, no liquidation or workout fee will be payable in connection with a payoff or refinancing of the related serviced loan within 90 days of the maturity default, but the special servicer may collect and retain appropriate fees from the related borrower in connection with the subject liquidation or workout.

In the case of an outside serviced loan combination, calculation of the foregoing amounts payable to the related outside servicer or outside special servicer may be different than as described above. For example, the extent to which modification fees and penalty fees are applied to offset expenses may be different and liquidation fees and workout fees may be subject to different caps or no caps.

Operating Advisor	Prior to the occurrence of a Control Termination Event, the operating advisor will review certain information on the certificate administrator’s website, and will have access to any related final asset status report but will not have any approval or consultation rights. After a Control Termination Event, the operating advisor will have consultation rights with respect to certain major decisions with respect to the serviced loan(s) and will have additional monitoring responsibilities on behalf of the entire trust.

After the occurrence and during the continuance of a Control Termination Event, the operating advisor will be entitled to consult with the special servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders, as a collective whole, as if those certificateholders constituted a single lender.

The operating advisor will be subject to termination if the holders of at least 15% of the voting rights of Non-Reduced Certificates vote to terminate and replace the operating advisor and such vote is approved by the holders of more than 50% of the voting rights of Non-Reduced Certificates that exercise their right to vote, provided that the holders of at least 50% of the voting rights of Non-Reduced Certificates have exercised their right to vote. The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

Asset Representations
Reviewer	The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. An asset review will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans) held by the issuing entity as of the end of the applicable collection period are at least 60 days delinquent in respect of their related monthly payments or balloon payment, if any (for purposes of this paragraph, “delinquent loans”) or (2) at least 15 mortgage loans are delinquent loans as of the end of the applicable collection period and the aggregate outstanding principal balance of such delinquent loans constitutes at least 20% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans) held by the issuing entity as of the end of the applicable collection period.

The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice of such request to all certificateholders and the asset representations reviewer by posting such notice on its internet website, and by mailing such notice to all certificateholders and the asset representations reviewer. Upon the written direction of certificateholders evidencing at least 75% of a Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the asset representations reviewer under the CGCMT 2016-C2 pooling and servicing agreement by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed. See “The Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Dispute Resolution
Provisions	The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the CGCMT 2016-C2 pooling and servicing agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a Repurchase Request (as defined in the Preliminary Prospectus) is not “Resolved” (as defined below) within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the “Initial Requesting Certificateholder” (if any) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration. In addition, any other certificateholder or certificate owner may deliver, within the time frame provided in the CGCMT 2016-C2 pooling and servicing agreement, a written notice requesting the right to participate in any dispute resolution consultation that is conducted by the enforcing servicer following the enforcing servicer’s receipt of the notice described in the preceding sentence.

“Resolved” means, with respect to a Repurchase Request, (i) that any material breach of representations and warranties or a material document defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a “loss of value payment”, (v) a contractually binding agreement has been entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the CGCMT 2016-C2 pooling and servicing agreement. See “The Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Investor

Communications	The certificate administrator is required to include on any Form 10–D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the CGCMT 2016-C2 pooling and servicing agreement. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the CGCMT 2016-C2 pooling and servicing agreement will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.

Deal Website	The certificate administrator will maintain a deal website including, but not limited to:

—all special notices delivered.

—summaries of final asset status reports.

—all appraisals in connection with an appraisal reduction plus any subsequent appraisal updates.

—an “Investor Q&A Forum” and a voluntary investor registry.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

CERTAIN DEFINITIONS (continued)

■	“ADR”: For any hospitality property, average daily rate.

■	“Appraised Value”: With respect to each mortgaged property and any date of determination, the most current appraised value of such mortgaged property as determined by an appraisal of the mortgaged property and in accordance with MAI standards made not more than 5 months prior to the origination date of the related mortgage loan. The Appraised Value for each mortgaged property is an “as-is” appraised value, except as may be set forth under the definition of “Appraised Value” in the Preliminary Prospectus.

■	“Borrower Sponsor”: The indirect owner, or one of the indirect owners, of the related borrower (in whole or in part) that may or may not have control of the related borrower. The Borrower Sponsor may be, but is not necessarily, the entity that acts as the guarantor of the non-recourse carveouts.

■	“Cut-off Date LTV Ratio”: With respect to each mortgage loan, the ratio, expressed as a percentage of (1) the Cut-off Date Balance of that mortgage loan divided by (2) the Appraised Value of the related mortgaged property or portfolio of mortgaged properties, except as set forth under the definition of “Cut-off Date LTV Ratio” in the Preliminary Prospectus including, without limitation: (i) with respect to any mortgage loan with a pari passu companion loan, the calculation of the Cut-off Date LTV Ratio is based on the aggregate principal balance of such mortgage loan and the related pari passu companion loan(s), unless otherwise indicated; (ii) with respect to each pair of mortgage loans (identified on Annex A to the Preliminary Prospectus as a Crossed Group) that are cross-collateralized and cross-defaulted with each other, the Cut-off Date LTV Ratio is presented in the aggregate (which, in the case of the Crossed Group consisting of the 120 St. Marks Place and 63 Clinton Street mortgage loans, is further based on the aggregate Cut-off Date Balances of such mortgage loans net of a holdback reserve taken at origination); and (iii) with respect to (x) the Stone Ranch Apartments mortgage loan, the Cut-off Date LTV Ratio was calculated using the related “As Stabilized Appraised Value” set forth on Annex A to the Preliminary Prospectus, and (y) the Welcome Hospitality Portfolio mortgage loan, the Cut-off Date LTV Ratio was calculated using the related “As Stabilized Appraised Value” set forth on Annex A to the Preliminary Prospectus solely with respect to the Hilton Scranton Downtown mortgaged property that forms part of the related portfolio of mortgaged properties.

■	“FF&E”: Furniture, fixtures and equipment.

■	“GLA”: Gross leasable area.

■	“Hard Lockbox”: The borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender. Hospitality, mixed use, multifamily and manufactured housing community properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the lockbox account even though cash, checks or “over the counter” receipts are deposited by the manager of the related mortgaged property into the lockbox account controlled by the lender.

■	“Maturity Date/ARD LTV Ratio”: With respect to each mortgage loan, the ratio, expressed as a percentage of (1) the balloon balance of that mortgage loan as adjusted to give effect to the amortization of the applicable mortgage loan as of its maturity date or anticipated repayment date, assuming no prepayments or defaults, divided by (2) the Appraised Value of the related mortgaged property or portfolio of mortgaged properties, except as set forth under the definition of “Maturity Date/ARD LTV Ratio” in the Preliminary Prospectus including, without limitation: (i) with respect to any mortgage loan with a pari passu companion loan, the calculation of the Maturity Date/ARD LTV Ratio is based on the aggregate balloon balance of such mortgage loan and the related pari passu companion loan(s), unless otherwise indicated; (ii) with respect to each pair of mortgage loans (identified on Annex A to the Preliminary Prospectus as a Crossed Group) that are cross-collateralized and cross-defaulted with each other, the Maturity Date/ARD LTV Ratio is presented in the aggregate (which, in the case of the Crossed Group consisting of the 120 St. Marks Place and 63 Clinton Street mortgage loans, is further based on the aggregate balloon balances of such mortgage loans net of a holdback reserve taken at origination); and (iii) with respect to (x) the Stone Ranch Apartments mortgage loan, the Maturity Date/ARD LTV Ratio was calculated using the related “As Stabilized Appraised Value” set forth on Annex A to the Preliminary Prospectus, and (y) the Welcome Hospitality Portfolio mortgage loan, the Maturity Date/ARD LTV Ratio was calculated using the related “As Stabilized Appraised Value” set forth on Annex A to the Preliminary Prospectus solely with respect to the Hilton Scranton Downtown mortgaged property that forms part of the related portfolio of mortgaged properties.

■	“MSA”: Metropolitan statistical area.

■	“Non-owned Anchor(s)”: Tenants that occupy space equal to or greater than 30,000 SF at the related mortgaged property, which occupied space is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■	“Non-owned Junior Anchor(s)”: Tenants that occupy space equal to or greater than 10,000 SF at the related mortgaged property and less than 30,000 SF at the related mortgaged property, which occupied space is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■	“Non-owned Outparcel(s)”: Freestanding tenants that occupy space at the property that is separated from the rest of the tenants at the applicable mortgaged property which space occupied by those freestanding tenants is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■	“Non-Reduced Certificates”: Each class of certificates (other than Class S, Class R and Class X certificates) that has an outstanding certificate balance as may be notionally reduced by any appraisal reduction amounts allocated to that class, equal to or greater than 25% of an amount equal to the initial certificate balance of that class of certificates minus all principal payments made on such class of certificates; provided that for purposes of this definition, (i) the Class E-1 certificates, the Class E-2 certificates, the Class E certificates and, to the extent that they represent interests in the Class E trust components, the Class EF and Class EFG certificates will be considered as if they together constitute a single “class” of certificates, (ii) the Class F-1 certificates, the Class F-2 certificates, the Class F certificates and, to the extent that they represent interests in the Class F trust components, the Class EF and Class EFG certificates will be considered as if they together constituted a single “class” of certificates, (iii) the Class G-1 certificates, the Class G-2 certificates, the Class G certificates and, to the extent that they represent interests in the Class G trust components, the Class EFG certificates will be considered as if they together constituted a single “class” of certificates, and (iv) the Class H-1 certificates, the Class H-2 certificates and the Class H certificates will be considered as if they together constituted a single “class” of certificates.

■	“Occupancy Cost”: With respect to any mortgaged property, total rental revenues divided by total sales.

■	“Owned Anchor(s)”: Tenants that lease space equal to or greater than 30,000 SF at the related mortgaged property, which leased space is owned by the related borrower and is part of the collateral for the related mortgage loan.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

CERTAIN DEFINITIONS (continued)

■	“Owned GLA”: With respect to any particular mortgaged property, the GLA of the space that is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Owned Junior Anchor(s)”: Tenants that lease space equal to or greater than 10,000 SF and less than 30,000 SF at the related mortgaged property, which leased space is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Owned Occupancy”: With respect to any particular mortgaged property, as of a certain date (or, in the case of a hospitality property, for a trailing 12-month period ending on a certain date), the percentage of net rentable square footage, available rooms, units, pads or beds that are leased or rented (as applicable), solely with respect to the aggregate leased space, available rooms, units, pads or beds in the property that is owned by the related borrower. In some cases Owned Occupancy was based on assumptions regarding occupancy, such as assumptions that a certain tenant at the mortgaged property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within twelve months after the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the related mortgaged property; in some cases, assumptions regarding leases under negotiation being executed; in some cases, assumptions regarding tenants taking additional space in the future if currently committed to do so or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions.

■	“Owned Outparcel(s)”: Freestanding tenants that occupy space at the mortgaged property that is separated from the rest of the tenants at the applicable mortgaged property which space occupied by those freestanding tenants is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Owned Tenant(s)”: Tenants whose leased space at the related mortgaged property is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Rating Agency Confirmation”: With respect to any matter, confirmation in writing (which may be in electronic form) by each applicable rating agency engaged by the depositor that a proposed action, failure to act or other event so specified will not, in and of itself, result in the downgrade, withdrawal or qualification of the then current rating assigned by that rating agency to any class of certificates. However, such confirmation will be deemed received or not required in certain circumstances as further described in the Preliminary Prospectus. See “The Pooling and Servicing Agreement—Rating Agency Confirmations” in the Preliminary Prospectus.

■	“RevPAR”: With respect to any hospitality property, revenues per available room.

■	“SF”: Square feet.

■	“Soft Lockbox”: An account into which the related borrower is required to deposit or cause the property manager to deposit all rents collected. Hospitality, multifamily and manufactured housing community properties are considered to have a soft lockbox if credit card receivables, cash, checks or “over the counter” receipts are deposited into the lockbox account by the borrower or property manager.

■	“Soft Springing Lockbox”: An account into which the related borrower is required to deposit, or cause the property manager to deposit, all rents collected until the occurrence of an event of default or one or more specified trigger events under the related loan documents, at which time the lockbox converts to a Hard Lockbox.

■	“Springing Lockbox”: An account that is not currently in place, but the related loan documents require the imposition of a lockbox account upon the occurrence of an event of default or one or more specified trigger events under the related loan documents.

■	“Total Occupancy”: With respect to any particular mortgaged property, as of a certain date (or, in the case of a hospitality property, for a trailing 12-month period ending on a certain date), the percentage of net rentable square footage, available rooms, units, pads or beds that are leased or rented (as applicable), for the aggregate leased space, available rooms, units, pads or beds at the mortgaged property, including any space that is owned by the related borrower and is part of the collateral in addition to any space that is owned by the applicable tenant and not part of the collateral for the related mortgage loan. In some cases Total Occupancy was calculated based on assumptions regarding occupancy, such as the assumption that a certain tenant at the mortgaged property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within twelve months after the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the related mortgaged property; in some cases, assumptions regarding leases under negotiation being executed; in some cases, assumptions regarding tenants taking additional space in the future if currently committed to do so or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions.

■	“TRIPRA”: Terrorism Risk Insurance Program Reauthorization Act of 2015.

■	“TTM”: Trailing twelve months.

■	“Underwritten Expenses”: With respect to any mortgage loan or mortgaged property, an estimate of operating expenses, as determined by the related originator and generally derived from historical expenses at the mortgaged property(-ies), the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market-rate management fee. We cannot assure you that the assumptions made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

■	“Underwritten Net Cash Flow (NCF)”: With respect to any mortgage loan or mortgaged property, cash flow available for debt service, generally equal to the Underwritten NOI decreased by an amount that the related originator has determined for tenant improvements and leasing commissions and / or replacement reserves for capital items. Underwritten NCF does not reflect debt service or non-cash items such as depreciation or amortization. The Underwritten Net Cash Flow for each mortgaged property is calculated based on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net cash flow for the mortgaged property to differ materially from the Underwritten Net Cash Flow set forth in this Term Sheet. In some cases, historical net cash flow for a particular mortgaged property, and/or the net cash flow assumed by the applicable appraiser in determining the Appraised Value of the mortgaged property, may be less (and, perhaps materially less) than the Underwritten Net Cash Flow shown in this Term Sheet for such mortgaged property. No representation is made as to the future cash flows of the mortgaged properties, nor are the Underwritten Net Cash Flows set forth in the Preliminary Prospectus intended to represent such future cash flows. See “Risk Factors—Underwritten Net Cash Flow Could be Based on Incorrect or Failed Assumptions” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

CERTAIN DEFINITIONS (continued)

■	“Underwritten Net Operating Income (NOI)”: With respect to any mortgage loan or mortgaged property, Underwritten Revenues less Underwritten Expenses, as both are determined by the related originator, based in part upon borrower supplied information (including but not limited to a rent roll, leases, operating statements and budget) for a recent period which is generally the 12 months prior to the origination date or acquisition date of the mortgage loan (or loan combination, if applicable), adjusted for specific property, tenant and market considerations. Historical operating statements may not be available for newly constructed mortgaged properties, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and/or newly acquired mortgaged properties. The Underwritten NOI for each mortgaged property is calculated based on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net operating income for the mortgaged property to differ materially from the Underwritten NOI set forth in this Term Sheet. In some cases, historical net operating income for a particular mortgaged property, and/or the net operating income assumed by the applicable appraiser in determining the Appraised Value of the mortgaged property, may be less (and, perhaps, materially less) than the Underwritten NOI shown in this prospectus for such mortgaged property. No representation is made as to the future cash flows of the mortgaged properties, nor are the Underwritten NOIs set forth in this prospectus intended to represent such future cash flows.

■	“Underwritten Revenues”: With respect to any mortgage loan or mortgaged property, an estimate of operating revenues, as determined by the related originator and generally derived from the rental revenue (which may include rental revenue related to reimbursement of tenant improvements and leasing commissions) based on leases in place, leases that have been executed but the tenant is not yet paying rent, month-to-month leases (based on current rent roll and annualized), leases that are being negotiated and expected to be signed, additional space that a tenant has committed to take as described under “Description of the Mortgage Pool—Tenant Issues” in the Preliminary Prospectus to the extent material, and in certain cases contractual rent steps generally within 11 months following the Cut-off Date, in certain cases certain appraiser estimates of rental income, and in some cases adjusted downward to market rates, with vacancy rates equal to the mortgaged property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related originator; plus any additional recurring revenue fees. Additionally, in determining rental revenue for multifamily rental, manufactured housing community and self storage properties, the related originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month period or in some cases may have relied on information provided in the appraisal for market rental rates and vacancy. In certain cases, with respect to mortgaged properties with leases with rent increases or rent decreases during the term of the related mortgage loan, Underwritten Revenues were based on the average rent over the term of the mortgage loan. In some cases, the related originator included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out. We cannot assure you that the assumptions made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance. See “Description of the Mortgage Pool—Tenant Issues” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

VERTEX PHARMACEUTICALS HQ

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

VERTEX PHARMACEUTICALS HQ

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

VERTEX PHARMACEUTICALS HQ

Vertex Pharmaceuticals HQ
50 Northern Avenue & 11 Fan Pier Boulevard
Boston, MA 02110
Everett
Chelsea
Somerville
Cambridge
Boston
CHARLESTOWN
EAST BOSTON
LOGAN INTERNATIONAL AIRPORT
Mystic River
Charles River
Boston Harbor
BACK BAY
SEAPORT DISTRICT
SOUTH END
SOUTH BOSTON
NORTH DORCHESTER
FENWAY-KENMORE
CBD
EAST CAMBRIDGE
AREA IV
MID-CAMBRIDGE
RIVERSIDE
CAMBRIDGEPORT
AGGASI-HARVARD
THOMPSON ISLAND
Massachusetts Institute of Technology
Harvard University
Tufts University -Medford
Massachusetts General Hospital
Tufts Medical Center
Boston Convention Center
Boston Medical Center Harrison Campus
Beth Israel Deaconess Medical Center
Brigham & Women's Hospital
Northeastern University
Wentworth Institute of Technology
University of Massachusetts-Boston
Boston University
Prudential Center
Fenway Park
TD Garden
Faneuil Hall Marketplace
Bunker Hill Community College
Cambridgeside Galleria Mall
Assembly Square Mall
Gateway Center
Meadow Glen Mall
Porter Square Shopping Center
Porter Exchange Mall
Somerville Hospital
Cambridge Hospital
Wheelock College
Emmanuel College
North Reading
Beverly
Billerica
Burlington
Wakefield
Peabody
Salem
Bedford
Woburn
Lynn
Concord
Melrose
Lexington
Malden
Lincoln
Medford
Revere
Everett
Chelsea
Waltham
Somerville
Cambridge
Weston
Watertown
BOSTON LOGAN INT'L AIRPORT
Wayland
Newton
Boston
Wellesley
Roxbury
West Roxbury
Needham
Milton
Dedham
Quincy
Hingham
Norwood
CARTIFACT

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

VERTEX PHARMACEUTICALS HQ

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CGMRC
Location (City/State)	Boston, Massachusetts	Credit Assessment (DBRS, Fitch, Moody’s)	AA / A- / Aa2(sca.pd)
Property Type	Office	Cut-off Date Principal Balance(2)	$60,000,000
Size (SF)	1,133,723	Cut-off Date Principal Balance per SF(1)	$374.87
Total Occupancy as of 4/30/2016	99.9%	Percentage of Initial Pool Balance	9.8%
Owned Occupancy as of 4/30/2016	99.9%	Number of Related Mortgage Loans	None
Year Built / Latest Renovation	2013 / NAP	Type of Security	Fee Simple
Appraised Value	$1,198,000,000	Mortgage Rate	2.79818%
Original Term to Maturity (Months)(3)	120
Original Amortization Term (Months)	NAP
Original Interest Only Term (Months)	120
Underwritten Revenues	$93,423,532
Underwritten Expenses	$17,361,124	Escrows(4)
Underwritten Net Operating Income (NOI)	$76,062,408	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$75,778,977	Taxes	$0	$0
Cut-off Date LTV Ratio(1)	35.5%	Insurance	$0	$0
Maturity Date LTV Ratio(1)	35.5%	Replacement Reserve	$0	$0
DSCR Based on Underwritten NOI / NCF(1)	6.31x / 6.28x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(1)	17.9% / 17.8%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$425,000,000	68.5%	Return of Equity(5)	$616,022,218	99.4%
Mezzanine Loan Amount	195,000,000	31.5	Closing Costs	3,977,782	0.6

Total Sources	$620,000,000	100.0%	Total Uses	$ 620,000,000	100.0%

(1)	Calculated based on the aggregate outstanding principal balance of the Vertex Pharmaceuticals HQ Loan Combination.
(2)	The Vertex Pharmaceuticals HQ Loan has a Cut-off Date Balance of $60,000,000 and represents the non-controlling note A-6-1 of the $425,000,000 Vertex Pharmaceuticals HQ Loan Combination, which is evidenced by 10 pari passu notes totaling $425,000,000. The related companion loans are evidenced by (i) the controlling note A-1 with an outstanding principal balance as of the Cut-off Date of $80,000,000, which is currently held by Morgan Stanley Bank, N.A. and is expected to be contributed to the WFCM 2016-BNK1 securitization transaction, (ii) the non-controlling notes A-2-1, A-2-2, A-2-3, A-3 and A-4, with outstanding principal balances as of the Cut-off Date of $40,000,000, $30,000,000, $10,000,000, $80,000,000 and $57,500,000, respectively, which are currently held by Morgan Stanley Bank, N.A. and are expected to be contributed to one or more future commercial mortgage securitization transactions, (iii) the non-controlling note A-5, with an outstanding principal balance of $30,000,000, which is currently held by Citigroup Global Markets Realty Corp. and is expected to be contributed to the CD 2016-CD1 securitization transaction and (iv) the non-controlling notes A-6-2 and A-7, with outstanding principal balances as of the Cut-off Date of $15,000,000 and $22,500,000, respectively, which are currently held by Citigroup Global Markets Realty Corp. and are expected to be contributed to one of more future securitization transactions.
(3)	The ARD (defined below) is August 6, 2026 and the final maturity date is November 6, 2028.
(4)	See “—Escrows” below.
(5)	The sponsor, Senior Housing Properties Trust, acquired the Vertex Pharmaceuticals HQ Property in 2014 for a purchase price of $1,125,420,000 in part by using proceeds from its unsecured revolving credit facility. The sponsor has informed the lender that it expects to use proceeds from the Vertex Pharmaceuticals HQ Loan Combination to repay a portion of the outstanding borrowings under the unsecured revolving credit facility and for general business purposes. Following the repayment, there will be approximately $900 million available to be drawn under the sponsor’s unsecured revolving credit facility.

■	The Mortgage Loan. The mortgage loan (the “Vertex Pharmaceuticals HQ Loan”) is part of a loan combination (the “Vertex Pharmaceuticals HQ Loan Combination”) that is evidenced by 10 pari passu notes secured by a first lien mortgage encumbering an office complex located in Boston, Massachusetts (the “Vertex Pharmaceuticals HQ Property”). The Vertex Pharmaceuticals HQ Loan, which is evidenced by note A-6-1, represents a non-controlling interest in the Vertex Pharmaceuticals HQ Loan Combination, had an original principal balance of $60,000,000, and has a Cut-off Date Balance of $60,000,000. The Vertex Pharmaceuticals HQ Loan represents approximately 9.8% of the Initial Pool Balance. The related companion loans (the “Vertex Pharmaceuticals HQ Companion Loans”) had an aggregate original principal balance of $365,000,000, have an outstanding principal balance as of the Cut-off Date of $365,000,000, and are evidenced by (i) the controlling note A-1, with an outstanding principal balance as of the Cut-off Date of $80,000,000, which is currently held by Morgan Stanley Bank, N.A. and is expected to be contributed to the WFCM 2016-BNK1 securitization transaction, (ii) the non-controlling notes A-2-1, A-2-2, A-2-3, A-3 and A-4, with outstanding principal balances as of the Cut-off Date of $40,000,000, $30,000,000, $10,000,000, $80,000,000 and $57,500,000, respectively, which are currently held by Morgan Stanley Bank, N.A. and are expected to be contributed to one or more future commercial mortgage securitization transactions, (iii) the non-controlling note A-5, with an outstanding principal balance of $30,000,000, which is currently held by Citigroup Global Markets Realty Corp. and is expected to be contributed to the CD 2016-CD1 securitization transaction, and (iv) the non-controlling notes A-6-2 and A-7, with outstanding principal balances as of the Cut-off Date of $15,000,000 and $22,500,000, respectively, which are currently held by Citigroup Global Markets Realty Corp. and are expected to be contributed to one or more future securitization transactions.

The Vertex Pharmaceuticals HQ Loan Combination was co-originated on July 15, 2016 by Citigroup Global Markets Realty Corp. and Morgan Stanley Bank, N.A. The Vertex Pharmaceuticals HQ Loan Combination had an original principal balance of $425,000,000, has an outstanding principal balance as of the Cut-off Date of

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

VERTEX PHARMACEUTICALS HQ

$425,000,000 and accrues interest at an interest rate of 2.79817647% per annum (the “Initial Interest Rate”). The Vertex Pharmaceuticals HQ Loan Combination requires interest-only payments through the anticipated repayment date (the “ARD”), had an initial term of 120 months until the ARD, and has a remaining term of 120 months as of the Cut-off Date until the ARD. The ARD is August 6, 2026, and the final maturity date is November 6, 2028. From and after the ARD, the Vertex Pharmaceuticals HQ Loan Combination will accrue interest at a per annum rate equal to the sum of (1) the Initial Interest Rate, plus (2) the product of (A) the quotient of (x) the Initial Interest Rate divided by (y) 3.53%, multiplied by (B) the difference between (x) the Adjusted Interest Rate, minus (y) 3.53%.

“Adjusted Interest Rate” means the greater of (i) 6.53% or (ii) the sum of (a) the then-effective U.S. swap rate for a swap terminating on the then-effective maturity date plus (b) 5.00%.

All interest, including interest accrued at the excess of the Adjusted Interest Rate over the Initial Interest Rate is required to be paid currently on each monthly payment date through the final maturity date. If the Vertex Pharmaceuticals HQ Loan Combination is not repaid in full on or prior to the ARD, from and after the occurrence of the ARD and prior to the occurrence of an event of default under the Vertex Pharmaceuticals HQ Loan Combination, all excess cash flow is required to be swept and applied to repay the principal balance of the Vertex Pharmaceuticals HQ Loan Combination and Vertex Pharmaceuticals HQ Mezzanine Loan (as defined below) on a pro rata basis, based on their respective principal balances.

Voluntary prepayment of the Vertex Pharmaceuticals HQ Loan without payment of any prepayment premium is permitted on or after the due date in February 2026. At any time after August 6, 2018, the Vertex Pharmaceuticals HQ Loan may be prepaid with a payment equal to the greater of (i) 0.5% of the outstanding principal balance of the Vertex Pharmaceuticals HQ Loan and (ii) a yield maintenance premium as more particularly set forth in the Vertex Pharmaceuticals HQ Loan documents. In connection with any such prepayment, the Vertex Pharmaceuticals HQ Mezzanine Loan is required to also be prepaid in full.

Note Summary

Notes	Original Balance	Note Holder(1)	Controlling Interest
A-1	$80,000,000	WFCM 2016-BNK1(2)	Yes
A-2-1	$40,000,000	MSBNA	No
A-2-2	$30,000,000	MSBNA	No
A-2-3	$10,000,000	MSBNA	No
A-3	$80,000,000	MSBNA	No
A-4	$57,500,000	MSBNA	No
A-5	$30,000,000	CD 2016-CD1(2)	No
A-6-1	$60,000,000	CGCMT 2016-C2(2)	No
A-6-2	$15,000,000	CGMRC	No
A-7	$22,500,000	CGMRC	No
Total	$425,000,000

(1)	MSBNA means Morgan Stanley Bank, N.A. and CGMRC means Citigroup Global Markets Realty Corp.
(2)	The identified note holder is the securitization trust for the expected securitization of the subject note.

Following the earlier of (i) the second anniversary of the last securitization of any portion of the Vertex Pharmaceuticals HQ Loan Combination and (ii) 42 months following origination of the Vertex Pharmaceuticals HQ Loan, the borrower has the right to defease, with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the Vertex Pharmaceuticals HQ Loan Combination documents, the Vertex Pharmaceuticals HQ Loan Combination in whole, but not in part.

■	The Mortgaged Property. The Vertex Pharmaceuticals HQ Property consists of the fee simple interest in a two-building, 15-story, Class A headquarters office/lab complex totaling 1,133,723 SF, located in the master-planned Fan Pier mixed use development in Boston’s Seaport District. The Fan Pier development is a live-work-play development that features over three million SF of office, retail, hotel and residential buildings, multiple public parks, restaurants, access to Boston’s HarborWalk and the Institute of Contemporary Art. The Fan Pier

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

VERTEX PHARMACEUTICALS HQ

development also features the Fan Pier Marina, a professionally managed, six-acre marina with deep-water access, as well as water taxi access to Logan International Airport. The Vertex Pharmaceuticals HQ Property features floor plates of approximately 40,000 SF on the lab floors (floors 2-7, 9) and floor plates of approximately 28,000 SF on the office floors (floors 9-15). The Vertex Pharmaceuticals HQ Property features high-end finishes, flexible floor plates that can accommodate full floor or multi-tenant users, state-of-the-art laboratory and research space, floor to ceiling glass exteriors and highly visible exterior signage. Both buildings which comprise the Vertex Pharmaceuticals HQ Property, 11 Fan Pier Boulevard and 50 Northern Avenue, have applied for LEED Gold certification. The two buildings that comprise the Vertex Pharmaceuticals HQ Property are connected via a skybridge between the 5th and 6th floors. Parking at the Vertex Pharmaceuticals HQ Property is provided by a 3-level, 740-space subterranean parking garage, resulting in a parking ratio of 0.65 spaces per 1,000 SF of net rentable area.

The Vertex Pharmaceuticals HQ Property was constructed in 2013 as a built-to-suit headquarters for Vertex Pharmaceuticals Incorporated (“Vertex Pharmaceuticals”), which leases 100.0% of the Vertex Pharmaceuticals HQ Property’s office, lab, and mechanical space. The sponsor invested approximately $162.5 million ($149.30 per SF) for Vertex Pharmaceuticals’ initial tenant improvement allowance. In addition, Vertex Pharmaceuticals subsequently invested a reported $75.0 million ($69.29 per SF) to convert the lower floors of the towers to lab space. Vertex Pharmaceuticals’ leases run through December 31, 2028, each with one ten-year extension option at fair market rent remaining. Vertex Pharmaceuticals is focused on developing and commercializing therapies for the treatment of cystic fibrosis and currently has two marketed medicines to treat cystic fibrosis: ORKAMBI and KALYDECO. ORKAMBI was approved by the United States Food and Drug Administration (“FDA”) in July 2015 and the European Commission in November 2015 for the treatment of patients with cystic fibrosis 12 years of age and older. KALYDECO was approved in 2012 by the FDA and European Commission as a treatment for patients with cystic fibrosis six years of age and older. In addition, Vertex Pharmaceuticals has multiple other development programs in the field of cystic fibrosis, as well as other early- and mid-stage development programs in the areas of oncology, pain and neurology.

The Vertex Pharmaceuticals HQ Property features 49,906 SF of ground floor retail and associated storage space leased to a variety of complementary tenants, including Frank Anthony’s, a gourmet market and specialty grocer, Babbo Enoteca FP, LLC, d/b/a Babbo Pizzeria, an Italian restaurant and pizzeria, B. Good, a health-conscious fast-food chain restaurant, Leader Bank, a retail bank branch, Starbucks and Bright Horizons Children’s Center, a daycare and preschool.

Below is a summary of Vertex Pharmaceuticals’ occupied space at the Vertex Pharmaceuticals HQ Property.

Vertex Pharmaceuticals Leased Space(1)

Building	Office NRSF	Lab NRSF	Mechanical NRSF	Storage NRSF	Total Vertex Leased NRSF
50 Northern Avenue	211,685	253,800	87,752	2,868	556,105
11 Fan Pier Boulevard	217,462	222,870	76,984	8,996	526,312
Total	429,147	476,670	164,736	11,864	1,082,417

(1)	Included in Vertex Pharmaceuticals’ net rentable SF is approximately 164,736 SF of mechanical space located on the eighth floor and penthouse areas. According to the appraisal, it is a market standard that lab tenants pay full rent for all mechanical areas. Were the subject converted to a multi-tenant office use in the future, the Vertex Pharmaceuticals HQ Property’s net rentable area would most likely be reduced by the amount of the mechanical areas. Vertex Pharmaceuticals currently pays $62.50 per SF for its office, lab and mechanical space and $25.00 per SF for its storage space.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

VERTEX PHARMACEUTICALS HQ

The following table presents certain information relating to the tenants at the Vertex Pharmaceuticals HQ Property:

Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)	Tenant GLA	% of GLA	UW Base Rent(1)	% of Total UW Base Rent	UW Base Rent $ per SF(1)	Lease Expiration	Renewal / Extension Options
Vertex Pharmaceuticals	NR / NR / NR	1,082,417	95.5%	$72,588,588	96.6%	$67.06	12/31/2028	1, 10-year option
Non-Major Tenants(2)	NR / NR / NR	49,906	4.4	2,567,035	3.4	51.44	Various	Various
Occupied Total		1,132,323	99.9%	$75,155,622	100.0%	$66.37
Vacant Spaces (Owned Space)		1,400	0.1	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		1,133,723	100.0%	$75,155,622	100.0%	$66.37

(1)	UW Base Rent and UW Base Rent $ per SF for Vertex Pharmaceuticals include $5,382,425 ($4.97 per SF) of underwritten rent steps in January of 2019, which represent the straight line rent increases in the Vertex Pharmaceuticals leases through the loan term. In addition, UW Base Rent and UW Base Rent $ per SF include $227,225 ($4.55 per SF) of underwritten rent steps for Non-Major Tenants.
(2)	Non-Major Tenants are comprised of first floor retail and storage space tenants, and includes 7,300 SF (0.6% of NRSF) master leased by an affiliate of the original developer of the Vertex Pharmaceuticals HQ Property to an affiliate of the borrower, which represents approximately 0.7% of UW Base Rent.

The following table presents the lease rollover schedule at the Vertex Pharmaceuticals HQ Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2016	0	0.0	0.0%	0	0.0	0.00	0
2017	0	0.0	0.0%	0	0.0	0.00	0
2018	0	0.0	0.0%	0	0.0	0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	0	0.0	0.0%	0	0.0	0.00	0
2021	0	0.0	0.0%	0	0.0	0.00	0
2022	0	0.0	0.0%	0	0.0	0.00	0
2023	0	0.0	0.0%	0	0.0	0.00	0
2024	8,793	0.8	0.8%	548,470	0.7	62.38	2
2025	14,047	1.2	2.0%	705,607	0.9	50.23	3
2026	2,746	0.2	2.3%	151,030	0.2	55.00	1
2027 & Thereafter	1,106,737	97.6	99.9%	73,750,515	98.1	66.64	4
Vacant	1,400	0.1	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	1,133,723	100.0%		$75,155,622	100.0%	$66.37	10

(1)	Calculated based on approximate square footage occupied by each owned tenant.

The following table presents certain information relating to historical leasing at the Vertex Pharmaceuticals HQ Property:

Historical Leased %(1)

	2012(2)	2013(2)	2014(3)	2015(3)	As of 4/30/2016 (4)
Owned Space	NAV	NAV	100.0%	99.6%	99.9%

(1)	As provided by the borrower and which reflects average occupancy for the specified year unless otherwise indicated.
(2)	The Vertex Pharmaceuticals HQ Property was constructed in 2013 and as such, historical occupancy prior to 2014 is not available.
(3)	Historical occupancy includes vacant retail space that was master leased to an affiliate of the borrower, comprising 23,723 SF as of 12/31/2014 and 12,231 SF as of 12/31/2015.
(4)	Information obtained from the underwritten rent roll. Includes 7,300 SF of vacant retail space that is master leased to an affiliate of the borrower.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

VERTEX PHARMACEUTICALS HQ

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Vertex Pharmaceuticals HQ Property:

Cash Flow Analysis

	2014	2015	Underwritten	Underwritten $ per SF
Base Rent(1)	$43,822,419	$68,315,712	$75,155,622	$66.29
Grossed Up Vacant Space	0	0	0	0.00
Total Reimbursables	8,044,479	15,865,672	16,894,457	14.90
Parking Income	2,194,452	3,998,740	3,710,112	3.27
Less Vacancy & Credit Loss(2)	0	0	(2,336,660)	(2.06)
Effective Gross Income	$54,061,350	$88,180,123	$93,423,532	$82.40

Total Operating Expenses	$10,133,318	$17,255,195	$17,361,124	$15.31

Net Operating Income	$43,928,033	$70,924,928	$76,062,408	$67.09
TI/LC	0	0	0	0.00
Replacement Reserves	0	0	283,431	0.25
Net Cash Flow	$43,928,033	$70,924,928	$75,778,977	$66.84

(1)	The increase in 2015 Base Rent over 2014 Base Rent is due primarily to Vertex Pharmaceuticals not being in full occupancy of and paying rent for all of its space until the end of 2014. The increase in Underwritten Base Rent over 2015 Base Rent is primarily due to underwritten rent steps of $5,382,425 ($4.97 per SF) in January of 2019, which represents the straight line rent increases in the Vertex Pharmaceuticals lease through the loan term, and $227,225 ($4.55 per SF) of underwritten rent steps for non-major tenants.
(2)	The underwritten economic vacancy is 2.5%. As of April 30, 2016, the Vertex Pharmaceuticals HQ Property was 99.9% leased.

■	Appraisal. According to the appraisal, the Vertex Pharmaceuticals HQ Property had an “as-is” appraised value of $1,198,000,000 as of June 3, 2016.

■	Environmental Matters. Based on the Phase I environmental site assessment dated June 10, 2016, there are no recommendations for further action at the Vertex Pharmaceuticals HQ Property. In the event that the guarantor does not have a long-term unsecured debt rating of at least “BBB-” by Fitch and S&P and “Baa3” by Moody’s, the borrower is required to obtain an environmental impairment liability insurance policy as described in (and subject to the limitations described in) the Preliminary Prospectus under “Description of the Mortgage Pool—Environmental Considerations.”

■	Market Overview and Competition. The Vertex Pharmaceuticals HQ Property is located in the Seaport District of downtown Boston, overlooking Boston Harbor. The Seaport District has benefitted from infrastructure improvements stemming from the completion of Boston’s decades-long “Big Dig” project that concluded in 2007. The Big Dig project converted Interstate 93 from an elevated highway to an underground tunnel through the Boston central business district, and included the construction of the Ted Williams Tunnel which connects Interstate 90 to Logan International Airport under the Seaport District and Boston Harbor. With the conversion of Interstate 93 to an underground tunnel, access from the Boston central business district over the Fort Point Channel to the Seaport District was improved. The Vertex Pharmaceuticals HQ Property benefits from easy access to mass transit, located a block from the Silver Line Courthouse T Station, an approximately 15 minute walk from South Station and an approximately 10 minute drive from Logan International Airport. Attractions in the Seaport District include the Boston Convention and Exhibition Center, the Seaport Hotel & World Trade East and West, the Institute of Contemporary Art and the Blue Hills Bank Pavilion amphitheater.

The Vertex Pharmaceuticals HQ Property is located in the Seaport office submarket, which contains 8.7 million SF of office space, and is part of the greater Boston central business district office market, which includes 66.6 million SF of office space. Recent corporate relocations to the Seaport office submarket include PricewaterhouseCoopers (“PwC”), which signed a 333,000 SF lease and relocated over 2,500 employees to its recently completed building in Seaport Square, Goodwin Procter LLP, which committed to a large built-to-suit office project totaling 378,000 SF that will bring over 800 employees to the submarket, and GE, which announced plans to move its corporate headquarters from Connecticut to the Seaport District in Boston and plans to relocate approximately 800 jobs to the area. According to the appraisal, as of the fourth quarter of 2015, the Seaport office submarket exhibited a vacancy rate of 6.4% with asking Class A rents of $63.47 per SF on a triple net basis, compared to a vacancy rate of 8.4% and asking Class A rents of $58.58 per SF on a triple net basis for the central business district office market as a whole.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

VERTEX PHARMACEUTICALS HQ

The following table presents certain information relating to comparable office properties to the Vertex Pharmaceuticals HQ Property:

Comparable Leases(1)

Property Name/Location	Year Built	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Pier IV Boston, MA	2018	376,555	NAV	0.2 miles	Confidential	July 2018 / 15.5 Yrs	200,000	$50.00	Net
675 West Kendall Street Cambridge, MA	2004	302,919	100%	2.3 miles	Alnylam Pharmaceuticals	May 2018 / 15.0 Yrs	295,000	$67.00	Net
60 Binney Street Cambridge, MA	2016	530,478	98%	2.3 miles	Bluebird Bio	Jan. 2017 / 10.3 Yrs	267,278	$72.50	Net
320 Bent Street Cambridge, MA	2001	184,405	100%	2.8 miles	Momenta Pharmaceuticals	Sept. 2016 / 10.0 Yrs	105,000	$68.00	Net
100-110 Northern Avenue Boston, MA	2016	516,000	64%	0.2 miles	Goodwin Procter	July 2016 / 16.5 Yrs	378,000	$53.00	Net
125 High Street Boston, MA	1990	980,347	86%	0.4 miles	Wells Fargo	Jan. 2016 / 15.0 Yrs	150,816	$37.00	Net
101 Seaport Boulevard Boston, MA	2015	439,058	92%	0.1 miles	PwC	Nov. 2015 / 15.0 Yrs	330,000	$39.00	Net

(1)	Information obtained from the appraisal.

■	The Borrower. The borrower is SNH Seaport LLC, a single purpose Delaware limited liability company with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Vertex Pharmaceuticals HQ Loan Combination. Senior Housing Properties Trust is the guarantor of certain nonrecourse carveouts under the Vertex Pharmaceuticals HQ Loan Combination. The sponsor is Senior Housing Properties Trust, a publicly traded REIT, which owns independent living and assisted living communities, continuing care retirement communities, nursing homes, wellness centers and medical office, clinic and biotech laboratory buildings located throughout the United States, with a focus on owning triple net leased properties. As of March 31, 2016, Senior Housing Properties Trust owned 427 properties in 43 states and Washington, D.C.

■	Escrows. No upfront reserves were deposited with respect to the Vertex Pharmaceuticals HQ Loan Combination.

During the continuance of a Cash Management Sweep Period (as defined below), the borrower is required to deposit on each monthly payment date (i) an amount equal to one-twelfth of the taxes the lender estimates will be payable in the next 12 months and (ii) an amount equal to one-twelfth of the insurance premiums the lender estimates will be payable in the next 12 months; provided that the requirement to deposit insurance premiums will be suspended if the borrower provides satisfactory evidence to the lender that the insurance coverage required by the Vertex Pharmaceuticals HQ Loan Combination documents is being provided under acceptable blanket insurance policies and the insurance premiums for such policies have been prepaid for not less than one year in advance (or for policies delivered at origination of the Vertex Pharmaceuticals HQ Loan, such shorter period as such policies are in effect).

■	Lockbox and Cash Management. During the continuance of a Cash Management Sweep Period, all excess cash flow is required to be deposited into and held in a cash trap subaccount (the “Cash Trap Funds”); provided, that during a Cash Management Sweep Period resulting solely from the occurrence of a Vertex Lease Event (as defined below), all Cash Trap Funds in excess of $75,000,000 are required to be released to the borrower. In addition, during a Cash Management Sweep Period resulting solely from the occurrence of a Vertex Lease Event, the borrower may obtain a release of the Cash Trap Funds upon delivery to the lender of either (i) a letter of credit meeting the requirements of the Vertex Pharmaceuticals HQ Loan Combination documents, or (ii) in the event that the sponsor, Senior Housing Properties Trust, possesses a long-term unsecured debt rating of at least “BBB-” by Fitch and S&P and “Baa3” by Moody’s, an additional guaranty, in each case, in an amount equal to the portion of the Cash Trap Funds requested to be released; provided that the right to provide an additional guaranty is conditioned upon the borrower delivering a new non-consolidation opinion and such other legal opinions as may be reasonably requested by lender in connection with the additional guaranty. If a Cash Management Sweep Period is no longer in effect, all funds are returned to the borrower. During an event of default under the Vertex Pharmaceuticals HQ Loan Combination documents, the lender may apply funds to payment of the debt or

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

VERTEX PHARMACEUTICALS HQ

otherwise pay expenses in the order of priority the lender determines. Following the ARD, provided no event of default is continuing under the Vertex Pharmaceuticals HQ Loan Combination, Cash Trap Funds are required to be applied to prepay the principal of the Vertex Pharmaceuticals HQ Loan Combination and the Vertex Pharmaceuticals HQ Mezzanine Loan, pro rata.

The Vertex Pharmaceuticals HQ Loan Combination is structured with a lender-controlled hard lockbox and springing cash management. The Vertex Pharmaceuticals HQ Loan Combination documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within one business day of receipt. Prior to the occurrence of a Cash Management Sweep Period, all cash flow is distributed to the borrower. During a Cash Management Sweep Period, all cash flow is swept to a lender-controlled cash management account and applied as provided in the Vertex Pharmaceuticals HQ Loan Combination documents.

A “Cash Management Sweep Period” means a period: (a) commencing upon an event of default under the Vertex Pharmaceuticals HQ Loan Combination documents and ending at such time as such event of default has been cured; (b) commencing upon an event of default under the Vertex Pharmaceuticals HQ Mezzanine Loan and ending at such time as such event of default has been cured in accordance with the Vertex Pharmaceuticals HQ Mezzanine Loan documents; (c) commencing upon a Vertex Lease Event and ending at such time as (i) no monetary or material non-monetary defaults or breaches by Vertex Pharmaceuticals exist under the Vertex Pharmaceuticals lease, or (ii) the borrower enters into one or more replacement leases with tenants reasonably approved by the lender, which new leases result in a combined debt yield from the Vertex Pharmaceuticals HQ Loan Combination and the Vertex Pharmaceuticals HQ Mezzanine Loan (the “Vertex Combined Debt Yield”) of at least 10% for two consecutive calendar quarters (a “Vertex Re-Leasing Event”) tested as of the end of each calendar quarter; (d) commencing when, as of the last day of any calendar quarter from and after a Vertex Re-Leasing Event, the Vertex Combined Debt Yield is less than 8.5%, until such time as the Vertex Combined Debt Yield is at least 8.5% for two consecutive calendar quarters (and no other trigger under (a) through (c) above has occurred and continues); or (e) from and after the occurrence of the ARD with respect to the Vertex Pharmaceuticals HQ Loan Combination.

A “Vertex Lease Event” means any monetary or material non-monetary default or breach by Vertex Pharmaceuticals under the lease between borrower and Vertex Pharmaceuticals beyond any applicable notice and cure periods contained in such lease.

■	Property Management. The Vertex Pharmaceuticals HQ Property is managed by The RMR Group LLC, a Maryland limited liability company. The lender is permitted to require the borrower to replace the property manager with a replacement property manager who is not an affiliate of, but is chosen by, the borrower and approved by the lender in the event (i) the property manager becomes insolvent or a debtor in a bankruptcy proceeding; (ii) the manager is in monetary or material non-monetary default under the property management agreement beyond any applicable notice and cure period; or (iii) the property manager has engaged in gross negligence, fraud, or willful misconduct. The lender has the right to replace the property manager at any time during an event of default under the Vertex Pharmaceuticals HQ Loan Combination documents. The borrower is not permitted to replace the property manager without the consent of the lender, except that the borrower can, without the lender’s consent, replace the manager under an arms-length management agreement in a form acceptable to the lender and with fees less than or equal to 3.0% of operating income with (a) a reputable and experienced management organization approved by the lender in its reasonable discretion, (b) a reputable and experienced management organization that has at least 5 years’ experience managing at least 10 similar properties comprising at least 2,000,000 leasable square feet and is not subject to bankruptcy or similar proceedings; or (c) certain named management organizations, provided that, in the case of a manager that is an affiliate of the borrower selected under clause (b) or (c) above, the borrower provided as a new non-consolidation opinion.

■	Mezzanine and Subordinate Indebtedness. Citigroup Global Markets Realty Corp. and Morgan Stanley Mortgage Capital Holdings LLC have made a $195,000,000 mezzanine loan (the “Vertex Pharmaceuticals HQ Mezzanine Loan”) to SNH Mez LLC, the sole member of the borrower under the Vertex Pharmaceuticals HQ Loan Combination, of which Morgan Stanley Mortgage Capital Holdings LLC currently holds the mezzanine note A-1 in the original principal amount of $136,500,000 and Citigroup Global Markets Realty Corp. currently holds the mezzanine note A-2 in the original principal amount of $58,500,000. The Vertex Pharmaceuticals HQ

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

VERTEX PHARMACEUTICALS HQ

Mezzanine Loan accrues interest at an interest rate of 5.125% per annum prior to its anticipated repayment date, accrues interest based on the same formula as the Vertex Pharmaceuticals HQ Loan Combination on and after its anticipated repayment date, and requires payments of interest only until its anticipated repayment date. The Vertex Pharmaceuticals HQ Mezzanine Loan has the same anticipated repayment date and stated maturity date as the Vertex Pharmaceuticals HQ Loan Combination. The lender entered into an intercreditor agreement with the mezzanine lender. The Vertex Pharmaceuticals HQ Mezzanine Loan may only be prepaid with a yield maintenance premium, concurrent with payment of the Vertex Pharmaceuticals HQ Loan in full.

■	Terrorism Insurance. The Vertex Pharmaceuticals HQ Loan Combination documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Vertex Pharmaceuticals HQ Property with a deductible no greater than $100,000. The Vertex Pharmaceuticals HQ Loan Combination documents also require business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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OPRY MILLS

2
OPRY MILLS
POLO RALPH LAUREN

OFF 5TH

OPRY MILLS

OPRY MILLS
TGI Friday's
General Jackson Showboat

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

OPRY MILLS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

OPRY MILLS

CARTIFACT
Opry Mills
433 Opry Mills Drive
Nashville, TN 37214
Nashville
MADISON
EAST NASHVILLE
LOCKELAND SPRINGS
DOWNTOWN
BELAIR
STARDUST ACRES
SEVEN OAKS
CURREYWOOD ACRES
NASHVILLE INTERNATIONAL AIRPORT
St. Louis
Nashville
Memphis
Atlanta

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

OPRY MILLS

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CGMRC
Location (City/State)	Nashville, Tennessee	Cut-off Date Principal Balance(3)		$60,000,000
Property Type	Retail	Cut-off Date Principal Balance per SF(2)		$320.61
Size (SF)	1,169,633	Percentage of Initial Pool Balance		9.8%
Total Occupancy as of 3/14/2016(1)	98.6%	Number of Related Mortgage Loans		None
Owned Occupancy as of 3/14/2016(1)	98.6%	Type of Security		Fee Simple
Year Built / Latest Renovation	2000 / 2010-2014	Mortgage Rate		4.09200%
Appraised Value	$738,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		NAP
		Original Interest Only Term (Months)		120

Underwritten Revenues	$52,975,528
Underwritten Expenses	$15,212,634	Escrows(4)
Underwritten Net Operating Income (NOI)	$37,762,894	Upfront		Monthly
Underwritten Net Cash Flow (NCF)	$36,274,285	Taxes	$0	$0
Cut-off Date LTV Ratio(2)	50.8%	Insurance	$0	$0
Maturity Date LTV Ratio(2)	50.8%	Replacement Reserve(5)	$0	$0
DSCR Based on Underwritten NOI / NCF(2)	2.43x / 2.33x	TI/LC(5)	$0	$0
Debt Yield Based on Underwritten NOI / NCF(2)	10.1% / 9.7%	Other(6)	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$375,000,000	99.0%	Loan Payoff	$346,592,719	91.5%
Other Sources	3,961,185	1.0	Principal Equity Distribution	30,241,711	8.0
			Closing Costs	2,126,755	0.6

Total Sources	$378,961,185	100.0%	Total Uses	$378,961,185	100.0%

(1)	Total Occupancy and Owned Occupancy includes four tenants, Madame Tussauds (25,854 SF), Hofbrauhaus Beer Garden (14,658 SF), Abercrombie & Fitch Outlet (6,500 SF), and Swarovski (1,231 SF), collectively representing approximately 4.1% of the net rentable area, which have executed leases but are not yet in occupancy. Madame Tussauds is expected to take occupancy and begin paying rent on May 1, 2017. Hofbrauhaus Beer Garden, Abercrombie & Fitch Outlet and Swarovski are expected to take occupancy and begin paying rent on August 1, 2016.

(2)	Calculated based on the aggregate outstanding principal balance of the Opry Mills Loan Combination (as defined below).

(3)	The Opry Mills Loan has a Cut-off Date Balance of $60,000,000 and represents the non-controlling note A-5-A of the $375,000,000 Opry Mills Loan Combination, which is evidenced by six pari passu notes totaling $375,000,000. The related companion loans are evidenced by (i) the controlling note A-1 with an outstanding principal balance as of the Cut-off Date of $80,000,000, which was contributed by JPMorgan Chase Bank, National Association to the JPMCC 2016-JP2 securitization transaction, (ii) the non-controlling note A-2 with an outstanding principal balance as of the Cut-off Date of $65,000,000, is expected to be contributed by JPMorgan Chase Bank, National Association to the DBJPM 2016-C3 securitization transaction, (iii) note A-3, with outstanding principal balances as of the Cut-off Date of $80,000,000, which is currently held by JPMorgan Chase Bank, National Association and expected to be contributed to one or more future commercial mortgage securitization transactions, (iv) the non-controlling note A-4 with an outstanding principal balance as of the Cut-off Date of $70,000,000, which was contributed by Citigroup Global Markets Realty Corp. to the CGCMT 2016-P4 securitization transaction and (v) the non-controlling note A-5-B with an outstanding principal balance as of the Cut-off Date of $20,000,000, which is currently held by Citigroup Global Markets Realty Corp. and expected to be contributed to one or more future commercial mortgage securitization transactions. See “—The Mortgage Loan” below.

(4)	See “—Escrows” below.

(5)	Springing replacement reserves are capped at $701,780, and springing rollover reserves are capped at $5,789,683. See “—Escrows” below.

(6)	In lieu of cash reserves, the borrower sponsor delivered a guaranty in the amount of $3,943,000 for the outstanding tenant improvement, tenant allowances and leasing commission obligations.

■	The Mortgage Loan. The mortgage loan (the “Opry Mills Loan”) is part of a loan combination (the “Opry Mills Loan Combination”) evidenced by six pari passu notes that are together secured by a first mortgage encumbering the borrower’s fee simple interest in a 1,169,633 SF super regional mall located in Nashville, Tennessee (the “Opry Mills Property”). The Opry Mills Loan, which is evidenced by note A-5-A, represents a non-controlling interest in the Opry Mills Loan Combination, had an original principal balance of $60,000,000, and has a Cut-off Date Balance of $60,000,000. The Opry Mills Loan represents approximately 9.8% of the Initial Pool Balance. The related companion loans (the “Opry Mills Companion Loans”) had an aggregate original principal balance of $315,000,000, have an outstanding principal balance as of the Cut-off Date of $315,000,000 and are evidenced by (i) the controlling note A-1, which was contributed by JPMorgan Chase Bank, National Association to the JPMCC 2016-JP2 securitization transaction, (ii) the non-controlling note A-2 which is expected to be contributed by JPMorgan Chase Bank, National Association to the DBJPM 2016-C3 securitization transaction and (iii) the non-controlling note A-3, which is currently held by JPMorgan Chase Bank, National Association and is expected to be contributed to one or more future commercial mortgage securitization transactions, (iv) the non-controlling note A-4, which was contributed by Citigroup Global Markets Realty Corp. to the CGCMT 2016-P4 securitization transaction and (v) the non-controlling note A-5-B which is currently held by Citigroup Global Markets Realty Corp. and is expected to be contributed to one or more future commercial mortgage securitization transactions. The Opry Mills Loan Combination was co-originated by Citigroup Global Markets Realty Corp. and JPMorgan Chase Bank, National Association on June 2, 2016. The Opry Mills Loan had an original principal balance of $375,000,000, has an outstanding principal balance as of the Cut-off Date of $375,000,000, and accrues interest at an interest rate of 4.09200% per annum. The proceeds of the Opry Mills Loan Combination were primarily used to refinance the existing debt on the Opry Mills Property, return equity to the borrower sponsor, and pay origination costs.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

OPRY MILLS

The Opry Mills Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The Opry Mills Loan requires interest only payments on each due date. The scheduled maturity date of the Opry Mills Loan is the due date in July 2026. Provided that no event of default has occurred and is continuing under the Opry Mills Loan documents, at any time after the earlier of August 1, 2019 and the second anniversary of the securitization of the last portion of the Opry Mills Loan Combination, the Opry Mills Loan may be defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the Opry Mills Loan documents. Provided that no event of default has occurred and is continuing under the Opry Mills Loan documents, voluntary prepayment of the Opry Mills Loan without a prepayment premium or yield maintenance charge is permitted after the due date in December 2025.

■	The Mortgaged Property. The Opry Mills Property is a super-regional shopping mall located adjacent to the Gaylord Opryland Resort & Convention Center in Nashville, Tennessee. The Opry Mills Property serves as a shopping, dining and entertainment destination and is the only mall in Nashville that features designer factory outlet shopping. The Opry Mills Property is located in Opryland (which includes the Gaylord Opryland Resort & Convention Center and the Grand Ole Opry), which has over 3.0 million visitors each year. Major retailers and department stores at the Opry Mills Property include Bass Pro Shops Outdoor, Forever 21, Bed Bath & Beyond, Off Broadway Shoes, Saks Fifth Avenue Off 5th, H&M and a Regal Cinema movie theater with IMAX, among others. Additionally, the Opry Mills Property features a range of restaurants and food court tenants, including Rainforest Café, T.G.I. Fridays, Johnny Rockets, Chili’s, Moe’s Southwest Grill, Subway and Charley’s Grilled Subs. The Opry Mills Property provides approximately 8,073 parking spaces, resulting in a parking ratio of approximately 6.9 spaces per 1,000 SF of net rentable area.

As of March 14, 2016, the Opry Mills Property was approximately 98.6% leased by 168 tenants. The Opry Mills Property’s in-line tenants generally consist of national tenants, such as Polo Ralph Lauren, Nike Factory Store, Gap Outlet, Victoria’s Secret, Tommy Hilfiger, Banana Republic Factory Store and Old Navy Outlet. Gross mall sales for all tenants that had reported as of the trailing 12 month period ending December 31, 2015 were approximately $401.2 million. In-line sales per SF for comparable stores occupying less than 10,000 SF were approximately $447, $468 and $485 in 2013, 2014 and 2015, respectively. Occupancy costs for comparable in-line tenants occupying less than 10,000 SF for the same years were approximately 11.8%, 11.8% and 11.8%, respectively.

The Opry Mills Property originally opened in 2000 on the former site of the Opryland USA theme park but was closed from May 2010 to March 2012 as a result of flooding from the Cumberland River. The damage to the Opry Mills Property was caused by the confluence of torrential rainfall (over 13.5 inches of rain within a 36 hour period) and the sudden release of water from the Old Hickory Dam, which was authorized by the Army Corps of Engineers (“USACE”). The Opry Mills Property was redeveloped during that period and a portion of the redevelopment included improvements to structural features in order to limit potential future flood damage. Additionally, improvements to the Cumberland River levee and pumping system were made and a post-flood technical report was prepared by USACE, outlining how it contributed to the crisis and its intent to use this information in order to reduce consequences of any potential future flooding. The Opry Mills Property re-opened in March 2012 after the borrower sponsor spent over $130.0 million to redevelop the Opry Mills Property. Operating performance improved following the redevelopment as the re-tenanting of the Opry Mills Property resulted in a higher proportion of national and credit tenancy.

Opryland is a country music themed tourist attraction that encompasses approximately 124 acres and includes the Opry Mills Property, the Gaylord Opryland Resort & Convention Center and the Grand Ole Opry. The 2,881 room Gaylord Opryland Resort & Convention Center (the largest hotel outside of Las Vegas), together with the Grand Ole Opry, draws a substantial number of visitors per year, including 1.5 million hotel guests and 2.6 million banquet facility guests, which support the foot traffic at the Opry Mills Property. The Grand Ole Opry, Tennessee’s largest tourist attraction, is a country music venue that showcases a variety of renowned country music artists and receives several hundreds of thousands of visitors each year. Additionally, the General Jackson Showboat, a 1,200 passenger paddlewheel boat featuring a variety of daily country music lunch and dinner cruises, docks at Opryland.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

OPRY MILLS

The following table presents certain information relating to the major tenants at the Opry Mills Property:

Largest Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF/Screen(3)	Occupancy Cost(3)	Renewal / Extension Options
Regal Cinema(4)(5)	NR / Ba1 / B+	100,056	8.6%	$2,151,204	7.2%	$21.50	5/31/2020	$557,200	24.6%	4, 5-year options
Forever 21	NR / NR / NR	53,244	4.6	1,465,467	4.9	27.52	1/31/2019	$168	18.9%	NA
Dave & Buster’s	NR / NR / NR	56,886	4.9	1,320,000	4.4	23.20	11/30/2021	$277	9.6%	1, 5-year option
Bass Pro Shops Outdoor	NR / NR / NR	130,131	11.1	1,014,996	3.4	7.80	4/30/2020	$342	2.8%	6, 5-year options
Off Broadway Shoes	NR / NR / NR	29,722	2.5	962,346	3.2	32.38	1/31/2021	$229	19.2%	NA
H&M(6)	NR / NR / NR	25,022	2.1	877,770	2.9	35.08	1/31/2024	$390	9.9%	1, 5-year option
Rainforest Cafe	NR / NR / NR	20,046	1.7	563,778	1.9	28.12	5/31/2020	$322	10.8%	1, 5-year option
Sun & Ski Sports	NR / NR / NR	21,429	1.8	469,295	1.6	21.90	5/31/2022	$190	14.5%	4, 5-year options
Bed Bath & Beyond	NR / Baa1 / BBB+	30,966	2.6	390,001	1.3	12.59	3/31/2022	$148	10.0%	2, 5-year options
Nike Factory Store	NR / A1 / AA-	13,697	1.2	380,356	1.3	27.77	1/31/2023	$858	3.6%	1, 5-year option
Ten Largest Tenants		481,199	41.1%	$9,595,213	32.2%	$19.94
Remaining Tenants		672,593	57.5	20,197,679	67.8	30.03
Vacant		15,841	1.4	0	0.0	0.00
Total / Wtd. Avg. All Tenants		1,169,633	100.0%	$29,792,892	100.0%	$25.47

(1)	Based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Tenant Sales $ per SF/Screen and Occupancy Cost represent sales for the 12-month period ending December 31, 2015 for all tenants.

(4)	Tenant Sales $ per SF/Screen reflects sales per screen for Regal Cinema. Tenant Sales $ per SF/Screen for Regal Cinema is based on a total of 20 screens.

(5)	Regal Cinema has the right to terminate its lease if the occupancy rate at the Opry Mills Property falls below 50% of the leasable area, not including the premises of Regal Cinema, and such occupancy rate continues for 12 months.

(6)	H&M pays percentage rent based on 9% of adjusted gross sales.

The following table presents the lease rollover schedule at the Opry Mills Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2016	0	0.0	0.0%	0	0.0	0.00	0
2017	10,727	0.9	0.9%	512,369	1.7	47.76	7
2018	31,640	2.7	3.6%	947,674	3.2	29.95	6
2019	74,806	6.4	10.0%	2,287,343	7.7	30.58	8
2020	302,926	25.9	35.9%	4,451,505	14.9	14.70	8
2021	109,093	9.3	45.2%	2,648,138	8.9	24.27	4
2022	343,763	29.4	74.6%	10,570,758	35.5	30.75	82
2023	168,702	14.4	89.1%	4,878,116	16.4	28.92	35
2024	34,792	3.0	92.0%	1,389,681	4.7	39.94	5
2025	8,597	0.7	92.8%	598,004	2.0	69.56	4
2026	42,892	3.7	96.4%	1,359,304	4.6	31.69	8
2027 & Thereafter	25,854	2.2	98.6%	150,000	0.5	5.80	1
Vacant	15,841	1.4	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	1,169,633	100.0%		$29,792,892	100.0%	$25.47	168

(1)	Calculated based on approximate square footage occupied by each Owned Tenant unless otherwise specified. Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not reflected in the Lease Expiration Schedule.

The following table presents certain information relating to historical leasing at the Opry Mills Property:

Historical Leased %(1)(2)(3)

	2012	2013	2014	2015	As of 3/14/2016
Owned Space	92.0%	97.0%	97.0%	97.0%	98.6%

(1)	As provided by the borrower and which represents occupancy as of December 31 for the indicated year unless otherwise specified.

(2)	The Opry Mills Property was closed from 2010 to 2012 due to renovations thus there is no occupancy for 2011.

(3)	Occupancy includes four tenants, Madame Tussauds (25,854 SF), Hofbrauhaus Beer Garden (14,658 SF), Abercrombie & Fitch Outlet (6,500 SF) and Swarovski (1,231 SF), collectively representing approximately 4.1% of the net rentable area, which have executed leases but are not yet in occupancy. Madame Tussauds is expected to take occupancy and begin paying rent on May 1, 2017. Hofbrauhaus Beer Garden, Abercrombie & Fitch Outlet and Swarovski are expected to take occupancy and begin paying rent on August 1, 2016.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

OPRY MILLS

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Opry Mills Property:

Cash Flow Analysis(1)

	2013	2014	2015	TTM 1/31/2016	Underwritten	Underwritten $ per SF
Base Rent	$25,645,666	$26,886,191	$27,691,194	$27,869,739	$29,792,892	$25.47
Gross Up Vacancy	0	0	0	0	583,384	0.50
Total Rent	$25,645,666	$26,886,191	$27,691,194	27,869,739	$30,376,276	$25.97
CAM Reimbursements	7,524,044	8,002,492	8,242,367	8,206,506	9,142,890	7.82
Percentage Rent	1,963,537	1,701,241	2,159,817	2,101,647	2,309,076	1.97
Other Reimbursements(2)	8,371,007	7,940,550	8,087,640	7,918,716	7,974,588	6.82
Net Rental Income	$43,504,254	$44,530,474	$46,181,018	46,096,608	$49,802,830	$42.58
Vacancy/Credit Loss	0	0	0	0	(2,490,141)	(2.13)
Other Income(3)	5,622,945	5,533,441	5,553,022	5,669,254	5,662,840	4.84
Effective Gross Income	$49,127,199	$50,063,915	$51,734,040	$51,765,862	$52,975,528	$45.29

Total Expenses(4)	$14,625,041	$15,076,680	$15,026,181	$14,870,712	$15,212,634	$13.01

Net Operating Income(5)	$34,502,158	$34,987,235	$36,707,859	$36,895,150	$37,762,894	$32.29
Total TI/LC, Capex/RR	0	0	0	0	1,488,609	1.27
Net Cash Flow	$34,502,158	$34,987,235	$36,707,859	$36,895,150	$36,274,285	$31.01

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Other Reimbursements include utilities and real estate taxes.

(3)	Other Income primarily includes income attributable to temporary tenants (including kiosk, vending machines, events and promotions), marketing income from tenants and ATM rental income.

(4)	Total Expenses were underwritten to SPG’s 2016 budget. Historical financials were normalized to exclude non-recurring legal expenses associated with the 2010 flooding of the Cumberland River. 2014 was adjusted by $3.2 million and 2015 was adjusted by $6.5 million. The borrower has provided a guaranty related to the payment of any future legal expenses in connection with such event.

(5)	Underwritten Net Operating Income is higher than TTM 1/31/2016 Net Operating Income due primarily to the inclusion of four tenants, Madame Tussauds, Hofbrauhaus Beer Garden, Abercrombie & Fitch Outlet and Swarovski, which have signed leases but have not yet taken occupancy, as well as contractual rent increases through June 2017. No reserve has been taken for such tenants that are not yet in occupancy.

■	Appraisal. According to the appraisal, the Opry Mills Property had an “as-is” appraised value of $738,000,000 as of May 10, 2016.

■	Environmental Matters. Based on a Phase I environmental report dated May 13, 2016, the environmental consultant did not identify evidence of a recognized environmental condition and recommended no further action.

■	Market Overview and Competition. The Opry Mills Property is located in Nashville, Tennessee within Opryland. Regional access to the area is provided by Interstate-40, Interstate-65 and Interstate-24. Nashville International Airport is located approximately 5.0 miles south of the Opry Mills Property along Interstate-40 and is served by 14 carriers with, on average, more than 375 daily arriving and departing flights. According to the appraisal, the trade area within a 30-mile radius contains approximately 1.5 million people, with an average household income of $79,950 as of 2015. The appraisal concluded that market rents were generally in line with the rents in place at the Opry Mills Property.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

OPRY MILLS

The following table presents certain information relating to the primary competition for the Opry Mills Property:

Competitive Set(1)

	Opry Mills Property	Rivergate Mall	The Mall at Green Hills	Providence Marketplace
Proximity (miles)	-	9.5	13.8	14.0
Year Built / Renovated	2000 / 2010 - 2014	1971 / 2011	1955 / 2011	2006 / NA
Total GLA	1,169,633(2)	1,138,169	869,000	835,000
Total Occupancy	98.6%(2)	94%	98%	98%
Anchors	Bed Bath & Beyond, Forever 21, H&M, Bass Pro Shops Outdoor(2)	Dillard’s, JCPenney, Macy’s, Sears	Dillard’s, Macy’s, Nordstrom	Target, Belk, JCPenney, Kroger, Dick’s Sporting Goods, TJ Maxx, Homegoods

	Cool Springs Galleria	Lebanon Premium Outlets	The Avenue Murfreesboro	Stones River Mall
Proximity (miles)	22.0	29.0	31.0	31.0
Year Built / Renovated	1991 / 2006	1988 / NA	2007 / NA	1992 / 2008
Total GLA	1,381,800	227,262	747,497	598,688
Total Occupancy	99%	100%	90%	97%
Anchors	Dillard’s, JCPenney, Macy’s, Belk	Gap Factory Store, Nike, AnnTaylor, The Children’s Place	Belk, Dick’s Sporting Goods, Best Buy, Haverty’s Furniture	Dillard’s, JCPenney, Sears

(1)	Source: Appraisal.

(2)	Source: Rent Roll dated March 14, 2016.

■	The Borrower. The borrower is Opry Mills Mall Limited Partnership, a single-purpose, single-asset Delaware limited partnership. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Opry Mills Loan. The non-recourse carveout guarantor for the Opry Mills Loan is Simon Property Group, L.P. (“SPG”) which is an affiliate of Simon Property Group, Inc. Simon Property Group, Inc. is the largest real estate investment trust in the United States. Simon Property Group, Inc. owns, develops and manages retail real estate properties consisting primarily of malls and premium outlets. SPG’s liability under the non-recourse carveout provisions (including provisions relating to environmental liability) in the Opry Mills Loan documents is capped at $75.0 million plus reasonable collection costs.

■	Litigation Guaranty. In connection with a casualty from the flooding that occurred at the Opry Mills Property in 2010, the borrower was involved in a 5-year lawsuit against the insurers who initially awarded only $50.0 million out of the $200.0 million that the borrower sponsor claimed, and was ultimately granted a summary judgment by the Chancery Court for Davidson County, Tennessee, which awarded the borrower sponsor $204.0 million. The case is currently being appealed and SPG has provided a guaranty to the lender for payment of all obligations, costs, expenses and liabilities of the borrower and its affiliates incurred in connection with such insurance proceedings, including any post-trial motions and appeals arising therefrom, all attorney’s fees or disbursements, expert witness fees and other related expenses, costs or fees. Neither the lender nor the servicer has (i) any right to participate in the insurance proceedings or (ii) any right to approve any decisions of the borrower with respect to the insurance proceedings or any appeals or settlement. Under the Opry Mills Loan documents, any amounts received by the borrower from the insurance proceedings are not required to be deposited into the lockbox account and may be retained or disbursed by the borrower in its sole discretion and control in accordance with its organizational documents.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

OPRY MILLS

■	Escrows. In connection with the origination of the Opry Mills Loan, no upfront escrows were taken at origination. In lieu of cash reserves, SPG delivered a guaranty in the amount of $3,943,000 for the outstanding tenant improvement, tenant allowances and leasing commission obligations.

Additionally, on each due date: (A) the monthly tax reserve is waived so long as (i) there is no event of default, (ii) no DSCR Reserve Trigger Event (as defined below) exists and (iii) the borrower does not (a) fail to pay all taxes prior to the assessment of any late payment penalty and the date that such taxes become delinquent or (b) fail to provide the lender with satisfactory evidence that taxes have been paid prior to the assessment of any late payment penalty and the date that such taxes become delinquent upon request; (B) the monthly insurance reserve is waived so long as (i) no event of default exists and (ii) the borrower provides satisfactory evidence that the Opry Mills Property is insured under an acceptable blanket policy in accordance with the Opry Mills Loan documents; (C) the monthly replacement reserve is waived so long as no DSCR Reserve Trigger Period or event of default exists under the Opry Mills Loan documents and following the occurrence and during the continuance of a DSCR Reserve Trigger Period or an event of default, the borrower is required to deposit $19,494 per month ($0.20 per SF annually) for replacement reserves, subject to a cap of $701,780 (approximately $0.60 per SF) and (D) following the occurrence and during the continuance of a DSCR Reserve Trigger Period or an event of default, the borrower is required to deposit $160,825 per month ($1.65 per SF annually) for TI/LC reserves. The TI/LC reserve is subject to a cap of $5,789,683 (approximately $4.95 per SF).

A “DSCR Reserve Trigger Event” means, that as of the date of determination, the debt service coverage ratio based on the trailing four calendar quarter period immediately preceding the date of such determination is less than 1.75x for two consecutive calendar quarters.

A “DSCR Reserve Trigger Period” means the period (i) commencing on the occurrence of a DSCR Reserve Trigger Event and (ii) continuing until the achievement of a debt service coverage ratio of 1.75x or greater for two consecutive calendar quarters based on the trailing four calendar quarter period immediately preceding the date of determination, provided that no event of default has occurred and is continuing.

■	Lockbox and Cash Management. The Opry Mills Loan documents require a hard lockbox with springing cash management. The Opry Mills Loan documents require the borrower to direct tenants to pay rent directly to a lender-controlled lockbox account and require that all other money received by the borrower with respect to the Opry Mills Property be deposited into such lockbox account within two business days following receipt. If no Opry Mills Lockbox Event Period (as defined below) is continuing, the funds in the lockbox account are swept to an account controlled by the borrower. During an Opry Mills Lockbox Event Period, all rents will be swept to a segregated cash management account and held in trust and for the benefit of the lender. The designated agent for the benefit of the lender will have a first priority security interest in the cash management account. Upon the occurrence and during the continuance of an Opry Mills Lockbox Event Period, all funds deposited into the cash management account (with respect to an Opry Mills DSCR Trigger Event (as defined below), after payment of debt service, required reserves and budgeted operating expenses) will be held as additional security for the Opry Mills Loan.

An “Opry Mills Lockbox Event Period” exists upon (a) an event of default and continues until the acceptance by the lender of a cure of such event of default in accordance with the Opry Mills Loan documents; (b) any bankruptcy action of the borrower; (c) a bankruptcy action of the manager if the manager is an affiliate of the borrower and provided such manager is not replaced within sixty days with a qualified manager in accordance with the Opry Mills Loan documents and continues until such time as the bankruptcy action is discharged or dismissed within ninety days without any adverse consequences to the Opry Mills Property or the Opry Mills Loan or (d) an Opry Mills DSCR Trigger Event and continues until the achievement of a debt service coverage ratio of 1.60x or greater for two consecutive calendar quarters based upon the trailing four calendar quarter period immediately preceding the date of determination. The borrower may not cure an event causing an Opry Mills Lockbox Event Period (i) more than five times during the term of the Opry Mills Loan or (ii) triggered by a bankruptcy action of the borrower.

An “Opry Mills DSCR Trigger Event” means that, as of the date of determination, the debt service coverage ratio based on the trailing four calendar quarter period immediately preceding the date of such determination is less than 1.60x for two consecutive calendar quarters.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

OPRY MILLS

■	Property Management. The Opry Mills Property is managed by Simon Management Associates II, LLC, an affiliate of the borrower sponsor. The lender has the right to direct the borrower to terminate the property management agreement and replace the property manager if (i) the property manager becomes insolvent or a debtor in a bankruptcy action or proceeding; (ii) an event of default has occurred and is continuing or (iii) a default by the property manager has occurred and is continuing under the property management agreement after the expiration of all applicable notice and cure periods.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Opry Mills Property. If TRIPRA is not in effect, the borrower is not required to pay annual premiums in excess of an amount equal to two times the then-current annual insurance premiums payable by the borrower for the policies insuring only the Opry Mills Property (excluding the wind and flood components of such insurance premiums) on a stand-alone basis in order to obtain the terrorism coverage and, if the cost of terrorism insurance exceeds such cap, the borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such cap, and the stand-alone policy may have a deductible that is reasonable for such stand-alone policies with respect to properties similar to the Opry Mills Property and reasonable for the geographic region where the Opry Mills Property is located, so long as such deductible does not exceed $5,000,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

CROCKER PARK PHASE ONE & TWO

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

CROCKER PARK PHASE ONE & TWO

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

CROCKER PARK PHASE ONE & TWO

CARTIFACT
Lake Erie
Avon Lake
Bay Village
Rocky River
Lakewood
Westlake
Crocker Park Phase One & Two
Avon
Fairview Park
Linndale
North Olmsted
CLEVELAND HOPKINS INT'L AIRPORT
Brook Park
North Ridgeville
Parma Heights
Middleburg Heights
Berea
Olmsted Falls
Strongsville
Lake Erie
Cleveland
Lakewood
Westlake
Richfield

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

CROCKER PARK PHASE ONE & TWO

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CGMRC
Location (City/State)	Westlake, Ohio	Cut-off Date Principal Balance(2)	$60,000,000
Property Type	Mixed-Use	Cut-off Date Principal Balance per SF(1)	$227.62
Size (SF)	615,062	Percentage of Initial Pool Balance	9.8%
Total Occupancy as of 7/20/2016	98.5%	Number of Related Mortgage Loans	None
Owned Occupancy as of 7/20/2016	98.5%	Type of Security	Fee Simple
Year Built / Latest Renovation	2004-2010 / NAP	Mortgage Rate	4.92000%
Appraised Value	$214,400,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Term (Months)	60

Underwritten Revenues	$22,427,857
Underwritten Expenses	$9,412,556	Escrows
Underwritten Net Operating Income (NOI)	$13,015,301	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$11,968,793	Taxes	$597,592	$298,796
Cut-off Date LTV Ratio(1)	65.3%	Insurance	$0	$0
Maturity Date LTV Ratio(1)	60.1%	Replacement Reserve	$0	$8,714
DSCR Based on Underwritten NOI / NCF(1)	1.46x / 1.34x	TI/LC(3)	$0	$76,888
Debt Yield Based on Underwritten NOI / NCF(1)	9.3% / 8.5%	Other(4)	$303,367	$33,333

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$140,000,000	78.6%	Loan Payoff	$171,628,823	96.3%
Principal’s New Cash Contribution	37,820,927	21.2	Other Uses	3,303,363	1.9
Other Sources	375,000	0.2	Closing Costs	2,362,781	1.3
Reserves	900,959	0.5
Total Sources	$178,195,927	100.0%	Total Uses	$178,195,927	100.0%

(1)	Calculated based on the aggregate outstanding principal balance of the Crocker Park Phase One & Two Loan Combination.

(2)	The Crocker Park Phase One & Two Loan has a Cut-off Date Balance of $60,000,000 and represents the controlling note A-1 of the $140,000,000 Crocker Park Phase One & Two Loan Combination, which is evidenced by four pari passu notes. The related companion loans are evidenced by (i) the non-controlling note A-2, with an outstanding principal balance as of the Cut-off Date of $10,000,000, which is currently held by Citigroup Global Markets Realty Corp. and is expected to be contributed to one or more future securitization transactions and (ii) the non-controlling notes A-3 and A-4, with outstanding principal balances as of the Cut-off Date of $40,000,000 and $30,000,000, respectively, which are currently held by Starwood Mortgage Capital LLC and are expected to be contributed to one or more future securitization transactions. See “—The Mortgage Loan” below.

(3)	The TI/LC reserve is capped at $5,000,000. See “—Escrows” below.

(4)	Other upfront reserves represent (i) $165,183 for upfront unfunded obligations and (ii) $138,184 for free rent relating to the tenant Eddie Bauer. Other monthly reserves are for ongoing unfunded obligations See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Crocker Park Phase One & Two Loan”) is part of a loan combination (the “Crocker Park Phase One & Two Loan Combination”) evidenced by four pari passu notes that are together secured by a first mortgage encumbering the borrower’s fee simple interest in a 615,062 SF mixed-use retail/office building located in Westlake, Ohio (the “Crocker Park Phase One & Two Property”). The Crocker Park Phase One & Two Loan, which is evidenced by the controlling note A-1, had an original principal balance of $60,000,000 and has a Cut-off Date Balance of $60,000,000. The Crocker Park Phase One & Two Loan represents approximately 9.8% of the Initial Pool Balance. The related companion loans had an original aggregate principal balance of $80,000,000, have an outstanding aggregate principal balance as of the Cut-off Date of $80,000,000 and are evidenced by (i) the non-controlling note A-2 with an outstanding principal balance as of the Cut-off Date of $10,000,000, which is currently held by Citigroup Global Markets Realty Corp. and expected to be contributed to one or more future securitization transactions and (ii) the non-controlling notes A-3 and A-4, with outstanding principal balances as of the Cut-off Date of $40,000,000 and $30,000,000, respectively, which are currently held by Starwood Mortgage Capital LLC and expected to be contributed to one or more future securitization transactions. The Crocker Park Phase One & Two Loan Combination, which accrues interest at an interest rate of 4.92000% per annum, was co-originated by Citigroup Global Markets Realty Corp. and Starwood Mortgage Capital LLC on July 25, 2016, had an original principal balance of $140,000,000 and has an outstanding principal balance as of the Cut-off Date of $140,000,000. The proceeds of the Crocker Park Phase One & Two Loan Combination were primarily used to refinance the existing debt on the Crocker Park Phase One & Two Property, pay origination costs and fund reserves. The existing debt that was paid off by the Crocker Park Phase One & Two Loan Combination included an approximately $88.6 MM mortgage loan securitized in the BSCMS 2005-PW10 transaction that was secured by the retail and office component of Phase One (which is a part of the collateral for the Crocker Park Phase One & Two Loan Combination) and also the residential component of Phase One (which is not part of the mortgage collateral for the Crocker Park Phase One & Two Loan Combination).

The Crocker Park Phase One & Two Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The Crocker Park Phase One & Two Loan requires monthly payments of interest only through the due date in August 2021, after which it requires monthly payments of interest and principal

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

CROCKER PARK PHASE ONE & TWO

sufficient to amortize the Crocker Park Phase One & Two Loan over a 30-year amortization schedule. The scheduled maturity date of the Crocker Park Phase One & Two Loan is the due date in August 2026. Provided that no event of default has occurred and is continuing under the Crocker Park Phase One & Two Loan Combination documents, at any time after the earlier of the third anniversary of origination of the Crocker Park Phase One & Two Loan and the second anniversary of the securitization of the last portion of the Crocker Park Phase One & Two Loan Combination, the Crocker Park Phase One & Two Loan may be either (x) defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the Crocker Park Phase One & Two Loan Combination documents or (y) prepaid in full, provided the applicable prepayment is accompanied by payment of the greater of 1% of the amount prepaid or a yield maintenance premium (as described in the Crocker Park Phase One & Two Loan documents). Provided that no event of default has occurred and is continuing under the Crocker Park Phase One & Two Loan documents, voluntary prepayment of the Crocker Park Phase One & Two Loan without a prepayment premium or yield maintenance charge is permitted after May 2026 or following the application of proceeds to the debt where the proceeds do not pay down the debt in full.

■	The Mortgaged Property. The Crocker Park Phase One & Two Property was developed by the sponsor and both phases are fully integrated within the overall multi-building development featuring high-end retail and dining, luxury residential units and Class A office space spread across a 29.9 acre site. The sponsor constructed Phase One between 2004-2010 and Phase Two between 2006-2010. The collateral for the Crocker Park Phase One & Two Loan only consists of the retail and office components of Phase One and Phase Two. The multifamily component of Phase One and Phase Two is not part of the collateral. The Crocker Park Phase One & Two Property is currently 98.5% occupied by 80 retail tenants and 18 office tenants including a mix of national, regional and local retailers/office tenants. The largest tenant at the Crocker Park Phase One & Two Property is Dick’s Sporting Goods, occupying 12.2% of the net rentable area with lease expiration in January 2025. The remainder of the rent roll is granular with no tenant comprising more than 6.5% of the total net rentable area. The Crocker Park Phase One & Two Property has benefited from positive tenant retention. Twenty-seven tenants, totaling approximately 211,136 SF and representing approximately 34% of the net rentable area, have recently renewed or extended their leases within the last two years. Some of the tenants who have renewed their leases, include: Barnes & Noble, Gap and Fitness & Sports Clubs.

Phase One

Phase One of the Crocker Park Phase One & Two Property consists of 398,142 SF of retail space, 84,972 SF of office space and 141,181 SF (158 units) of multifamily residences. The multifamily component, which is not part of the collateral for the Crocker Park Phase One & Two Loan, is currently 100.0% occupied. Phase One is currently 98.1% occupied by approximately 76 retail and office tenants. Overall historical occupancy, which includes both office and retail tenants, for Phase One has been 97.9% (2010), 96.9% (2011), 95.8% (2012), 97.3% (2013), 93.9% (2014) and approximately 100% (2015). For the year ending May 2016, Phase One was 98.1% occupied by 60 retail and 15 office tenants.

The largest tenant in the Phase One development is Dick’s Sporting Goods. Dick’s Sporting Goods has been located at the Crocker Park Phase One & Two Property since October 2004 and its lease expires in January 2025. Barnes & Noble is the second largest tenant occupying 28,684 SF on a lease that expires in March 2020. Regal Cinemas Crocker Park 16 is the third largest tenant occupying 24,442 SF. Regal Cinemas Crocker Park 16 includes 16 movie theaters and has been located at the Crocker Park Phase One & Two Property since April 2005 with a lease that expires in April 2020. Only five of the Regal Cinemas Crocker Park 16’s screens are underwritten as part of the Crocker Park Phase One & Two Loan collateral (see “—Underlying Lease” below). Trader Joe’s is also part of Phase One, occupying 10,007 SF and has been located at the Crocker Park Phase One & Two Property since April 2005 with a March 2026 lease expiration date. Note that Trader Joe’s also occupies approximately 2,000 additional square feet (said portion, the “Easement Area”) which encroaches onto the neighboring Phase III portion of Crocker Park and a perpetual easement (the “TJ’s Easement”) has been granted to the Crocker Park Phase One & Two borrower (which is an insured beneficial easement in the lender’s title policy) to allow the Crocker Park Phase One & Two borrower control and use rights (including the right to insure and restore the same) with respect to the land and improvements in the Easement Area. Other notable tenants within Phase One include: H&M, Wells Fargo Advisors, Gap and Arhaus Furniture. The largest office tenant within Phase One is Wells Fargo Advisors.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

CROCKER PARK PHASE ONE & TWO

Phase Two

Phase Two of the Crocker Park Phase One & Two Property is comprised of four separate buildings totaling 117,405 SF of retail space, 14,543 SF of office space and 56 residential apartments that are not part of the collateral for the Crocker Park Phase One & Two Loan. Overall historical occupancy, which includes both office and retail tenants, for Phase Two has been 89.8% (2010), 92.3% (2011), 92.3% (2012), 92.3% (2013), 97.0% (2014) and approximately 96.5% (2015). For the year ending May 2016, Phase Two was 98.1% occupied by 21 retail and one office tenant.

The largest tenant in the Phase Two development is Fitness & Sports Clubs, which occupies 40,000 SF, has been located at the Crocker Park Phase One & Two Property since March 2007 and has a lease expiring in February 2031 after recently executing a 15-year lease extension. Other notable tenants include: Apple Store, Charming Charlie and DSW Shoe Warehouse. The sole office tenant within Phase Two is KeyBank.

The following table presents certain information relating to the major tenants at the Crocker Park Phase One & Two Property:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF/Screen	Occupancy Cost	Renewal / Extension Options
Dick’s Sporting Goods	NR / NR / NR	75,000	12.2%	$1,264,000	6.2%	$16.85	1/31/2025	$154	10.9%	4, 5-year options
Fitness & Sports Clubs	NR / NR / NR	40,000	6.5	933,600	4.5	23.34	2/28/2031	NA	NA	3, 5-year options
Regal Cinemas Crocker Park 16	NR / NR / B+	24,442	4.0	834,876	4.1	34.16	4/30/2020	$249,747(2)	41.4%(3)	2, 5-year options
Arhaus Furniture(4)	NR / NR / NR	12,004	2.0	644,135	3.1	53.66	12/31/2024	$450	11.9%	NA
DSW Shoe Warehouse	NR / NR / NR	14,510	2.4	609,420	3.0	42.00	11/30/2018	$277	15.1%	2, 5-year options
Barnes & Noble	NR / NR / NR	28,684	4.7	560,000	2.7	19.52	3/31/2020	$242	8.1%	1, 5-year option
Gap(5)	BB+ / Baa2 / BB+	12,638	2.1	530,796	2.6	42.00	11/30/2024	$237	17.7%	1, 5-year option
Cheesecake Factory	NR / NR / NR	10,592	1.7	444,864	2.2	42.00	1/31/2026	$830	5.1%	2, 5-year options
Trader Joes	NR / NR / NR	10,007	1.6	400,280	2.0	40.00	3/31/2026	$2,199	1.8%	3, 5-year options
Key Bank - Office	A- / Baa1 / BBB+	14,543	2.4	378,118	1.8	26.00	5/31/2018	NA	NA	2, 5-year options
Ten Largest Tenants		242,420	39.4%	$6,600,089	32.2%	$27.23
Remaining Tenants		363,279	59.1	13,922,575	67.8	38.32
Vacant		9,363	1.5	0	0.0	0.00
Total / Wtd. Avg. All Tenants		615,062	100.0%	$20,522,664	100.0%	$33.88

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	There are five screens that are part of the Crocker Park Phase One & Two Property (24,442 SF) and an additional 11 screens at the adjacent Promenade (38,360 SF) that are not part of the collateral. Tenant Sales $ per SF/Screen is calculated based on sales of $3,995,957 for all 16 screens at Regal Cinemas Crocker Park 16.

(3)	Occupancy cost is calculated based on gross rent paid by Regal Cinemas Crocker Park 16 and sales across the entire 62,802 SF premise.

(4)	Arhaus Furniture may terminate its lease, by providing notice within 90 days after the expiration of the fifth lease year of the extension term (December 31, 2019), if annual sales are less than $4,000,000.

(5)	Gap has a one-time right to terminate its lease if a minimum of 100,000 SF of first floor retail space has not been constructed (in the specific buildings mentioned in the Gap lease) by November 30, 2019 or if there is less than 77,000 SF of total first floor retail space in the buildings open for business. Gap is required to provide notice to terminate within 150 days after November 30, 2019.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

CROCKER PARK PHASE ONE & TWO

The following table presents the lease rollover schedule at the Crocker Park Phase One & Two Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2016	0	0.0	0.0%	0	0.0	0.00	0
2017	41,642	6.8	6.8%	1,258,599	6.1	30.22	10
2018	88,364	14.4	21.1%	2,579,462	12.6	29.19	17
2019	24,415	4.0	25.1%	1,349,322	6.6	55.27	11
2020	163,839	26.6	51.7%	5,257,228	25.6	32.09	24
2021	23,320	3.8	55.5%	926,639	4.5	39.74	7
2022	30,851	5.0	60.6%	1,518,532	7.4	49.22	6
2023	2,324	0.4	60.9%	127,355	0.6	54.80	1
2024	33,542	5.5	66.4%	1,582,931	7.7	47.19	4
2025	115,788	18.8	85.2%	3,106,940	15.1	26.83	10
2026	41,614	6.8	92.0%	1,882,056	9.2	45.23	7
2027 & Thereafter	40,000	6.5	98.5%	933,600	4.5	23.34	1
Vacant	9,363	1.5	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	615,062	100.0%		$20,522,664	100.0%	$33.88	98

(1)	Calculated based on approximate square footage occupied by each Owned Tenant unless otherwise specified.

The following table presents certain information relating to historical leasing at the Crocker Park Phase One & Two Property:

Historical Leased %(1)

	2013	2014	2015	As of 7/20/2016
Owned Space	93.4%	96.3%	99.1%	98.5%

(1)	As provided by the borrower and which represents occupancy as of December 31 for the indicated year unless otherwise specified.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

CROCKER PARK PHASE ONE & TWO

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Crocker Park Phase One & Two Property:

Cash Flow Analysis(1)

	2013	2014	2015	TTM 5/31/2016	Underwritten	Underwritten $ per SF
Base Rent	$17,588,827	$15,731,708	$17,105,903	$18,571,738	$20,335,631	$33.06
Contractual Rent Steps(2)	0	0	0	0	187,033	0.30
Gross Up Vacancy	0	0	0	0	495,363	0.81
Total Rent	$17,588,827	$15,731,708	$17,105,903	$18,571,738	$21,018,027	$34.17
Total Reimbursables	4,170,328	4,391,479	3,297,164	2,380,831	1,342,232	2.18
Percentage Rent	509,008	563,370	406,344	266,814	197,506	0.32
Parking Income	362,280	381,176	467,564	493,728	493,728	0.80
Other Income(3)	269,971	446,815	422,583	449,808	449,808	0.73
Vacancy & Credit Loss	0	0	0	0	(1,073,445)	(1.75)
Effective Gross Income	$22,900,413	$21,514,548	$21,699,558	$22,162,919	$22,427,857	$36.46

Real Estate Taxes	$3,476,721	$3,489,484	$3,479,132	$3,479,131	$3,481,121	$5.66
Insurance	188,107	181,549	181,432	187,079	186,720	0.30
Management Fee	687,012	645,436	650,987	664,888	672,836	1.09
Special Assessment Bonds(4)	5,233,047	5,226,623	5,230,636	5,230,636	0	0.00
Other Operating Expenses	4,909,656	4,981,250	5,155,494	5,215,060	5,071,879	8.25
Total Operating Expenses	$14,494,543	$14,524,342	$14,697,681	$14,776,794	$9,412,556	$15.30

Net Operating Income	$8,405,870	$6,990,206	$7,001,877	$7,386,125	$13,015,301	$21.16
TI/LC	0	0	0	0	941,948	1.53
Replacement Reserves	0	0	0	0	104,561	0.17
Net Cash Flow	$8,405,870	$6,990,206	$7,001,877	$7,386,125	$11,968,793	$19.46

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Contractual Rent Steps are underwritten based upon the actual scheduled rent increases through June 2017.

(3)	Other Income includes marketing sponsorships, event income and The Promenade’s payment for office allocation.

(4)	Special assessment revenue bonds were used for the initial construction of the public improvements within the Crocker Park Phase One & Two Property. The historical expenses include a special assessment revenue bond expense line item of $5,233,047 (2013), $5,226,623 (2014), $5,230,636 (2015) and $5,230,636 (TTM 5/31/2016). The special assessment revenue bond expense was removed from the Underwritten Other Operating Expenses because the bonds are required to be paid off in full on August 12, 2016 as part of the refinancing of the Crocker Park Phase One & Two Loan and sufficient funds are in escrow with Chicago Title Insurance Company to complete said payoff.

■	Appraisal. According to the appraisal, the Crocker Park Phase One & Two Property had an “as-is” appraised value of $214,400,000 as of May 19, 2016.

■	Environmental Matters. Based on a Phase I environmental report dated July 11, 2016, the environmental consultant did not identify evidence of a recognized environmental condition and recommended no further action.

■	Market Overview and Competition. Per the appraisal, the Crocker Park Phase One & Two Property is located in the Cleveland metropolitan statistical area (“MSA”). The Cleveland MSA is the 28th most populous MSA in the United States and the largest metropolitan area in Ohio. Downtown Cleveland is located approximately 16.2 miles west of the Crocker Park Phase One & Two Property, and Cleveland-Hopkins International Airport is approximately 13.0 miles west of the Crocker Park Phase One & Two Property. Major employers in the Cleveland MSA include the Cleveland Clinic, University Hospitals, U.S. Office of Personnel Management, Progressive Corporation and Cuyahoga County. The Cleveland MSA consists of a heavy concentration of educational institutions including 27 accredited colleges and universities with a combined enrollment of more than 220,000 students. Colleges and universities located in the area include Kent State University, Case Western Reserve University, Cleveland State University, University of Akron and Youngstown State University. Cleveland Clinic, one of America’s leading hospitals, is also located approximately 18 miles west of the Crocker Park Phase One & Two Property.

The Crocker Park Phase One & Two Property’s immediate area consists mainly of office, retail, industrial, mixed-use and auto dealerships along major arterials that are interspersed with multifamily complexes and single family residential homes. The Crocker Park Phase One & Two Property is in close proximity to main transportation routes including I-90 (less than one mile), I-480 (5 miles), I-80 (10 miles) and I-71 (10 miles). According to the appraisal, traffic counts at the corner of Crocker Park Boulevard and Detroit Road exceed 50,000 vehicles per day. The Promenade at Crocker Park, a 250,000 SF specialty retail center anchored by Giant Eagle, Bed Bath & Beyond and Nordstrom Rack, is located adjacent to the Crocker Park Phase One & Two Property. In addition, a

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

CROCKER PARK PHASE ONE & TWO

newly built Hyatt Place recently opened adjacent to the Crocker Park Phase One & Two Property. There are also a total of ten high schools located within 8 miles of the Crocker Park Phase One & Two Property with a total enrollment of more than 10,200 students. According to the appraisal, the population within a one-, three- and five-mile radius of the Crocker Park Phase One & Two Property is 6,548, 55,187 and 142,676, respectively, and the average household income within a one-, three- and five-mile radius of the Crocker Park Phase One & Two Property is $107,066, $102,996 and $93,041, respectively.

The appraiser identified a competitive set of six mall properties ranging from 299,162 SF to 1,216,673 SF with an average of 886,478 SF. Occupancy rates ranged from 97.6% to 100% for an average of 98.7% and inline rental rates ranged from $11.00 per SF to $97.00 per SF. The appraiser concluded a general vacancy rate of 3% for retail and 10% for office.

■	The Borrower. The borrower is CP Commercial Delaware, LLC, a single-purpose, single-asset Delaware limited liability company. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Crocker Park Phase One & Two Loan. The non-recourse carveout guarantors for the Crocker Park Phase One & Two Loan are Robert L. Stark and Morry Weiss, who jointly indirectly control the borrower. Robert L. Stark serves as the President and CEO of Stark Enterprises, which is a full service development, leasing, construction and management company, headquartered in Cleveland, Ohio, focusing on retail, office, hotel and multifamily properties. Morry Weiss is the CEO of American Greetings Corporation.

■	Escrows. In connection with the origination of the Crocker Park Phase One & Two Loan, the borrower funded aggregate reserves of $900,959 with respect to the Crocker Park Phase One & Two Property, comprised of (i) $597,592 for real estate taxes, (ii) $165,183 for an unfunded obligation reserve relating to tenant improvements and (iii) $138,184 relating to a potential rent credit due to Eddie Bauer.

Additionally, on each due date, the borrower is required to fund the following reserves with respect to the Crocker Park Phase One & Two Property: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then-succeeding 12-month period, (ii) at the option of the lender, if the liability or casualty policy maintained by the borrower does not constitute an approved blanket or umbrella insurance policy under the Crocker Park Phase One & Two Loan documents, an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then-succeeding 12-month period, (iii) a replacement reserve in the amount of $8,714, (iv) a tenant improvements and leasing commissions reserve in the amount of $76,888, subject to a cap of $5,000,000, and (v) for the first eleven due dates, an unfunded obligation reserve in the amount of $33,333 relating to tenants Hanna Anderson and Fitness & Sports Club.

■	Lockbox and Cash Management. The Crocker Park Phase One & Two Loan documents require a hard lockbox with springing cash management. The Crocker Park Phase One & Two Loan documents require the borrower to direct tenants to pay rent directly to a lender-controlled lockbox account and require that all other money received by the borrower with respect to the Crocker Park Phase One & Two Property be promptly deposited into such lockbox account following receipt except that the borrower collects all rent for tenants Trader Joe’s and Regal Cinemas Crocker Park 16 and, within two days after receipt, uses the rents to pay base rent on the Underlying Lease (as defined below) or easement fees on the TJ’s Easement, as applicable, and deposits the remaining rents in the lender-controlled lockbox account. The lender may, at any time, require the borrower to send direction letters to Trader Joe’s and Regal Cinemas Crocker Park 16 under the Crocker Park Phase One & Two Loan documents. Every fourth business day that no Crocker Park Phase One & Two Trigger Period (as defined below) is continuing, all amounts in the lockbox account are required to be swept to a borrower-controlled operating account. During the continuance of a Crocker Park Phase One & Two Trigger Period, all amounts in the lockbox account are required to be swept to a lender-controlled cash management account every fourth business day and, provided no event of default under the Crocker Park Phase One & Two Loan documents is continuing, applied to payment of applicable debt service, payment of operating expenses and funding of required reserves, with the remainder being deposited into an excess cash flow reserve. Provided no event of default under the Crocker Park Phase One & Two Loan documents is continuing, funds in the excess cash flow reserve are (i) to the extent a Crocker Park Phase One & Two Trigger Period is continuing, to be held by the lender as additional collateral for the Crocker Park Phase One & Two Loan; provided that, so long as no event of default is then ongoing pursuant to the Crocker Park Phase One & Two Loan documents, such excess cash flow reserves may,

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

CROCKER PARK PHASE ONE & TWO

if certain conditions are satisfied under the Crocker Park Phase One & Two Loan documents, (to the extent there are insufficient reserves on deposit in the leasing reserve account) be disbursed for payment of certain leasing expenses and (ii) to the extent no Crocker Park Phase One & Two Trigger Period is continuing, to be swept into the borrower’s operating account. After the occurrence and during the continuance of an event of default under the Crocker Park Phase One & Two Loan documents, the lender may apply any funds in the cash management account to amounts payable under the Crocker Park Phase One & Two Loan (and/or toward the payment of expenses of the Crocker Park Phase One & Two Property), in such order of priority as the lender may determine.

A “Crocker Park Phase One & Two Trigger Period” means a period commencing upon the earliest of (i) the occurrence of an event of default under the Crocker Park Phase One & Two Loan documents and continuing until the same is cured, (ii) the date that the debt service coverage ratio is less than 1.15x and continuing until the debt service coverage ratio is equal to or greater than 1.18x for one calendar quarter and/or (iii) the commencement of a Crocker Park Phase One & Two Specified Tenant Trigger Period (as defined below) and continuing until the applicable Crocker Park Phase One & Two Specified Tenant Trigger Period is cured. Notwithstanding the foregoing, no Crocker Park Phase One & Two Trigger Period will be deemed to exist solely with respect to clause (ii) of this definition during any period that the Collateral Cure Conditions (as defined below) are satisfied.

“Collateral Cure Conditions” exist when the borrower has deposited cash into an account with the lender or delivered to the lender a letter of credit which, in either case, serves as additional collateral for the Crocker Park Phase One & Two Loan, in an amount equal to 18% of the annual debt service payments that are due as of the origination of the Crocker Park Phase One & Two Loan (the “Collateral Deposit Amount”) and thereafter, on each one year anniversary date of the date that the borrower made the deposit (or delivered the letter of credit), the borrower has deposited additional cash collateral in the amount of the Collateral Deposit Amount or increased the amount of the letter of credit by an amount equal to the Collateral Deposit Amount, as applicable. The collateral deposited pursuant to the previous sentence is returned to the borrower provided that no event of default is continuing under the Crocker Park Phase One & Two Loan documents at such time as the Crocker Park Phase One & Two Trigger Period would have been cured without the borrower’s satisfaction of the Collateral Cure Conditions.

“Crocker Park Phase One & Two Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) a Crocker Park Phase One & Two Specified Tenant (as defined below) being in default under its lease beyond applicable notice and cure periods, (ii) a Crocker Park Phase One & Two Specified Tenant failing to be in actual, physical possession of its space, failing to occupy and/or be open in its premises for the conduct of its business during customary hours and/or “going dark”, (iii) any Crocker Park Phase One & Two Specified Tenant giving written notice that it is terminating its lease for all or any portion of its premises (except that, if Barnes & Noble delivers notice that it intends to terminate its lease on a date that is more than six months after the date that notice is given, no Crocker Park Phase One & Two Specified Tenant Trigger Period is deemed to exist pursuant to this clause (iii) until the date that is six months prior to the effective date of termination contemplated by the applicable notice), (iv) any termination or cancellation of any lease with a Crocker Park Phase One & Two Specified Tenant (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Crocker Park Phase One & Two Specified Tenant lease failing to otherwise be in full force and effect, (v) any bankruptcy or similar insolvency of a Crocker Park Phase One & Two Specified Tenant and (vi) any Crocker Park Phase One & Two Specified Tenant failing to extend or renew its lease on or prior to the earlier of (except that, with respect to the lease with Barnes & Noble, it shall be the “later of”) (a) twelve months before expiration and (b) the date on which notice must be given to the lessor to exercise the applicable extension option; and (B) expiring upon the first to occur of the lender’s receipt of reasonably acceptable evidence (including an estoppel certificate) of (1) the satisfaction of cure conditions as stated under the Crocker Park Phase One & Two Loan documents or (2) the borrower re-leasing the entire space that was demised pursuant to the Crocker Park Phase One & Two Specified Tenant’s lease to a new tenant for a minimum of five years and such tenant being open for business, in actual physical occupancy of the space and paying full rent in accordance with the applicable terms and conditions under the Crocker Park Phase One & Two Loan documents. Notwithstanding the foregoing, a Crocker Park Phase One & Two Specified Tenant Trigger Period will not be deemed to exist during any period that the Excess Cash Flow Condition (as defined below) is satisfied (provided, however, in no event will a Crocker Park Phase One & Two Specified Tenant Trigger Period relating to leases comprising the Regal Cinemas Crocker Park 16, Dick’s Sporting Goods and/or Fitness & Sports Club be deemed to cease to exist because of satisfaction of the Excess Cash Flow Condition).

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

CROCKER PARK PHASE ONE & TWO

“Excess Cash Flow Condition” shall exist for any tenant at such time as the balance of the excess cash flow reserve account shall equal or exceed an amount equal to $40 per SF for the applicable tenant space.

“Crocker Park Phase One & Two Specified Tenant” means (i) any tenant under any lease which, individually or when aggregated with all other leases at the Crocker Park Phase One & Two Property with the same tenant or its affiliates, either (A) accounts for 10% or more of the total rental income for the Crocker Park Phase One & Two Property or (B)  demises 21,000 SF or more of the Crocker Park Phase One & Two Property’s gross leasable area, (ii) the tenant under the lease demising Regal Cinemas Crocker Park 16 (and any tenant under any future lease demising any portion of the borrower’s interest in the Leasehold Space (as defined below)), (iii) the tenant under the Trader Joe’s lease (and any tenant under any future lease of any portion of the Easement Area) and (iv) any guarantor(s) of the applicable related Crocker Park Phase One & Two Specified Tenant lease(s).

■	Property Management. The Crocker Park Phase One & Two Property is currently managed by Robert L. Stark Enterprises, Inc., an affiliate of the borrower. Under the Crocker Park Phase One & Two Loan documents, the Crocker Park Phase One & Two Property may not be managed by any party other than Robert L. Stark Enterprises, Inc.; provided, however, if no event of default under the Crocker Park Phase One & Two Loan documents exists, the borrower is permitted to replace Robert L. Stark Enterprises, Inc. with a property manager that is reasonably approved by lender (i) which approval will not be unreasonably withheld, conditioned or delayed if such replacement is a reputable management company having at least five years experience in managing five similar malls and is managing, excluding the Crocker Park Phase One & Two Property, the greater of 1,000,000 leasable SF and five times the leasable SF of the Crocker Park Phase One & Two on the date of determination and is not subject to any proceeding under creditors’ rights laws, provided that certain change of control provisions of the Crocker Park Phase One & Two Loan documents are satisfied, or (ii) which approval may otherwise be conditional on receipt of a ratings agency confirmation and, if such property manager is an affiliate of the borrower, a new non-consolidation opinion is provided by the borrower’s counsel if required by the lender. The lender has the right to terminate the management agreement and replace the property manager or require that the borrower terminate the management agreement and replace the property manager if (a) the property manager becomes insolvent or a debtor in (i) any involuntary bankruptcy or insolvency proceeding that is not dismissed within 90 days of the filing thereof or (ii) any voluntary bankruptcy or insolvency proceeding, (b) there exists an event of default under the Crocker Park Phase One & Two Loan documents, (c) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds or (d) there exists a default by the property manager beyond all applicable notice and cure periods under the management agreement.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■	Underlying Lease. The borrower is the lessee pursuant to a space lease (the “Underlying Lease”) whereby it leases approximately 38,360 SF of space (the “Leasehold Space”) on a neighboring retail property which is owned by a sponsor affiliate. The Underlying Lease expires in April 2019, with seven five-year extension options, and the Crocker Park Phase One & Two Loan documents require the borrower (and permit the lender) to exercise the options so long as Regal Cinemas, Inc. (“Regal”) renews its lease at the Crocker Park Phase One & Two Property. The borrower entered into the Underlying Lease in order to accommodate a request by Regal to occupy premises which include space on both the Crocker Park Phase One & Two development (said property, “Crocker Park”) as well as the neighboring Leasehold Space. Consequently, the borrower is party to a direct lease with Regal (the “Crocker-Regal Lease”) whereby it has leased to Regal space in Crocker Park (the “Crocker Portion”) and subleased to Regal the Leasehold Space. The Crocker Portion and the Leasehold Space are in different buildings and are connected by a bridge that goes over a roadway. The borrower has mortgaged its interest in the Leasehold Space to the lender pursuant to the Crocker Park Phase One & Two Loan documents. The Underlying Lease includes (without limitation): (i) notice and cure rights running to the lender, (ii) that any mortgage on the fee interest will be subordinate to the Underlying Lease (and as such, no foreclosure can automatically terminate the Underlying Lease), (iii) the agreement of the landlord pursuant to the Underlying Lease to maintain insurance on the improvements where the Leasehold Space is located that meets standards largely consistent with the Crocker Park Phase One & Two Loan documents and, in the event of a casualty, provided that the Underlying Lease is not terminated in accordance with its terms, proceeds attributable to the Leasehold Space will be held and disbursed by a trustee meeting designated ratings requirements and (iv) the

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

CROCKER PARK PHASE ONE & TWO

borrower will have the right to terminate the Underlying Lease if the Crocker-Regal Lease is terminated (unless the termination is caused by a default under the Crocker-Regal Lease by the borrower) and the lender will have the right to determine whether to require that the borrower terminate or maintain the Underlying Lease. The Crocker Park Phase One & Two Loan documents provide that if at any time the lender has not received required evidence that all taxes are paid relating to the Leasehold Space or the aforementioned insurance policies relating to the Leasehold Space are maintained, the lender may institute escrows for the same.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Crocker Park Phase One & Two Property (plus 18 months of rental loss and/or business interruption coverage and an additional period of indemnity covering the six months following restoration). The “all-risk” policy containing terrorism insurance is required to contain a deductible no larger than $25,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

HONEYGO VILLAGE CENTER

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

HONEYGO VILLAGE CENTER

CARTIFACT.
Harrisburg
PENNSYLVANIA
Philadelphia
Wilmington
MARYLAND
Baltimore
DE
Washington, D.C.
Pleasant Hills
Kingsville
Honeygo Village Center
Joppatowne
Carney
Perry Hall
White Marsh
Overlea
Rossville
Middle River
MARTIN STATE AIRPORT
Rosedale
Essex
Bowleys Quarters
Chesapeake Bay

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

HONEYGO VILLAGE CENTER

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CGMRC
Location (City/State)	Perry Hall, Maryland	Cut-off Date Principal Balance		$31,200,000
Property Type	Mixed-Use	Cut-off Date Principal Balance per SF		$199.59
Size (SF)	156,318	Percentage of Initial Pool Balance		5.1%
Total Occupancy as of 7/1/2016	99.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 7/1/2016	99.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	2004-2006 / NAP	Mortgage Rate		4.36000%
Appraised Value	$44,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Term (Months)	24

Underwritten Revenues	$4,031,991
Underwritten Expenses	$1,145,142	Escrows
Underwritten Net Operating Income (NOI)	$2,886,849		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,692,393	Taxes	$383,822	$31,985
Cut-off Date LTV Ratio	70.9%	Insurance	$0	$0
Maturity Date LTV Ratio	60.3%	Replacement Reserve	$0	$3,882
DSCR Based on Underwritten NOI / NCF	1.55x / 1.44x	TI/LC(1)	$0	$10,417
Debt Yield Based on Underwritten NOI / NCF	9.3% / 8.6%	Other(2)	$290,481	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$31,200,000	99.8%	Loan Payoff	$23,225,117	74.3%
Other Sources	70,000	0.2	Principal Equity Distribution	6,881,842	22.0
			Reserves	674,303	2.1
			Closing Costs	488,737	1.6
Total Sources	$31,270,000	100.0%	Total Uses	$31,270,000	100.0%

(1)	The TI/LC reserve cap is initially at $500,000 and may be reduced to $375,000 in accordance with the Honeygo Village Center Loan documents. See “—Escrows” below.

(2)	Other upfront reserves comprised of $242,454 for tenant improvements and leasing commissions in connection with the Franklin Square Women’s Care lease and $48,027 for unfunded landlord obligations in connection with the Olive Tree Legal and Franklin Square Pediatrics leases. See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Honeygo Village Center Loan”) is evidenced by a note in the original principal amount of $31,200,000 and is secured by a first mortgage encumbering the borrower’s fee simple interest in a mixed-use grocery-anchored shopping center with office space located in Perry Hall, Maryland (the “Honeygo Village Center Property”). The Honeygo Village Center Loan was originated by Citigroup Global Markets Realty Corp. on July 19, 2016 and represents approximately 5.1% of the Initial Pool Balance. The note evidencing the Honeygo Village Center Loan has an outstanding principal balance as of the Cut-off Date of $31,200,000 and an interest rate of 4.36000% per annum. The proceeds of the Honeygo Village Center Loan were primarily used to refinance debt secured by the Honeygo Village Center Property, fund reserves and pay origination costs.

The Honeygo Village Center Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The Honeygo Village Center Loan requires monthly payments of interest only for the initial 24 months, followed by monthly payments of principal and interest based on a 30-year amortization schedule. The scheduled maturity date of the Honeygo Village Center Loan is the due date in August 2026. At any time after the second anniversary of the securitization Closing Date, the Honeygo Village Center Loan may be defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the Honeygo Village Center Loan documents. Voluntary prepayment of the Honeygo Village Center Loan is permitted on or after the due date occurring in April 2026 without payment of any prepayment premium.

■	The Mortgaged Property. The Honeygo Village Center Property is comprised of a 156,318 SF mixed-use grocery-anchored shopping center with office space on an approximately 15.8-acre site located in Perry Hall, Maryland. The Honeygo Village Center Property was constructed by the borrower in phases between 2004 and 2006 and is anchored by a 53,673 SF Weis Markets grocery store. The Honeygo Village Center Property includes 130,820 SF of ground floor space (approximately 83.7% of GLA) and 25,498 SF (approximately 16.3% of GLA) of second floor space occupied primarily by medical office tenants such as MedStar, Franklin Square Pediatrics and Franklin Square Women’s Care. The Honeygo Village Center Property benefits from its proximity to MedStar Franklin Square Medical Center, which is located 5.5 miles to the southwest and is the third largest hospital in Maryland. The Honeygo Village Center Property also includes four ground-leased outparcel pad sites including a convenience store/gas station, a branch bank, a parcel which has been used as a fast food restaurant and Dunkin Donuts / Baskin Robbins. Tenants comprising approximately 75.5% of the GLA have been located at

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

HONEYGO VILLAGE CENTER

the Honeygo Village Center Property for over 10 years. As of July 1, 2016, the Honeygo Village Center Property was 99.0% occupied by 33 national, regional and local tenants.

The following table presents certain information relating to historical leasing at the Honeygo Village Center Property:

Historical Leased %(1)

	2014	2015	TTM 3/31/2016	As of 7/1/2016
Owned Space	99.3%	99.7%	99.6%	99.0%

(1)	As provided by the borrower and which represents occupancy as of December 31 for the specified year unless otherwise specified.

The following table presents certain information relating to the major tenants at the Honeygo Village Center Property:

Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF (1)	Occupancy Cost(1)	Renewal / Extension Options
Weis Markets	NR / NR / NR	53,673	34.3%	$711,168	21.1%	$13.25	6/30/2024	NAV	NAV	6, 5-year options
The Young School	NR / NR / NR	13,500	8.6	286,790	8.5	21.24	8/31/2025	$147	18.3%	2, 5-year options
Carroll Fuels	NR / NR / NR	2,932	1.9	155,526	4.6	53.04	7/31/2025	$1,716	3.7%	4, 5-year options
Baltimore County Savings Bank	NR / NR / NR	2,032	1.3	151,250	4.5	74.43	2/28/2025	NAV	NAV	4, 5-year options
MedStar(2)	NR / NR / NR	5,545	3.5	148,273	4.4	26.74	5/31/2020	NAV	NAV	1, 5-year option
Liberatore’s	NR / NR / NR	6,770	4.3	144,000	4.3	21.27	8/31/2020	NAV	NAV	2, 5-year options
Franklin Square Pediatrics(3)	NR / NR / NR	5,101	3.3	137,032	4.1	26.86	10/31/2020	NAV	NAV	1, 5-year option
Franklin Square Women’s Care(4)(5)	NR / NR / NR	4,265	2.7	116,199	3.4	27.24	Various	NAV	NAV	1, 5-year option
Lib’s Raw Bar & Grill	NR / NR / NR	4,055	2.6	115,206	3.4	28.41	2/28/2024	NAV	NAV	2, 5-year options
Honeygo Liquors	NR / NR / NR	3,791	2.4	109,568	3.2	28.90	6/30/2024	$701	4.9%	1, 5-year option
Ten Largest Tenants		101,664	65.0%	$2,075,012	61.5%	$20.41
Remaining Tenants		53,071	34.0	1,301,476	38.5	24.52
Vacant		1,583	1.0	0	0.0	0.00
Total / Wtd. Avg. All Tenants		156,318	100.0%	$3,376,488	100.0%	$21.82

(1)	Tenant Sales $ per SF and Occupancy Cost represent sales for the 12-month period ending July 1, 2016 for all tenants.

(2)	MedStar has a one-time option to terminate its lease effective June 1, 2018 with written notice no earlier than January 1, 2018 and no later than March 1, 2018.

(3)	Franklin Square Pediatrics has a one-time option to terminate its lease effective November 1, 2018 with written notice no earlier than June 1, 2018 and no later than August 1, 2018.

(4)	Franklin Square Women’s Care has a one-time option to terminate its lease effective October 1, 2018 with written notice no earlier than May 1, 2018 and no later than July 1, 2018.

(5)	Franklin Square Women’s Care has 2,677 SF that expires in September 30, 2020 and 1,588 SF that expires on June 30, 2026.

The following table presents the lease rollover schedule at the Honeygo Village Center Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2016	4,108	2.6	2.6%	96,408	2.9	23.47	2
2017	4,710	3.0	5.6%	103,620	3.1	22.00	1
2018	1,785	1.1	6.8%	39,010	1.2	21.85	1
2019	13,927	8.9	15.7%	382,183	11.3	27.44	7
2020	34,968	22.4	38.1%	861,747	25.5	24.64	10
2021	2,264	1.4	39.5%	46,638	1.4	20.60	1
2022	3,894	2.5	42.0%	71,494	2.1	18.36	1
2023	0	0.0	42.0%	0	0.0	0.00	0
2024	62,913	40.2	82.2%	969,882	28.7	15.42	4
2025	21,660	13.9	96.1%	671,879	19.9	31.02	5
2026	4,506	2.9	99.0%	133,626	4.0	29.66	2
2027 & Thereafter	0	0.0	99.0%	0	0.0	0.00	0
Vacant	1,583	1.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	156,318	100.0%		$3,376,488	100.0%	$21.82	34

(1)	Calculated based on approximate square footage occupied by each Owned Tenant unless otherwise specified. Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not reflected in the Lease Expiration Schedule.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

HONEYGO VILLAGE CENTER

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Honeygo Village Center Property:

Cash Flow Analysis(1)

	2014	2015	TTM 3/31/2016	Underwritten	Underwritten $ per Unit
Base Rent	$3,160,597	$3,305,051	$3,327,369	$3,348,230	$21.42
Contractual Rent Steps	0	0	0	28,258	0.18
Potential Income from Vacant Space	0	0	0	49,542	0.32
Total Rent	$3,160,597	$3,305,051	$3,327,369	$3,426,030	$21.92
Reimbursements(2)	687,333	602,482	618,366	782,591	5.01
Other Income	44,513	38,662	38,557	33,800	0.22
Vacancy, Credit Loss & Concessions	(30,003)	0	0	(210,431)	(1.35)
Effective Gross Income	$3,862,441	$3,946,195	$3,984,292	$4,031,991	$25.79

Real Estate Taxes(2)	$265,199	$274,856	$274,856	$447,832	$2.86
Insurance	44,925	46,648	47,172	58,703	0.38
Management Fee	115,873	118,386	119,529	120,960	0.77
Other Expenses	630,415	511,371	513,981	517,647	3.31
Total Operating Expenses	$1,056,412	$951,261	$955,537	$1,145,142	$7.33

Net Operating Income	$2,806,029	$2,994,935	$3,028,754	$2,886,849	$18.47
Normalized TI/LC	0	0	0	147,873	0.95
Replacement Reserves	0	0	0	46,582	0.30
Net Cash Flow	$2,806,029	$2,994,935	$3,028,754	$2,692,393	$17.22

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Tenants on pad sites pay real estate taxes directly and are not reflected in historical real estate taxes. Underwritten real estate taxes include real estate taxes paid directly by tenants on pad sites and are also underwritten as reimbursements.

■	Appraisal. According to the appraisal, the Honeygo Village Center Property had an “as-is” appraised value of $44,000,000 as of June 15, 2016.

■	Environmental Matters. Based on a Phase I environmental report dated June 28, 2016, the environmental consultant did not identify evidence of a recognized environmental condition and recommended no further action.

■	Market Overview and Competition. The Honeygo Village Center Property is located in Perry Hall, Maryland, approximately 12.1 miles northeast of downtown Baltimore. Major employers in the area include the Social Security Administration with 14,948 employees, Baltimore County Public Schools with 14,608 employees, Baltimore County with 8,429 employees and MedStar Franklin Square Medical Center with 3,500 employees. MedStar Franklin Square Medical Center is a 378-bed hospital located 5.5 miles southwest of the Honeygo Village Center Property and is the third largest hospital in Maryland. White Marsh Mall, a 1.4 million SF shopping mall owned by General Growth Properties and anchored by JC Penney, Macy’s and Boscov’s, is located approximately 3.4 miles south of the Honeygo Village Center Property. The closest Walmart Supercenter is located approximately 5.0 miles southwest of the Honeygo Village Center Property. In 2015, average household income within a one- three- and five-mile radius of the Honeygo Village Center Property was $99,978, $88,791 and $86,608, respectively.

The Honeygo Village Center Property is located in the Central/East Baltimore County retail submarket of the Baltimore retail market. The Central/East Baltimore County retail submarket is the third largest retail submarket in Baltimore County consisting of approximately 16.2 million SF with a 5.2% vacancy rate. Neighborhood centers within the Central/East Baltimore County submarket total approximately 2.5 million SF with a 5.8% vacancy rate.

The appraisal concluded to market rents of: $14.00 per SF, net, for the grocery anchor space; $23.80 per SF, net, for the inline retail space; and $25.12 per SF, gross, for the inline office space.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

HONEYGO VILLAGE CENTER

The following table presents certain information relating to the primary competition for the Honeygo Village Center Property:

Honeygo Village Center Competitive Set(1)

	Honeygo Village Center	Perry Hall Marketplace	Brick Bodies Square	Perry Hall Centre
Proximity (miles)	-	1.0	1.1	2.0
Year Built / Renovated	2004 - 2006 / NAP	2001 / NAP	1970 / 2000	2002 / NAP
Anchor GLA	53,673	55,256	23,800	56,853
Total GLA	156,318	75,482	61,127	65,796
Total Occupancy	99%	100%	99%	100%
Anchors	Weis Markets	Safeway	Brick Bodies Gym	Giant Food

	Perry Hall Crossing	Perry Hall Square	Festival at Perry Hall	Silver Spring Shopping Center
Proximity (miles)	2.5	2.0	2.0	2.5
Year Built / Renovated	1986 / NAP	1961 / 1996	1985 / NAP	1976 / NAP
Anchor GLA	18,000	72,794	50,000	48,000
Total GLA	120,550	164,438	109,776	63,838
Total Occupancy	85%	89%	94%	97%
Anchors	Aldi	Brunswick Zone, Rite Aid, Ace Hardware	Weis Markets	Mars

(1)	Source: Appraisal.

The following table presents certain information relating to lease comparables for the Honeygo Village Center Property:

Grocery Anchor Lease Comparables(1)

Property Name	Property Location	Tenant Name	Lease Date	GLA	Lease Term (years)	Initial Rent per SF	Lease Type
Honeygo Village Center	Perry Hall, MD	Weis Markets	Aug. 2004	53,673	20	$13.25(2)	Net
Chatham Station Shopping Center	Ellicott City, MD	Giant Food	Oct. 2015	88,000	20	$9.00	Net
1630 Reisterstown Road	Pikesville, MD	NAV	Nov. 2014	25,582	15.9	$16.00	Net
Shops at Mark Center	Alexandria, VA	Global Foods	Oct. 2014	32,183	10	$14.00	Net
3301 N. Ridge Road	Ellicott City, MD	H Mart	Sept. 2014	56,850	20	$15.75	Net
Kings Park	Springfield, VA	Giant Food	Mar. 2014	51,100	20	$14.68	Net

(1)	Source: Appraisal.

(2)	Represents current Weis Markets rent.

Inline Lease Comparables(1)

Property Name	Property Location	Tenant Name	Lease Date	GLA	Lease Term (years)	Initial Rent per SF	Lease Type
Honeygo Village Center	Perry Hall, MD	Various	Various	64,815	Various	$23.61(2)	Net
Perry Hall Crossing	Perry Hall, MD	NAV	Nov. 2015	1,600	5	$20.00	Net
Festival at Perry Hall	Perry Hall, MD	NAV	Sept. 2013	6,500	10	$22.00	Net
Perry Hall Marketplace	Baltimore, MD	NAV	Apr. 2016	1,500	5	$25.00	Net
Honeygo Crossing	Baltimore, MD	NAV	Apr. 2016	2,340	5	$23.00	Net
The Avenue at White Marsh	Baltimore, MD	NAV	Jan. 2016	1,500	5	$28.00	Net
Essex Gateway Center	Essex, MD	NAV	Jul. 2013	7,041	5	$18.00	Net

(1)	Source: Appraisal.

(2)	Represents average underwritten inline retail rent at the Honeygo Village Center Property.

■	The Borrower. The borrower is Honeygo Village DE, LLC, a single-purpose, single-asset Delaware limited liability company. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Honeygo Village Center Loan. The non-recourse carveout guarantors for the Honeygo Village Center Loan are Josh E. Fidler and Lawrence M. Macks. Mr. Fidler and Mr. Macks are chairmen of Chesapeake Realty Partners, a 70 year old commercial real estate investment and development company that focuses on land planning and

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

HONEYGO VILLAGE CENTER

large-scale residential, retail and mixed-use developments primarily in the Maryland/Pennsylvania area. Chesapeake Realty Partners currently owns and operates four shopping centers with three additional shopping centers totaling more than 1 million SF currently owned.

■	Escrows. In connection with the origination of the Honeygo Village Center Loan, the borrower funded reserves of (i) $383,822 for real estate taxes, (ii) $242,454 for tenant improvement and leasing commission associated with the Franklin Square Women’s Care lease and (iii) $48,027 for unfunded landlord obligations associated with the Oliver Tree Legal and Franklin Square Pediatrics leases.

Additionally, on each due date, the borrower is required to fund the following reserves with respect to the Honeygo Village Center Property: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates (initially $31,985) will be necessary to pay taxes over the then succeeding 12-month period, (ii) at the option of the lender, if the liability or casualty policy maintained by the borrower does not constitute an approved blanket or umbrella insurance policy under the Honeygo Village Center Loan documents, an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding 12-month period, (iii) a replacement reserve in the amount of $3,882 and (iv) a tenant improvements and leasing commissions reserve in the amount of $10,417, subject to an initial cap of $500,000, which cap will be reduced to $375,000 if Weis Markets, Inc. (“Weis Markets”) (or a successor tenant in its space) renews its lease in 2024 for an additional term of at least five years.

■	Lockbox and Cash Management. The Honeygo Village Center Loan documents require a springing lockbox with springing cash management. The tenants are required to deposit all rents into a lockbox account maintained by the lender upon the commencement of a Honeygo Village Center Trigger Period (as defined below). During a Honeygo Village Center Trigger Period, all funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed in accordance with the Honeygo Village Center Loan documents. During the continuance of a Honeygo Village Center Trigger Period, all amounts in the lockbox account are required to be swept to a lender-controlled cash management account on a daily basis and, provided no event of default under the Honeygo Village Center Loan documents is continuing, applied to payment of debt service, payment of operating expenses, and funding of required reserves, with the remainder being deposited into an excess cash flow reserve. Provided no event of default under the Honeygo Village Center Loan documents is continuing, funds in the excess cash flow reserve are required (i) to the extent a Honeygo Village Center Trigger Period is continuing, to be held by the lender as additional collateral for the Honeygo Village Center Loan and (ii) to the extent no Honeygo Village Center Trigger Period is continuing, to be swept into the borrower’s operating account. After the occurrence and during the continuance of an event of default under the Honeygo Village Center Loan documents, the lender may apply any funds in the cash management account to amounts payable under the Honeygo Village Center Loan (and/or toward the payment of expenses of the Honeygo Village Center Property), in such order of priority as the lender may determine.

A “Honeygo Village Center Trigger Period” means a period (a) commencing upon the earliest of (i) the occurrence of an event of default under the Honeygo Village Center Loan documents, (ii) the debt service coverage ratio being less than 1.15x for one calendar quarter, and (iii) the occurrence of a Honeygo Village Center Specified Tenant Trigger Period (as defined below); and (b) expiring upon (x) with regard to any Honeygo Village Center Trigger Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default, (y) with regard to any Honeygo Village Center Trigger Period commenced in connection with clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters, and (z) with regard to any Honeygo Village Center Trigger Period commenced in connection with clause (iii) above, a Honeygo Village Center Specified Tenant Trigger Period ceasing to exist.

A “Honeygo Village Center Specified Tenant Trigger Period” means a period (a) commencing upon the first to occur of (i) Weis Markets (or any subsequent lessee of the Weis Markets space) being in default under its lease beyond applicable notice and cure period, (ii) Weis Markets (or any subsequent lessee of the Weis Markets space) failing to be in actual, physical possession of its space, failing to be open to the public for business during customary hours and/or “going dark” in its space, (iii) Weis Markets (or any subsequent lessee of the Weis Markets space) giving notice that it is terminating its lease for all or any portion of its space, (iv) any termination, cancellation or failure to be in full force and effect (including rejection in a bankruptcy or insolvency proceeding) of the Weis Markets (or any subsequent lessee of the Weis Markets space) lease, (v) any bankruptcy or similar

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

HONEYGO VILLAGE CENTER

insolvency of Weis Markets (or any subsequent lessee of the Weis Markets space) and (vi) Weis Markets (or any other lessee of the Weis Markets space) failing to extend or renew the applicable lease of the Weis Markets space on or prior to the earlier of (x) the latest date in the applicable lease for the exercise of any extension option and (y) the date 12 months (or, if the borrower deposits a $300,000 reserve with the lender, 9 months) prior to the expiration of the applicable lease; and (b) expiring upon (1) the satisfaction of cure conditions in accordance with the Honeygo Village Center Loan documents or (2) the borrower leasing the entire space that was demised pursuant to the Weis Markets lease (or applicable portion thereof) to one or more new tenants in accordance with the Honeygo Village Center Loan documents and the applicable new tenant under such lease being in actual, physical occupancy of the space demised under its lease, open for business, and paying the full amount of the rent due under its lease.

■	Property Management. The Honeygo Village Center Property is managed by Chesapeake Commercial Properties, Inc., an affiliate of the borrower sponsor. The lender has the right to direct the borrower to terminate the property management agreement and replace the property manager if (i) the property manager becomes insolvent or a debtor in a bankruptcy action or proceeding not dismissed within 90 days; (ii) an event of default has occurred and is continuing; (iii) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds; or (iv) a default by the property manager has occurred and is continuing under the property management agreement after the expiration of all applicable notice and cure periods. The borrower has the right to replace the property manager, provided no event of default is continuing under the Honeygo Village Center Loan documents, with a property manager approved by the lender in writing (which may be conditioned upon receipt of a rating agency confirmation) so long as the replacement would not cause a termination right, right of first refusal or similar right, any termination fees to be due or a material adverse effect to occur under the applicable declarations relating to the Honeygo Village Center Property.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to 100% of the full replacement cost of the Honeygo Village Center Property, plus a business interruption insurance policy that provides 18 months of business interruption coverage with an additional six-month extended period of indemnity with no deductible in excess of $10,000 (except with respect to earthquake and windstorm coverage). See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STONE RANCH APARTMENTS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STONE RANCH APARTMENTS

CARTIFACT
Richardson
Stone Ranch Apartments
Dallas, TX
Dallas
Garland
University
Park
Fort Worth
Dallas

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STONE RANCH APARTMENTS

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		RMF
Location (City/State)	Dallas, Texas	Cut-off Date Principal Balance		$30,000,000
Property Type	Multifamily	Cut-off Date Principal Balance per Unit		$38,759.69
Size (Units)	774	Percentage of Initial Pool Balance		4.9%
Total Occupancy as of 6/30/2016	92.5%	Number of Related Mortgage Loans		None
Owned Occupancy as of 6/30/2016	92.5%	Type of Security		Fee Simple
Year Built / Latest Renovation	1983 / 2013, 2015	Mortgage Rate		4.82000%
Appraised Value(1)	$42,100,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		36
Underwritten Revenues	$6,118,360
Underwritten Expenses	$3,235,418	Escrows(2)
Underwritten Net Operating Income (NOI)	$2,882,942		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,689,442	Taxes	$364,064	$43,341
Cut-off Date LTV Ratio(1)	67.7%	Insurance	$47,843	$22,782
Maturity Date LTV Ratio(1)	59.7%	Replacement Reserves	$0	$16,125
DSCR Based on Underwritten NOI / NCF	1.52x / 1.42x	Deferred Maintenance	$221,669	$0
Debt Yield Based on Underwritten NOI / NCF	9.6% / 9.0%	Other(3)	$375,000	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$30,000,000	72.7%	Purchase Price	$39,500,000	95.7%
Principal’s New Cash Contribution	11,226,578	27.2	Reserves	1,008,575	2.4
Other Sources	50,000	0.1	Closing Costs	768,002	1.9
Total Sources	$41,276,578	100.0%	Total Uses	$41,276,578	100.0%

(1)	The appraiser also concluded to a “prospective as-if renovated” value of $44,325,000. The prospective as-if renovated value assumes the completion of $358,250 of capital improvements as of July 12, 2017. An upfront planned capital reserve of $375,000 is in place. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio are based on the prospective as-if renovated value. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the “as-is” value are 71.3% and 62.8%, respectively.

(2)	See “—Escrows” below.

(3)	Other upfront reserve represents a $375,000 planned capital improvements reserve.

■	The Mortgage Loan. The mortgage loan (the “Stone Ranch Apartments Loan”) is evidenced by a note in the original principal amount of $30,000,000 and is secured by a first mortgage encumbering the borrower’s fee simple interest in a 774-unit multifamily complex located in Dallas, Texas (the “Stone Ranch Apartments Property”). The Stone Ranch Apartments Loan, which accrues interest at an interest rate of 4.82000% per annum, was originated by Rialto Mortgage Finance, LLC on July 12, 2016. The Stone Ranch Apartments Loan has a Cut-off Date Balance of $30,000,000 which represents approximately 4.9% of the Initial Pool Balance. The proceeds of the Stone Ranch Apartments Loan were primarily used to acquire the Stone Ranch Apartments Property, fund reserves and pay origination costs.

The Stone Ranch Apartments Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date and requires payments of interest only for the initial 36 months, followed by monthly payments of principal and interest sufficient to amortize the Stone Ranch Apartments Loan over a 30-year amortization schedule. The scheduled maturity date of the Stone Ranch Apartments Loan is the due date in August 2026. Voluntary prepayment of the Stone Ranch Apartments Loan is permitted on or after the due date in May 2026. Provided no event of default under the Stone Ranch Apartments Loan is continuing, defeasance of the Stone Ranch Apartments Loan with direct, non-callable obligations of the United States of America or other obligations that are “government securities” permitted under the Stone Ranch Apartments Loan documents is permitted at any time after the second anniversary of the securitization Closing Date.

■	The Mortgaged Property. The Stone Ranch Apartments Property is a 774-unit multifamily complex located in Dallas, Texas, approximately 10 miles northeast of the Dallas central business district. The Stone Ranch Apartments Property was built in 1983 and consists of 39, one-, two- and three-story buildings, a leasing office/clubhouse and a shop building situated on a 19.41-acre site. The unit mix includes 504 one-bedroom units (540 to 747 SF) and 270 two-bedroom units (839 to 1,004 SF). Amenities at the Stone Ranch Apartments Property include an on-site leasing office, business center, two resort-style swimming pools, fitness center, playground, three laundry facilities, a clubhouse, a community park, and secured entry gates. Unit amenities include air conditioning, a wood burning fireplace, washer/dryer connections, ceiling fans, fully equipped kitchens with a dishwasher, disposal, built-in microwave, walk-in closets, faux wood floors, private balconies and patios, and sunrooms in select units.

Between 2012 and 2016, approximately $2.4 million in capital improvements were completed, which included new siding, exterior paint, landscaping, exterior lighting, renovation to the leasing center, appliance

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STONE RANCH APARTMENTS

upgrades/replacement, renovation to the building signage, carpet/vinyl replacement, HVAC/water heaters replacement, repairs to fire units, drape/blind replacement, plumbing repairs, roof repairs and other miscellaneous improvements. Following the acquisition of the Stone Ranch Apartments Property, the borrower plans to invest $60,000 in capital improvements, which include repairing the entry gates, installation of card readers, implementation of new tenant screening process, new landscaping and new LED lighting. There are approximately 1,168 parking spaces at the Stone Ranch Apartments Property with a parking ratio of 1.51 spaces per unit. As of June 30, 2016, Total Occupancy and Owned Occupancy were both 92.5%.

The following table presents certain information relating to the units and rent at the Stone Ranch Apartments Property:

Unit Mix(1)

Unit Type	Occupied Units	Vacant Units	Total Units	% of Total Units	Average SF per Unit	Monthly Market Rent per Unit	Monthly Actual Rent per Unit	Monthly Underwritten Rent Per Unit	Underwritten Annual Rent
1 Bedroom / 1 Bath- The Maple	68	4	72	9.3%	540	$640	$576	$576	$469,836
1 Bedroom / 1 Bath - The Oak	23	1	24	3.1	561	685	590	590	162,768
1 Bedroom / 1 Bath - The Rose	71	13	84	10.9	627	650	576	576	490,980
1 Bedroom / 1 Bath - The Brook	79	5	84	10.9	656	660	601	601	569,532
1 Bedroom / 1 Bath - The Oak	21	2	23	3.0	687	745	643	643	162,024
1 Bedroom / 1 Bath - The Bridge	19	6	25	3.2	670	700	614	614	140,076
1 Bedroom / 1 Bath - The Knoll	111	3	114	14.7	716	660	602	602	802,380
1 Bedroom / 1 Bath - The Park	74	4	78	10.1	747	680	611	611	542,448
2 Bedroom / 1.5 Bath - The Meadow	24	2	26	3.4	839	830	726	726	209,088
2 Bedroom / 2 Bath - The Lake	101	7	108	14.0	886	830	747	747	905,160
2 Bedroom / 1.5 Bath - The Meadow	49	3	52	6.7	899	815	756	756	444,420
2 Bedroom / 2 Bath - The Tulip	25	3	28	3.6	944	910	821	821	246,192
2 Bedroom / 2 Bath - The Tulip	51	5	56	7.2	1,004	890	857	857	524,580
Total / Wtd. Avg.	716	58	774	100.0%	749	$729	$660	$660	$5,669,484

(1)	As provided by the borrower per the June 30, 2016 rent roll.

The following table presents certain information relating to historical leasing at the Stone Ranch Apartments Property:

Historical Leased %(1)

	2014	2015	As of 6/30/2016
Owned Space	88.6%	94.3%	92.5%

(1)	As provided by the borrower.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STONE RANCH APARTMENTS

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Stone Ranch Apartments Property:

Cash Flow Analysis(1)

	2014	2015	TTM 6/30/2016	Underwritten	Underwritten $ per Unit
Base Rent	$4,474,322	$5,012,530	$5,329,381	$5,669,484	$7,325
Gross Up Vacancy	0	0	0	509,760	659
Goss Potential Rent	$4,474,322	$5,012,530	$5,329,381	$6,179,244	$7,984
Vacancy, Credit Loss & Concessions	(413,604)	(298,789)	(282,088)	(751,111)	(970)
Total Rent Revenue	$4,060,717	$4,713,741	$5,047,293	$5,428,133	$7,013
Other Revenue(2)	637,043	688,203	690,227	690,227	892
Effective Gross Income	$4,697,760	$5,401,944	$5,737,521	$6,118,360	$7,905

Total Operating Expenses	$3,262,661	$3,309,782	$3,317,443	$3,235,418	$4,180

Net Operating Income	$1,435,099	$2,092,162	$2,420,078	$2,882,942	$3,725
Replacement Reserves	0	0	0	193,500	250
Net Cash Flow	$1,435,099	$2,092,162	$2,420,078	$2,689,442	$3,475

(1)	Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Other Revenue includes administrative fees, application fees, cleaning fees, late fees, cable charges and eviction charges.

■	Appraisal. According to the appraisal, the Stone Ranch Apartments Property had an “as-is” appraised value of $42,100,000 as of an effective date of May 16, 2016. The appraiser also concluded to a “prospective as-if renovated” value of $44,325,000 with a “prospective as-if renovated” valuation date of May 16, 2017. The “prospective as-if renovated” valuation assumes that $358,250 in renovations are completed by July 12, 2017. The $375,000 planned capital improvements budget was reserved upfront.

■	Environmental Matters. According to a Phase I environmental report, dated May 23, 2016, there are no recommendations for further action at the Stone Ranch Apartments Property other than a recommendation for an asbestos operations and maintenance plan, which is already in place.

■	Market Overview and Competition. The Stone Ranch Apartments Property is located in Dallas, Texas approximately 10 miles northeast of the Dallas central business district within the Dallas-Plano-Irving, Texas metropolitan statistical area (“MSA”). The MSA is growing at a strong pace and is experiencing gains across many industries including hospitality, financial services and healthcare. The MSA has a diverse mix of economic drivers with a strong presence in both private and public sectors. As of March 2016, the MSA’s unemployment rate was 3.6%, in comparison to the state and national unemployment rates of 4.3% and 5.0%, respectively.

The Stone Ranch Apartments Property’s neighborhood is comprised of a mix of residential and commercial development along Skillman Street, Forest Lane and Plano Road. The area’s major employers include Walmart, Bank of America, Texas Instruments, AT&T, JPMorgan Chase & Co. and UT - Southwestern Medical Center at Dallas. Richland Community College, with 20,000 total students, is located 2.5 miles northwest of the Stone Ranch Apartments Property. Major retailers including Albertsons, ALDI, Kroger and Walmart are all located within 5.0 miles of the Stone Ranch Apartments Property. Additionally, Richardson Square, a shopping center occupied by Target, Lowe’s, Ross Dress for Less and national restaurant chains is located 3.0 miles north of the Stone Ranch Apartments Property.

Primary access to the Stone Ranch Apartments Property’s neighborhood is provided by Interstate 635 (Lyndon B. Johnson Freeway), which forms a junction with Highway 75, approximately 4.0 miles northwest of the Stone Ranch Apartments Property. Local access to the Stone Ranch Apartments Property is provided by Skillman Street and Adleta Boulevard. The 2016 estimated population within a one-, three- and five-mile radius of the Stone Ranch Apartments Property was 26,195, 148,821 and 402,582, respectively, with an estimated average household income of $43,626, $70,627 and $72,339, respectively. According to a third party market research as of the first quarter of 2016 the Northeast Dallas submarket contained 33,274 units with an average market monthly rental rate of $788 per unit with a vacancy rate of 6.9%.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STONE RANCH APARTMENTS

The following table presents certain information relating to the primary competition for the Stone Ranch Apartments Property:

Competitive Set(1)

	Stone Ranch Apartments	Sage Pointe	Sienna Springs	Solaris	Summerwood Cove	Timberlodge
Location	Dallas	Dallas	Dallas	Dallas	Dallas	Dallas
Year Built	1983	1986	1981	1983	1982	1981
Occupancy	92.5%	96.0%	97.0%	91.0%	95.0%	94.0%
No. of Units	774	486	336	430	468	261
Average Quoted Rents $/SF/Month	$0.89 - $1.22	$0.92 - $1.44	$0.75 - $1.03	$0.97 - $1.57	$0.83 - $1.21	$0.78 - $0.99
Distance	-	0.3 miles	0.3 miles	0.1 miles	0.6 miles	0.5 miles

(1)	Source: Appraisal.

■	The Borrower. The borrower is Stone Ranch Owner LLC, a single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Stone Ranch Apartments Loan. The non-recourse carve-out guarantors are Irving Langer and Barry Leon.

■	Escrows. On the origination date of the Stone Ranch Apartments Loan, the borrower funded escrow reserves of $364,064 for real estate taxes, $47,843 for insurance, $221,669 for deferred maintenance and $375,000 for planned capital improvements.

On each due date, the borrower is required to fund the following reserves with respect to the Stone Ranch Apartments Loan: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding twelve month period; (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding twelve month period; and (iii) a replacement reserve in an amount equal to $16,125.

■	Lockbox and Cash Management. The Stone Ranch Apartments Loan requires a springing lockbox and springing cash management, which will be established upon written notification from the lender to the lockbox bank. Upon the occurrence of a Cash Management Trigger Event (as defined below), the Stone Ranch Apartments Loan documents require the borrower to set up the account for the sole and exclusive benefit of the lender into which the borrower is required to deposit or cause to be deposited all revenue generated by the Stone Ranch Apartments Property. Following the occurrence of a Cash Management Trigger Event, the funds on deposit in the lockbox account are required to be transferred on each business day to the cash management account under the control of the lender. On each due date after the occurrence of a Cash Management Trigger Event, the Stone Ranch Apartments Loan documents require that all amounts on deposit in the lockbox account be applied in the following order of priority: (i) real estate taxes; (ii) insurance; (iii) fees and expenses in accordance with the cash management agreement; (iv) monthly debt service payment; (v) monthly replacement reserves; (vi) funds sufficient to pay any interest accruing at the default rate with respect to any event of default that has occurred; (vii) funds sufficient to be applied to the operating expenses set forth in the annual operating budget; (viii) funds sufficient to pay for extraordinary or other operating expenses not included in the approved annual budget, if any, to a borrower-controlled account and (ix) all excess cash flow to the excess cash flow account if a Cash Sweep Event (as defined below) is in effect or to a borrower-controlled account if no Cash Sweep Event is in effect.

A “Cash Management Trigger Event” means the occurrence of (i) an event of default; (ii) any bankruptcy action of the borrower, guarantor or the property manager; (iii) a Cash Management DSCR Trigger Event (as defined below) or (iv) the borrower obtaining any permitted mezzanine financing.

A “Cash Management DSCR Trigger Event” means as of the date of determination, the debt service coverage ratio based on the trailing 12-month period is less than 1.15x.

A “Cash Sweep Event” means the occurrence of (i) an event of default; (ii) bankruptcy action of the borrower, guarantor or the property manager and/or (iii) a Cash Sweep DSCR Trigger Event (as defined below).

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STONE RANCH APARTMENTS

A “Cash Sweep DSCR Trigger Event” means as of the date of determination, the debt service coverage ratio based on the trailing 12-month period is less than 1.10x.

■	Property Management. The Stone Ranch Apartments Property is currently managed by City Gate Property Group, LLC, pursuant to a management agreement. The Stone Ranch Apartments Loan documents provide that the borrower shall terminate the property manager or consent to the assignment of the property manager’s rights under the management agreement upon the lender’s request, in each case, to the extent that (i) no event of default under the Stone Ranch Apartments Loan documents has occurred and is continuing; (ii) the property manager is in default under the management agreement beyond any applicable notice and cure period; (iii) the property manager becomes insolvent or a debtor in any bankruptcy action; and/or (iv) at any time the property manager has engaged in negligence, fraud, willful misconduct or misappropriation of funds.

■	Mezzanine or Subordinate Indebtedness. Mezzanine debt is permitted with the consent of the lender provided that no event of default under the Stone Ranch Apartments Loan has occurred and is continuing and provided that all the following conditions have been satisfied: (i) the permitted mezzanine loan (a) is junior and subordinate to the Stone Ranch Apartments Loan; (b) has interest at a fixed rate unless an interest rate cap has been secured by an acceptable institution; (c) is only secured by a pledge of the direct or indirect ownership interests in the borrower (and not any interests that are collateral for the Stone Ranch Apartments Loan); (d) is non-recourse as to principal and interest required to be paid under the permitted mezzanine loan; (e) at the lender’s option, provides for hard cash management and (f) has a maturity date not earlier than the Stone Ranch Apartments Loan maturity date, provided that prepayment of the permitted mezzanine loan is permitted in accordance with the terms of the permitted mezzanine documents so long as no event of default exists; (ii) the borrower’s ownership structure is in compliance with the requirements under the Stone Ranch Apartments Loan documents after obtaining the permitted mezzanine loan; (iii) the permitted mezzanine loan documents are in form and substance acceptable to the lender; (iv) the mezzanine lender is a qualified lender and at all times during the term of the Stone Ranch Apartments Loan is restricted from transferring its interest in all or any portion of the permitted mezzanine loan except to a qualified lender in accordance with the permitted mezzanine intercreditor agreement; (v) an acceptable intercreditor agreement has been executed; (vi) rating agency confirmation has been obtained; (vii) based on the Stone Ranch Apartments Loan and the permitted mezzanine debt, (a) the aggregate loan-to-value ratio does not exceed 67.7% and (b) the combined debt service coverage ratio is not less than 1.39x and (viii) the borrower has paid all fees incurred in connection with the permitted mezzanine loan.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Stone Ranch Apartments Property, plus 12 months of business interruption coverage as calculated under the Stone Ranch Apartments Loan documents (with an additional extended period of indemnity as reasonably required by the lender) in an amount equal to 100% of the projected gross income from the Stone Ranch Apartments Property (on an actual loss sustained basis) for a period continuing until the restoration of the Stone Ranch Apartments Property is completed and containing a policy that provides coverage for terrorism extended period endorsement which provides for up to six months of additional coverage. The “all-risk” insurance is required to contain a deductible that is acceptable to the lender and is no larger than $25,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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STAYBRIDGE SUITES TIMES SQUARE

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STAYBRIDGE SUITES TIMES SQUARE

Staybridge Suites Times Square
340 West 40th Street
New York, NY 10018
New York
MANHATTAN
Upper East Side
Upper West Side
West New York
Astoria
Long Island City
Metropolitan Museum of Art
Central Park
Carnegie Hall
Rockefeller Center
Times Square
Midtown
United Nations
Empire State Building
Hoboken
JFK Stadium
NYU
SoHo
Financial District
Jersey City
BROOKLYN
Hudson River
East River
MIDTOWN
THEATER DISTRICT
RESTAURANT ROW
GARMENT DISTRICT
HUDSON YARDS
LINCOLN TUNNEL ENTRANCE
LINCOLN TUNNEL ENTRANCE & EXIT
W 49TH STREET
W 48TH STREET
W 47TH STREET
W 46TH STREET
W 45TH STREET
W 44TH STREET
W 43RD STREET
W 42ND STREET
W 41ST STREET
W 40TH STREET
W 39TH STREET
W 38TH STREET
W 37TH STREET
W 36TH STREET
W 35TH STREET
W 34TH STREET
W 33RD STREET
W 32ND STREET
W 31ST STREET
W 30TH STREET
ELEVENTH AVENUE
TENTH AVENUE
NINTH AVENUE
EIGHTH AVENUE
SEVENTH AVENUE
BROADWAY
DYER AVENUE
Manhattan Plaza
Port Authority Bus Terminal
New York Times Building
Magnuson Convention Center Hotel
Skylight at Moynihan Station
Madison Square Garden
One Penn Plaza
Two Penn Plaza
Penn Station
5 MW by Brookfield
Manhattan West by Brookfield
30 Hudson Yards
10 Hudson Yards
The Shops and Restaurants at Hudson Yards
Culture Shed
Macy's Herald Square
Hotel Pennsylvania
The New Yorker
PlayStation Theater
New York Marriott Marquis Hotel
Morgan Stanley Building
Intercontinental NY Times Square
Holy Cross Church
Church of Saint Michael
Hell's Kitchen Flea Market
Post Office
E-Walk
Microsoft
Hilton Times Square
Times Square Hotel
Westin Hotel
Crown Plaza Hotel
Paramount Hotel
Hotel Edison
Richard Rodgers Theatre
Lunt-Fontanne Theatre
Theater Row East
46 W 42nd
World Apparel Center
1407 Broadway
1540 Broadway
1530 Broadway
1500 Broadway
520 Eighth
Owned by NY Convention Center
3 Hudson Blvd
55 Hudson Yards
50 Hudson Yards
35 Hudson Yards
441 Ninth
17 Penn Plaza
5 Penn Plaza
1 Penn East
11 Penn Plaza
21 Penn Plaza
Manhattan West Hotel
Madame Tussaud's

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STAYBRIDGE SUITES TIMES SQUARE

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CGMRC
Location (City/State)	New York, New York	Cut-off Date Principal Balance(2)		$28,900,000
Property Type	Hospitality	Cut-off Date Principal Balance per Room(1)		$217,741.94
Size (Rooms)	310	Percentage of Initial Pool Balance		4.7%
Total TTM Occupancy as of 5/31/2016	99.7%	Number of Related Mortgage Loans		None
Owned TTM Occupancy as of 5/31/2016	99.7%	Type of Security		Fee Simple
Year Built / Latest Renovation	2010 / NAP	Mortgage Rate		4.23500%
Appraised Value	$137,500,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
Underwritten Revenues	$25,719,857	Original Interest Only Period (Months)		60
Underwritten Expenses	$16,383,450
Underwritten Net Operating Income (NOI)	$9,336,406	Escrows
Underwritten Net Cash Flow (NCF)	$8,307,612		Upfront	Monthly
Cut-off Date LTV Ratio(1)	49.1%	Taxes	$294,193	$294,193
Maturity Date LTV Ratio(1)	44.7%	Insurance	$73,163	$18,291
DSCR Based on Underwritten NOI / NCF(1)	2.35x / 2.09x	FF&E(3)	$0	$0
Debt Yield Based on Underwritten NOI / NCF(1)	13.8% / 12.3%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$67,500,000	100.0%	Loan Payoff	$64,268,524	95.2%
			Closing Costs	2,342,711	3.5
			Principal Equity Distribution	521,408	0.8
			Reserves	367,357	0.5

Total Sources	$67,500,000	100.0%	Total Uses	$67,500,000	100.0%

(1)	Calculated based on the aggregate outstanding principal balance of the Staybridge Suites Times Square Loan Combination.
(2)	The Staybridge Suites Times Square Loan has a Cut-off Date Balance of $28,900,000 and represents the non-controlling note A-2 of the Staybridge Suites Times Square Loan Combination, which is evidenced by two pari passu notes totaling $67,500,000. The related companion loan is evidenced by the controlling note A-1 with an outstanding principal balance as of the Cut-off Date of $38,600,000, which is currently held by Deutsche Bank AG, New York Branch and is expected to be contributed to the DBJPM 2016-C3 securitization transaction. See “—The Mortgage Loan” below.
(3)	The monthly FF&E reserve is currently 4.0% of prior month’s projected revenue as set forth in the approved annual budget, provided that the requirement to fund the FF&E reserve on each due date is subject to a cap of $3,000,000. See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Staybridge Suites Times Square Loan”) is part of a loan combination (the “Staybridge Suites Times Square Loan Combination”) evidenced by two pari passu notes that are together secured by a first mortgage encumbering the borrowers’ fee simple interest in a 310-room extended stay hotel located at 340 West 40th Street in New York, New York (the “Staybridge Suites Times Square Property”). The Staybridge Suites Times Square Loan, which is evidenced by note A-2, represents a non-controlling interest in the Staybridge Suites Times Square Loan Combination, had an original principal balance of $28,900,000 and has a Cut-off Date Balance of $28,900,000. The Staybridge Suites Times Square Loan represents approximately 4.7% of the Initial Pool Balance. The related companion loan (the “Staybridge Suites Times Square Companion Loan”) had an original principal balance of $38,600,000, has an outstanding principal balance as of the Cut-off Date of $38,600,000 and is evidenced by a controlling note A-1, which is currently held by Deutsche Bank AG, New York Branch and is expected to be contributed to the DBJPM 2016-C3 securitization transaction. The Staybridge Suites Times Square Loan Combination was co-originated by Citigroup Global Markets Realty Corp. and Deutsche Bank AG, New York Branch on June 22, 2016.

The Staybridge Suites Times Square Loan has a 10-year term and amortizes on a 30-year schedule after an initial 60-month interest only period. The Staybridge Suites Times Square Loan Combination had an original principal balance of $67,500,000, has an outstanding principal balance as of the Cut-off Date of $67,500,000, and accrues interest at an interest rate of 4.23500% per annum. Loan proceeds were used to retire existing debt, pay closing costs, return approximately $0.5 million of equity to the borrowers and fund reserves. The Staybridge Suites Times Square Loan requires monthly payments of interest only for the first sixty months, and thereafter payment of principal and interest based on a 30-year amortization schedule.  The scheduled maturity date is the payment date in July 2026. At any time after the earlier to occur of (x) three years following origination of the Staybridge Suites Times Square Loan and (y) the second anniversary of the securitization of the last piece of the Staybridge Suites Times Square Loan Combination, the Staybridge Suites Times Square Loan may be defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the Staybridge Suites Times Square Loan Documents.  Voluntary prepayment is permitted under the Staybridge Suites Times Square Loan documents without payment of a prepayment premium on or after the payment date in March 2026.

■	The Mortgaged Property. The Staybridge Suites Times Square Property is a 32-story 310-room extended stay hotel located in the Times Square neighborhood of New York City. The Staybridge Suites Times Square Property

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STAYBRIDGE SUITES TIMES SQUARE

is located on West 40th Street between Eighth Avenue and Ninth Avenue. The Staybridge Suites Times Square Property opened in April 2010 and includes 225 king studio suites and 85 double/double suites, as well as 1,000 SF of meeting space and banquet facilities. The Staybridge Suites Times Square Property also features a bar, Bar 40, on the ground floor with seating for approximately 45 guests, as well as a breakfast dining area, which offers a complimentary continental breakfast and seating for an additional 50 guests. Additional amenities include a concierge service, a business center, a fitness center, a guest laundry facility and a sundries shop.

The Staybridge Suites Times Square Property is operated under a franchise agreement with Holiday Hospitality Franchising, Inc., which expires in April 2020. A cash flow sweep will commence 12 months prior to the expiration of the franchise agreement in the event that the borrowers provide notice of their intent to renew with the same franchisor or enter into a franchise agreement with a different franchisor (or do not provide any notice) or at any time that the lender determines there is a deficiency in property improvement plan (“PIP”) costs that have been previously deposited with the lender and will continue until sufficient funds to pay all PIP costs or re-branding costs, as applicable, have been accumulated in a reserve account held by the lender. The re-branding costs will be equal to 115% of all costs and expenses, as determined by the lender, anticipated to be incurred in connection with the de-flagging of the Staybridge Suites Times Square Property into an independent hotel, the removal and replacement of all “Staybridge Suites” branded material, the implementation of a new reservation system and any applicable fees payable to the current franchisor. No cash flow sweep will commence if the borrowers deposit the PIP costs or re-branding costs, as applicable, with the lender prior to April 10, 2019 (or a later date in the case of a reassessment by lender of total PIP costs).

If the borrowers enter into a replacement franchise agreement (with a new franchisor) or elect to convert the Staybridge Suites Times Square Property into an independent hotel, the borrowers are required to satisfy certain conditions prior to April 10, 2020, including, among other things, (i) the borrowers having paid all outstanding costs in connection with such de-flagging, (ii) the borrowers having satisfied any requirements that the current franchisor may have imposed in connection with the de-flagging, (iii) replacement of credit card company servicing agreements, if necessary, and (iv) transitioning the Staybridge Suites Times Square Property to a reservation system approved by the lender. Additionally, the borrowers are required to remove and replace all Staybridge Suites branded material no later than the earlier to occur of (a) 60 days after expiration of the current franchise agreement and (b) the date required by the current franchise agreement for such branded material to be removed.

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Staybridge Suites Times Square Property and its competitive set, as provided in a third-party industry travel research report for the Staybridge Suites Times Square Property:

Historical Statistics(1)

Staybridge Suites Times Square Property				Competitive Set			Penetration
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2013(2)	97.4%	$252.95	$246.31	92.8%	$257.61	$239.09	104.9%	98.2%	103.0%
2014(3)	98.5%	$253.39	$249.50	92.0%	$257.52	$236.88	107.0%	98.4%	105.3%
2015(3)	99.4%	$252.22	$250.81	93.4%	$250.66	$234.05	106.5%	100.6%	107.2%
TTM May 2016(3)	99.4%	$236.82	$235.44	92.8%	$243.78	$226.33	107.1%	97.1%	104.0%

(1)	Occupancy, ADR and RevPAR represent estimates from the hospitality research report. The minor variances between the underwriting, the appraisal and the above table with respect to Occupancy, ADR and RevPAR at the Staybridge Suites Times Square Property are attributable to variances in reporting methodologies and/or timing differences.

(2)	Source: December 2013 hospitality research report.

(3)	Source: May 2016 hospitality research report.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STAYBRIDGE SUITES TIMES SQUARE

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Staybridge Suites Times Square Property:

Cash Flow Analysis(1)

	2012	2013	2014	2015	TTM 5/31/2016	Underwritten	Underwritten $ per Room
Room Revenue	$27,488,937	$27,864,207	$29,325,307	$27,688,800	$26,709,489	$25,452,295	$82,104
Food & Beverage Revenue	212,487	175,858	154,218	128,130	139,702	133,126	429
Other Revenue	165,640	155,850	195,466	149,235	141,076	134,436	434
Total Revenue	$27,867,064	$28,195,915	$29,674,991	$27,966,165	$26,990,267	$25,719,857	$82,967

Operating Expenses	$5,674,758	$5,734,356	$6,708,120	$6,427,099	$6,473,086	$6,169,231	$19,901
Undistributed Expenses	5,741,269	6,109,183	6,050,509	6,263,070	6,088,949	5,802,032	18,716
Management Fee(2)	829,637	840,602	885,623	835,141	835,141	771,596	2,489
Total Fixed Charges	1,879,624	3,225,651	3,502,107	3,624,422	3,642,725	3,640,591	11,744
Total Operating Expenses	$14,125,288	$15,909,792	$17,146,359	$17,149,733	$17,039,902	$16,383,450	$52,850

Net Operating Income	$13,741,776	$12,286,123	$12,528,632	$10,816,432	$9,950,365	$9,336,406	$30,117
FF&E(3)	1,106,183	1,120,802	1,180,831	1,113,521	1,079,611	1,028,794	3,319
Net Cash Flow	$12,635,593	$11,165,321	$11,347,802	$9,702,912	$8,870,755	$8,307,612	$26,799

(1)	Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten Management Fee is 3.0% of gross revenues.

(3)	Underwritten FF&E represents 4.0% of gross revenues.

■	Appraisal. According to the appraisal, the Staybridge Suites Times Square Property had an “as-is” appraised value of $137,500,000 as of June 1, 2016 and is expected to have an “as stabilized” appraised value of $152,000,000 as of June 1, 2018.

■	Environmental Matters. The Phase I environmental report dated May 27, 2016 recommended no further action at the Staybridge Suites Times Square Property.

■	Market Overview and Competition. The Staybridge Suites Times Square Property is located in Midtown Manhattan on West 40th Street between Eighth and Ninth Avenues, just blocks from New York City’s Times Square. This location is across the street from the Port Authority, which provides access to the A, C and E subway lines, and within walking distance to the 1, 2, 3, 7, N, Q, R, B, D, F, M and shuttle trains. The location on West 40th Street provides guests with access to New York’s transportation systems including bus access throughout the city and subway stations at Times Square and Bryant Park, and is only a short walk away from the Port Authority Bus Terminal which has access to trains from Penn Station and Grand Central Station. Midtown Manhattan is also home to over 280 million SF of office space, providing ample corporate demand to the Staybridge Suites Times Square Property’s broad business mix.

For the past five years, the number of visitors to New York City has set record breaking numbers, with approximately 58.3 million visitors in 2015 and approximately 59.7 million visitors expected in 2016. Additionally, approximately 330,000 people pass through Times Square daily, the majority of which are tourists. Major attractions around Times Square include the Broadway Theater District, Madame Tussaud’s Wax Museum, Dave & Buster’s, Ripley’s Believe it or Not, Madison Square Garden, Bryant Park, New York Public Library, the Empire State Building, Rockefeller Center, Radio City Music Hall, as well as numerous shops and restaurants.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STAYBRIDGE SUITES TIMES SQUARE

The following table presents certain information relating to the Staybridge Suites Times Square Property and its competitive set:

Staybridge Suites Times Square Property Competitive Set(1)

Property	Rooms	Year Built	Distance	2015 Occupancy	2015 ADR	2015 RevPAR
Staybridge Suites Times Square	310	2010	NAP	100.0%	$245.88	$244.71
Manhattan NYC – An Affinia Hotel	610	1974	0.7 mile	94.0%	$235.00	$220.90
Courtyard New York Manhattan Times Square South	244	1998	0.5 mile	92.0%	$275.00	$253.00
Residence Inn Times Square	357	2005	0.5 mile	95.0%	$285.00	$270.75
Fairfield Inn & Suites – Times Square	244	2009	<0.1 mile	94.0%	$250.00	$235.00
Four Points Midtown Times Square	244	2009	<0.1 mile	94.0%	$240.00	$225.60
Candlewood Suites New York City Times Square	188	2009	0.2 mile	92.0%	$210.00	$193.20
Hampton Inn Times Square South	184	2009	0.2 mile	94.0%	$230.00	$216.20
Element – Times Square West	411	2010	0.2 mile	94.0%	$240.00	$225.60
Total / Wtd. Avg.(2)	2,482			93.8%	$246.65	$231.41

(1)	Source: Appraisal.

(2)	Total / Wtd. Avg. excludes the Staybridge Suites Times Square Property.

The following table presents certain information relating to the Staybridge Suites Times Square Property and its 2015 demand segmentation:

2015 Demand Segmentation(1)

Property	Rooms	Meeting Space (SF)	Commercial	Meeting and Group	Leisure
Staybridge Suites Times Square	310	1,000	40.0%	10.0%	50.0%
Manhattan NYC – An Affinia Hotel	610	10,000	45.0%	25.0%	30.0%
Courtyard New York Manhattan Times Square South	244	652	65.0%	5.0%	30.0%
Residence Inn Times Square	357	5,000	65.0%	10.0%	25.0%
Fairfield Inn & Suites – Times Square	244	0	55.0%	15.0%	30.0%
Four Points Midtown Times Square	244	0	55.0%	5.0%	40.0%
Candlewood Suites New York City Times Square	188	0	50.0%	5.0%	45.0%
Hampton Inn Times Square South	184	0	55.0%	5.0%	40.0%
Element – Times Square West	411	500	50.0%	15.0%	35.0%
Total / Wtd. Avg.(2)	2,482	16,152	53.8%	13.3%	33.0%

(1)	Source: Appraisal.

(2)	Total / Wtd. Avg. excludes the Staybridge Suites Times Square Property.

■	The Borrowers. The borrowers, 340 West 40 Realty, LLC and 340 West 40 Realty Two, LLC, as tenants-in-common, are each a single-purpose Delaware limited liability company structured to be bankruptcy-remote, each with two independent directors in its organizational structure. 340 West 40 Realty, LLC is 100% owned by Mehta Family, LLC, which has six members, Krishna Mehta Trust (41%), Chandra Mehta Trust (19%), Krishna K. Mehta (10%), Chandra Mehta (10%), Rajeev Mehta Trust (10%) and Sanjeev Mehta Trust (10%). 340 West 40 Realty Two, LLC is 100% owned by 340-344 Realty, LLC, which has five members, Krishna Mehta Trust (32%), Krishna K. Mehta (19%), Chandra Mehta (1%), Rajeev Mehta Trust (24%) and Sanjeev Mehta Trust (24%). The non-recourse carve-out guarantors and sponsors of the borrowers are Krishna K. Mehta and Chandra Mehta, on a joint and several basis.

Krishna K. Mehta has been in the hotel industry for approximately 30 years, owning and operating various branded hotels from the InterContinental Hotels Group (“IHG”), Marriott and Hilton Corporations including Holiday Inn – Tyler, Texas, Marriott Fairfield Inn – La Guardia Airport, New York and Holiday Inn – Downtown Brooklyn, in addition to the Staybridge Suites Times Square Property.

Chandra Mehta has served on the Board of Directors of IHG Owner Association. IHG is a global company with over nine hotel brands and over 4,900 hotels in approximately 100 countries around the world. IHG Owner Association represents the interest of owners and operators of more than 3,400 IHG hotels worldwide.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STAYBRIDGE SUITES TIMES SQUARE

■	Escrows. At loan origination, the borrowers deposited (i) $294,193 into a tax reserve account and (ii) $73,163 into an insurance reserve account.

On a monthly basis, the borrowers are required to deposit monthly reserves of (i) one-twelfth of the estimated annual real estate taxes, which currently equates to $294,193, into a tax reserve account, (ii) one-twelfth of the estimated annual insurance premiums, which currently equates to $18,291, into an insurance reserve account, and (iii) the greatest of (a) 4.0% of the prior month’s projected gross income per the most recently approved budget, (b) the then-current amount required under the management agreement and (c) the then-current amount required under the franchise agreement for FF&E work into an FF&E reserve account, subject to an FF&E reserve cap of $3,000,000. In addition, on each monthly payment date during a PIP Sweep Period, the borrowers are required to deposit all excess cash into the PIP Reserve. If the borrowers have spent at least $2,000,000 on FF&E work, then prior to April 10, 2020, upon the borrowers’ request (made to lender 10 business days prior to April 10, 2020), the lender will transfer any remaining FF&E reserve funds to the PIP reserve to be spent on PIP work or re-branding costs.

■	Lockbox and Cash Management. The Staybridge Suites Times Square Loan is structured with a springing hard lockbox and springing cash management. Following a Staybridge Suites Times Square Trigger Period (as defined herein), all rents of non-residential tenants and all credit card receipts are required to be deposited directly into a clearing account controlled by the lender, and the borrowers and property manager are required to deposit all other rent and payments received into the lockbox account within one day of receipt. Unless a Staybridge Suites Times Square Trigger Period is ongoing, all amounts on deposit in the clearing account will be swept daily into the borrowers’ account. During a Staybridge Suites Times Square Trigger Period, all amounts on deposit in the clearing account will be swept daily into an account controlled by the lender for the payment of taxes and insurance premiums, the funding of reserves, and the payment of operating expenses, with remaining cash held in a lender-controlled excess cash reserve. If an event of default is continuing under the Staybridge Suites Times Square Loan documents, the lender may apply funds to the payment of the debt in its discretion.

A “Staybridge Suites Times Square Trigger Period” will commence upon (i) an event of default under the Staybridge Suites Times Square Loan documents, (ii) the commencement of a Low Debt Service Period (as defined below) or (iii) the commencement of a PIP Sweep Period (as defined below) and continue until (x) with respect to a Staybridge Suites Times Square Trigger Period continuing pursuant to clause (i), the event of default has been cured and such cure has been accepted by the lender (and no other event of default is then continuing), (y) with respect to a Staybridge Suites Times Square Trigger Period continuing due to clause (ii), the Low Debt Service Period has ended, or (z) with respect to a Staybridge Suites Times Square Trigger Period continuing due to clause (iii), the PIP Sweep Period has ended.

A “Low Debt Service Period” will commence if the debt service coverage ratio for the trailing 12-month period is less than 1.15x on the last day of any calendar quarter and will end if the debt service coverage ratio is at least 1.20x for two consecutive quarters.

A “PIP Sweep Period” will commence (a) on April 10, 2019 or (b) at any time that the lender determines that there is a deficiency in PIP costs that have been previously deposited with the lender, and will continue until sufficient funds to pay all PIP costs or re-branding costs, as applicable, have been accumulated into a reserve account held by the lender. Notwithstanding the foregoing, a PIP Sweep Period will not commence if the borrowers have deposited sufficient PIP costs or re-branding costs, as applicable, into the PIP reserve account prior to April 10, 2019 (or a later date in the case of a reassessment by lender of total PIP costs).

■	Property Management. The Staybridge Suites Times Square Property is managed by 334-340 Hotel Management LLC, an affiliate of the borrowers. The borrowers are not permitted to terminate the management agreement without the consent of the lender (which may be conditioned upon a rating agency confirmation), provided that, provided that no event of default is continuing under the Staybridge Suites Times Square Loan documents, the approval of the lender and ratings agencies is not required for the appointment of an “Unaffiliated Property Manager” (a reputable hotel management company having at least five years’ experience and for the five years prior to its engagement has managed at least 10 hotels of similar size and quality (and, if the Staybridge Suites Times Square Property is not subject to a franchise agreement, has at least five years’ experience in the management of unflagged properties) and is not subject to a bankruptcy or insolvency

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STAYBRIDGE SUITES TIMES SQUARE

proceeding). The lender has the right to require the borrowers to replace the property manager with an Unaffiliated Property Manager or such other property manager chosen by the borrowers and approved by the lender (which approval may be conditioned on receipt of a ratings agency confirmation) upon the occurrence of (i) an event of default under the Staybridge Suites Times Square Loan documents, (ii) the property manager being in default under the management agreement beyond any notice and cure period, (iii) the property manager becoming a debtor in any bankruptcy or insolvency proceeding or insolvent or (iv) the property manager’s gross negligence, fraud, willful misconduct, or misappropriation of funds.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■	Terrorism Insurance. The borrowers are required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Staybridge Suites Times Square Property (plus 24 months of business interruption coverage and an additional period of indemnity covering the 12 months following restoration) with a deductible no greater than $25,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

HYATT REGENCY HUNTINGTON BEACH RESORT & SPA

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

HYATT REGENCY HUNTINGTON BEACH RESORT & SPA

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

HYATT REGENCY HUNTINGTON BEACH RESORT & SPA

CARTIFACT
Hyatt Regency Huntington Beach Resort & Spa
21500 Pacific Coast Highway
Huntington Beach, CA 92648
Huntington Beach
DOWNTOWN HUNTINGTON BEACH
PACIFIC OCEAN
Huntington State Beach
Huntington Beach Pier
Pacific City
(191,000 SQ FT Retail)
(165 Room Hotel)
(516 Unit Condominiums)
Retail Development
Hotel Development
Hilton Waterfront Beach Hotel
Surf City Beach Cottages
Manning Park
Cucina Alessa
Steve's Liquor Market
Jax Bicycle Center
Electric Chair
Sushi On Fire
Beach Front 301
Avila's El Ranchito
Bulldog Lounge
Hurricane Bar & Grill
Pete's Mexican Food
Luggatti's Italian Grill
Sanchos Tacos
The Strand
Skechers USA
Huntington Beach Beer
BJ's Restaurant
Jack's Surfboards
Johnny Rockets
Gallagher's Pub & Grill
Fred's Mexican Cafe
Spark Woodfire Grill
Duke's Huntington Beach
Savannah at the Beach
Huntington Beach Community Services
PACIFIC COAST HIGHWAY
HUNTINGTON BEACH BIKE TRAIL
PACIFIC VIEW AVE
MORABITO DR
GENEVA AVE
FRANKFORT AVE
ELMIRA AVE
DETROIT AVE
CHICAGO AVE
BALTIMORE AVE
ATLANTA AVE
CORAL LN
BLUE FIN
DRIFTWOOD DR
BEACHCOMBER DR
MAIN ST
LAKE ST
HUNTINGTON ST
CALIFORNIA ST
DELAWARE ST
NEPTUNE DR
SEASHELL DR
SUNDOWN LN
POOLSIDE LN
COAST WATCH LN
PECAN AVE
ORANGE AVE
OLIVE AVE
WALNUT AVE
9TH ST
8TH ST
7TH ST
6TH ST
5TH ST
2ND ST
1ST ST
4TH ST
Los Angeles
Santa Monica
Beverly Hills
West Hollywood
Arcadia
Alhambra
Irwindale
Monterey Park
West Covina
Walnut
Culver City
Montebello
Industry
Vernon
Marina Del Rey
LAX
El Segundo
South Gate
Downey
Whittier
Santa Fe Springs
La Habra
Brea
Manhattan Beach
Lynwood
Norwalk
Fullerton
Torrance
Carson
Lakewood
Cerritos
Buena Park
Anaheim
LGB
Cypress
Orange
Lomita
Long Beach
Garden Grove
Rancho Palos Verdes
Seal Beach
Westminster
Santa Ana
Huntington Beach
Fountain Valley
SNA
Costa Mesa
Newport Beach
San Pedro Bay

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

HYATT REGENCY HUNTINGTON BEACH RESORT & SPA

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CGMRC
Location (City/State)	Huntington Beach, California	Cut-off Date Principal Balance(2)		$26,000,000
Property Type	Hospitality	Cut-off Date Principal Balance per Room(1)		$386,847.20
Size (Rooms)	517	Percentage of Initial Pool Balance		4.3%
Total TTM Occupancy as of 12/31/2015	83.5%	Number of Related Mortgage Loans		None
Owned TTM Occupancy as of 12/31/2015	83.5%	Type of Security		Fee Simple
Year Built / Latest Renovation	2003 / 2009-2015	Mortgage Rate		5.07000%
Appraised Value	$367,900,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest-Only Period (Months)		48
Underwritten Revenues	$88,435,908
Underwritten Expenses	$62,406,949	Escrows
Underwritten Net Operating Income (NOI)	$26,028,959
Underwritten Net Cash Flow (NCF)	$22,537,164		Upfront	Monthly
Cut-off Date LTV Ratio(1)	54.4%	Taxes	$898,739	$299,580
Maturity Date LTV Ratio(1)	49.2%	Insurance	$743,645	$63,174
DSCR Based on Underwritten NOI / NCF(1)	2.00x / 1.74x	FF&E(3) (4)	$9,300,000	$0
Debt Yield Based on Underwritten NOI / NCF(1)	13.0% / 11.3%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$200,000,000	99.9%	Loan Payoff	$102,519,949	51.2%
Other Sources	136,576	0.1	Principal Equity Distribution	77,797,460	38.9
			Reserves	10,942,384	5.5
			Other Uses(5)	7,900,000	3.9
			Closing Costs	976,782	0.5
Total Sources	$200,136,576	100.0%	Total Uses	$200,136,576	100.0%

(1)	Calculated based on the aggregate outstanding principal balance of the Hyatt Regency Huntington Beach Resort & Spa Loan Combination.

(2)	The Hyatt Regency Huntington Beach Resort & Spa Loan has a Cut-off Date Balance of $26,000,000 and represents the non-controlling notes A-1-2 and A-3-2 of the $200,000,000 Hyatt Regency Huntington Beach Resort & Spa Loan Combination, which is evidenced by seven pari passu notes. The related companion loans are evidenced by (i) the controlling note A-1-1, with an outstanding principal balance as of the Cut-off Date of $54,000,000, which was contributed by Citigroup Global Markets Realty Corp. to the CGCMT 2016-C1 securitization transaction, (ii) the non-controlling note A-2, with an outstanding principal balance as of the Cut-off Date of $40,000,000, which was contributed by Citigroup Global Markets Realty Corp. to the CGCMT 2016-P4 securitization transaction, (iii) the non-controlling note A-3-1, with an outstanding principal balance as of the Cut-off Date of $20,000,000, which was contributed by Citigroup Global Markets Realty Corp. to the CGCMT 2016-P4 securitization transaction, (iv) the non-controlling note A-4, with an outstanding principal balance as of the Cut-off Date of $50,000,000, which was contributed by UBS Real Estate Securities Inc. to the BACM 2016-UBS10 securitization transaction and (v) the non-controlling note A-5, with an outstanding principal balance as of the Cut-off Date of $10,000,000, which was contributed by UBS Real Estate Securities Inc. to the BACM 2016-UBS10 securitization transaction. See “—The Mortgage Loan” below.

(3)	The $9,300,000 for FF&E is held by the Hyatt Manager (as defined below) in an account in which the lender has a perfected security interest. See “—Escrows” below.

(4)	The monthly FF&E reserve is one-twelfth of 4.0% of total revenue, however the requirement to fund the FF&E reserve on each monthly payment due date is waived per the terms of the Hyatt Regency Huntington Beach Resort & Spa Loan agreement under certain conditions. See “—Escrows” below.

(5)	Other Uses of $7,900,000 represents the borrower’s purchase of the fee simple interest in the Hyatt Regency Huntington Beach Resort & Spa Property. The Hyatt Regency Huntington Beach Resort & Spa Property was previously encumbered by a ground lease.

■	The Mortgage Loan. The mortgage loan (the “Hyatt Regency Huntington Beach Resort & Spa Loan”) is part of a loan combination (the “Hyatt Regency Huntington Beach Resort & Spa Loan Combination”) evidenced by seven pari passu notes that are together secured by a first mortgage encumbering the borrower’s fee simple interest in a 517-room full service hotel located in Huntington Beach, California (the “Hyatt Regency Huntington Beach Resort & Spa Property”). The Hyatt Regency Huntington Beach Resort & Spa Loan, which is evidenced by non-controlling notes A-1-2 and A-3-2, represents a non-controlling interest in the Hyatt Regency Huntington Beach Resort & Spa Loan Combination, had an original principal balance of $26,000,000 and has a Cut-off Date Balance of $26,000,000. The Hyatt Regency Huntington Beach Resort & Spa Loan represents approximately 4.3% of the Initial Pool Balance. The related companion loans (the “Hyatt Regency Huntington Beach Resort & Spa Companion Loans”) had an aggregate original principal balance of $174,000,000, have an outstanding principal balance as of the Cut-off Date of $174,000,000 and are evidenced by (i) the controlling note A-1-1 which was previously contributed by Citigroup Global Markets Realty Corp. to the CGCMT 2016-C1 securitization transaction, (ii) the non-controlling notes A-2 and A-3-1, which were previously contributed by Citigroup Global Markets Realty Corp. to the CGCMT 2016-P4 securitization transaction, and (iii) the non-controlling notes A-4 and A-5, which were previously contributed by UBS Real Estate Securities Inc. to the BACM 2016-UBS10 securitization transaction. The Hyatt Regency Huntington Beach Resort & Spa Loan Combination, which accrues interest at an interest rate of 5.07000% per annum, was co-originated by Citigroup Global Markets Realty Corp. and UBS Real Estate Securities Inc. on April 27, 2016, had an original principal balance of $200,000,000 and has an outstanding principal balance as of the Cut-off Date of $200,000,000. The proceeds of the Hyatt Regency Huntington Beach Resort & Spa Loan Combination were primarily used to refinance the existing debt on the Hyatt Regency Huntington Beach Resort & Spa Property, return equity to the borrower sponsor, fund reserves, acquire the fee simple interest in the Hyatt Regency Huntington Beach Resort & Spa Property and pay origination costs. The previous mortgage loan secured by the Hyatt Regency Huntington Beach Resort & Spa Property was included in the JPMCC 2006-LDP7 securitization trust.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

HYATT REGENCY HUNTINGTON BEACH RESORT & SPA

The Hyatt Regency Huntington Beach Resort & Spa Loan had an initial term of 120 months and has a remaining term of 117 months as of the Cut-off Date. The Hyatt Regency Huntington Beach Resort & Spa Loan requires interest only payments on each due date through and including the due date occurring in May 2020 and thereafter requires payments of interest and principal based on a 30-year amortization schedule. The scheduled maturity date of the Hyatt Regency Huntington Beach Resort & Spa Loan is the due date in May 2026. Provided that no event of default has occurred and is continuing under the Hyatt Regency Huntington Beach Resort & Spa Loan documents, at any time after the second anniversary of the securitization Closing Date, the Hyatt Regency Huntington Beach Resort & Spa Loan may be defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the Hyatt Regency Huntington Beach Resort & Spa Loan documents. Provided that no event of default has occurred and is continuing under the Hyatt Regency Huntington Beach Resort & Spa Loan documents, voluntary prepayment of the Hyatt Regency Huntington Beach Resort & Spa Loan without a prepayment premium or yield maintenance charge is permitted on or after the due date in February 2026.

■	The Mortgaged Property. The Hyatt Regency Huntington Beach Resort & Spa Property is a 517-room, full service hotel located on approximately 15.1 acres in Huntington Beach, California. The Hyatt Regency Huntington Beach Resort & Spa Property consists of two main buildings, the hotel and the conference center, which were constructed in 2003 and underwent renovations totaling approximately $24.0 million from 2009 to 2015. Of the 517 guestrooms, 57 are suites ranging in size from 888 SF to 2,515 SF. All guestrooms include a balcony or patio. There are 990 on-site parking spaces located in a two-level subterranean parking garage located beneath the Hyatt Regency Huntington Beach Resort & Spa Property. The Hyatt Regency Huntington Beach Resort & Spa Property is directly connected to the beachfront of Huntington Beach by a pedestrian bridge which extends over the Pacific Coast Highway.

Meeting space at the Hyatt Regency Huntington Beach Resort & Spa Property exceeds 110,000 SF, including a 20,000 SF grand ballroom with Pacific Ocean views and a maximum capacity of over 2,000 people, as well as two additional ballrooms with Pacific Ocean views and a maximum capacity ranging from 366 to 677 people. In addition to multiple ballrooms, the Hyatt Regency Huntington Beach Resort & Spa Property contains meeting and boardroom space for smaller groups and approximately 40,000 SF of outdoor function space.

The Hyatt Regency Huntington Beach Resort & Spa Property contains six restaurants including Watertable, which received an Open Table Diners’ Choice Award as one of the Top 100 Best Restaurants in America. Watertable formerly operated as The Californian before The Californian was closed and fully renovated between November 2013 and April 2014. Over $4.5 million was spent on renovating and converting The Californian into Watertable and increasing the restaurant’s capacity from 150 to 250 seats. In 2012, The Californian had revenues of approximately $2.0 million. After reopening as Watertable, the restaurant had revenues of approximately $5.6 million in 2015.

Pacific Waters Spa, located at the Hyatt Regency Huntington Beach Resort & Spa Property, is a 20,000 SF spa available to both hotel guests and non-guests. The spa features 17 treatment rooms in addition to outdoor private treatment areas, a dry sauna, a steam room, men’s and women’s lounges with private whirlpools, waterfall showers, a fitness center and a full service salon. Recreational facilities at the Hyatt Regency Huntington Beach Resort & Spa Property include a lagoon-style swimming pool and a separate water playground featuring three water slides, a hot tub and a children’s pool.

Hyatt Hotels Corporation owns a 40% indirect ownership interest in the borrower. Thus, the Hyatt Regency Huntington Beach Resort & Spa Property operates without a franchise agreement. The Hyatt Regency Huntington Beach Resort & Spa Property instead operates under a management agreement with Hyatt Corporation which expires in December 2028 and has one five-year renewal option remaining (such agreement, the “Hyatt Management Agreement”).

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

HYATT REGENCY HUNTINGTON BEACH RESORT & SPA

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Hyatt Regency Huntington Beach Resort & Spa Property and its competitive set, as provided in a third-party industry travel research report for the Hyatt Regency Huntington Beach Resort & Spa Property:

Historical Statistics

	Hyatt Regency Huntington Beach Resort & Spa Property(1)			Competitive Set(2)			Penetration(2)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011	73.4%	$211.18	$154.91	59.5%	$220.75	$131.25	123.4%	95.7%	118.0%
2012	75.9%	$219.51	$166.70	63.9%	$229.06	$146.35	118.9%	95.8%	113.9%
2013	77.2%	$233.14	$179.92	68.4%	$208.54	$142.62	112.8%	111.8%	126.2%
2014	83.4%	$247.21	$206.10	72.3%	$212.91	$153.93	115.3%	116.1%	133.9%
2015	83.5%	$260.59	$217.50	72.9%	$224.74	$163.86	114.5%	116.0%	132.7%

(1)	As provided by the borrower.

(2)	Source: industry travel research report.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Hyatt Regency Huntington Beach Resort & Spa Property:

Cash Flow Analysis(1)

	2013	2014	2015	Underwritten	Underwritten $ per Room
Room Revenue	$33,951,287	$38,892,228	$41,155,432	$41,155,432	$79,604
Food & Beverage Revenue	29,359,486	35,702,200	38,650,718	38,650,718	74,760
Other Revenue(2)	7,470,962	8,682,344	8,448,331	8,629,758	16,692
Total Revenue	$70,781,735	$83,276,772	$88,254,481	$88,435,908	$171,056

Room Expense	$9,428,529	$10,934,411	$10,884,686	$10,884,686	$21,054
Food & Beverage Expense	19,920,331	23,973,352	25,639,989	25,639,989	49,594
Other Expense	2,521,073	2,940,575	3,291,782	3,286,142	6,356
Total Departmental Expense	$31,869,933	$37,848,338	$39,816,457	$39,810,817	$77,004
Total Undistributed Expense	17,064,467	18,437,251	18,894,270	18,909,767	36,576
Total Fixed Charges	3,013,600	3,179,772	3,238,484	3,686,365	7,130
Total Operating Expenses	$51,948,000	$59,465,361	$61,949,211	$62,406,949	$120,710

Net Operating Income	$18,833,735	$23,811,411	$26,305,270	$26,028,959	$50,346
FF&E	3,539,087	4,163,839	4,412,724	3,491,795	6,754
Net Cash Flow	$15,294,648	$19,647,573	$21,892,546	$22,537,164	$43,592

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Other Revenue consists primarily of parking fees, resorts fees, health club, spa and fitness center revenue, and revenue generated from three third-party tenant leases related to 5,845 SF of retail space at the Hyatt Regency Huntington Beach Resort & Spa Property.

■	Appraisal. According to the appraisal, the Hyatt Regency Huntington Beach Resort & Spa Property had an “as-is” appraised value of $367,900,000 as of March 18, 2016 and is expected to have an “as stabilized” appraised value of $383,500,000 as of March 18, 2018. The “as stabilized” appraised value of $383,500,000 reflects the appraiser’s assumption of stabilized occupancy of 84.0% and stabilized ADR of $285.89.

■	Environmental Matters. According to the Phase I environmental report, dated January 20, 2016, there were no recognized environmental conditions or recommendations for further action at the Hyatt Regency Huntington Beach Resort & Spa Property.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

HYATT REGENCY HUNTINGTON BEACH RESORT & SPA

■	Market Overview and Competition. The Hyatt Regency Huntington Beach Resort & Spa Property is located in Huntington Beach, Orange County, California, approximately 35 miles southeast of Los Angeles International Airport, 21 miles southwest of Anaheim, California and 5 miles north of Newport Beach, California. According to the U.S. Census Bureau, as of July 2015, Orange County was the sixth most populous county in the United States. According to the appraisal, the 2015 population within a one-, three- and five-mile radius of the Hyatt Regency Huntington Beach Resort & Spa Property was 13,036, 104,896 and 277,280, respectively. According to the appraisal, 2015 estimated average household income within a one-, three- and five-mile radius of the Hyatt Regency Huntington Beach Resort & Spa Property was $106,813, $115,117 and $104,743, respectively. Tourism is one of the leading industries in Huntington Beach, with the city reporting approximately 11.0 million visitors annually. Nicknamed “Surf City, USA”, Huntington Beach has access to 9.5 miles of Pacific Ocean beachfront which attracts surfers from around the world. Popular tourist destinations in the area include Disneyland, Knott’s Berry Farm, Newport Beach, Fashion Island Shopping Center, and Laguna Beach.

According to the city of Huntington Beach, there are over 650 industrial businesses located in Huntington Beach including Boeing, Quiksilver, Cambro Manufacturing, and C&D Aerospace. Orange County is also the headquarters of several Fortune 1,000 companies including Ingram Micro, First American Corporation and Broadcom, as well as the regional headquarters for international businesses such as Mazda, Toshiba, Toyota and Samsung. The Hyatt Regency Huntington Beach Resort & Spa Property had a meeting and group penetration factor of approximately 130.0% in 2015 as a result of, according to the appraisal, having a large number of guestrooms, the largest concentration of meeting and group space in the area, expansive grounds and the ability to utilize the beach area for activities.

The appraiser identified seven properties with varying degrees of competitiveness to the Hyatt Regency Huntington Beach Resort & Spa Property. The following table presents certain information related to the competitive properties identified in the appraisal for the Hyatt Regency Huntington Beach Resort & Spa Property:

Hyatt Regency Huntington Beach Resort & Spa Property Competitive Set(1)

Property	Year Opened	Number of Rooms	Distance (in miles)	Transient Demand	Meeting & Group Demand	Appraiser’s Estimated 2015 Occupancy	Appraiser’s Estimated 2015 ADR	Appraiser’s Estimated 2015 RevPAR
Hyatt Regency Huntington Beach Resort & Spa	2003	517	—	55%	45%	83.5%(2)	$261(2)	$217.50(2)
Kimpton Shorebreak Hotel	2009	157	1.0	75%	25%	80.0%	$220	$176.00
Hilton Huntington Beach Waterfront	1990	290	0.3	75%	25%	80.0%	$240	$192.00
Balboa Bay Resort	2003	159	5.0	70%	30%	75.0%	$200	$150.00
Marriott Newport Beach Hotel & Spa	1975	532	7.0	65%	35%	75.0%	$185	$138.75
Marriott Laguna Cliffs Resort & Spa	1987	378	22.0	60%	40%	75.0%	$215	$161.25
Omni La Costa Resort & Spa	1965	607	57.0	60%	40%	70.0%	$275	$192.50
Loews Coronado Bay Resort	1991	439	81.0	60%	40%	80.0%	$210	$168.00
Total / Wtd. Average		3,079		63%	37%	76.9%	$230	$177.00

(1)	Source: Appraisal.

(2)	As provided by the borrower.

■	The Borrower. The borrower is PCH Beach Resort, LLC, a single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the conversion of the borrower into a Delaware limited liability company that occurred shortly after origination of the Hyatt Regency Huntington Beach Resort & Spa Loan. The non-recourse carveout guarantors are Hyatt Hotels Corporation (which owns a 40% indirect ownership interest in the borrower), Robert L. Mayer, Jr., Mayer Financial, L.P. and Grand Resort, LLC.

Hyatt Hotels Corporation (NYSE:H, rated Baa2/BBB by Moody’s/S&P) is a global hospitality company with a 59- year history in developing, owning, operating, managing, franchising and licensing hotels, resorts, branded residences and vacation ownership properties. As of March 31, 2016, Hyatt Hotels Corporation’s worldwide portfolio consisted of 652 properties in 53 countries. For the year ended December 31, 2015, Hyatt Hotels Corporation’s reported revenue and adjusted EBITDA were approximately $4.3 billion and $727 million, respectively. As the Hyatt Regency Huntington Beach Resort & Spa Property is managed by Hyatt Corporation, the Hyatt Regency Huntington Beach Resort & Spa Property operates without a franchise agreement. The management agreement with Hyatt Corporation expires in December 2028 and has one five-year renewal option remaining.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

HYATT REGENCY HUNTINGTON BEACH RESORT & SPA

Robert L. Mayer, Jr. is the Chairman and Chief Operating Officer of The Robert Mayer Corporation. The Robert Mayer Corporation has been involved in the financing and development of more than 25,000 residential units and the construction and operation of fourteen hotels including the Hyatt Regency Huntington Beach Resort & Spa Property and the Hilton Huntington Beach Waterfront Resort located adjacent to the Hyatt Regency Huntington Beach Resort & Spa Property.

■	Escrows. On the origination date, the borrower funded aggregate reserves of $10,942,384 with respect to the Hyatt Regency Huntington Beach Resort & Spa Property, comprised of (i) $9,300,000 for FF&E (which is held by the Hyatt Manager (as defined below)), (ii) $898,739 for real estate tax expenses and (iii) $743,645 for insurance expenses.

On each due date, the borrower is required to fund (i) a tax reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay taxes over the then-succeeding 12-month period (initially $299,580), (ii) an insurance reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay insurance over the then-succeeding 12-month period (initially $63,174) and (iii) a reserve for FF&E, in an amount equal to the greater of (a) the FF&E Payment (as defined below) and (b) the amount of the deposit (if any) then required by the Hyatt Manager on account of FF&E under the Hyatt Management Agreement.

An “FF&E Payment” means, with respect to the monthly payment date, an amount equal to one-twelfth of 4.0% of the greater of (x) the annual gross revenues for the hotel related operations at the Hyatt Regency Huntington Beach Resort & Spa Property for the immediately preceding calendar year as reasonably determined by the lender and (y) the projected annual gross revenues for the hotel-related operations at the Hyatt Regency Huntington Beach Resort & Spa Property for the calendar year in which such monthly payment date occurs as set forth in the approved annual budget, or if no approved annual budget exists as of the date of determination, an amount reasonably determined by the lender. The FF&E reserve monthly deposit must (A) initially be determined for the balance of the 2016 calendar year as of the origination date and (B) thereafter be adjusted and determined by the lender annually on the monthly payment date in May 2017 and on each monthly payment date falling in each subsequent May thereafter. Notwithstanding anything in the Hyatt Regency Huntington Beach Resort & Spa Loan documents to the contrary, the lender may require the borrower to increase the monthly deposits required pursuant to the Hyatt Regency Huntington Beach Resort & Spa Loan documents upon 30 days’ notice to the borrower if (1) a Hyatt Regency Huntington Beach Resort & Spa Trigger Period (as defined below) is continuing and the lender determines in its reasonable discretion that an increase is necessary to maintain proper maintenance and operation of the Hyatt Regency Huntington Beach Resort & Spa Property and/or (2) the lender determines in its reasonable discretion that an increase is necessary to reflect increased FF&E expenditures required under the Hyatt Management Agreement and/or set forth in any amendment to the most recently determined approved annual budget.

Provided no event of default has occurred and is continuing, the requirement to fund the FF&E reserve on each due date will be waived, provided that Hyatt Corporation reserves funds for FF&E that will be required to be made to the Hyatt Regency Huntington Beach Resort & Spa Property during each calendar year in a manner substantially consistent with the requirements for FF&E set forth in the Hyatt Management Agreement. The lender has a perfected security interest in the FF&E reserve account held by the Hyatt Manager, which security interest is subject to the Hyatt Manager’s right to use this reserve as described in the Hyatt Management Agreement.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

HYATT REGENCY HUNTINGTON BEACH RESORT & SPA

On each due date (other than a monthly payment date on which sums in the cash management account are insufficient to make all deposits required pursuant to the cash management waterfall (a “Deposit Shortfall”), projected as the monthly payment dates in November and December in 2016), the borrower is required to fund a Seasonality Reserve Monthly Deposit (as defined below) until such time as the seasonality reserve funds deposited for the calendar year equals or exceeds 100% of the aggregate Negative Monthly Amounts (as defined below) for that calendar year based on the then current approved annual budget. The “Seasonality Reserve Monthly Deposit” equals 100% of the quotient of (x) the aggregate Negative Monthly Amounts for the 12 month period divided by (y) the number of months for which there is no Negative Monthly Amount, based on the then-current approved annual budget to be adjusted annually on January 1 of each calendar year. The “Negative Monthly Amount” means, with respect to any due date, the amount, if any, by which operating income for the Hyatt Regency Huntington Beach Resort & Spa Property for the calendar month is insufficient to establish a debt service coverage ratio for the applicable month of 1.10x based on the then-current approved annual budget to be adjusted annually on January 1 of each year. If at any time the lender reasonably determines that the amount on deposit in the seasonality reserve account will be insufficient to fund the actual or anticipated aggregate cash management account shortfalls expected to be incurred (such amount, the “Aggregate Shortfall”), the borrower is required to deposit with the lender an amount equal to the Aggregate Shortfall.

Provided that no event of default (except any event of default which would be satisfied by the disbursement from the seasonality reserve account) has occurred and is continuing, if, on the due dates where a Deposit Shortfall is projected (projected as the monthly payment dates in November and December 2016), sums in the cash management account are insufficient to make all deposits required pursuant to the cash management waterfall, the lender is required to disburse a portion of the seasonality reserve funds in an amount equal to the applicable shortfall into the cash management account to be disbursed in accordance with the cash management waterfall. See “—Lockbox and Cash Management” below.

■	Lockbox and Cash Management. The Hyatt Regency Huntington Beach Resort & Spa Loan is structured with a soft springing lockbox and springing cash management. Provided no Hard CM Trigger (as defined below) has occurred, all hotel revenue is collected by the Hyatt Manager and deposited in an account to which the Hyatt Manager has access (the “Hotel Operating Account”). The lender has a perfected security interest in the Hotel Operating Account. Provided no event of default has occurred and the Hyatt Management Agreement is in full force and effect, the Hyatt Manager is required to pay all operating expenses from the Hotel Operating Account pursuant to the Hyatt Management Agreement and deposit such funds necessary to maintain the $1,500,000 minimum working capital balance required under the Hyatt Management Agreement. All remaining sums are remitted to the lender-controlled lockbox account prior to the 15th day of each month. Upon the occurrence and during the continuance of an event of default, provided (1) the Hyatt Management Agreement is in full force and effect, (2) the Hyatt Manager continues to be the property manager, and (3) none of the Hyatt Manager, the related guarantors or any affiliate of the foregoing controls the borrower, the Hyatt Manager is required to make disbursements from the Hotel Operating Account as follows: (a) first, funds sufficient to pay the monthly real estate tax deposit due for the then applicable due date, if any, to the lender; (b) second, funds sufficient to pay the monthly insurance deposit due for the then applicable due date, if any, to the lender; (c) third, to fund all other approved operating expenses per the approved annual budget (including the base management fee associated with the capital management of the Hyatt Regency Huntington Beach Resort & Spa Property and a working capital amount approved by the lender in its sole discretion) with monthly comparisons reasonably acceptable to the lender of (x) actual operating expenses paid or reimbursed by or on behalf of the borrower pursuant to the prior distributions under this clause (c), to (y) the approved operating expenses per the approved annual budget for the subject month; and (d) fourth, the balance of all revenue derived from the Hyatt Regency Huntington Beach Resort & Spa Property to the lender-controlled lockbox account. Upon the occurrence and continuance of a Hard CM Trigger, all hotel revenue is required to be deposited directly into the lender-controlled lockbox account.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

HYATT REGENCY HUNTINGTON BEACH RESORT & SPA

A “Hard CM Trigger” means the occurrence of either (x) the Hyatt Management Agreement not being in full force and effect or (y) an event of default occurring and continuing and the Hyatt Manager, Hyatt Hotels Corporation or any affiliate of the foregoing controlling the borrower. All amounts in the lender-controlled lockbox account are swept daily into the lender’s cash management account.

Provided no event of default is continuing, on each due date, the lender is required to disburse funds in the cash management account in the following amounts and order of priority: (i) first, to make the monthly reserve deposit for real estate taxes; (ii) second, to make the monthly reserve deposit for insurance premiums; (iii) third, to pay any default interest and late payment charges; (iv) fourth, to pay the monthly debt service amount; (v) fifth, to make the monthly reserve deposit for FF&E (assuming the Hyatt Manager is not holding the FF&E reserve); (vi) sixth, to make the seasonality reserve monthly deposit; (vii) seventh, to pay any other amounts due and owing to the lender; (viii) eighth, to pay for operating expenses for the applicable month; and (ix) ninth, all amounts remaining are required (a) to the extent that a Hyatt Regency Huntington Beach Resort & Spa Trigger Period (as defined below) has occurred and is continuing, to be deposited into the excess cash flow account to be held as additional cash collateral for the Hyatt Regency Huntington Beach Resort & Spa Loan and (b) to the extent that no Hyatt Regency Huntington Beach Resort & Spa Trigger Period exists, to be disbursed to the borrower.

A “Hyatt Regency Huntington Beach Resort & Spa Trigger Period” means (a) a period commencing upon the occurrence and continuance of a monetary event of default or a material non-monetary event of default and continuing until the cure of such event of default, (b) a period commencing when the debt service coverage ratio is less than 1.30x and continuing until the debt service coverage ratio is equal to or greater than 1.40x for two consecutive calendar quarters, (c) the occurrence of a Hyatt Regency Huntington Beach Resort & Spa Hotel Agreement Trigger Period (as defined below), (d) a period commencing upon the occurrence of a Hyatt Regency Huntington Beach Resort & Spa Hotel Agreement Renewal Trigger Event (as defined below) and continuing until the Hyatt Management Agreement is renewed in accordance with the Hyatt Regency Huntington Beach Resort & Spa Loan documents or (e) a period commencing upon the bankruptcy of the property manager and continuing until such property manager is replaced in accordance with the Hyatt Regency Huntington Beach Resort & Spa Loan documents.

A “Hyatt Regency Huntington Beach Resort & Spa Hotel Agreement Trigger Period” means a period (A) commencing upon the first to occur of (i) an event of default by the borrower under the Hyatt Management Agreement (other than de minimis defaults that do not have a material adverse effect), (ii) the borrower or the Hyatt Manager giving notice that it is terminating the Hyatt Management Agreement, (iii) any termination or cancellation of the Hyatt Management Agreement or the Hyatt Management Agreement expiring or otherwise failing to be in full force and effect, (iv) any bankruptcy or similar insolvency of the Hyatt Manager and (v) the Hyatt Regency Huntington Beach Resort & Spa Property failing to be operated or branded pursuant to the Hyatt Management Agreement; and (B) expiring upon the lender’s receipt of evidence reasonably acceptable of satisfaction of the applicable Hyatt Regency Huntington Beach Resort & Spa Hotel Agreement Trigger Period cure conditions and, to the extent a property improvement plan is required, the deposits of any corresponding amounts into a property improvement plan reserve account to pay for the costs of such plan.

A “Hyatt Regency Huntington Beach Resort & Spa Hotel Agreement Renewal Trigger Event” means an event which will be deemed to have occurred if the Hyatt Management Agreement is not renewed in accordance with the Hyatt Regency Huntington Beach Resort & Spa Loan documents on or before the date which is 12 months prior to the expiration of the Hyatt Management Agreement.

■	Property Management. The Hyatt Regency Huntington Beach Resort & Spa Property is currently managed by Hyatt Corporation, an affiliate of the borrower (the “Hyatt Manager”). The borrower may not replace Hyatt Manager as the property manager of the Hyatt Regency Huntington Beach Resort & Spa Property without the lender’s consent. The lender may direct the borrower to replace the property manager if: (a) a Hyatt Regency Huntington Beach Resort & Spa Trigger Period exists; (b) the Hyatt Manager becomes bankrupt or insolvent or (c) there exists a default by the property manager beyond all applicable notice and cure periods under the Hyatt Management Agreement.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

HYATT REGENCY HUNTINGTON BEACH RESORT & SPA

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Hyatt Regency Huntington Beach Resort & Spa Property, plus business interruption coverage in an amount equal to 100% of the projected net operating income plus fixed expenses of the Hyatt Regency Huntington Beach Resort & Spa Property for a period continuing from the time of loss until restoration, not to exceed 24 months plus a 12-month extended period of indemnity. The “all-risk” policy containing terrorism insurance is required to contain a deductible that is acceptable to the lender and is no greater than $10,000. In the event the Terrorism Risk Insurance Act of 2002, as extended by the Terrorism Risk Insurance Program Reauthorization Act of 2015 and as it may be further extended from time to time or a similar or subsequent statute is not renewed or extended any time during the term of the Hyatt Regency Huntington Beach Resort & Spa Loan and terrorism coverage is then subject to rating and availability on the open market, the borrower is required to obtain and maintain terrorism coverage for property, loss of rents/business income, general liability and excess liability/umbrella at a cost not to exceed 200% of all the then-current premiums for all coverages required for the Hyatt Regency Huntington Beach Resort & Spa Loan, excluding earthquake and flood if required, for each subsequent policy term (the “Terrorism Cap”) and, if the cost exceeds the Terrorism Cap, the borrower is required to purchase the maximum amount of coverage available with funds equal to the Terrorism Cap. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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welcome hospitality portfolio

Hilton Downtown Scranton

Hampton Inn W Springfield

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

welcome hospitality portfolio

CARTIFACT
Dickson City
Jessup
Olyphant
Throop
1
Scranton
Dunmore
Taylor
Old Forge
Duryea
Moosic
Avoca
WILKES-BARRE/SCRANTON INTERNATIONAL AIRPORT
Moscow

WESTFIELD-BARNES MUNICIPAL AIRPORT
Chicopee
2
Springfield
West Springfield

Welcome Hospitality Portfolio

#	Property Name	Address	City/State	Zip Code
1	Hilton Scranton Downtown	100 Adams Avenue	Scranton, PA	18503
2	Hampton Inn West Springfield	1011 Riverdale Street	West Springfield, MA	01089

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

welcome hospitality portfolio

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	2	Loan Seller		CGMRC
Location (City/State)	Various	Cut-off Date Principal Balance		$25,195,164
Property Type	Hospitality	Cut-off Date Principal Balance per Room		$83,983.88
Size (Rooms)	300	Percentage of Initial Pool Balance		4.1%
Total TTM Occupancy as of 4/30/2016	72.3%	Number of Related Mortgage Loans		None
Owned TTM Occupancy as of 4/30/2016	72.3%	Type of Security		Fee Simple
Year Built / Latest Renovation	Various / Various	Mortgage Rate		5.21000%
Appraised Value	$34,050,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest-Only Period (Months)		NAP
Underwritten Revenues	$12,370,258
Underwritten Expenses	$9,139,246	Escrows
Underwritten Net Operating Income (NOI)	$3,231,012
Underwritten Net Cash Flow (NCF)	$2,736,202		Upfront	Monthly
Cut-off Date LTV Ratio(1)	69.1%	Taxes	$55,554	$55,554
Maturity Date LTV Ratio(1)	57.3%	Insurance	$101,874	$9,261
DSCR Based on Underwritten NOI / NCF	1.94x / 1.64x	FF&E(2)	$0	$0
Debt Yield Based on Underwritten NOI / NCF	12.8% / 10.9%	Other(3)	$1,266,812	$0

	Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$25,250,000	84.9%	Purchase Price	$18,650,000	62.7%
Principal’s New Cash Contribution	4,413,248	14.8	Loan Payoff	8,840,000	29.7
Other Sources	75,000	0.3	Reserves	1,424,240	4.8
			Closing Costs	824,008	2.8
Total Sources	$29,738,248	100.0%	Total Uses	$29,738,248	100.0%

(1)	The Cut-off Date LTV Ratio and the Maturity Date LTV Ratio are both calculated using the “as stabilized” appraised value of $21,250,000 of the Hilton Scranton Downtown Property. The Cut-off Date LTV Ratio and the Maturity Date LTV Ratio calculated on the basis of the “as-is” appraised value of $18,850,000 is 74.0% and 61.4%, respectively. See “—Appraisal” below.
(2)	The monthly FF&E reserve is currently one-twelfth of 4.0% of total revenue subject to the terms of the Welcome Hospitality Portfolio Loan documents. See “—Escrows” below.
(3)	The Other reserve is comprised of an upfront property improvement plan (“PIP”) reserve ($1,250,000) related to the Hilton Scranton Downtown Property and an upfront deferred maintenance reserve ($16,812). See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Welcome Hospitality Portfolio Loan”) is evidenced by a note in the original principal amount of $25,250,000 and is secured by a first mortgage encumbering the borrowers’ fee simple interest in two hospitality properties located in Scranton, Pennsylvania and West Springfield, Massachusetts (each, a “Welcome Hospitality Portfolio Property” and collectively, the “Welcome Hospitality Portfolio Properties”). The Welcome Hospitality Portfolio Loan, accrues interest at an interest rate of 5.21000% per annum, was originated by Citigroup Global Markets Realty Corp. on May 19, 2016, had an original principal balance of $25,250,000 and has an outstanding principal balance as of the Cut-off Date of $25,195,164. The Welcome Hospitality Portfolio Loan represents approximately 4.1% of the Initial Pool Balance. The proceeds of the Welcome Hospitality Portfolio Loan were primarily used to acquire the Hilton Scranton Downtown Property (as defined below), refinance the Hampton Inn West Springfield Property (as defined below), fund reserves and pay origination costs.

The Welcome Hospitality Portfolio Loan had an initial term of 120 months and has a remaining term of 118 months as of the Cut-off Date. The Welcome Hospitality Portfolio Loan requires payments of interest and principal based on a 30-year amortization schedule. The scheduled maturity date of the Welcome Hospitality Portfolio Loan is the due date in June 2026. Provided no event of default under the Welcome Hospitality Portfolio Loan documents has occurred and is continuing, defeasance in whole, or in part, with direct, non-callable obligations of the United States of America or other obligations which are “government securities” permitted under the Welcome Hospitality Portfolio Loan documents is permitted at any time on or after the first due date following the second anniversary of the securitization Closing Date (see “—Release of Collateral” below). Voluntary prepayment of the Welcome Hospitality Portfolio Loan, without incurring a prepayment premium or yield maintenance charge, is permitted on or after the due date in March 2026.

■	The Mortgaged Properties. The Welcome Hospitality Portfolio Properties consist of two hospitality properties: the Hilton Scranton Downtown (the “Hilton Scranton Downtown Property”), which is a full service hotel, located in Scranton, Pennsylvania and the Hampton Inn West Springfield (the “Hampton Inn West Springfield Property”), which is a limited service hotel, located in West Springfield, Massachusetts. The Welcome Hospitality Portfolio Properties have a total of 300 rooms, and as of April 30, 2016, Total Occupancy and Owned Occupancy were both 72.3%.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

welcome hospitality portfolio

The following table presents certain information relating to the Welcome Hospitality Portfolio Properties:

Property Name	Year Built / Renovated	Total Rooms	Occupancy	Allocated Cut- off Date Loan Amount	% Allocated Cut-off Date Loan Amount	Appraised Value	UW NCF
Hilton Scranton Downtown	2003 / 2011-2012	175	72.8%	$14,967,424	59.4%	$18,850,000	$1,650,209
Hampton Inn West Springfield	1989 / 2013-2015	125	71.7%	10,227,740	40.6	15,200,000	1,085,992
Total / Wtd. Avg.		300	72.3%	$25,195,164	100.0%	$34,050,000	$2,736,202

Hilton Scranton Downtown Property

The Hilton Scranton Downtown Property is a 175-key hotel located in downtown Scranton, Pennsylvania at 100 Adams Avenue. The Hilton Scranton Downtown Property is the larger of the two hotels in the Welcome Hospitality Portfolio Loan. The Hilton Scranton Downtown Property operates under a newly-signed 15 year franchise agreement with Hilton Franchise Holding LLC which, according to the appraisal, is one of the most recognized brands across the country for quality lodging accommodations catering to the corporate traveler. The Hilton Scranton Downtown Property is a seven-story structure that consists of common areas and food and beverage outlets on the ground floor, a connected, 26,000 SF conference center on the second floor and 175 guestrooms on floors three through seven. Hotel guests can access the conference center and hotel restaurants without leaving the building. The amenities include an indoor pool and hot tub, fitness center, 24-hour business center, gift shop and spa treatment rooms. In addition, the Hilton Scranton Downtown Property has two full-service restaurants, a lounge, a private dining room, a Starbucks kiosk and a gift shop area for a la carte snacks on the ground level. The Hilton Scranton Downtown Property was built in 2003 and substantially renovated from 2011 to 2012 to include new guestroom case goods, renovated guestroom bathrooms, new carpets for all common areas, restorations to the pool and workout facilities and renovations for the restaurant, lounge and conference space. The hotel is planning to also undergo a $1,250,000 ($7,143 per room) change-of-ownership PIP by the sponsor this year.

The Hilton Scranton Downtown Property contains 26,000 SF of conference space on the second floor which is the biggest contiguous hotel conference space in the competitive set and the trade area. The conference space features 19 meeting rooms, including a 75-seat amphitheater and a 7,040 SF grand ballroom that can accommodate up to 500 guests. The conference space is flexible and the rooms can be divided to accommodate different group functions. The largest room, the 7,040 SF Casey Ballroom, is divisible into six meeting rooms through the use of partitions. In addition, there are back-of-the-house kitchen facilities that are fully-equipped for catering (this space is not included in the 26,000 SF total).

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

welcome hospitality portfolio

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Hilton Scranton Downtown Property and its competitive set, as provided in a third-party industry travel research report for the Hilton Scranton Downtown Property:

Historical Statistics(1)

	Hilton Scranton Downtown Property			Competitive Set			Penetration
	2014	2015	TTM 4/30/2016(2)	2014	2015	TTM 3/31/2016	2014	2015	TTM 3/31/2016
Occupancy	75.7%	73.2%	72.8%	59.3%	58.9%	56.8%	127.6%	124.4%	126.8%
ADR	$118.69	$121.09	$117.44	$91.90	$96.53	$97.17	129.1%	125.5%	121.4%
RevPAR	$89.80	$88.69	$85.44	$54.49	$56.84	$55.18	164.8%	156.0%	153.9%

(1)	Source: industry travel research report.

(2)	As provided by the borrowers.

Hampton Inn West Springfield Property

The Hampton Inn West Springfield Property is a 125-key Hilton-flagged hotel that was constructed in 1989 and renovated from 2013 to 2015 and is located in West Springfield, Massachusetts at 1011 Riverdale Street. The amenities include a swimming pool, business center and fitness center. In addition, there is a food and beverage outlet that provides complimentary breakfast. The Hampton Inn West Springfield Property also includes back-of-house areas such as laundry, storage and utility areas. The first floor contains the lobby, registration and breakfast areas, fitness room, guestrooms and an outdoor pool. The second through fourth floors contain guestrooms. According to the appraisal, all of the guestrooms at the Hampton Inn West Springfield Property include the following amenities: a desk and ergonomic chair, complimentary wireless internet, a 32-inch LCD flat-screen television, coffee maker, microwave, mini-refrigerator, complimentary hot breakfast and complimentary parking. The Hampton Inn West Springfield Property has a surface parking lot with approximately 150 spaces.

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Hampton Inn West Springfield Property and its competitive set, as provided in a third-party industry travel research report for the Hampton Inn West Springfield Property:

Historical Statistics(1)

	Hampton Inn West Springfield Property			Competitive Set			Penetration
	2014	2015	TTM 4/30/2016(2)	2014	2015	TTM 3/31/2016	2014	2015	TTM 3/31/2016
Occupancy	72.0%	74.6%	71.7%	50.1%	51.7%	52.4%	143.7%	144.5%	136.8%
ADR	$110.18	$109.06	$112.29	$112.92	$114.04	$118.41	97.6%	95.6%	94.7%
RevPAR	$79.38	$81.42	$80.53	$56.62	$58.90	$62.00	140.2%	138.2%	129.6%

(1)	Source: industry travel research report.
(2)	As provided by the borrowers.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

welcome hospitality portfolio

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Welcome Hospitality Portfolio Properties:

Cash Flow Analysis(1)

	2013	2014	2015	TTM 4/30/2016	Underwritten	Underwritten $ per Room
Room Revenue	$9,336,388	$9,374,552	$9,197,290	$9,132,113	$9,132,113	$30,440
Food & Beverage Revenue	2,500,436	2,659,103	2,453,933	2,598,046	2,598,046	8,660
Other Revenue(2)	585,654	646,815	771,060	640,099	640,099	2,134
Total Revenue	$12,422,478	$12,680,470	$12,422,283	$12,370,258	$12,370,258	$41,234

Room Expense	$2,046,239	$2,046,226	$2,016,857	$1,990,990	$1,990,990	$6,637
Food & Beverage Expense	1,820,205	1,815,800	1,761,612	1,809,049	1,809,049	6,030
Other Departmental Expenses	112,917	155,439	143,149	146,656	149,935	500
Total Departmental Expense	$3,979,361	$4,017,465	$3,921,617	$3,946,695	$3,949,975	$13,167
Total Undistributed Expense	4,572,420	4,499,784	4,514,062	4,467,624	4,447,250	14,824
Total Fixed Charges	398,062	883,422	753,311	771,902	742,022	2,473
Total Operating Expenses	$8,949,843	$9,400,671	$9,188,991	$9,186,221	$9,139,246	$30,464

Net Operating Income	$3,472,635	$3,279,799	$3,233,292	$3,184,037	$3,231,012	$10,770
FF&E	496,899	507,219	496,891	494,810	494,810	1,649
Net Cash Flow	$2,975,736	$2,772,580	$2,736,400	$2,689,227	$2,736,202	$9,121

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Other Revenue consists primarily of telephone revenue, parking income, gift shop and other miscellaneous revenue sources.

■	Appraisal. According to the appraisal, the Hilton Scranton Downtown Property had an “as-is” appraised value of $18,850,000 as of April 22, 2016 and is expected to have an “as stabilized” appraised value of $21,250,000 as of April 22, 2017. According to the appraisal, the Hampton Inn West Springfield Property had an “as-is” appraised value of $15,200,000 as of March 11, 2016 and is expected to have an “as stabilized” appraised value of $17,100,000 as of March 1, 2019.

■	Environmental Matters. According to the Phase I environmental report, dated April 28, 2016, there were no recognized environmental conditions or recommendations for further action at the Hilton Scranton Downtown Property. According to the Phase I environmental report, dated March 22, 2016, there were no recognized environmental conditions or recommendations for further action at the Hampton Inn West Springfield Property other than the recommendation to implement an asbestos operations and maintenance plan, which was in place at origination of the Welcome Hospitality Portfolio Loan.

■	Market Overview and Competition. The Hilton Scranton Downtown Property is located in Scranton, Pennsylvania. The Scranton/Wilkes-Barre metropolitan statistical area (“MSA”) includes Lackawanna, Luzerne and Wyoming counties in northeastern Pennsylvania and has a combined population of approximately 550,000 residents with Scranton having over 72,000 residents. Major corporate demand is driven by large employers such as area hospitals and health systems, Lockheed Martin, BAE Systems, Bank of America, PNC Bank, Lackawanna County, Verizon, Tobyhanna Army Depot, Procter & Gamble, Prudential and Caterpillar. Other corporate demand generators in the area surrounding the Hilton Scranton Downtown Property include the University of Scranton (approximately 6,000 students) and Lackawanna County government. In addition to corporate demand, local attractions and demand drivers include Steamtown National Historic Site, Everhart Museum, and the Pennsylvania Anthracite Museum, as well as Mohegan Suns Casino at Pocono Downs, the Mohegan Sun Arena Sport and Event Complex and the Pocono Mountains. The largest demand for the Hilton Scranton Downtown Property is the continually expanding area hospitals and health systems and contractors including TMG Health. The top five corporate accounts for the Hilton Scranton Downtown Property, as of year-to-date April 2016, include: TMG Subcontractor, TMG Health, Cerner Corporation, Expedia.com Direct Connect and Commonwealth of PA. According to the appraisal, the 2016 demand segmentation of the competitive set consists of 54% corporate, 20% group and 26% leisure. The Hilton Scranton Downtown Property’s 2016 demand is comprised of 55% corporate, 25% group and 20% leisure.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

welcome hospitality portfolio

The appraiser identified five properties that compete directly with the Hilton Scranton Downtown Property. The following table presents certain information related to the competitive properties identified in the appraisal for the Hilton Scranton Downtown Property:

Hilton Scranton Downtown Property Competitive Set(1)

Properties	Number of Rooms	Year Opened
Hilton Scranton Downtown Property	175	2003
Four Points by Sheraton Scranton	135	1970
Radisson Lackawanna Station Hotel Scranton	146	1983
Hampton Inn Scranton @ Montage Mountain	129	1994
Courtyard Scranton Wilkes Barre	120	1996
Comfort Suites Scranton	100	1997
Total	805

(1)	Source: industry travel research report

The Hampton Inn West Springfield Property is part of the Springfield MSA which encompasses Hampden and Hampshire counties. Springfield is the third largest city in Massachusetts and the fourth largest city in New England by population. The Springfield-Hartford region is home to approximately 32 colleges/universities and around 160,000 university students, making it the second-highest concentration of higher-learning institutions in the nation. Market Ace College, American International College, Springfield College and Western New England University participate in the intramural Hampton Inn Naismith Classic basketball tournament and Morgan Classic volleyball tournament and are under contract to house the opposing sports teams at the Hampton Inn West Springfield Property. In addition to education, healthcare also serves as a major demand driver for the area surrounding the Hampton Inn West Springfield Property. Other demand generators include Six Flags New England, the Basketball Hall of Fame, and the Volleyball Hall of Fame, all of which are located within about 7.5 miles of the Hampton Inn West Springfield Property, as well as museums, parks, and performance venues. MassMutual Center, an 8,000-seat multi-purpose arena and convention center, is located 3.6 miles from the Hampton Inn West Springfield Property. The center was extensively renovated in 2003, including the addition of a 100,000 SF state-of-the-art convention center, making it the largest convention center in Western Massachusetts. There are also two air force bases, Westover Air Reserve Base and the Barnes Air National Guard Base located nearby. The Barnes Air National Guard Base is located in Westfield and is used as a military training area. The Westover Air Reserve Base, located in Chicopee, is one of the few active military air bases in the nation. The top five corporate accounts for the Hilton Scranton Downtown Property, as of year-to-date April 2016, include: Costello Construction Inc., HP Hood Inc., Unidine Corporation, Bay State Medical and FiberMark.

The appraiser identified eight properties that compete directly with the Hampton Inn West Springfield Property. The following table presents certain information related to the competitive properties identified in the appraisal for the Hampton Inn West Springfield Property:

Hampton Inn West Springfield Property Competitive Set(1)

Properties	Number of Rooms	Year Opened
Hampton Inn West Springfield Property	125	1989
Clarion Hotel & Aqua Lagoon Waterpark West Springfield	262	1971
La Quinta Inns & Suites Springfield	182	1968
Comfort Inn & Suites West Springfield	75	1989
Residence Inn West Springfield	88	2001
Hilton Garden Inn Springfield	143	2002
Hampton Inn Chicopee Springfield	90	2002
Hampton Inn Springfield South Enfield	108	2008
Holiday Inn Express & Suites Westfield	86	2008
Total	1,159

(1)	Source: industry travel research report.

■	The Borrowers. The borrowers for the Hilton Scranton Downtown Property and the Hampton Inn West Springfield Property are Scranchris Hospitality, LP and Springfield Welcome LLC, respectively. Both entities roll up to Amarjit Shokeen, the loan sponsor and carveout guarantor. Both Scranchris Hospitality, LP and Springfield Welcome LLC are recycled single-purpose entities. Amarjit Shokeen is the President and CEO of RJT

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

welcome hospitality portfolio

Compuquest, Inc., which is an information technology services company that employs 270 people and provides enterprise resource planning software to Fortune 5000 companies.

■	Escrows. On the origination date, the borrowers funded aggregate reserves of $1,424,240 with respect to the Welcome Hospitality Portfolio Properties, comprised of (i) $55,554 for real estate taxes, (ii) $101,874 for insurance, (iii) $16,812 for deferred maintenance and (iv) $1,250,000 for the PIP reserve.

On each due date, the borrowers are required to fund (i) a tax reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay taxes over the then succeeding 12-month period (initially $55,554), (ii) an insurance reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay insurance over the then succeeding 12-month period (initially $9,261) and (iii) a reserve for FF&E, in an amount equal to the greater of (a) the FF&E Payment (as defined below) and (b) the amount of the deposit (if any) then required by the franchisor on account of FF&E under the franchise agreement.

An “FF&E Payment” means, with respect to the monthly payment date, an amount equal to one-twelfth of 4.0% of the greater of (x) the annual gross revenues for the hotel related operations at the Welcome Hospitality Portfolio Properties for the immediately preceding calendar year as reasonably determined by the lender and (y) the projected annual gross revenues for the hotel related operations at the Welcome Hospitality Portfolio Properties for the calendar year in which such monthly payment date occurs as set forth in the approved annual budget, or if no approved annual budget exists as of the date of determination, an amount reasonably determined by the lender. The FF&E reserve monthly deposit must (A) initially be determined for the balance of the 2016 calendar year as of the origination date and (B) thereafter be adjusted and determined by the lender annually on the monthly payment date in January 2017 and on each monthly payment date falling in each subsequent January thereafter. Notwithstanding anything in the Welcome Hospitality Portfolio Loan documents to the contrary, the lender may require the borrowers to increase the monthly deposits required pursuant to the Welcome Hospitality Portfolio Loan documents upon 30 days’ notice to the borrowers if (1) a Welcome Hospitality Portfolio Trigger Period (as defined below) is continuing and the lender determines in its reasonable discretion that an increase is necessary to maintain proper maintenance and operation of the Welcome Hospitality Portfolio Properties and/or (2) the lender determines in its reasonable discretion that an increase is necessary to reflect increased FF&E expenditures required under the franchise agreement and/or set forth in any amendment to the most recently determined approved annual budget.

■	Lockbox and Cash Management. The Welcome Hospitality Portfolio Loan is structured with a springing lockbox and springing cash management. Upon the first to occur of (i) a Welcome Hospitality Portfolio DSCR Trigger Period (as defined below) or (ii) a Welcome Hospitality Portfolio Trigger Period (as defined below) and thereafter, the borrowers are required to deposit, or cause to be deposited, all revenue generated by the Welcome Hospitality Portfolio Properties into a restricted account. All funds are transferred on each business day from the restricted account to or at the direction of the borrowers unless a Welcome Hospitality Portfolio Trigger Period is continuing, in which case such funds are transferred on each business day to a lender-controlled cash management account for the payment of debt service and funding of reserves, with the remainder to be held by the lender in an excess cash flow fund.

A “Welcome Hospitality Portfolio DSCR Trigger Period” means that the debt service coverage ratio as calculated under the Welcome Hospitality Portfolio Loan documents is less than 1.40x.

A “Welcome Hospitality Portfolio Trigger Period” means a period commencing upon the earliest of (i) the occurrence of an event of default under the Welcome Hospitality Portfolio Loan documents and continuing until the same is cured, (ii) the date that the debt service coverage ratio as calculated under the Welcome Hospitality Portfolio Loan documents is less than 1.25x and continuing until the debt service coverage ratio is equal to or greater than 1.30x for two consecutive calendar quarters, (iii) the occurrence of a Welcome Hospitality Portfolio Franchise Agreement Trigger Period (as defined below) and continuing until the Welcome Hospitality Portfolio Franchise Agreement Cure Conditions (as defined below) have been satisfied or the branding, “flagging” and operation of the applicable Welcome Hospitality Portfolio Property or Welcome Hospitality Portfolio Properties pursuant to a replacement franchise agreement entered into in accordance with the terms of the Welcome Hospitality Portfolio Loan documents and approved by the lender, (iv) the occurrence of a Welcome Hospitality Portfolio Franchise Renewal Trigger Event (as defined below) and continuing until the occurrence of a Welcome

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

welcome hospitality portfolio

Hospitality Portfolio Franchise Renewal Event (as defined below) and (v) the occurrence of the property manager taking any Material Action (as defined below) and continuing until the same is cured.

A “Welcome Hospitality Portfolio Franchise Agreement Trigger Period” means a period commencing upon the earliest to occur of (i) the borrowers being in default under the Welcome Hospitality Portfolio Franchise Agreement, (ii) the borrowers or franchisor giving notice that it is terminating the franchise agreement, (iii) any termination or cancellation of the franchise agreement, (iv) the bankruptcy or similar insolvency of the franchisor, (v) the Welcome Hospitality Portfolio Properties failing to be operated, “flagged” and/or branded pursuant to the franchise agreement and (vi) any permit applicable to the franchise agreement ceasing to be in full force in effect.

A “Welcome Hospitality Portfolio Franchise Renewal Trigger Event” means an event deemed to have occurred if a Welcome Hospitality Portfolio Franchise Renewal Event (as defined below) does not occur on or before the date which is two years prior to the expiration of the then applicable term of the franchise agreement.

A “Welcome Hospitality Portfolio Franchise Renewal Event” means an event that will occur upon the lender’s receipt of reasonably acceptable evidence that (i) the related franchise agreement has been extended or a replacement qualified franchise agreement has been entered into, in each case for a term satisfactory to the lender and otherwise in accordance with the Welcome Hospitality Portfolio Loan documents, (ii) such franchise agreement or replacement qualified franchise agreement is in full force and effect with no defaults and (iii) to the extent a PIP is required, the corresponding PIP deposit has been deposited in the PIP reserve account in accordance with the Welcome Hospitality Portfolio Loan documents.

“Welcome Hospitality Portfolio Franchise Agreement Cure Conditions” means (i) the borrowers have cured all defaults under the franchise agreement, (ii) the borrowers and the applicable franchisor have re-affirmed the franchise agreement as being in full force and effect, (iii) with respect to any applicable bankruptcy or insolvency proceedings involving the franchisor or franchise agreement, such franchisor is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed such franchise agreement pursuant to a final, non-appealable order of a court of competent jurisdiction, (iv) the Welcome Hospitality Portfolio Properties continue to be operated, “flagged” and branded pursuant to the franchise agreement and (v) all permits applicable to the related franchise agreement are in full force and effect.

A “Material Action” means with respect to any person, any action to consolidate or merge such person with or into any person, or sell all or substantially all of the assets of such person, or to institute proceedings to have such person be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against such person or file a petition seeking, or consent to, reorganization or relief with respect to such person under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such person or a substantial part of its property, or make any assignment for the benefit of creditors of such person, or admit in writing such person’s inability to pay its debts generally as they become due, or take action in furtherance of any such action, or, to the fullest extent permitted by law, dissolve or liquidate such person.

■	Property Management. The Hilton Scranton Downtown Property is currently managed by Welcome Scranton GP LLC, an affiliate of the borrowers. The Hampton Inn West Springfield Property is self-managed by the borrower, Springfield Welcome LLC. The borrowers may not replace the property manager of the Welcome Hospitality Portfolio Properties without the lender’s consent, except that the borrowers can replace the property manager with a replacement property manager which has been approved by the lender in writing and may be conditioned upon the lender’s receipt of a rating agency confirmation with respect to such replacement property manager. The lender may replace (or require the borrowers to replace) the property manager if: (a) the property manager becomes insolvent or a debtor in (i) any involuntary bankruptcy or insolvency proceeding that is not dismissed within 90 days of the filing thereof or (ii) any voluntary bankruptcy or insolvency proceeding; (b) there exists a default by the property manager beyond all applicable notice and cure periods under the management agreement; (c) there exists a Welcome Hospitality Portfolio Trigger Period or (d) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds.

■	Release of Collateral. Provided no event of default is continuing under the Welcome Hospitality Portfolio Loan documents, no earlier than two years from the securitization Closing Date, the borrowers will have the right to

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

welcome hospitality portfolio

voluntarily defease a portion of the Welcome Hospitality Portfolio Loan and obtain a release of the lien of the Welcome Hospitality Portfolio Loan documents as to any one of the individual Welcome Hospitality Portfolio Properties upon delivery of certain non-callable government securities and satisfaction of certain conditions set forth in the Welcome Hospitality Portfolio Loan documents, including, among others: (i) delivery of a REMIC opinion; (ii) delivery of a rating agency confirmation and (iii) as of each of the date the lender receives notice of the partial defeasance and the date the partial defeasance event is consummated, after giving effect to the release of the lien encumbering the individual Welcome Hospitality Portfolio Property proposed to be released, (a) the debt service coverage ratio with respect to the remaining Welcome Hospitality Portfolio Property is greater than the greater of (1) the debt service coverage ratio of both securing the Welcome Hospitality Portfolio Loan on the date of origination and (2) the debt service coverage ratio of both immediately prior to the notice or consummation date, as applicable, (b) the loan-to-value ratio with respect to the remaining Welcome Hospitality Portfolio Property is no greater than the lesser of (1) the loan-to-value ratio of both Welcome Hospitality Portfolio Properties on the date of origination and (2) the loan-to-value ratio with respect to both Welcome Hospitality Portfolio Properties immediately prior to the notice or consummation date (as applicable) and (c) the debt yield with respect to the remaining individual Welcome Hospitality Portfolio Property being greater than the greater of (1) the debt yield of both Welcome Hospitality Portfolio Properties on the date of origination of the Welcome Hospitality Portfolio Loan and (2) the debt yield of both Welcome Hospitality Portfolio Properties immediately prior to the notice or consummation date (as applicable).

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■	Terrorism Insurance. The borrowers are required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Welcome Hospitality Portfolio Properties, covering no less than 12 months of business interruption coverage as calculated under the Welcome Hospitality Portfolio Loan documents in an amount equal to 100% of the projected net income plus fixed expenses from the Welcome Hospitality Portfolio Properties (on an actual loss sustained basis) for a period continuing until the restoration of the Welcome Hospitality Portfolio Properties is completed and containing an extended period endorsement which provides for up to six months of additional coverage. The “all-risk” insurance policy providing terrorism insurance is required to contain a deductible that is no higher than $10,000, except as otherwise permitted in the Welcome Hospitality Portfolio Loan documents. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

NEW YORK MIXED-USE CROSSED LOANS I

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

NEW YORK MIXED-USE CROSSED LOANS I

CARTIFACT
514-516 East 6th Street
New York, NY 10009
EAST VILLAGE
East River
New York
MANHATTAN

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

NEW YORK MIXED-USE CROSSED LOANS I

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

NEW YORK MIXED-USE CROSSED LOANS I

CARTIFACT
LITTLE INDIA
NOHO
228 Mott Street
BOWERY
SOHO
NOLITA
LIGHTING DISTRICT
LITTLE ITALY
CHINATOWN
New York
MANHATTAN
BROOKLYN

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

NEW YORK MIXED-USE CROSSED LOANS I

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	2	Loan Seller		CGMRC
Location (City/State)	New York, New York	Cut-off Date Principal Balance(1)		$21,120,000
Property Type	Mixed-Use	Cut-off Date Principal Balance per SF(1)		$893.44
Size (SF)(1)(2)	23,639	Percentage of Initial Pool Balance		3.5%
Total Occupancy as of 6/27/2016	100.0%	Number of Related Mortgage Loans(3)		6
Owned Occupancy as of 6/27/2016	100.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	Various / Various	Mortgage Rate		4.25000%
Appraised Value(1)	$35,700,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		NAP
		Original Interest Only Term (Months)	120
Underwritten Revenues	$2,009,518
Underwritten Expenses	$444,270	Escrows
Underwritten Net Operating Income (NOI)	$1,565,246		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,545,382	Taxes	$66,115	$22,038
Cut-off Date LTV Ratio(1)	59.2%	Insurance	$0	$0
Maturity Date LTV Ratio(1)	59.2%	Replacement Reserve	$0	$966
DSCR Based on Underwritten NOI / NCF(1)	1.72x / 1.70x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(1)	7.4% / 7.3%	Other(4)	$250,000	$0

	Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$21,120,000	99.7%	Loan Payoff	$15,509,000	73.2%
Other Sources	62,500	0.3	Principal Equity Distribution	4,828,227	22.8
			Closing Costs	529,158	2.5
			Reserves	316,115	1.5
Total Sources	$21,182,500	100.0%	Total Uses	$21,182,500	100.0%

(1)	The New York Mixed-Use Crossed Loans I crossed loan group consists of the 514-516 East 6th Street Loan and the 228 Mott Street Loan, which are cross-collateralized and cross-defaulted with each other. All information herein represents the 514-516 East 6th Street Loan and the 228 Mott Street Loan presented as one mortgage loan, except as otherwise specified below. With respect to each of the 514-516 East 6th Street Loan and the 228 Mott Street Loan, the loan-to-value ratio, debt service coverage ratio and debt yield for each such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by both mortgage loans. On an individual basis, without regard to the cross-collateralization feature, a related mortgage loan may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein.

(2)	The 514-516 East 6th Street Property is comprised of 32 multifamily units and four retail units. The 228 Mott Street Property is comprised of 14 multifamily units and two retail units.

(3)	The borrower sponsor, Benjamin Shaoul, is also the borrower sponsor with respect to the following mortgage loans that are expected to be included in the CGCMT 2016-C2 securitization transaction: (i) 120 St. Marks Place, (ii) 63 Clinton Street, (iii) 219 Mott Street, and (iv) 515 East 5th Street.

(4)	Other upfront reserves represent a CO Reserve of $250,000 that will be released upon receipt of a temporary certificate of occupancy for the 514-516 East 6th Street Property. See “—Escrows” below.

■	The Mortgage Loans. The mortgage loans (the “514-516 East 6th Street Loan” and the “228 Mott Street Loan”, together, the “New York Mixed-Use Crossed Loans I”) are cross-collateralized and cross-defaulted with each other. The 514-516 East 6th Street Loan is evidenced by a note in the original principal amount of $13,120,000 and is secured by a first mortgage encumbering (i) the borrowers’ fee simple interest in a 16,302 SF mixed-use property located in New York, New York (the “514-516 East 6th Street Property”) and (ii) the 228 Mott Street Property (as defined below). The 228 Mott Street Loan is evidenced by a note in the original principal amount of $8,000,000 and is secured by a first mortgage encumbering (i) the borrowers’ fee simple interest in a 7,337 SF mixed-use property located in New York, New York (the “228 Mott Street Property”) (the 514-516 East 6th Street Property and the 228 Mott Street Property are each a “New York Mixed-Use Crossed Loans I Property” and collectively the “New York Mixed-Use Crossed Loans I Properties”) and (ii) the 514-516 East 6th Street Property. The New York Mixed-Use Crossed Loans I were originated by Citigroup Global Markets Realty Corp. on July 26, 2016 and represent approximately 3.5% of the Initial Pool Balance. The New York Mixed-Use Crossed Loans I have an aggregate outstanding principal balance as of the Cut-off Date of $21,120,000 and have an interest rate of 4.25000% per annum. The proceeds of the New York Mixed-Use Crossed Loans I were primarily used to refinance debt secured by the New York Mixed-Use Crossed Loans I Properties, return equity to the borrower sponsor, pay origination costs, and fund reserves.

The New York Mixed-Use Crossed Loans I had an initial term of 120 months and have a remaining term of 120 months as of the Cut-off Date. The New York Mixed-Use Crossed Loans I require payments of interest only on each due date. The scheduled maturity date of the New York Mixed-Use Crossed Loans I is the due date in August 2026. At any time after the second anniversary of the securitization Closing Date, the New York Mixed-Use Crossed Loans I may be defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the New York Mixed-Use Crossed Loans I documents. Voluntary prepayment of the New York Mixed-Use Crossed Loans I is permitted on or after the due date occurring in May 2026 without payment of any prepayment premium.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

NEW YORK MIXED-USE CROSSED LOANS I

■	The Mortgaged Properties. The New York Mixed-Use Crossed Loans I Properties consist of two mixed-use, multifamily and retail properties located in New York, New York. The New York Mixed-Use Crossed Loans I Properties are comprised of a total of 46 multifamily units and six retail units comprising 4,689 SF of retail space. Total Occupancy and Owned Occupancy at the New York Mixed-Use Crossed Loans I Properties were both 100.0% as of June 27, 2016.

The following table presents certain information relating to the New York Mixed-Use Crossed Loans I Properties:

Loan Name / Address	Cut-off Date Loan Amount	Net Rentable Area	Total Multifamily Units	Retail SF	Year Built / Renovated	Appraised Value	UW Multifamily EGI	UW Retail EGI	UW NCF
514-516 East 6th Street	$13,120,000	16,302	32	3,414	1910 / 2007	$21,500,000	$1,128,280	$115,726	$971,159
228 Mott Street	8,000,000	7,337	14	1,275	1900 / 2006	14,200,000	605,341	160,171	574,223
Total / Wtd. Avg.	$21,120,000	23,639	46	4,689		$35,700,000	$1,733,620	$275,897	$1,545,382

The following table presents certain information relating to the multifamily units and rents at the 514-516 East 6th Street Property:

514-516 East 6th Street Unit Mix(1)

Unit Type	Occupied Units	Vacant Units	Total Units	Monthly Market Rent per Unit	Yearly Market Rent	Average Monthly Actual Rent per Unit	Average Yearly Actual Rent
Studio	16	0	16	$2,225	$427,200	$2,222	$426,600
1 Bed	4	0	4	3,000	144,000	2,995	143,760
2 Bed	1	0	1	3,500	42,000	3,600	43,200
3 Bed	10	0	10	4,600	552,000	4,548	545,700
3 Bed – Rent Controlled	1	0	1	100	1,200	$96	1,155
Total / Wtd. Avg.	32	0	32	$3,038	$1,166,400	$3,022	$1,160,415

(1)	As provided by the borrowers per June 27, 2016 rent roll.

The following table presents certain information relating to the multifamily units and rents at the 228 Mott Street Property:

228 Mott Street Unit Mix(1)

Unit Type	Occupied Units	Vacant Units	Total Units	Monthly Market Rent per Unit	Yearly Market Rent	Average Monthly Actual Rent per Unit	Average Yearly Actual Rent
1 Bed	8	0	8	$3,800	$364,800	$3,711	$356,280
2 Bed	4	0	4	4,500	216,000	4,549	218,340
1-Bed – Rent Controlled	2	0	2	2,060	49,440	1,876	45,034
Total / Wtd. Avg.	14	0	14	$3,751	$630,240	$3,688	$619,654

(1)	As provided by the borrowers per June 27, 2016 rent roll.

The following table presents certain information relating to historical leasing at the New York Mixed-Use Crossed Loans I Properties:

Historical Leased %(1)

	2014	2015	TTM 4/30/2016	As of 6/27/2016
Owned Space	91.3%	100.0%	100.0%	100.0%

(1)	As provided by the borrowers and which reflects average occupancy for the specified year unless otherwise indicated.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

NEW YORK MIXED-USE CROSSED LOANS I

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the New York Mixed-Use Crossed Loans I Properties:

Cash Flow Analysis(1)

	2014	2015	TTM 4/30/2016	Underwritten	Underwritten $ per SF
Multifamily
Base Rent	$1,696,424	$1,802,202	$1,810,254	$1,780,070	$75.30
Vacancy, Credit Loss & Concessions	0	0	0	(53,402)	(2.26)
Total Rent	$1,696,424	$1,802,202	$1,810,254	$1,726,667	73.04
Other Income	12,686	9,163	6,953	6,953	0.29
Effective Gross Income	$1,709,110	$1,811,365	$1,817,208	$1,733,620	$73.34

Commercial
Base Rent	$216,442	$236,923	$231,470	$271,689	$11.49
Vacancy, Credit Loss & Concessions	0	0	0	(14,521)	(0.61)
Total Rent	$216,442	$236,923	$231,470	$257,168	$10.88
Other Income	14,424	14,691	17,044	18,729	0.79
Effective Gross Income	$230,866	$251,614	$248,514	$275,897	$11.67

Total Effective Gross Income	$1,939,975	$2,062,979	$2,065,722	$2,009,518	$85.01

Real Estate Taxes	$206,691	$198,103	$206,877	$251,865	$10.65
Insurance	29,270	42,621	45,518	35,736	1.51
Management Fee	58,199	61,889	61,972	60,286	2.55
Other Expenses	80,519	88,048	85,002	96,384	4.08
Total Operating Expenses	$374,679	$390,661	$399,369	$444,270	$18.79

Net Operating Income	$1,565,297	$1,672,318	$1,666,352	$1,565,246	$66.21
Replacement Reserves	0	0	0	11,587	0.49
TI/LC Reserves	0	0	0	8,277	0.35
Net Cash Flow	$1,565,297	$1,672,318	$1,666,352	$1,545,382	$65.37

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

■	Appraisal. According to the appraisal, the 514-516 East 6th Street Property had an “as-is” appraised value of $21,500,000 as of June 9, 2016 and the 228 Mott Street Property had an “as-is” appraised value of $14,200,000 as of June 9, 2016.

■	Environmental Matters. Based on the Phase I environmental reports dated June 15, 2016, there were no recommendations for further action for the New York Mixed-Use Crossed Loans I Properties.

■	Market Overview and Competition. According to a market report, the New York Mixed-Use Crossed Loans I Properties are in the West Village/Downtown multifamily submarket of the New York City multifamily market. As of the first quarter of 2016, the West Village/Downtown multifamily submarket consists of 120 properties totaling 24,148 units, with a vacancy rate of 2.0% and average asking rents of $4,321 per month. The West Village/Downtown multifamily submarket is the second largest in the New York Metro area behind Kings County. Vacancy rates have remained below 5% over the past 10 years with an average yearly vacancy rate of 2.9% since 2007. New supply in the subject’s West Village/Downtown submarket was muted since 2013 with a total of 428 units added, representing approximately 1.8% of the first quarter 2016 inventory. Units under construction within a one-mile radius of the 514-516 East 6th Street Property as of the first quarter 2016 totaled 676 apartments and 524 for-purchase condominium units. Units under construction within a one-mile radius of the 228 Mott Street Property as of the first quarter 2016 totaled 485 apartments and 335 for-purchase condominium units.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

NEW YORK MIXED-USE CROSSED LOANS I

The following table presents certain information relating to certain residential lease comparables provided in the appraisal for the New York Mixed-Use Crossed Loans I Properties:

514-516 East 6th Street Rent Comparables				228 Mott Street Rent Comparables
Address	Beds	Baths	Rent	Address	Beds	Baths	Rent
211 East 5th Street	0	1	$2,095	166 Elizabeth Street	1	1	$4,095
225 East 10th Street	0	1	$2,250	234 Mott Street	1	1	$2,995
120 East 4th Street	0	1	$2,395	234 Mott Street	1	1	$3,295
59 East 3rd Street	0	1	$2,500	234 Mott Street	1	1	$4,395
59 East 3rd Street	0	1	$2,300	246 Mott Street	1	1	$3,695
Average Studio			$2,308	250 Mott Street	1	1	$3,695
217 East 10th Street	1	1	$2,795	280 Mulberry Street	1	1	$3,100
362 East 10th Street	1	1	$2,850	284 Mott Street	1	1	$3,795
107 St. Marks Place	1	1	$2,995	284 Mott Street	1	1	$4,495
435 East 9th Street	1	1	$3,000	41 Spring Street	1	1	$3,600
Average 1-Bedroom			$2,910	41 Spring Street	1	1	$4,100
235 East 4th Street	2	1	$3,595	41 Spring Street	1	1	$4,500
150 East 7th Street	2	1	$3,600	Average 1-Bedroom			$3,813
150 East 7th Street	2	1.5	$3,495	166 Elizabeth Street	2	1	$4,000
117 East 7th Street	2	1	$3,700	20 Prince Street	2	1	$4,395
117 East 7th Street	2	1	$3,350	20 Prince Street	2	1	$4,595
170 East 2nd Street	2	1	$3,699	20 Prince Street	2	1	$4,895
Average 2-Bedroom			$3,573	284 Mott Street	2	1	$3,850
73 East 2nd Street	3	1	$4,449	284 Mott Street	2	1	$4,450
73 East 2nd Street	3	1	$4,199	Average 2-Bedroom			$4,364
230 East 7th Street	3	2	$4,500
520 East 11th Street	3	1	$4,590
129 2nd Avenue	3	1	$5,600
Average 3-Bedroom			$4,668

■	The Borrowers. The borrowers under the 514-516 East 6th Street Loan are 514 E. 6th Street, LLC and 516 E. 6th Street, LLC, each a single-purpose, single-asset limited liability company. The borrower under the 228 Mott Street Loan is 228 Mott St. LLC, a single-purpose, single-asset limited liability company. The guarantor of the non-recourse carveouts under the 514-516 East 6th Street Loan and the 228 Mott Street Loan is Benjamin Shaoul.

Benjamin Shaoul is the founder and principal of Magnum Real Estate Group, a commercial real estate investment and development company located in New York City. Magnum Real Estate Group specializes in the conversion and renovation of existing commercial real estate properties throughout New York City. Founded in 1997, Magnum Real Estate Group has acquired, purchased and developed over 100 properties throughout New York City. In addition, Magnum Real Estate Group has converted and/or rehabilitated over 4 million SF of commercial, alternate-use and residential properties to luxury residential properties. Magnum Real Estate Group currently owns more than 1,400 residential units within its Manhattan portfolio, primarily located on the Lower East Side and East Village. Magnum Real Estate Group is currently involved in litigation with tenants relating to the 63 Clinton Street Property. See “—Litigation Considerations” and  “—Default History, Bankruptcy Issues and Other Proceedings” in the preliminary prospectus.

■	Escrows. On the origination date of the New York Mixed-Use Crossed Loans I, the borrowers funded aggregate reserves of $316,115 with respect to the New York Mixed-Use Crossed Loans I Properties, comprised of (i) $36,585 at the 514-516 East 6th Street Property and $29,529 at the 228 Mott Street Property for real estate taxes, and (ii) $250,000 for a CO reserve that will be released upon receipt of a temporary certificate of occupancy relating to the 514-516 East 6th Street Property. See Annex E-2 and “Description of the Mortgage Pool—Zoning and Use Restrictions” in the preliminary prospectus.

Additionally, on each due date, the borrowers are required to pay to the lender: (i) one-twelfth of the taxes that the lender estimates will be payable over the then succeeding 12-month period, (ii) at the option of the lender, if the liability or casualty policy maintained by the borrowers does not constitute an approved blanket or umbrella insurance policy under the New York Mixed-Use Crossed Loans I documents, an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding 12-month period and (iii) a replacement reserve in the amount of $650 at the 514-516 East 6th Street Property and $316 at the 288 Mott Street Property.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

NEW YORK MIXED-USE CROSSED LOANS I

■	Lockbox and Cash Management. The 514-516 East 6th Street Loan documents and the 228 Mott Street Loan documents require a springing lockbox with springing cash management. Upon the first occurrence of an New York Mixed-Use Crossed Loans I Trigger Period (as defined below), all rents and other sums due under the leases are required to be deposited directly into the lockbox account controlled by the lender, and each borrower and property manager are required to deposit all revenue derived from the 514-516 East 6th Street Property or 228 Mott Street Property, as applicable, into the applicable lockbox account within 2 business days. So long as a New York Mixed-Use Crossed Loans I Trigger Period is not in effect, all funds in the lockbox account are required to be swept and remitted on each business day to the borrowers’ operating account. During the continuance of an New York Mixed-Use Crossed Loans I Trigger Period, all funds in the lockbox account are required to be transferred on each business day to a lender-controlled cash management account, and if no event of default under the 514-516 East 6th Street Loan documents and/or the 228 Mott Street Loan documents is continuing, applied to pay debt service and operating expenses of the New York Mixed-Use Crossed Loans I Properties and to fund required reserves in accordance with the 514-516 East 6th Street Loan documents and the 228 Mott Street Loan documents. After the foregoing disbursements are made and so long as an New York Mixed-Use Crossed Loans I Trigger Period is continuing, all excess cash is trapped in an excess cash account and held as additional collateral for the New York Mixed-Use Crossed Loans I. During the continuance of an event of default under the 514-516 East 6th Street Loan documents or the 228 Mott Street Loan documents, the lender may apply funds in the cash management account to the payment of the New York Mixed-Use Crossed Loans I in its discretion.

An “New York Mixed-Use Crossed Loans I Trigger Period” means a period commencing upon the earliest of (i) the occurrence and continuance of an event of default under the 514-516 East 6th Street Loan documents and/or the 228 Mott Street Loan documents and continuing until the same is cured or (ii) the debt service coverage ratio being less than 1.20x for one calendar quarter and continuing until the debt service coverage ratio is equal to or greater than 1.25x for two consecutive calendar quarters.

■	Property Management. The New York Mixed-Use Crossed Loans I Properties are currently managed by Magnum Management, LLC, an affiliate of the sponsor. Under the 514-516 East 6th Street Loan documents and the 228 Mott Street Loan documents, the borrowers may terminate and replace the property manager if, among other conditions, no event of default is continuing and the applicable replacement property manager is approved by the lender in writing (which approval may be conditioned upon the lender’s receipt of Rating Agency Confirmation). The lender has the right to replace the property manager upon (i) an event of default under the management agreement, (ii) an involuntary bankruptcy or insolvency proceeding not dismissed within 120 days or a voluntary bankruptcy or insolvency proceeding with respect to the property manager, (iii) the existence of an event of default under the New York Mixed-Use Crossed Loans I documents or (iv) the property manager engaging in fraud, willful misconduct, gross negligence or misappropriation of funds.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■	Terrorism Insurance. The borrowers are required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of each New York Mixed-Use Crossed Loans I Property providing for a deductible no more than $10,000 (plus 12 months of rental loss and/or business interruption coverage plus an additional period of indemnity covering the six months following restoration). See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

(THIS PAGE INTENTIONALLY LEFT BLANK)

macarthur park

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

macarthur park

CARTIFACT
MacArthur Park
812 Kinwest Parkway
Irving, TX 75063
Coppell
Carrollton
Farmers Branch
Irving
Dallas
DALLAS/FORT WORTH INTERNATIONAL AIRPORT
DALLAS LOVE FIELD
Vista Ridge Mall
Indian Creek Golf Course
Andrew Brown Jr Community Park-west
Ken Good Park
Sandy Lake Amusement Park
Josey Ranch Sports Complex Park
Honors Golf Club
McInnish Park
North Lake
Dallas Cowboys Football Facility
Standridge Stadium Park
Brookhaven Country Club
Brookhaven College
Sam Houston Trail Park
Oran Good Park
MacArthur Marketplace
MacArthur Park Shopping Center
Hackberry Creek Country Club
Las Colinas Medical Center
Nokia
Dallas Medical Center
Exxon Mobil Corporation
L.B. Houston Park
Irving Convention Center
North Lake College
Four Seasons Resort
Cottonwood Valley Country Club
L.B. Houston Nature Area
Las Colinas Country Club
Calvary Hill Cemetery
Crown Hill Cemetery
University Of Dallas
Baylor Medical Center-Irving
Elm Fork Greenbelt Park
Brook Hollow Golf Club
UT Southwestern Medical Center
NORTHWEST DALLAS
W SANDY LAKE RD
E SANDY LAKE RD
W BETHEL RD
E BELT LINE RD
KELLER SPRINGS RD
VALWOOD PKY
RANCH TRAIL
VALLEY VIEW LN
FOREST LN
E ROYAL LN
ROYAL LN
WALNUT HILL LN
W NORTHWEST HWY
W NORTHGATE DR
LAKESIDE PKY
S ROYAL LN
S MOORE RD
S BELT LINE RD
N BELT LINE RD
N MACARTHUR BLVD
N O'CONNOR RD
N NURSERY RD
LUNA RD
RIVERSIDE DR
HARRY HINES BLVD
WEBB CHAPEL RD
MARSH LN
N JOSEY LN
OLD DENTON RD
W FRANKFORD RD
IRVING BLVD
Denton
McKinney
Frisco
Allen
Flower Mound
Lewisville
Hebron
Plano
Carrollton
Addison
Richardson
Garland
Haslet
University Park
Watauga
Irving
Dallas
Fort Worth
Arlington
Oak Cliff
Mesquite
Grand Prairie
Benbrook
Duncanville
Mansfield
Lancaster

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

macarthur park

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		MC-Five Mile
Location (City/State)	Irving, Texas	Cut-off Date Principal Balance		$19,000,000
Property Type	Multifamily	Cut-off Date Principal Balance per Unit		$68,840.58
Size (Units)	276	Percentage of Initial Pool Balance		3.1%
Total Occupancy as of 6/20/2016	95.3%	Number of Related Mortgage Loans		None
Owned Occupancy as of 6/20/2016	95.3%	Type of Security		Fee Simple
Year Built / Latest Renovation	1984 / NAP	Mortgage Rate		4.43000%
Appraised Value	$30,600,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		NAP

Underwritten Revenues	$3,323,415	Escrows
Underwritten Expenses	$1,405,541
Underwritten Net Operating Income (NOI)	$1,917,874		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,831,922	Taxes	$268,060	$33,507
Cut-off Date LTV Ratio	62.1%	Insurance	$88,141	$7,345
Maturity Date LTV Ratio	50.1%	Replacement Reserves	$0	$9,200
DSCR Based on Underwritten NOI / NCF	1.67x / 1.60x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	10.1% / 9.6%	Other(1)	$39,213	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$19,000,000	100.0%	Loan Payoff	$13,077,046	68.8%
			Principal Equity Distribution	5,208,270	27.4
			Reserves	395,413	2.1
			Closing Costs	319,271	1.7
Total Sources	$19,000,000	100.0%	Total Uses	$19,000,000	100.0%

(1)	Other upfront reserve represents $39,213 for deferred maintenance. See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “MacArthur Park Loan”) is evidenced by a note in the original principal amount of $19,000,000 and is secured by a first mortgage encumbering the borrower’s fee simple interest in a 276-unit multifamily complex located in Irving, Texas (the “MacArthur Park Property”). The MacArthur Park Loan was originated by MC-Five Mile Commercial Mortgage Finance LLC on July 25, 2016 and represents approximately 3.1% of the Initial Pool Balance. The note evidencing the MacArthur Park Loan has an outstanding principal balance as of the Cut-off Date of $19,000,000 and an interest rate of 4.43000% per annum. The proceeds of the MacArthur Park Loan were primarily used to refinance the debt on the MacArthur Park Property, return equity to the borrower sponsor, fund reserves and pay origination costs.

The MacArthur Park Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The MacArthur Park Loan requires monthly payments of interest and principal based on a 30-year amortization schedule. The scheduled maturity date of the MacArthur Park Loan is the due date in August 2026. Provided that no event of default has occurred and is continuing under the MacArthur Park Loan documents, at any time after the second anniversary of the securitization Closing Date, the MacArthur Park Loan may be defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the MacArthur Park Loan documents. Provided that no event of default has occurred and is continuing under the MacArthur Park Loan documents, voluntary prepayment of the MacArthur Park Loan in whole is permitted on or after the due date occurring in April 2026 without payment of any prepayment premium.

■	The Mortgaged Property. The MacArthur Park Property is a 276-unit garden-style multifamily property located in Irving, Texas, which is approximately 16 miles northwest of the Dallas central business district. The MacArthur Park Property was built in 1984 and consists of 23 two-story apartment buildings and a clubhouse on a parcel that is approximately 13 acres in size. The MacArthur Park Property is located within the Las Colinas master-planned community. Amenities include covered parking, two swimming pools, a fitness center and clubhouse and laundry facilities. Units range from one to three bedrooms and feature appliance packages, walk-in closets, individual climate control and a patio or balcony. The MacArthur Park Property has maintained an average occupancy of more than 95.0% since 2010. As of June 20, 2016, Total Occupancy and Owned Occupancy were both 95.3%.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

macarthur park

The following table presents certain information relating to the units and rent at the MacArthur Park Property:

Unit Type	Occupied Units	Vacant Units	Total Units	Average SF per Unit	Monthly Market Rent per Unit(1)	Monthly Actual Rent per Unit(2)	Annual Actual Rent(2)
1 Bed / 1 Bath	136	8	144	706	$863	$826	$1,348,428
2 Bed / 1 Bath	57	3	60	864	$965	$924	631,812
2 Bed / 2 Bath	55	1	56	1,100	$1,130	$1,088	718,056
3 Bed / 2 Bath	15	1	16	1,282	$1,454	$1,389	249,984
Total / Wtd. Avg.	263	13	276	853	$973	$934	$2,948,280

(1)	Source: Appraisal.
(2)	As provided by the borrower per the June 20, 2016 rent roll.

The following table presents certain information relating to historical leasing at the MacArthur Park Property:

Historical Leased %(1)

2013	2014	2015	As of 6/20/2016
97.6%	97.4%	97.6%	95.3%

(1)	As provided by the borrower and which represents occupancy as of December 31 for the indicated year unless otherwise specified.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the MacArthur Park Property:

Cash Flow Analysis(1)

	2013	2014	2015	TTM 6/30/2016	Underwritten(2)	Underwritten $ per Unit
Base Rent	$2,498,426	$2,612,457	$2,781,207	$2,876,387	$2,948,280	$10,682
Gross Up Vacancy	106,885	114,284	105,573	118,163	152,220	552
Gross Potential Rent	2,605,311	2,726,741	2,886,780	2,994,550	3,100,500	11,234
Vacancy, Credit Loss & Concessions	(106,885)	(114,284)	(105,573)	(118,163)	(155,025)	(562)
Total Rent	$2,498,426	$2,612,457	$2,781,207	$2,876,387	$2,945,475	$10,672
Other Income(3)	309,723	294,736	345,162	377,940	377,940	1,369
Effective Gross Income	$2,808,149	$2,907,193	$3,126,369	$3,254,327	$3,323,415	$12,041

Real Estate Taxes	$337,700	$354,737	$374,436	$384,286	$390,378	$1,414
Insurance	83,479	90,519	82,137	75,832	85,574	310
Management Fee	84,504	87,304	93,836	97,379	132,937	482
Other Expenses	706,576	740,044	783,399	799,501	796,652	2,886
Total Operating Expenses	$1,212,259	$1,272,604	$1,333,808	$1,356,998	$1,405,541	$5,093

Net Operating Income	$1,595,890	$1,634,589	$1,792,561	$1,897,329	$1,917,874	$6,949
Replacement Reserves	0	0	0	0	85,952	311
Net Cash Flow	$1,595,890	$1,634,589	$1,792,561	$1,897,329	$1,831,922	$6,637

(1)	Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flows.
(2)	Underwritten cash flow is based on the June 20, 2016 rent roll.
(3)	Other Income consists of utility, late fee, damage fee, laundry / vending and other miscellaneous income.

■	Appraisal. According to the appraisal, the MacArthur Park Property had an “as-is” appraised value of $30,600,000 as of an effective date of June 23, 2016.

■	Environmental Matters. The Phase I environmental report dated June 28, 2016 identified no recognized environmental condition at the MacArthur Park Property. Based on the age of the improvements, asbestos-containing material was suspected. An asbestos operations & maintenance plan was obtained at origination of the MacArthur Park Loan.

■	Market Overview and Competition. The MacArthur Park Property is located in Irving, Texas, which is part of Dallas County and within the Dallas-Fort Worth-Arlington metropolitan statistical area. The MacArthur Park Property is located approximately 16 miles northwest of the Dallas central business district and three miles from

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

macarthur park

the Dallas/Fort Worth International Airport. Access is provided via three major highways, Interstate 635, President George Bush Turnpike and State Route 114. The MacArthur Park Property is part of a master-planned community known as Las Colinas, with tenancy that includes more than 2,000 companies, including 45 Fortune 500 firms and five global headquarters. Within one mile of the MacArthur Park Property are a grocery-anchored retail center, a medical center, an elementary school and a golf course. In 2016, the estimated population and median household income within a five-mile radius of the MacArthur Park Property were 192,166 and $60,090, respectively.

The appraisal identified a competitive set of six multifamily properties with similar amenities located within a 1.1 mile radius of the MacArthur Park Property in Irving, Texas. The competitive set includes 2,604 units with an average vintage of 1989 and weighted-average occupancy of 96.4%. The appraisal concluded an average monthly rent of $973 for the MacArthur Park Property based on a review of the properties in the competitive set and the recent leases at the MacArthur Park Property.

According to a third-party market research report, the MacArthur Park Property is located within the North Irving submarket, which had an average occupancy rate of 96.7% as of the first quarter 2016.

The following table presents certain information relating to certain residential lease comparables provided in the appraisal for the MacArthur Park Property:

Competitive Set(1)

	MacArthur Park	Arbors of Las Colinas	Calloway at Las Colinas	Jefferson Creek	Legacy at Valley Ranch	Jefferson Place	Oaks Hackberry Creek I & II
Location	Irving, TX	Irving, TX	Irving, TX	Irving, TX	Irving, TX	Irving, TX	Irving, TX
Year Built	1984	1985	1986	1990	1998	1990	1987
Occupancy(2)	95.3%	95%	95%	95%	98%	97%	98%
No. of Units	276	408	536	300	504	424	432
Avg. SF per Unit	853	826	850	830	902	816	865
Avg. Monthly Rent per Unit(3)(4)	$934	$1,111	$1,120	$1,107	$1,132	$1,113	$1,003
Distance from Subject	NAP	0.6 mi	Adjacent	1.0 mi	1.1 mi	0.9 mi	0.6 mi

(1)	Source: Appraisal.
(2)	Occupancy for the MacArthur Park Property per the rent roll dated June 20, 2016.
(3)	The Avg. Monthly Rent per Unit for the MacArthur Park Property represents the in-place weighted average rent based on the June 20, 2016 rent roll and does not include additional charges for certain unit amenities.
(4)	The Avg. Monthly Rent per Unit for the competitive properties is based on the appraiser’s determination of quoted rents.

■	The Borrower. The borrower is Texas Sidharda Limited Partnership, a single-purpose, single-asset entity. The non-recourse carveout guarantor under the MacArthur Park Loan is Chowdary Yalamanchili.

Chowdary Yalamanchili is a principal of Adara Communities, a full-service multifamily property management firm. Adara Communities, which was founded in 2010, is headquartered in Houston, Texas and manages more than 60 properties across seven states including Florida, Georgia, New Mexico, Ohio, Oklahoma, Pennsylvania and Texas.

■	Escrows. On the origination date, the borrower funded reserves of $395,413 with respect to the MacArthur Park Loan, comprised of (i) $268,060 for real estate taxes, (ii) $88,141 for insurance and (iii) $39,213 for deferred maintenance.

Additionally, on each due date, the borrower is required to fund the following reserves with respect to the MacArthur Park Loan: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the succeeding 12 month period, which currently equates to $33,507, (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding twelve month period, which currently equates to $7,345 and (iii) a replacement reserve in an amount equal to $9,200 ($400 per unit per year).

■	Lockbox and Cash Management. The MacArthur Park Loan is structured with a soft lockbox and springing cash management. The MacArthur Park Loan documents provide that, upon the first occurrence of a Trigger Period (as defined below), the borrower is required to establish a cash management account and that the lender

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

macarthur park

may require transfers from the lockbox account to the cash management account on a daily basis. The MacArthur Park Loan documents require that, on each payment date during the continuance of a Trigger Period, any funds on deposit in the cash management account, after payment of debt service and funding of required reserves, be deposited in an excess cash flow account to be held as additional collateral for the MacArthur Park Loan.

A “Trigger Period” means a period (a) commencing upon the occurrence of (i) an event of default, (ii) the debt service coverage ratio for each of the prior two calendar quarters being less than 1.20x or (iii) the debt yield for each of the prior two calendar quarters being less than 8.0% and (b) expiring, as applicable, upon (i) the cure (if applicable) of such event of default, (ii) the debt service coverage ratio being greater than or equal to 1.20x for each of the prior two calendar quarters and/or (iii) the debt yield being greater than or equal to 8.0% for each of the prior two calendar quarters.

■	Property Management. The MacArthur Park Property is managed by Adara Communities, LLC, a Texas limited liability company and an affiliate of the borrower. In the event that the management agreement expires or is terminated, the borrower is required to enter into a replacement management agreement with Adara Communities, LLC or another qualified manager, as applicable. During the occurrence and continuance of (i) a Trigger Period, (ii) an event of default, (iii) the insolvency or bankruptcy of the manager or (iv) a material default by the manager under the management agreement beyond any applicable grace and cure periods, the lender may direct the borrower to terminate the management agreement and replace the manager with a qualified manager pursuant to a replacement management agreement.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain commercial property insurance and business interruption insurance for damage caused by the acts of terrorists, including nuclear, biological and/or chemical acts of terrorists, including acts of foreign and domestic terrorists. The borrower is also required to maintain liability insurance for hazards including acts of terrorism and similar acts of sabotage. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

NEW YORK MIXED-USE Crossed Loans II

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	2	Loan Seller		CGMRC
Location (City/State)	New York, New York	Cut-off Date Principal Balance(1)		$17,860,000
Property Type	Mixed-Use	Cut-off Date Principal Balance per SF(1)		$808.14
Size (SF)(1)(2)	22,100	Percentage of Initial Pool Balance		2.9%
Total Occupancy as of 6/27/2016	98.5%	Number of Related Mortgage Loans(4)		6
Owned Occupancy as of 6/27/2016	98.5%	Type of Security		Fee Simple
Year Built / Latest Renovation	Various / Various	Mortgage Rate		4.25000%
Appraised Value(2)	$32,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		120
		Borrower Sponsor(4)		Benjamin Shaoul

Underwritten Revenues	$1,614,658
Underwritten Expenses	$297,337	Escrows
Underwritten Net Operating Income (NOI)	$1,317,321		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,301,653	Taxes	$31,961	$10,654
Cut-off Date LTV Ratio(1)(3)	51.9%	Insurance	$0	$0
Maturity Date LTV Ratio(1)(3)	51.9%	Replacement Reserves	$0	$861
DSCR Based on Underwritten NOI / NCF(1)(3)	1.84x / 1.82x	TI/LC	$20,213	$0
Debt Yield Based on Underwritten NOI / NCF(1)(3)	7.9% / 7.8%	Other(3)(5)	$1,250,000	$0

Sources and Uses

Sources	$	%	Uses	$	%
Loan Amount	$17,860,000	99.7%	Loan Payoff	$13,328,924	74.4%
Other Sources	62,500	0.3	Principal Equity Distribution	2,759,210	15.4
			Reserves	1,302,174	7.3
			Closing Costs	532,192	3.0
Total Sources	$17,922,500	100.0%	Total Uses	$17,922,500	100.0%

(1)	The New York Mixed-Use Crossed Loans II crossed loan group consists of the 63 Clinton Street Loan and the 120 St. Marks Place Loan, which are cross-collateralized and cross-defaulted with each other. All information herein represents the 63 Clinton Street Loan and the 120 St. Marks Place Loan presented as one mortgage loan, except as otherwise specified below. With respect to each of the 63 Clinton Street Loan and the 120 St. Marks Place Loan, the loan-to-value ratio, debt service coverage ratio and debt yield for each such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by both mortgage loans. On an individual basis, without regard to the cross-collateralization feature, a related mortgage loan may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein.

(2)	The 120 St. Marks Place Property is comprised of 13 multifamily units and two retail units. The 63 Clinton Street Property is comprised of 22 multifamily units and one retail units.

(3)	The Cut-off Date Balance was reduced by the amount of the $1,250,000 upfront holdback reserve for purposes of calculating the Cut-off Date LTV Ratio, Maturity Date LTV Ratio, DSCR based on Underwritten NOI/NCF and the Debt Yield based on Underwritten NOI/NCF.

(4)	The borrower sponsor, Benjamin Shaoul, is also the borrower sponsor with respect to the following mortgage loans that are included in the CGCMT 2016-C2 securitization transaction: (i) 514-516 East 6th Street, (ii) 228 Mott Street, (iii) 219 Mott Street and (iv) 515 East 5th Street. See “—Litigation Considerations” and ““—Default History, Bankruptcy Issues and Other Proceedings” in the preliminary prospectus.
(5)	Other upfront reserve represents a $1,250,000 holdback.

The following table presents certain information relating to historical leasing at the New York Mixed-Use Crossed Loans II Properties:

Historical Leased %(1)

	2014	2015	As of 6/27/2016
Owned Space	94.3%	100.0%	98.5%

(1)	As provided by the borrower and represents occupancy as of December 31 for the specified year unless otherwise indicated.

The following table presents certain information relating to the New York Mixed-Use Crossed Loans II Properties:

Loan Name / Address	Cut-off Date Loan Amount	Total Building Area	Total Multifamily Units	Retail SF	Year Built / Renovated	Appraised Value	UW Multifamily EGI	UW Retail EGI	UW NCF
120 St. Marks Place	$8,960,000	13,740	13	1,900	1900 / 2006	$15,900,000	$730,310	$78,000	$677,383
63 Clinton Street	8,900,000	8,360	22	1,200	1920 / 2002	16,100,000	706,385	99,963	624,270
Total / Wtd. Avg.	$17,860,000	22,100	35	3,100		$32,000,000	$1,436,695	$177,963	$1,301,653

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

NEW YORK MIXED-USE Crossed Loans II

The following table presents certain information relating to the multifamily units and rents at the 120 St. Marks Place Property:

120 St. Marks Place Unit Mix(1)

Unit Type	Occupied Units	Vacant Units	Total Units	Monthly Market Rent per Unit(2)	Yearly Market Rent(2)	Average Monthly Actual Rent per Unit	Average Yearly Actual Rent
1 Bed	4	0	4	$3,250	$156,000	$2,974	$142,740
3 Bed	2	0	2	$4,583	109,992	4,885	117,240
4 Bed	7	0	7	$5,417	455,028	5,828	489,540
Total / Wtd. Avg.	13	0	13	$4,622	$721,020	$4,805	$749,520

(1)	As provided by the borrowers per June 27, 2016 rent roll.
(2)	As provided in the appraisal.

The following table presents certain information relating to the multifamily units and rents at the 63 Clinton Street Property:

63 Clinton Street Unit Mix(1)

Unit Type	Occupied Units	Vacant Units	Total Units	Monthly Market Rent per Unit(2)	Yearly Market Rent(2)	Average Monthly Actual Rent per Unit	Average Yearly Actual Rent
1 Bed	16	0	16	$2,600	$499,200	$2,618	$502,620
1 Bed - Regulated	1	0	1	604	7,247	604	7,247
2 Bed	3	1	4	3,600	129,600	3,533	127,200
4 Bed	1	0	1	5,700	68,400	5,695	68,340
Total / Wtd. Avg.	21	1	22	$2,832	$704,447	$2,799	$705,407

(1)	As provided by the borrowers per June 27, 2016 rent roll.

(2)	As provided in the appraisal.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

NEW YORK MIXED-USE Crossed Loans II

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the New York Mixed-Use Crossed Loans II Properties:

Cash Flow Analysis(1)

	2014	2015	TTM 4/30/2016	Underwritten	Underwritten $ per SF
Base Rent	$1,348,591	$1,409,053	$1,432,502	$1,454,927	$65.83
Potential Income from Vacant Units	0	0	0	43,200	1.95
Vacancy, Credit Loss & Concessions	0	0	0	(65,686)	(2.97)
Other Income	9,593	20,801	4,254	4,254	0.19
Effective Gross Income – Apts.	$1,358,184	$1,429,854	$1,436,756	$1,436,695	$65.01

Commercial Rental Income	$271,255	$148,303	$154,108	$182,404	$8.25
Potential Income from Vacant Space	0	0	0	27,500	1.24
Economic Vacancy & Credit Loss	0	0	0	(32,761)	(1.48)
Other Commercial Income	11,274	1,862	1,487	820	0.04
Total Effective Gross Income	$1,640,712	$1,580,019	$1,592,351	$1,614,658	$73.06

Real Estate Taxes	$113,674	$113,551	$117,695	$121,062	$5.48
Insurance	13,596	16,709	15,829	22,834	1.03
Management Fee	49,221	47,401	47,771	48,440	2.19
Repairs & Maintenance	12,982	8,909	13,577	13,917	0.63
General & Administrative	0	0	0	7,684	0.35
Payroll & Benefits	15,655	14,865	21,948	21,948	0.99
Utilities	54,465	62,291	61,452	61,452	2.78
Total Operating Expenses	$259,593	$263,726	$278,272	$297,337	$13.45

Net Operating Income	$1,381,119	$1,316,293	$1,314,079	$1,317,321	$59.61
Normalized TI/LC	0	0	0	5,339	0.24
Replacement Reserves	0	0	0	10,329	0.47
Net Cash Flow	$1,381,119	$1,316,293	$1,314,079	$1,301,653	$58.90

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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KROGER (ROUNDY’S) DISTRIBUTION CENTER

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		RMF
Location (City/State)	Oconomowoc, Wisconsin	Cut-off Date Principal Balance(2)		$17,000,000
Property Type	Industrial	Cut-off Date Principal Balance per SF(1)		$69.94
Size (SF)	1,093,756	Percentage of Initial Pool Balance		2.8%
Total Occupancy as of 8/6/2016	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 8/6/2016	100.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	2004 / NAP	Mortgage Rate		4.80000%
Appraised Value	$110,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		36
		Borrower Sponsor(3)		Peter Paul Bell
Underwritten Revenues	$6,918,772
Underwritten Expenses	$0	Escrows
Underwritten Net Operating Income (NOI)	$6,918,772
Underwritten Net Cash Flow (NCF)	$6,918,772		Upfront	Monthly
Cut-off Date LTV Ratio(1)	69.5%	Taxes(4)	$0	$0
Maturity Date LTV Ratio(1)	61.3%	Insurance(4)	$0	$0
DSCR Based on Underwritten NOI / NCF(1)	1.44x / 1.44x	Replacement Reserves(4)	$0	$0
Debt Yield Based on Underwritten NOI / NCF(1)	9.0% / 9.0%	Other	$0	$0

	Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$76,500,000	99.9%	Loan Payoff	$60,400,000	78.9%
Other Sources	95,000	0.1	Principal Equity Distribution	9,355,074	12.2
			Membership Buyout(5)	6,300,000	8.2
			Closing Costs	539,926	0.7
Total Sources	$76,595,000	100.0%	Total Uses	$76,595,000	100.0%

(1)	Calculated based on the aggregate outstanding principal balance of the Kroger (Roundy’s) Distribution Center Loan Combination of $76,500,000.

(2)	The Cut-off Date Principal Balance of $17,000,000 is evidenced by the non-controlling note A-2, which is part of a $76,500,000 loan combination evidenced by two pari passu notes. The pari passu companion loan evidenced by the controlling note A-1 with a principal balance of $59,500,000 as of the Cut-off Date was contributed by Rialto Mortgage Finance, LLC to the WFCM 2016-C35 securitization transaction.

(3)	Peter Paul Bell is the guarantor of the non-recourse carveouts under the Kroger (Roundy’s) Distribution Center Loan.

(4)	In the event any of the conditions to waive the monthly escrows are not satisfied, the borrower is required to make monthly deposits: (i) for the payment of real estate taxes in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding 12 month period (ii) for the payment of insurance in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding 12 month period and (iii) of $9,115 for replacement reserves.

(5)	The Membership Buyout was used to buy out sponsor-related entities which owned a leasehold interest in the Kroger (Roundy’s) Distribution Center Property. The ground lease was terminated at origination.

The following table presents certain information relating to the major tenant at the Kroger (Roundy’s) Distribution Center Property:

Largest Owned Tenant Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Roundy’s	BBB/Baa1/BBB	1,093,756	100.0%	$6,839,328	100.0%	$6.25	12/31/2030	5, 5-year options

(1)	Certain ratings are those of the parent company, Kroger. Kroger does not explicitly guarantee the lease.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

KROGER (ROUNDY’S) DISTRIBUTION CENTER

The following table presents certain information relating to the lease rollover schedule at the Kroger (Roundy’s) Distribution Center Property:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2016	0	0.0	0.0%	0	0.0	0.00	0
2017	0	0.0	0.0%	0	0.0	0.00	0
2018	0	0.0	0.0%	0	0.0	0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	0	0.0	0.0%	0	0.0	0.00	0
2021	0	0.0	0.0%	0	0.0	0.00	0
2022	0	0.0	0.0%	0	0.0	0.00	0
2023	0	0.0	0.0%	0	0.0	0.00	0
2024	0	0.0	0.0%	0	0.0	0.00	0
2025	0	0.0	0.0%	0	0.0	0.00	0
2026	0	0.0	0.0%	0	0.0	0.00	0
2027 & Thereafter	1,093,756	100.0	100.00%	6,839,328	100.0	6.25	1
Vacant	0	0.0	100.00%	0	0.0	0.00	0
Total / Wtd. Avg.	1,093,756	100.0%		$6,839,328	100.0%	$6.25	1

(1)	Calculated based on approximate square footage occupied by the Owned Tenant.

The following table presents certain information relating to historical leasing at the Kroger (Roundy’s) Distribution Center Property:

Historical Leased %(1)

	2013	2014	2015	As of 8/6/2016
Owned Space	100.0%	100.0%	100.0%	100.0%

(1)	As provided by the borrower.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Kroger (Roundy’s) Distribution Center Property:

Cash Flow Analysis(1)

	2013	2014	2015	TTM 3/31/2016	Underwritten	Underwritten $ per SF
Base Rent	$6,839,328	$6,839,328	$6,839,328	$6,839,328	$6,839,328	$6.25
Contractual Rent Steps	0	0	0	0	0	0.00
Straight Line Rent	0	0	0	0	79,444	0.07
Gross Up Vacancy	0	0	0	0	0	0.00
Total Rent	$6,839,328	$6,839,328	$6,839,328	$6,839,328	$6,918,772	$6.33
Total Reimbursables	0	0	0	0	0	0.00
Other Income	0	0	0	0	0	0.00
Less Vacancy & Credit Loss	0	0	0	0	0	0.00
Effective Gross Income	$6,839,328	$6,839,328	$6,839,328	$6,839,328	$6,918,772	$6.33

Total Operating Expenses	$0	$0	$0	$0	$0	$0.00

Net Operating Income	$6,839,328	$6,839,328	$6,839,328	$6,839,328	$6,918,772	$6.33
TI/LC	0	0	0	0	0	0.00
Capital Expenditures	0	0	0	0	0	0.00
Net Cash Flow	$6,839,328	$6,839,328	$6,839,328	$6,839,328	$6,918,772	$6.33

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

KROGER MI RETAIL PORTFOLIO

Mortgaged Properties Information		Mortgage Loan Information
Number of Mortgaged Properties	2	Loan Seller		CGMRC
Location (City/State)	Various	Cut-off Date Principal Balance		$16,530,495
Property Type	Retail	Cut-off Date Principal Balance per SF		$115.32
Size (SF)	143,343	Percentage of Initial Pool Balance		2.7%
Total Occupancy as of 6/2/2016	87.8%	Number of Related Mortgage Loans		None
Owned Occupancy as of 6/2/2016	87.8%	Type of Security		Fee Simple
Year Built / Latest Renovation	Various / Various	Mortgage Rate		4.55000%
Appraised Value	$23,200,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		NAP
		Borrower Sponsors(1)		Masoud Shango

Underwritten Revenues	$2,059,247	Escrows
Underwritten Expenses	$592,179		Upfront	Monthly
Underwritten Net Operating Income (NOI)	$1,467,068	Taxes	$139,556	$27,911
Underwritten Net Cash Flow (NCF)	$1,352,421	Insurance	$10,353	$2,071
Cut-off Date LTV Ratio	71.3%	Replacement Reserves	$0	$1,758
Maturity Date LTV Ratio	57.8%	TI/LC	$0	$7,764
DSCR Based on Underwritten NOI / NCF	1.45x / 1.34x	Deferred Maintenance	$77,625	$0
Debt Yield Based on Underwritten NOI / NCF	8.9% / 8.2%	Other(2)	$552,200	$0

	Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$16,550,000	99.4%	Loan Payoff	$14,632,885	87.9%
Other Sources	100,000	0.6	Closing Costs	1,237,381	7.4
			Reserves	779,733	4.7
Total Sources	$16,650,000	100.0%	Total Uses	$16,650,000	100.0%

(1)	Masoud Shango is the non-recourse carveout guarantor under the Kroger MI Retail Portfolio Loan.

(2)	Other upfront reserves of $552,200 consists of an Economic Holdback ($550,000) and a BP Insurance Reserve ($2,200).

The following table presents certain information relating to historical leasing at the Kroger MI Retail Portfolio Properties:

Historical Leased %(1)

	2013	2014	2015	As of 6/2/2016
Owned Space	88.1%	88.1%	89.1%	87.8%

(1)	Based on underwritten cash flow statement, which reflects December 31 for the specified year unless otherwise indicated.

The following table presents certain information relating to the major tenants at the Kroger MI Retail Portfolio Properties:

Top Ten Owned Tenants Based On Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Kroger	BBB / Baa1 / BBB	84,266	58.8%	$840,000	47.7%	$9.97	12/31/2035	6, 5-year options
696 & Ryan Mini Mart, LLC	NR/NR/NR	1,863	1.3	144,000	8.2	77.29	7/31/2029	NA
China Wok Buffet	NR/NR/NR	4,912	3.4	112,083	6.4	22.82	9/30/2018	NA
ATI Physical Therapy	NR/NR/NR	3,400	2.4	68,000	3.9	20.00	5/31/2019	1, 5-year option
Dunkin Donuts	NR/NR/NR	1,800	1.3	60,000	3.4	33.33	7/31/2029	NA
Cold Stone Creamery	NR/NR/NR	2,080	1.5	46,800	2.7	22.50	5/31/2017	2, 5-year options
UPS Store	NR/ Aa3 / A+	1,867	1.3	42,357	2.4	22.69	2/28/2023	1, 10-year option
Ryan Grill	NR/NR/NR	2,500	1.7	36,000	2.0	14.40	12/1/2029	NA
Kumon Math & Reading	NR/NR/NR	2,000	1.4	34,000	1.9	17.00	7/31/2019	1, 5-year option
Verizon Wireless	A- / Baa1 / BBB+	1,440	1.0	33,384	1.9	23.18	5/30/2021	1, 5-year option
Top Ten Owned Tenants		106,128	74.0%	$1,759,479	80.5%	$13.35
Remaining Owned Tenants		19,708	13.7	342,855	19.5	17.40
Vacant Spaces (Owned Space)		17,507	12.2	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		143,343	100.0%	$1,763,621	100.0%	$12.27

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

KROGER MI RETAIL PORTFOLIO

The following table presents the lease rollover schedule at the Kroger MI Retail Portfolio Properties, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants(2)
MTM	575	0.4%	0.4%	$8,625	0.5%	$15.00	1
2016	2,153	1.5	1.9%	38,148	2.2	17.72	2
2017	3,040	2.1	4.0%	67,800	3.9	22.30	2
2018	8,662	6.0	10.1%	164,835	9.4	19.03	3
2019	15,786	11.0	21.1%	290,382	16.5	18.39	9
2020	1,884	1.3	22.4%	33,948	1.9	18.02	2
2021	1,440	1.0	23.4%	33,384	1.9	23.18	1
2022	0	0.0	23.4%	0	0.0	0.00	0
2023	1,867	1.3	24.7%	42,357	2.4	22.69	1
2024	0	0.0	24.7%	0	0.0	0.00	0
2025	0	0.0	24.7%	0	0.0	0.00	0
2026	0	0.0	24.7%	0	0.0	0.00	0
2027 & Thereafter	90,429	63.1	87.8%	1,080,000	61.4	11.94	4
Vacant	17,507	12.2	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	143,343	100.0%		$1,759,479	100.0%	$13.98	25

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

(2)	Certain tenants may have specific lease termination options that are exercisable prior to the originally stated expiration date of the subject lease that are not reflected in the Lease Expiration Schedule.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Kroger MI Retail Portfolio Properties:

Cash Flow Analysis(1)

	2013	2014	2015	Underwritten	Underwritten $ per SF
Base Rent	$1,938,368	$1,910,822	$1,965,454	$1,759,479	$12.27
Contractual Rent Steps	0	0	0	4,142	0.03
Potential Income from vacant space	0	0	0	305,000	2.13
Reimbursements	0	0	0	295,626	2.06
Vacancy, Credit Loss & Concessions	0	0	0	($305,000)	(2.13)
Effective Gross Income	$1,938,368	$1,910,822	$1,965,454	$2,059,247	$14.37

Real Estate Taxes	$302,462	$312,439	$318,984	$319,071	$2.23
Insurance	30,342	27,161	61,188	23,663	0.17
Legal & Professional	4,941	14,927	9,099	9,528	0.07
Advertising & Marketing	0	0	2,969	2,969	0.02
Repairs & Maintenance	44,199	13,405	33,917	38,654	0.27
Cleaning	41,101	24,561	29,692	29,692	0.21
Payroll & Benefits	14,338	14,730	16,827	16,827	0.12
Management Fee	58,151	57,325	58,964	61,777	0.43
General & Administrative	26,295	6,902	10,817	10,904	0.08
Utilities	85,085	89,610	63,731	79,092	0.55
Total Operating Expenses	$606,914	$561,060	$606,188	$592,179	$4.13

Net Operating Income	$1,331,454	$1,349,762	$1,359,266	$1,467,068	$10.23
Normalized TI/LC	0	0	0	93,146	0.65
Replacement Reserves	0	0	0	21,501	0.15
Net Cash Flow	$1,331,454	$1,349,762	$1,359,266	$1,352,421	$9.43

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

jay scutti plaza

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		MC-Five Mile
Location (City/State)	Rochester, New York	Cut-off Date Principal Balance(3)		$16,400,000
Property Type	Retail	Cut-off Date Principal Balance per SF(2)		$143.27
Size (SF)	288,971	Percentage of Initial Pool Balance		2.7%
Total Occupancy as of 6/9/2016(1)	96.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 6/9/2016(1)	96.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	1991, 1993, 1995, 2001, 2012, 2013 / NAP	Mortgage Rate		4.90000%
Appraised Value	$62,300,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		36
		Borrower Sponsors(4)	Kimberlie L. Glaser, Jarred V. Scutti and Jay C. Scutti

Underwritten Revenues	$4,765,022
Underwritten Expenses	$1,249,610	Escrows
Underwritten Net Operating Income (NOI)	$3,515,412		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$3,289,453	Taxes	$414,898	$59,725
Cut-off Date LTV Ratio(2)	66.5%	Insurance	$48,925	$4,966
Maturity Date LTV Ratio(2)	58.7%	Replacement Reserves	$0	$5,057
DSCR Based on Underwritten NOI / NCF(2)	1.33x / 1.25x	TI/LC(5)	$139,360	$16,667
Debt Yield Based on Underwritten NOI / NCF(2)	8.5% / 7.9%	Other(6)	$1,852,997	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$41,400,000	93.8%	Loan Payoff	$41,261,783	93.5%
Other Sources	$2,720,431	6.2	Reserves	2,456,179	5.6
			Closing Costs	402,469	0.9

Total Sources	$44,120,431	100.0%	Total Uses	$44,120,431	100.0%

(1)	Occupancy does not include the Subway space, which is leased to an affiliate of the Subway corporate parent. The tenant is current on its rent payments, however the space is currently dark and is expected to be occupied by a franchisee that will pay its rent directly to Subway Real Estate, LLC. Rent for the Subway space has been excluded from UW Revenues. Additionally, occupancy does not include Rise Martial Arts, which has executed a lease for its 2,140 SF space but has not yet taken occupancy. Rise Martial Arts is expected to take occupancy of its space by August 31, 2016. Occupancy includes Maines Food & Party Warehouse (7.4% of NRA) which has taken possession of its space and has begun paying its contractual CAM expenses, but is not in physical occupancy. The tenant is in a free rent period that ends in August 2016. It is expected that Maines Food & Party Warehouse will not occupy its space and that the space will be leased to a new tenant. Per the terms of its lease, Maines Food & Party Warehouse will remain responsible for payment of its contractual CAM and base rent charges until the lease is terminated by the borrower. The sponsors reported that they have received a draft lease from HomeGoods, Inc., a wholly-owned subsidiary of The TJX Companies, Inc., (Fitch:NR; MIS:A2; S&P:A+), to lease the Maines Food & Party Warehouse space and anticipate that a lease will be executed prior to October 1, 2016.

(2)	Calculated based on the aggregate outstanding principal balance of the Jay Scutti Plaza Loan Combination.

(3)	The Cut-off Date Principal Balance of $16,400,000 represents the non-controlling note A-2 of a $41,400,000 loan combination evidenced by two pari passu notes. The companion loan is evidenced by the controlling note A-1, with a principal balance of $25,000,000 as of the Cut-off Date, which was contributed by MC-Five Mile Commercial Mortgage Finance LLC to the CSAIL 2016-C6 securitization transaction.

(4)	Kimberlie L. Glaser, Jarred V. Scutti and Jay C. Scutti are the guarantors on a joint and several basis of the non-recourse carveouts under the Jay Scutti Plaza Loan.

(5)	The TI/LC reserve is capped at $450,000.

(6)	Other upfront reserve represents a $1,823,934 free rent reserve for Carter’s/OshKosh, which has been released to the borrower since origination, and $29,063 for deferred maintenance.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

JAY SCUTTI PLAZA

The following table presents certain information relating to the major tenants at the Jay Scutti Plaza Property:

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost(3)	Renewal / Extension Options
Toys “R” Us (Ground)	CC / Caa2 / B-	46,719	16.2%	$294,245	8.1%	$6.30	1/31/2023	$172	5.9%	2, 5-year options
Pier 1 Imports	NR / NR / NR	10,800	3.7	265,896	7.3	$24.62	2/28/2022	NA	NA	3, 5-year options
La-Z-Boy	NR / NR / NR	14,400	5.0	253,440	6.9	$17.60	5/31/2025	$267	8.3%	2, 5-year options
PetCo	NR / NR / B	14,760	5.1	250,920	6.9	$17.00	1/31/2021	NA	NA	4, 5-year options
Pure Hockey	NR / NR / NR	14,400	5.0	230,400	6.3	$16.00	7/31/2024	NA	NA	2, 5-year options
Maines Food & Party Warehouse(4)	NR / NR / NR	21,455	7.4	177,004	4.9	$8.25	8/28/2026	NA	NA	2, 5-year options
Chuck E Cheese	NR / NR / NR	12,000	4.2	171,000	4.7	$14.25	12/31/2023	NA	NA	2, 5-year options
Jared Jewelers (Ground)	NR / NR / NR	5,856	2.0	153,350	4.2	$26.19	1/31/2022	NA	NA	4, 5-year options
Value City Furniture (Ground)	NR / NR / NR	50,000	17.3	150,000	4.1	$3.00	2/28/2022	NA	NA	3, 5-year options
Panera Bread	NR / NR / NR	5,344	1.8	148,602	4.1	$27.81	12/31/2023	NA	NA	5, 5-year options
Ten Largest Owned Tenants		195,734	67.7%	$2,094,857	57.4%	$10.70
Remaining Owned Tenants		84,964	29.4	1,554,223	42.6	18.29
Vacant Spaces (Owned Space)		8,273	2.9	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		288,971	100.0%	$3,649,080	100.0%	$13.00

(1)	Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

(2)	Toys “R” Us (Ground) sales are as of January 31, 2016 and La-Z-Boy sales are as of December 31, 2015.

(3)	Occupancy Cost calculated using UW Base Rent plus reimbursements.

(4)	The Maines Food & Party Warehouse UW Base Rent was adjusted from $10.00 per SF which is the contractual base rent under the Maines Food & Party Warehouse lease to $8.25 per SF which is the anticipated average rent under the HomeGoods, Inc. potential replacement tenant lease.

The following table presents certain information relating to the lease rollover schedule at the Jay Scutti Plaza Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

	Expiring		Cumulative %
Year Ending	Owned	% of Owned	of Owned		% of Total UW	UW Base Rent $	# of Expiring
December 31,	NRSF(3)	NRSF(3)	NRSF	UW Base Rent	Base Rent	per SF	Tenants(4)
MTM	1,286	0.4%	0.4%	$32,289	0.9%	$25.11	1
2016	2,000	0.7	1.1%	$84,000	2.3	$42.00	1
2017	11,792	4.1	5.2%	$244,302	6.7	$20.72	5
2018	2,401	0.8	6.0%	$71,250	2.0	$29.68	2
2019	9,433	3.3	9.3%	$200,756	5.5	$21.28	3
2020	18,063	6.3	15.6%	$399,389	10.9	$22.11	7
2021	41,281	14.3	29.8%	$464,685	12.7	$11.26	4
2022	70,156	24.3	54.1%	$674,246	18.5	$9.61	4
2023	64,063	22.2	76.3%	$613,847	16.8	$9.58	3
2024	14,400	5.0	81.3%	$230,400	6.3	$16.00	1
2025	14,400	5.0	86.3%	$253,440	6.9	$17.60	1
2026	28,423	9.8	96.1%	$291,976	8.0	$10.27	2
2027 & Thereafter	3,000	1.0	97.1%	$88,500	2.4	$29.50	1
Vacant	8,273	2.9	100.0%	$0	0.0	$0.00	0
Total / Wtd. Avg.	288,971	100.0%		$3,649,080	100.0%	$13.00	35

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not reflected in the Lease Expiration Schedule.

(3)	Ground lease tenants Value City Furniture (Ground), Toys “R” Us (Ground), Uno Chicago Grill (Ground) and Jared Jewelers (Ground), totaling 108,935 SF, are included in the schedule.

(4)	A portion of the First Niagara Bank space is leased until 2017 with the remaining space leased until 2027. For purposes of the Lease Expiration Schedule, the tenant is being counted twice in the # of Expiring Tenants column.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

jay scutti plaza

The following table presents certain information relating to historical leasing at the Jay Scutti Plaza Property:

Historical Leased %(1)

	2012	2013	2014	2015	As of 6/9/2016(2)
Owned Space	92.5%	94.3%	99.3%	95.4%	96.0%

(1)	As provided by the borrower and represents occupancy as of December 31 for the year indicated unless otherwise specified.

(2)	Occupancy does not include the Subway space, which is leased to an affiliate of the Subway corporate parent. The tenant is current on its rent payments however the space is currently dark and is expected to be occupied by a franchisee that will pay its rent directly to Subway Real Estate, LLC. Rent for the Subway space has been excluded from UW Revenues. Occupancy figures include the Maines Food & Party Warehouse (7.4% of NRA) which has taken possession of its space and has begun paying its contractual CAM expenses, but is not in physical occupancy. The tenant is in a free rent period that ends in August 2016. It is expected that Maines Food & Party Warehouse will not occupy its space and that the space will be leased to a new tenant. Per the terms of its lease, Maines Food & Party Warehouse will remain responsible for payment of its contractual CAM and base rent charges until the lease is terminated by the borrower. The sponsors reported that they have received a draft lease from HomeGoods, Inc. to lease the Maines Food & Party Warehouse space and anticipate that a lease will be executed prior to October 1, 2016.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Jay Scutti Plaza Property:

Cash Flow Analysis(1)

	2013	2014	2015	TTM 5/31/2016	Underwritten	Underwritten $ per SF
Base Rent(2)	$3,387,328	$3,506,725	$3,388,011	$3,399,584	$3,649,080	$12.63
Gross Up Vacancy	0	0	0	0	132,368	0.46
Contractual Rent Steps	0	0	0	0	23,914	0.08
Total Rent	$3,387,328	$3,506,725	$3,388,011	$3,399,584	$3,805,362	$13.17
Total Reimbursables(3)	856,249	939,195	938,582	805,396	1,210,451	4.19
Vacancy & Credit Loss	0	0	0	0	(250,791)	(0.87)
Effective Gross Income	$4,243,577	$4,445,920	$4,326,593	$4,204,980	$4,765,022	$16.49

Total Operating Expenses	$1,074,360	$1,084,111	$1,089,953	$1,050,189	$1,249,610	$4.32

Net Operating Income	$3,169,217	$3,361,809	$3,236,640	$3,154,791	$3,515,412	$12.17
TI/LC	0	0	0	0	188,152	0.65
Capital Expenditures	0	0	0	0	37,806	0.13
Net Cash Flow	$3,169,217	$3,361,809	$3,236,640	$3,154,791	$3,289,453	$11.38

(1)	Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Base Rent was underwritten to the in-place rent roll as of June 9, 2016 with vacant space grossed up at the average in-place rent and rent steps taken through June 2017. The Maines Food & Party Warehouse UW Base Rent was adjusted from $10.00 per SF which is the contractual base rent under the Maines Food & Party Warehouse lease to $8.25 per SF which is the anticipated average rent under the HomeGoods, Inc. potential replacement tenant lease.

(3)	The decrease in Total Reimbursables in the TTM 5/31/2016 period is due to the timing of billing and collections from tenants.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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MARRIOTT – LIVONIA AT LAUREL PARK

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		RMF
Location (City/State)	Livonia, Michigan	Cut-off Date Principal Balance		$16,300,000
Property Type	Hospitality	Cut-off Date Principal Balance per Room		$72,767.86
Size (Rooms)	224	Percentage of Initial Pool Balance		2.7%
Total TTM Occupancy as of 5/31/2016	78.4%	Number of Related Mortgage Loans		None
Owned TTM Occupancy as of 5/31/2016	78.4%	Type of Security		Fee Simple
Year Built / Latest Renovation	1989 / 2007	Mortgage Rate		5.35000%
Appraised Value	$27,100,000	Original Term to Maturity (Months)		60
		Original Amortization Term (Months)		300
		Original Interest Only Period (Months)		NAP
		Borrower Sponsor(1)	Edward Robert Roskind and The LCP Group, L.P.

Underwritten Revenues	$11,082,101
Underwritten Expenses	$8,235,704	Escrows
Underwritten Net Operating Income (NOI)	$2,846,397
Underwritten Net Cash Flow (NCF)	$2,292,292		Upfront	Monthly
Cut-off Date LTV Ratio	60.1%	Taxes	$19,487	$18,559
Maturity Date LTV Ratio	53.8%	Insurance	$21,087	$5,021
DSCR Based on Underwritten NOI / NCF	2.40x / 1.94x	FF&E	$0	$46,175
Debt Yield Based on Underwritten NOI / NCF	17.5% / 14.1%	Other(2)	$1,314,198	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$16,300,000	80.4%	Loan Payoff	$18,105,720	89.3%
Principal’s New Cash Contribution	3,900,782	19.2	Reserves	1,354,772	6.7
Other Sources	85,000	0.4	Closing Costs	825,290	4.1
Total Sources	$20,285,782	100.0%	Total Uses	$20,285,782	100.0%

(1)	Edward Robert Roskind and The LCP Group, L.P. are the guarantors of the non-recourse carveouts under the Marriott – Livonia at Laurel Park Loan.

(2)	Other upfront reserve represents a PIP reserve of $1,300,000 and an immediate repairs reserve of $14,198.

The following table presents certain information relating to the 2015 demand analysis with respect to the Marriott - Livonia at Laurel Park Property based on market segmentation, as provided in the appraisal for the Marriott - Livonia at Laurel Park Property:

2015 Accommodated Room Night Demand(1)

Property	Meeting and Group	Leisure	Commercial
Marriott - Livonia at Laurel Park	20%	15%	65%

(1)	Source: Appraisal.

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Marriott – Livonia at Laurel Park Property and its competitive set, as provided in a market report for the Marriott – Livonia at Laurel Park Property:

Historical Statistics(1)

	Marriott – Livonia at Laurel Park			Competitive Set			Penetration
	2014	2015	TTM 5/31/2016	2014	2015	TTM 5/31/2016	2014	2015	TTM 5/31/2016
Occupancy	75.1%	77.3%	78.5%	65.2%	66.4%	62.5%	115.2%	116.5%	125.5%
ADR	$114.33	$121.53	$128.35	$100.29	$107.24	$115.36	114.0%	113.3%	111.3%
RevPAR	$85.82	$93.97	$100.71	$65.36	$71.17	$72.11	131.3%	132.0%	139.7%

(1)	Source: May 2016 travel research report.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

MARRIOTT – LIVONIA AT LAUREL PARK

■	Operating History and Underwritten Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Marriott - Livonia at Laurel Park Property:

Cash Flow Analysis(1)

	2013	2014	2015	TTM 5/31/2016	Underwritten	Underwritten $ per Room
Room Revenue	$6,689,989	$7,471,798	$8,075,004	$8,260,992	$8,238,421	$36,779
Food & Beverage Revenue	2,649,723	2,602,933	2,694,919	2,684,319	2,676,985	11,951
Other Revenue(2)	105,069	147,026	214,909	167,152	166,695	744
Total Revenue	$9,444,781	$10,221,757	$10,984,832	$11,112,463	$11,082,101	$49,474

Room Expense	$1,796,083	$1,984,971	$2,162,027	$2,209,567	$2,203,530	$9,837
Food & Beverage Expense	2,213,018	2,318,625	2,350,353	2,355,010	2,348,576	10,485
Other Expense(3)	58,065	90,646	89,737	88,128	87,887	392
Total Departmental Expense	$4,067,166	$4,394,242	$4,602,117	$4,652,705	$4,639,993	$20,714
Total Undistributed Expense	2,647,468	3,170,681	3,279,490	3,301,983	3,307,958	14,768
Total Fixed Charges	288,783	273,508	282,328	283,716	287,753	1,285
Total Operating Expenses	$7,003,417	$7,838,431	$8,163,935	$8,238,404	$8,235,704	$36,767

Net Operating Income	$2,441,364	$2,383,326	$2,820,897	$2,874,059	$2,846,397	$12,707
FF&E	472,239	511,126	549,260	555,610	554,105	2,474
Net Cash Flow	$1,969,125	$1,872,200	$2,271,638	$2,318,449	$2,292,292	$10,233

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Other Revenue consists of retail and rental income and telephone revenue.

(3)	Other Expense consists of retail cost of sales and other minor miscellaneous expense.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

SUMMARY OF CERTAIN RISK FACTORS

Investors should review the Preliminary Prospectus, including the description of risk factors contained in the Preliminary Prospectus, prior to making a decision to invest in the certificates offered by this Term Sheet. The Preliminary Prospectus will include more complete descriptions of the risks described below as well as additional risks relating to, among other things, specific mortgage loans and specific property types. Any decision to invest in the offered certificates should be made after reviewing the Preliminary Prospectus, conducting such investigations as the investor deems necessary and consulting with the investor’s own legal, accounting and tax advisors in order to make an independent determination of the suitability and consequences of an investment in the offered certificates. Capitalized terms used but not defined in this Term Sheet shall have the respective meanings assigned to such terms in the Preliminary Prospectus.

■	The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS

—	In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), as well as global financial markets and the economy generally, have experienced significant dislocations, illiquidity and volatility. We cannot assure you that a dislocation in the CMBS market will not re-occur or become more severe. Further, on June 23, 2016, the United Kingdom voted by referendum to withdraw from the European Union (the “Brexit Vote”). News of the Brexit Vote had an immediate effect on the U.S. financial market (including the widening of spreads on certain CMBS indices). At this stage, both the terms and timing of the United Kingdom’s exit from the European Union are unclear. It is uncertain what effect the United Kingdom’s exit from the European Union will have on the economic conditions in the United Kingdom, in the European Union or globally. The Brexit Vote could adversely affect the United Kingdom, European or worldwide economic or market conditions and could contribute to uncertainty and instability in global financial markets. In addition, the Brexit Vote could significantly impact the volatility, the liquidity and/or the market value of securities, including the offered certificates.

■	The Offered Certificates May Not Be a Suitable Investment for You

—	The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risk that the yield to maturity of, the aggregate amount and timing of distributions on and the market value of the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of the offered certificates.

—	An investment in the offered certificates should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the offered certificates.

■	The Offered Certificates Are Limited Obligations

—	The offered certificates, when issued, will represent beneficial interests in the issuing entity. The offered certificates will not represent an interest in, or obligation of, the sponsors, the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the underwriters, or any of their respective affiliates, or any other person.

—	The primary assets of the issuing entity will be the notes evidencing the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in the Preliminary Prospectus. Payments on the offered certificates are expected to be derived from payments made by the borrowers on the mortgage loans.

■	Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

—	The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

—	Investors should treat each mortgage loan as a non-recourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property and the borrower’s ability to sell or refinance the mortgaged property.

■	The Offered Certificates May Have Limited Liquidity and the Market Value of the Offered Certificates May Decline

—	Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While we have been advised by the underwriters that one or more of them, or one or more of their affiliates, currently intend to make a market in the offered certificates, none of the underwriters has any obligation to do so, any market-making may be discontinued at any time, and we cannot assure you that an active secondary market for the offered certificates will develop.

—	The market value of the offered certificates will also be influenced by the supply of and demand for CMBS generally. The supply of CMBS will depend on, among other things, the amount of commercial, multifamily and manufactured housing community mortgage loans, whether newly originated or held in portfolios, that are available for securitization.

■	Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

—	We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

SUMMARY OF CERTAIN RISK FACTORS (continued)

—	Effective January 1, 2014, EU Regulation 575/2013 (the “CRR”) imposes on European Economic Area (“EEA”) credit institutions and investment firms (and their consolidated affiliates) (each, an “Affected Investor”) investing in securitizations issued on or after January 1, 2011, or in securitizations issued prior to that date where new assets are added or substituted after December 31, 2014: (a) a requirement (the “Retention Requirement”) that the originator, sponsor or original lender of such securitization has explicitly disclosed that it will retain, on an ongoing basis, a material net economic interest which, in any event, shall not be less than 5% in the transaction in the manner contemplated in the CRR; and (b) a requirement (the “Due Diligence Requirement”) that the Affected Investor has undertaken certain due diligence in respect of the securitization and the underlying exposures and has established procedures for monitoring them on an ongoing basis. National regulators in EEA member states impose penal risk weights on securitization investments in respect of which the Retention Requirement or the Due Diligence Requirement has not been satisfied in any material respect by reason of the negligence or omission of the Affected Investor. Requirements similar to the Retention Requirement and the Due Diligence Requirement (the “Similar Requirements”): (i) apply to investments in securitizations by investment funds managed by EEA investment managers subject to EU Directive 2011/61/EU (the Alternative Investment Fund Managers Directive (the “AIFMD”)); (ii) apply to investments in securitizations by EEA insurance and reinsurance undertakings subject to the Solvency II Directive 2009/138/EC (“Solvency II”); and (iii) subject to the adoption of certain secondary legislation, will apply to investments in securitizations by EEA undertakings for collective investment in transferable securities. Similar Requirements are not identical to the Retention Requirement and Due Diligence Requirement in CRR, and in particular, additional due diligence requirements apply to investors subject to AIFMD and Solvency II. Similar Requirements not yet in effect may, when they become effective, apply to securitization instruments already issued, including the certificates.

—	Prospective investors should be aware that none of the originators, the sponsors, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issue of the certificates in accordance with the Retention Requirement or to take any other action which may be required by prospective investors for the purposes of their compliance with the Retention Requirement, the Due Diligence Requirement or Similar Requirements. Consequently, the certificates may not be a suitable investment for Affected Investors or the other types of EEA regulated investors mentioned above. As a result, the price and liquidity of the certificates in the secondary market may be adversely affected. This could adversely affect your ability to transfer certificates or the price you may receive upon your sale of certificates.

—	The European Commission has recently published a legislative proposal for an EU framework for simple, transparent and standardized securitizations which, among other things, would repeal the risk retention requirements described above and replace them with a single regime. It is impossible to predict the effect that any such future changes would have on Affected Investors or the other types of EEA regulated investors mentioned above. Prospective investors are responsible for monitoring and assessing changes to the Retention Requirements, the Due Diligence Requirement and Similar Requirements.

—	Recent changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors and other participants in the asset-backed securities markets. In particular, new capital regulations, which were adopted by the U.S. banking regulators in July 2013 and began phasing in on January 1, 2014, implement (i) many aspects of the increased capital framework agreed upon by the Basel Committee on Banking Supervision (“BCBS”) in “Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems” and also (ii) changes required by the Dodd-Frank Act. These new capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Additional phases of compliance began on January 1, 2015 and January 1, 2016, respectively. Further changes in capital requirements were announced by the BCBS in January 2016 and, when implemented in the United States, these changes may have an adverse effect on investments in asset-back securities. As a result of these regulations, investments in CMBS like the certificates by financial institutions subject to these regulations may result in greater capital charges to these financial institutions, and the treatment of CMBS for their regulatory capital purposes may otherwise be adversely affected. Such developments could reduce the attractiveness of investments in CMBS for such entities.

—	Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act added a provision, commonly referred to as the “Volcker Rule,” to federal banking law to generally prohibit “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Under the Volcker Rule, unless otherwise jointly determined by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act. The Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013, with conformance required by July 21, 2015 (or by July 21, 2017 in respect of investments in and relationships with covered funds that were in place prior to December 31, 2013). Although prior to the deadlines for conformance, banking entities were or are required to make good-faith efforts to conform their activities and investments to the Volcker Rule, the general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

—	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in commercial mortgage-backed securities for financial reporting purposes.

—	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

■	Commercial, Multifamily and Manufactured Housing Community Lending Is Dependent on Net Operating Income

—	The repayment of the mortgage loans in the pool (or related loan combination) will be dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. However, net operating income can be volatile and may be insufficient to cover debt service on a mortgage loan (or related loan combination) at any given time. The performance and/or value of a particular income-

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

SUMMARY OF CERTAIN RISK FACTORS (continued)

—	producing real property will depend on a number of variables, including but not limited to property type, geographic location, competition and sponsorship.

■	Risks Resulting from Various Concentrations

—	The performance of the pool of mortgage loans may be adversely impacted as a result of (i) mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance, (ii) a concentration of mortgage loans secured by the same mortgaged property types, (iii) a concentration of mortgage loans secured by mortgaged properties located in a particular geographic area, (iv) a concentration of mortgage loans secured by mortgaged properties with the same tenant(s) and (v) a concentration of mortgage loans with the same borrower or related borrowers. The effect of loan pool losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. Likewise, mortgaged properties in which a single tenant makes up a significant portion of the rental income are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease.

—	A concentration of related borrowers, mortgaged property types, tenant occupancy or mortgaged properties in similar geographic regions can pose increased risks because a decline in the financial condition of the corporate family of the related borrowers, in a particular industry or business or in a particular geographic area would have a disproportionately large impact on the pool of mortgage loans.

■	Borrower May Be Unable to Repay Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date

—	Mortgage loans (or loan combinations) with substantial remaining principal balances at their stated maturity date involve greater risk than fully-amortizing mortgage loans. This is because the borrower may be unable to repay the mortgage loan at that time. A borrower’s ability to repay a mortgage loan (or loan combinations) on its stated maturity date or anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan (or loan combinations) or to sell the mortgaged property at a price sufficient to permit repayment.

■	The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

—	We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of commercial mortgage loans, including both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, application of reserve funds, defaults and liquidations or repurchases resulting from breaches of representations and warranties or material document defects or purchases by the holder of a subordinate companion loan or a mezzanine lender pursuant to a purchase option or sales of defaulted mortgage loans.

—	Any changes in the weighted average lives of your certificates may adversely affect your yield.

—	Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to the depositor and (except for Walker & Dunlop Commercial Property Funding I CB, LLC, which has a back-up guarantor) the sole party with repurchase/substitution obligations in connection with a material breach of representation and warranty or a material document deficiency. We cannot assure you that the applicable sponsor (or sponsor guarantor, if applicable) will have the financial ability to repurchase or substitute any mortgage loan sold by it in connection with either a material breach of the applicable sponsor’s representations and warranties or any material document defects.

■	Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

—	There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the property sponsors and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. Any such litigation may materially impair distributions to certificateholders if borrowers or property sponsors must use property income or other income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

■	Appraisals May Not Reflect Current or Future Market Value of Each Property

—	Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan by the related originator, or at or around the time of the acquisition of the mortgage loan by the related sponsor. In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value.

—	Prospective investors should consider that the information set forth in this Term Sheet regarding appraised values or loan to value ratios may not accurately reflect past, present or future market values of the mortgaged properties. Additionally, with respect to the appraisals setting forth assumptions as to the “as-is”, “as stabilized”, “prospective market value upon stabilization”, “as-if complete”, “portfolio premium” or other values, prospective investors should consider that those assumptions may not be accurate and that the “as-is”, “as stabilized”, “prospective market value upon stabilization”, “as-if complete”, “portfolio premium” or other values may not be the values of the related mortgaged properties prior to or at maturity.

■	Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

—	The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

—	Although an environmental report was prepared for each mortgaged property securing a mortgage loan in connection with origination, it is possible that the environmental reports and/or supplemental “Phase II” sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware. Also, the environmental condition of the mortgaged properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers.

■	Insurance May Not Be Available or Adequate

—	Although the mortgaged properties are required to be insured, or permitted to be self-insured by a sole or significant tenant, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

—	Even if terrorism insurance is required by the loan documents for a mortgage loan, that requirement may be subject to a cap on the cost of the premium for terrorism insurance that a borrower is required to pay or a commercially reasonable standard on the availability of the insurance.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

SUMMARY OF CERTAIN RISK FACTORS (continued)

—	We cannot assure you that terrorism insurance or the Terrorism Insurance Program will be available or provide sufficient protection against risks of loss on the mortgaged properties resulting from acts of terrorism.

■	The Mortgage Loan Sellers, the Sponsors and the Depositor Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

—	In the event of the bankruptcy, insolvency, receivership or conservatorship of an originator, a mortgage loan seller or the depositor (or certain affiliates thereof), it is possible that the issuing entity’s right to payment from or ownership of certain of the mortgage loans could be challenged. If such challenge is successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

—	An opinion of counsel will be rendered on the Closing Date to the effect that the transfer of the applicable mortgage loans by each mortgage loan seller to the depositor would generally be respected as a sale in the event of the bankruptcy or insolvency of such mortgage loan seller. Such opinions, however, are subject to various assumptions and qualifications, and there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to challenge the issuing entity’s right to payment with respect to the related mortgage loans. Legal opinions do not provide any guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues were competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In this regard, legal opinions on bankruptcy law matters have inherent limitations primarily because of the pervasive equity powers of bankruptcy courts, the overriding goal of reorganization to which other legal rights and other policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy process. As a result, a creditor, a bankruptcy trustee or another interested party, including an entity transferring a mortgage loan as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan was not a sale. If such party’s challenge were successful, payments on the certificates would be reduced or delayed. Even if the challenge were not successful, payments on the certificates would be delayed while a court resolves the claim.

—	Furthermore, Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the Federal Deposit Insurance Corporation (the “FDIC”) can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, a former acting general counsel of the FDIC issued a letter in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the bankruptcy code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, its author (the former acting general counsel referred to above) would recommend that such regulations incorporate a 90 day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the former acting general counsel’s letter, delays or reductions in payments on the offered certificates would occur. As such, we cannot assure you that a bankruptcy would not result in a delay or reduction in payments on the certificates.

—	Notwithstanding the foregoing and that true sale opinions will be rendered on the Closing Date, the FDIC, a creditor, bankruptcy trustee or another interested party, including an entity transferring a mortgage loan, as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan by any of the sponsors was not a sale.

■	Potential Conflicts of Interest of the Sponsors, Underwriters, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, a Directing Holder, the Controlling Class Representative, any Companion Loan Holders and Mezzanine Lenders

—	The sponsors, the underwriters, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, a Directing Holder, the Controlling Class Representative, the holder of a companion loan (or its representative) or the holder of a mezzanine loan or any of their respective affiliates and/or sub-servicers, as applicable, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if the sponsors, the underwriters, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, a Directing Holder, the Controlling Class Representative, the holder of a companion loan (or its representative) or the holder of a mezzanine loan or any of their respective affiliates and/or sub-servicers, as applicable, holds certificates, or has financial interests in or other financial dealings with a borrower or an affiliate of the borrower. Each of these relationships may create a conflict of interest and should be considered carefully by you before you invest in any offered certificates.

■	Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

—	The anticipated initial investor in certain of the subordinate certificates (the “B-Piece Buyer”) was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on some of these requests. In addition, the B-Piece Buyer received or may receive price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool. Actions of the B-Piece Buyer may be adverse to those of purchasers of the offered certificates.

■	Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests

—	The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering of offered certificates and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as this offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of Citigroup Global Markets Realty Corp., one of the sponsors, Citigroup Global Markets Inc., one of the underwriters, and Citibank N.A., the certificate administrator) on the Closing Date in exchange for cash, derived from the sale of the offered certificates to investors, and/or in exchange for offered certificates. A completed offering would reduce the sponsors’ and/or their respective affiliates’ exposure to the mortgage loans. The offering of offered certificates will effectively transfer the sponsors’ and/or their respective affiliates’ exposure to the mortgage loans to purchasers of the offered certificates and the other certificates of the same series.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

SUMMARY OF CERTAIN RISK FACTORS (continued)

—	The originators, the sponsors and their affiliates (including certain of the underwriters) expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans.

—	Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

■	Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests

—	The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers.

—	The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

—	If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates.

—	In addition, the Underwriter Entities will have no obligation to monitor the performance of the certificates or the actions of the master servicer, the special servicer, the certificate administrator, the trustee or the operating advisor and will have no authority to advise the master servicer, the special servicer, the certificate administrator, the trustee or the operating advisor or to direct their actions.

—	Each of the foregoing affiliations and relationships should be considered carefully by you before you invest in any offered certificates.

■	Other Rating Agencies May Assign Different Ratings to the Certificates

—	Other nationally recognized statistical rating organizations that the depositor did not engage to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by the rating agencies engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on one or more classes of the offered certificates that are different from ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

■	Tax Considerations

—	The offered certificates will represent ownership (directly or through a grantor trust) of one or more regular interests in one or more real estate mortgage investment conduits (each a “REMIC”) for U.S. federal income tax purposes.

—	Special tax considerations may apply to certain types of investors. Prospective investors should consult their own tax advisors regarding tax implications of an investment in the offered certificates.

—	State, local and other tax laws may differ substantially from the corresponding federal law. Prospective investors should consult with their own tax advisors with respect to the various state, local and other tax consequences of an investment in the offered certificates.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.